                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-102644

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                             DATED JANUARY 5, 2004


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 5, 2004)



                          $828,209,000 (APPROXIMATE)
                      GE COMMERCIAL MORTGAGE CORPORATION

                                   DEPOSITOR
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                      GERMAN AMERICAN CAPITAL CORPORATION,
                           AND BANK OF AMERICA, N.A.
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C1

                           ------------------------

     GE Commercial Mortgage Corporation is offering certain classes of the Series 2004-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 136 mortgage loans secured by first liens on 298 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2004-C1 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                           ------------------------

     Certain characteristics of the offered certificates include:



                          INITIAL CLASS        INITIAL PASS-
                     CERTIFICATE BALANCE (1)    THROUGH RATE
                     -----------------------   -------------
 Class A-1 (4).....        $112,709,000                  %
 Class A-2 (4).....        $280,168,000                  %
 Class A-3 (4).....        $380,472,000                  %
 Class B ..........        $ 38,724,000                  %
 Class C ..........        $ 16,136,000                  %



                       PASS-THROUGH         ASSUMED FINAL         RATINGS          RATED FINAL
                     RATE DESCRIPTION   DISTRIBUTION DATE (3)   S&P/MOODY'S   DISTRIBUTION DATE (3)
                     ----------------   ---------------------   -----------   ---------------------
 Class A-1 (4).....        Fixed         November 10, 2008        AAA/Aaa      November 10, 2038
 Class A-2 (4).....        Fixed          August 10, 2012         AAA/Aaa      November 10, 2038
 Class A-3 (4).....        Fixed         December 10, 2013        AAA/Aaa      November 10, 2038
 Class B ..........      Fixed(2)        December 10, 2013         AA/Aa2      November 10, 2038
 Class C ..........      Fixed(2)        December 10, 2013        AA-/Aa3      November 10, 2038

----------
(Footnotes to table on page S-4)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                           ------------------------

     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                           ------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Deutsche Bank Securities Inc. and Banc of America Securities LLC are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company
against payment in New York, New York on or about January   , 2004. We expect
to receive from this offering approximately    % of the initial principal
amount of the offered certificates, plus accrued interest from January   ,
2004, before deducting expenses payable by us.




DEUTSCHE BANK SECURITIES INC.                     BANC OF AMERICA SECURITIES LLC
Joint Book Running Manager                            Joint Book Running Manager



CITIGROUP                       JPMORGAN                     MERRILL LYNCH & CO.


JANUARY   , 2004

                       GE COMMERCIAL MORTGAGE CORPORATION
          Commercial Mortgage Pass-Through Certificates, Series 2004-C1
                      Geographic Overview of Mortgage Pool

                               [GRAPHIC OMITTED]

CALIFORNIA
84 properties
$408,669,022
31.66% of total

SOUTHERN CALIFORNIA
54 properties
$279,888,655
21.68% of total

NORTHERN CALIFORNIA
30 properties
$128,780,366
9.98% of total

FLORIDA
43 properties
$117,780,328
9.12% of total

TEXAS
27 properties
$75,312,798
5.83% of total

COLORADO
5 properties
$68,045,233
5.27% of total

NEW YORK
10 properties
$63,693,989
4.93% of total

GEORGIA
11 properties
$59,808,258
4.63% of total

PENNSYLVANIA
2 properties
$59,390,814
4.60% of total

ILLINOIS
2 properties
$51,783,552
4.01% of total

LOUISIANA
5 properties
$50,243,126
3.89% of total

VIRGINIA
15 properties
$29,044,265
2.25% of total

OHIO
3 properties
$27,688,717
2.15% of total

UTAH
5 properties
$25,447,731
1.97% of total

KANSAS
3 properties
$24,415,437
1.89% of total

MINNESOTA
2 properties
$24,053,394
1.86% of total

NEVADA
5 properties
$23,220,439
1.80% of total

WASHINGTON
17 properties
$22,809,672
1.77% of total


NORTH CAROLINA
3 properties
$22,022,935
1.71% of total

MISSOURI
14 properties
$21,427,639
1.66% of total

ARIZONA
11 Properties
$19,032,041
1.47% of total

SOUTH CAROLINA
2 properties
$13,343,447
1.03% of total

MICHIGAN
3 properties
$13,033,011
1.01% of total

MARYLAND
4 properties
$11,045,510
0.86% of total

NEW JERSEY
1 property
$10,769,893
0.83% of total

NORTH DAKOTA
2 properties
$8,517,366
0.66% of total

IDAHO
2 properties
$7,929,698
0.61% of total

TENNESSEE
2 properties
$6,139,472
0.48% of total

INDIANA
2 properties
$4,945,425
0.38% of total

OKLAHOMA
3 properties
$4,762,076
0.37% of total

ARKANSAS
2 properties
$3,733,114
0.29% of total

KENTUCKY
1 property
$3,174,743
0.25% of total

MISSISSIPPI
1 property
$2,832,983
1.22% of total

NEW MEXICO
3 properties
$2,772,711
0.21% of total

OREGON
2 properties
$2,636,356
0.20% of total

WEST VIRGINIA
1 property
$1,299,019
0.10% of total


[ ] (less than) 1.0%
    of Cut-Off Date Balance

[ ] 1.0% - 5.0%
    of Cut-Off Date Balance

[ ] 5.1% - 10.0%
    of Cut-Off Date Balance

[ ] (greater than) 10.0%
    of Cut-Off Date Balance


MORTGAGED PROPERTIES BY PROPERTY TYPE


         [GRAPHIC OMITTED]

Retail                   34.45%
Multifamily              24.20%
Office                   12.03%
Industrial               10.33%
Manufactured Housing      8.17%
Self Storage              5.18%
Hotel                     4.64%
Mixed Use                 1.00%

AFR PORTFOLIO

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]




LEE PARK                                     ARAPAHOE CROSSINGS SHOPPING CENTER

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]




PARADISE POINT RESORT AND SPA                            METROPOLITAN PORTFOLIO

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]

                         [GRAPHIC OMITTED]




SHOPPES AT GRAND PRAIRIE

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]

PALMA SORRENTO APARTMENTS                           WEST PARK VILLAGE

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]




ELMWOOD SHOPPING CENTER                            GREENS AT SPRINGFIELD

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]




DEVONSHIRE RESEDA SHOPPING CENTER         RANCHO VISTA PHASES III & IV

[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]




HANFORD MALL

[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                   PROSPECTUS AND THE REGISTRATION STATEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.


     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).


     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 2004-C1 certificates and the trust in abbreviated form:


     Summary of Certificates, commencing on page S-8 of this prospectus supplement, which sets forth important statistical information relating to the certificates;


     Summary of Terms, commencing on page S-10 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C1 certificates and a description of the mortgage loans; and


     Risk Factors, commencing on page S-33 of this prospectus supplement, which describe risks that apply to the Series 2004-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-166 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in the prospectus.


     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

----------
(Footnotes to table on cover)


(1)   Approximate, subject to a permitted variance of plus or minus 10%.


(2)   The Class B and Class C certificates will each accrue interest at either
      (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.


(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in November 10, 2038, which is the first distribution date following the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.


(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 98 mortgage loans, representing approximately 76.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 38 mortgage loans, representing approximately 23.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 63.69% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 100.00% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.


      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2 and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2 and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM


     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.


     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.


     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                               TABLE OF CONTENTS




SUMMARY OF CERTIFICATES ...........................   S-8
SUMMARY OF TERMS ..................................   S-10
RISK FACTORS ......................................   S-33
   Geographic Concentration Entails Risks .........   S-33
   Risks Relating to Loan Concentrations ..........   S-33
   Mortgage Loans with Related Borrowers ..........   S-34
   Mortgage Loans Secured by Multiple
      Mortgaged Properties ........................   S-35
   Borrower Organization Considerations ...........   S-35
   Cross-Collateralized Mortgage Loans Entail
      Risks .......................................   S-35
   Ability to Incur Other Borrowings Entails
      Risk ........................................   S-36
   Borrower May Be Unable to Repay
      Remaining Principal Balance on Maturity
      Date ........................................   S-36
   Commercial, Multifamily and Manufactured
      Housing Community Lending is
      Dependent Upon Net Operating Income .........   S-37
   Tenant Concentration Entails Risk ..............   S-38
   Certain Additional Risks Relating to
      Tenants .....................................   S-39
   Credit Tenant Lease Properties Have Special
      Risks .......................................   S-40
   Mortgaged Properties Leased to Multiple
      Tenants Also Have Risks .....................   S-40
   Tenant Bankruptcy Entails Risks ................   S-40
   Tenant-in-Common Borrowers Own Some of
      the Mortgaged Properties ....................   S-40
   Mortgage Loans Are Nonrecourse and Are
      Not Insured or Guaranteed ...................   S-41
   Risks to the Mortgaged Properties Relating
      to Recent Terrorist Attacks .................   S-41
   Recent Developments May Increase the
      Risk of Loss on the Mortgage Loans ..........   S-41
   Retail Properties Have Special Risks ...........   S-42
   Multifamily Properties Have Special Risks ......   S-43
   Office Properties Have Special Risks ...........   S-44
   Manufactured Housing Community
      Properties Have Special Risks ...............   S-45
   Industrial Properties Have Special Risks .......   S-45
   Self Storage Properties Have Special Risks......   S-46
   Hotel Properties Have Special Risks ............   S-46
   Lack of Skillful Property Management
      Entails Risks ...............................   S-47
   Some Mortgaged Properties May Not Be
      Readily Convertible to Alternative Uses .....   S-47
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ...........   S-48


   Limitations of Appraisals ......................   S-48
   Your Lack of Control Over the Trust Fund Can
      Create Risks ................................   S-48
   Potential Conflicts of Interest ................   S-48
   Directing Certificateholder May Direct
      Special Servicer Actions ....................   S-49
   Class PARADISE Directing Certificateholder
      May Direct Special Servicer Actions .........   S-50
   The Holders of Certain Subordinate and Pari
      Passu Debt May Direct Special Servicer
      Actions .....................................   S-50
   Bankruptcy Proceedings Entail Certain
      Risks .......................................   S-50
   Risks Relating to Prepayments and
      Repurchases .................................   S-51
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions ..................................   S-53
   Risks Relating to Borrower Default .............   S-53
   Risks Relating to Certain Payments .............   S-53
   Risks of Limited Liquidity and Market Value.....   S-54
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ............   S-54
   Subordination of Subordinate Offered
      Certificates ................................   S-54
   Environmental Risks Relating to the
      Mortgaged Properties ........................   S-54
   Tax Considerations Relating to Foreclosure......   S-55
   Risks Associated with One Action Rules .........   S-56
   Property Insurance .............................   S-56
   Zoning Compliance and Use Restrictions .........   S-58
   Risks Relating to Costs of Compliance with
      Applicable Laws and Regulations .............   S-58
   No Reunderwriting of the Mortgage Loans ........   S-58
   Litigation .....................................   S-59
   Book-Entry Registration ........................   S-59
   Risks of Inspections Relating to Properties.....   S-59
   Other Risks ....................................   S-59
   DESCRIPTION OF THE MORTGAGE POOL ...............   S-60
   General ........................................   S-60
   The AFR/Bank of America Portfolio
      Mortgage Loan ...............................   S-63
   The Paradise Point Mortgage Loan ...............   S-65
   Affiliated Borrower Concentrations .............   S-65
   Significant Mortgage Loans .....................   S-65
   Credit Tenant Lease Loans ......................   S-67
   Certain Terms and Conditions of the
      Mortgage Loans ..............................   S-67
   Additional Mortgage Loan Information ...........   S-72

   Underwritten Net Cash Flow ......................   S-75
   Assessments of Property Condition ...............   S-76
   The Mortgage Loan Sellers .......................   S-77
   Underwriting Standards ..........................   S-77
   Representations and Warranties;
      Repurchases and Substitutions ................   S-82
   Lock Box Accounts ...............................   S-92
DESCRIPTION OF THE CERTIFICATES ....................   S-93
   General .........................................   S-93
   Certificate Registrar and Authenticating
      Agent ........................................   S-96
   Book-Entry Registration and Definitive
      Certificates .................................   S-96
   Distributions ...................................   S-98
   Allocation of Yield Maintenance Charges .........   S-108
   Assumed Final Distribution Date; Rated
      Final Distribution Date ......................   S-109
   Subordination; Allocation of Collateral
      Support Deficit ..............................   S-110
   Advances ........................................   S-112
   Appraisal Reductions ............................   S-114
   Reports to Certificateholders; Certain
      Available Information ........................   S-117
   Voting Rights ...................................   S-120
   Termination; Retirement of Certificates .........   S-121
   The Trustee .....................................   S-122
SERVICING OF THE MORTGAGE LOANS ....................   S-123
   General .........................................   S-123
   The Master Servicer .............................   S-127
   The Special Servicers ...........................   S-127
   Replacement of the Special Servicers ............   S-128
   Servicing and Other Compensation and
      Payment of Expenses ..........................   S-128
   Maintenance of Insurance ........................   S-131
   Modifications, Waiver and Amendments ............   S-133
   Limitation on Liability of Directing
      Certificateholder ............................   S-136



   Sale of Defaulted Mortgage Loans ................   S-137
   Realization upon Defaulted Mortgage
      Loans ........................................   S-138
   Inspections; Collection of Operating
      Information ..................................   S-141
   Certain Matters Regarding the Master
      Servicer, the Special Servicers and the
      Depositor ....................................   S-141
   Events of Default ...............................   S-143
   Rights upon Event of Default ....................   S-144
   Rights of the Class PARADISE Directing
      Certificateholder ............................   S-144
   Amendment .......................................   S-148
   Servicing of the AFR/Bank of America
      Portfolio Whole Loan .........................   S-149
YIELD AND MATURITY CONSIDERATIONS ..................   S-154
   Yield Considerations ............................   S-154
   Weighted Average Life ...........................   S-156
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES .......................................   S-160
METHOD OF DISTRIBUTION .............................   S-161
LEGAL MATTERS ......................................   S-162
RATINGS ............................................   S-162
LEGAL INVESTMENT ...................................   S-163
ERISA CONSIDERATIONS ...............................   S-163
INDEX OF PRINCIPAL DEFINITIONS .....................   S-166


CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS AND THE
MORTGAGED PROPERTIES ...........   ANNEX A-1
CERTAIN CHARACTERISTICS OF THE
MULTIFAMILY MORTGAGE LOANS AND
MORTGAGED PROPERTIES ...........   ANNEX A-2
CERTAIN ADDITIONAL MORTGAGE LOAN
INFORMATION ....................   ANNEX A-3
COLLATERAL TERM SHEET ..........   ANNEX B

                            SUMMARY OF CERTIFICATES

                     INITIAL
                      CLASS
                   CERTIFICATE
                    BALANCE OR       APPROXIMATE        PASS-THROUGH
                     NOTIONAL           CREDIT              RATE
     CLASS          AMOUNT(1)        SUPPORT(11)         DESCRIPTION
     -----         -----------       -----------        ------------
 OFFERED CERTIFICATES
 A-1(7)          $  112,709,000         16.500%             Fixed
 A-2(7)          $  280,168,000         16.500%             Fixed
 A-3(7)          $  380,472,000         16.500%             Fixed
 B               $   38,724,000         13.500%           Fixed(2)
 C               $   16,136,000         12.250%           Fixed(2)
 NON-OFFERED CERTIFICATES
 X-1             $1,290,824,213        N/A           Variable Interest-
                                                           Only(3)
 X-2             $1,237,532,000        N/A           Variable Interest-
                                                           Only(3)
 A-1A(7)         $  304,489,000         16.500%             Fixed
 D               $   30,657,000          9.875%           Fixed(2)
 E               $   14,522,000          8.750%           Fixed(2)
 F               $   20,975,000          7.125%           Fixed(2)
 G               $   12,909,000          6.125%           Fixed(2)
 H               $   17,749,000          4.750%           Fixed(2)
 J               $    9,681,000          4.000%           Fixed(4)
 K               $    9,681,000          3.250%           Fixed(4)
 L               $   $6,454,000          2.750%           Fixed(4)
 M               $    8,068,000          2.125%           Fixed(4)
 N               $    4,840,000          1.750%           Fixed(4)
 O               $    3,227,000          1.500%           Fixed(4)
 P               $   19,363,213          0.000%           Fixed(4)
 PARADISE-       $    2,223,000         87.650%(9)        Fixed(10)
  1(8)
 PARADISE-       $    3,239,000         69.656%(9)        Fixed(10)
  2(8)
 PARADISE-       $    1,618,000         60.667%(9)        Fixed(10)
  3(8)
 PARADISE-       $    1,618,000         51.678%(9)        Fixed(10)
  4(8)
 PARADISE-       $    1,620,000         42.678%(9)        Fixed(10)
  5(8)
 PARADISE-       $    4,080,000         20.011%(9)        Fixed(10)
  6(8)
 PARADISE-       $    3,602,000          0.000%(9)        Fixed(10)
  7(8)



                    ASSUMED         INITIAL       WEIGHTED
                     FINAL           PASS-        AVERAGE                   EXPECTED
                 DISTRIBUTION       THROUGH         LIFE                     RATINGS      PRINCIPAL
     CLASS          DATE(5)     RATE (APPROX.)   (YRS.)(6)   CUSIP NO.   (S&P/ MOODY'S)   WINDOW(6)
     -----       ------------   --------------   ---------   ---------   --------------   ---------
 OFFERED
CERTIFICATES
 A-1(7)           11/10/08     %                     3.50                    AAA/Aaa        1-58
 A-2(7)           08/10/12     %                     5.90                    AAA/Aaa       58-103
 A-3(7)           12/10/13     %                     9.66                    AAA/Aaa      103-119
 B                12/10/13     %                     9.86                    AA/Aa2       119-119
 C                12/10/13     %                     9.86                    AA-/Aa3      119-119
 NON-OFFERED
CERTIFICATES
 X-1              08/10/23     %                    N/A                      AAA/Aaa        N/A
 X-2                 N/A       %                    N/A                      AAA/Aaa        N/A
 A-1A(7)          12/10/13     %                     7.91                    AAA/Aaa       1-119
 D                01/10/14     %                     9.87                     A/A2        119-120
 E                01/10/14     %                     9.95                     A-/A3       120-120
 F                01/10/14     %                     9.95                   BBB+/Baa1     120-120
 G                01/10/14     %                     9.95                   BBB/Baa2      120-120
 H                11/10/14     %                    10.14                   BBB-/Baa3     120-130
 J                11/10/14     %                    10.78                    BB+/Ba1      130-130
 K                11/10/14     %                    10.78                    BB/Ba2       130-130
 L                11/10/14     %                    10.78                    BB-/Ba3      130-130
 M                11/10/14     %                    10.78                     B+/B1       130-130
 N                11/10/15     %                    11.40                     B/B2        130-142
 O                11/10/15     %                    11.78                     B-/B3       142-142
 P                08/10/23     %                    13.66                     NR/NR       142-235
 PARADISE-        02/10/09     %                     2.93                    AA-/A1         1-61
  1(8)
 PARADISE-        02/10/09     %                     5.03                     A/A2         61-61
  2(8)
 PARADISE-        02/10/09     %                     5.03                     A-/A3        61-61
  3(8)
 PARADISE-        02/10/09     %                     5.03                   BBB+/Baa1      61-61
  4(8)
 PARADISE-        02/10/09     %                     5.03                   BBB/Baa1       61-61
  5(8)
 PARADISE-        02/10/09     %                     5.03                   BBB-/Baa2      61-61
  6(8)
 PARADISE-        02/10/09     %                     5.03                   BBB-/Baa3      61-61
  7(8)

------------

(1)   Approximate, subject to a permitted variance of plus or minus 10%.


(2) The Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.


(3) The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 certificates) as described in this prospectus supplement.


      With respect to two mortgage loans (identified as Loan Nos. 1 and 4 on Annex A-1 to this prospectus supplement), representing approximately 9.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.37% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgage properties also secure a subordinate note. The Class X-1 and Class X-2 certificates were structured assuming that such subordinate notes absorb any loss prior to the related senior note. For more information regarding these loans, see "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Mortgage Loan" and "--The Paradise Point Mortgage Loan" in this prospectus supplement.


(4) The Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates on each distribution date will each accrue interest at either (i) a fixed rate or (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate.


(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in November 10, 2038, which is the first distribution date following the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.


(6) The weighted average life and period during which distributions of principal would be received, as set forth in the foregoing table with respect to each class of certificates, is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.


(7) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 98 mortgage loans, representing approximately 76.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 38 mortgage loans, representing approximately 23.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 63.69% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 100.00% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.


      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2 and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2 and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata.


(8) The Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 Certificates will only receive distributions from and will only incur losses with respect to amounts received from or losses incurred with respect to the Paradise Point B Note.


(9) Approximate credit support on this table with respect to such classes only reflects credit support with respect to the Paradise Point B Note.


(10) The Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 certificates will each accrue interest at a rate equal to the annualized rate at which interest would have to accrue on the Paradise Point B Note on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of the Paradise Point B Note during the related period.


(11) Except with respect to the Class PARADISE certificates, the credit support for each class of certificates does not include the subordinate mortgage loan identified herein as the Paradise Point B Note.


      The Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 certificates are not offered by this prospectus supplement. The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor....................   GE Commercial Mortgage Corporation, a Delaware
                                corporation. The principal executive offices of the depositor are located at 292 Long Ridge
                                Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric
                                Capital Corporation is owned by General Electric
                                Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See
                                "The Depositor" in the prospectus.

Master Servicer..............   Bank of America, N.A., a national banking
                                association. The principal servicing offices of the master servicer are located at 555 South
                                Flower Street, 6th Floor, Los Angeles,
                                California 90071. The master servicer will act through its Capital Markets Servicing Group. The master servicer is one of the mortgage loan sellers and is an affiliate of Banc of America
                                Securities LLC, one of the underwriters. The master servicer will be responsible for the primary servicing of all of the mortgage loans, except with respect to the AFR/Bank of America
                                Portfolio mortgage loan (identified as Loan No.
                                1 on Annex A-1 to this prospectus supplement), which will be serviced by GMAC Commercial
                                Mortgage Corporation pursuant to the terms of the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities, Inc.,
                                Series 2003-C3 Mortgage Pass-Through
                                Certificates. See "--The Mortgage Loans--The
                                AFR/Bank of America Portfolio Mortgage Loan" below and "Servicing of the Mortgage Loans--The
                                Master Servicer" in this prospectus supplement.

                                Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers on certain of the mortgage loans.

Special Servicers............   Lennar Partners, Inc., a Florida corporation
                                with respect to all of the mortgage loans other than the Paradise Point mortgage loan
                                (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) and the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), and Midland Loan Services, Inc., a
                                Delaware corporation, with respect to the Paradise Point mortgage loan and the AFR/Bank of America Portfolio mortgage loan. Lennar
                                Partners, Inc.'s address is 1601 Washington
                                Avenue, Suite 800, Miami Beach, Florida 33139, and its telephone number is (305) 695-5500.
                                Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building 82, Suite 700,
                                Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. The special servicers will initially be responsible for the special servicing of the mortgage loans, except that Midland Loan Services, Inc.
                                will specially service the AFR/Bank of America
                                Portfolio mortgage loan pursuant to the terms of the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities,
                                Inc., Series 2003-C3 Mortgage Pass-Through
                                Certificates. See "--The Mortgage Loans--The
                                AFR/Bank of America Portfolio Mortgage Loan" below and "Servicing of the Mortgage Loans--The
                                Special Servicers" in this prospectus
                                supplement.

Trustee......................   Wells Fargo Bank, N.A., a national banking
                                association. The trustee's address is (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
                                55479, and (ii) for all other purposes, at 9062
                                Old Annapolis Road, Columbia, Maryland
                                21045-1951, Attention: Corporate Trust Services
                                (CMBS) (GE Commercial Mortgage Corporation,
                                Commercial Mortgage Pass-Through Certificates,
                                Series 2004-C1). See "Description of the
                                Certificates--The Trustee" in this prospectus supplement.

Mortgage Loan Sellers........   General Electric Capital Corporation, a
                                Delaware corporation, German American Capital
                                Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association.
                                General Electric Capital Corporation is the parent of the depositor. German American Capital
                                Corporation is an affiliate of Deutsche Bank
                                Securities Inc., one of the underwriters. Bank of America, N.A. is the master servicer and is an affiliate of Banc of America Securities LLC, one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS



                                                                                        % OF           % OF
                                   NUMBER OF   AGGREGATE PRINCIPAL       % OF       INITIAL LOAN   INITIAL LOAN
                                    MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
SELLER                               LOANS        MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
------                            ----------- --------------------- -------------- -------------- -------------
  General Electric Capital
    Corporation .................      93         $  686,466,030         53.18%         53.51%         52.13%
  German American
    Capital Corporation .........      17            364,891,177         28.27          30.92          19.69
  Bank of America, N.A. .........      26            239,467,007         18.55          15.58          28.18
                                       --         --------------        ------         ------         ------
  Total .........................     136         $1,290,824,213        100.00%        100.00%        100.00%
                                      ===         ==============        ======         ======         ======

Cut-off Date.................   January 1, 2004.


Closing Date.................   On or about January   , 2004.

Distribution Date............   The 10th day of each month or, if such 10th
                                day is not a business day, the business day immediately following such 10th day, beginning in February 2004.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period...................   The period commencing on the second day of the
                                month preceding the month in which the related distribution date occurs and ending on the first day of the month in which the related distribution date occurs.

Determination Date...........   The earlier of (i) the sixth day of the month
                                in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.


                              OFFERED SECURITIES

General......................   We are offering the following five classes of
                                commercial mortgage pass-through certificates as part of Series 2004-C1:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class B

                                 o Class C

                                Series 2004-C1 will consist of a total of 29 classes, the following 24 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                Class X-1, Class X-2, Class A-1A, Class D,
                                Class E, Class F, Class G, Class H, Class J,
                                Class K, Class L, Class M, Class N, Class O,
                                Class P, Class PARADISE-1, Class PARADISE-2,
                                Class PARADISE-3, Class PARADISE-4, Class
                                PARADISE-5, Class PARADISE-6, Class PARADISE-7, Class R and Class LR.

                                The Series 2004-C1 certificates will
                                collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be 136 mortgage loans secured by first liens on 298 commercial, multifamily and manufactured housing community properties.

                                The trust's assets also include the subordinate mortgage loan identified herein as the Paradise Point B Note. Although such mortgage loan is an asset of the trust, for the purpose of the information contained in this prospectus supplement (including any statistical information), the Paradise Point B Note is not reflected herein and the term "mortgage loan" does not include the Paradise Point B Note (unless otherwise expressly stated). The Paradise Point B Note supports only the Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Principal
 Amounts......................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                                Class A-1 ......... $112,709,000
                                Class A-2 ......... $280,168,000
                                Class A-3 ......... $380,472,000
                                Class B ........... $ 38,724,000
                                Class C ........... $ 16,136,000

                                See "Description of the Certificates--General" in this prospectus supplement.


Pass-Through Rates

A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate which is set forth below for each class of certificates:



                                Class A-1 ..........           %
                                Class A-2 ..........           %
                                Class A-3 ..........           %
                                Class B(1) .........           %
                                Class C(1) .........           %

                                ----------
                                (1) The Class B and Class C certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

B. Interest Rate
 Calculation Convention.......  Interest on your certificates will be calculated based on a 360-day year consisting of twelve
                                30-day months (i.e., a 30/360 basis). For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, 135 of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed in each month (i.e., an actual/360 basis). One mortgage loan (identified as Loan No. 110 on Annex A-1 to this prospectus supplement), representing approximately 0.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.04% of the aggregate principal balance of loan group 2 as of the cut-off date), accrues interest based on a 365-day year and the actual number of days elapsed in each month (i.e., an actual/365 basis). The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement. See
                                "Description of the Certificates--
                                Distributions--Pass-Through Rates" and
                                "--Distributions--Interest Distribution Amount" in this prospectus supplement.

Distributions

A. Amount and Order
 of Distributions.............  For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 98 mortgage loans, representing approximately 76.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 38 mortgage loans, representing approximately 23.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 63.69% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 100.00% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-1A, Class X-1 and Class X-2: To pay interest, concurrently,

                                o on Class A-1, Class A-2 and Class A-3, from
                                  the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, in each case in accordance with their interest entitlements;

                                o on Class A-1A from the portion of the
                                  available distribution amount for such
                                  distribution date that is attributable to the mortgage loans in loan group 2; and

                                o on Class X-1 and Class X-2, from the available
                                  distribution amount, in each case in
                                  accordance with their interest entitlements.

                                However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

                                Second/Class A-1, Class A-2, Class A-3 and
                                Class A-1A: To the extent of amounts then required to be distributed as principal,

                                (A) to the Class A-1, Class A-2 and Class A-3
                                  certificates:

                                o first, to the Class A-1 certificates,
                                  available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates have been made, until the principal balance of the Class A-1 certificates is reduced to zero,

                                o second, to the Class A-2 certificates,
                                  available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero,

                                o third, to the Class A-3 certificates,
                                  available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 is reduced to zero and

                                (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-3 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

                                If the principal amount of each class of principal balance certificates other than Class A-1, Class A-2, Class A-3 and Class A-1A has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of an appraisal reduction, principal received from loan group 1 and loan group 2 will be distributed to Class A-1, Class A-2, Class A-3 and Class A-1A, pro rata.

                                Third/Class A-1, Class A-2, Class A-3 and Class A-1A: To reimburse Class A-1, Class A-2, Class A-3 and Class A-1A, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                Fourth/Class B: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1, Class A-2, Class A-3 and Class A-1A), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                                Sixth/Non-offered certificates (other than the Class X-1, Class X-2, Class A-1A, and Class PARADISE certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

B. Interest and
 Principal Entitlements.......  A description of each class's interest entitlement can be found in "Description of the Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.

C. Yield Maintenance
 Charges......................  Yield maintenance charges with respect to the related mortgage loans included in loan group 1 will be allocated between the Class A-1 through Class H certificates (excluding the Class A-1A certificates) and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                Yield maintenance charges with respect to the related mortgage loans included in loan group 2 will be allocated between the Class A-1A certificates and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                See "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                                SUBORDINATION

A. General...................   The chart below describes the manner in which
                                the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2,
                                Class A-3, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2004-C1 certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                X-2 certificates and, therefore, the amount of interest they accrue.

                                     Class A-1, Class A-2, Class A-3,
                                          Class A-1A*, Class X-1**
                                               and Class X-2**

                                      -------------------------------

                                                   Class B

                                              -------------------

                                                   Class C

                                              -------------------

                                                  non-offered
                                                certificates***

                                              -------------------

                                *     The Class A-1A certificates are not
                                      offered hereby. The Class A-1A
                                      certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
                                      2. The Class A-1, Class A-2 and Class A-3 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
                                      1. See "Description of the
                                      Certificates--Distributions--Priority" in
                                      this prospectus supplement.

                                ** The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                                ***   Other than the Class A-1A, Class X-1,
                                      Class X-2, Class PARADISE-1, Class
                                      PARADISE-2, Class PARADISE-3, Class
                                      PARADISE-4, Class PARADISE-5, Class
                                      PARADISE-6, Class PARADISE-7, Class R and
                                      Class LR certificates.

                                No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                Any allocation of a loss to a class of
                                principal balance certificates will reduce the principal amount of that class. See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in
 Available Funds..............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

                                o shortfalls resulting from additional
                                  compensation, other than the servicing fee, which the master servicer or either special servicer is entitled to receive;

                                o shortfalls resulting from interest on advances
                                  made by the master servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described herein);

                                o shortfalls resulting from the reimbursement of
                                  nonrecoverable advances made by the master servicer or the trustee;

                                o shortfalls resulting from extraordinary
                                  expenses of the trust; and

                                o shortfalls resulting from a modification of a
                                  mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                See "Description of the Certificates--
                                Distributions--Priority" in this prospectus supplement.

                                Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest in respect of the mortgage loans backing the offered certificates due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-1, Class X-2, Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6, Class PARADISE-7, Class R and Class LR certificates). In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "Description of the Certificates--Distributions" in this prospectus supplement.

Advances

A. P&I Advances..............   The master servicer is required to advance
                                delinquent periodic mortgage loan payments unless it determines that the advance will not be recoverable from collections from the related borrower. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance charges.
                                There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable, except as set forth herein. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, neither the master servicer nor the trustee will be required to make an advance of principal or interest with respect to a mortgage loan that is not included in the trust.

                                See "Description of the Certificates--Advances" in this prospectus supplement.

B. Servicing Advances........   Except with respect to the AFR/Bank of America
                                Portfolio mortgage loan (identified as Loan No.
                                1 on Annex A-1 to this prospectus supplement), the master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property, to maintain insurance (including under the master servicer's force-placed insurance policy) with respect to the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. In addition, either of the special servicers may, but is not required to, make servicing advances on an emergency basis. None of the master servicer, the trustee or the special servicers are required to advance amounts deemed non-recoverable. In addition, the master servicer will be permitted, at its option, to make certain non-recoverable servicing advances that it is not otherwise required to make.

                                Servicing advances with respect to the AFR/Bank of America Portfolio mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the Series 2003-C3 pooling and servicing agreement described below under "-- The Mortgage Loans -- The AFR/Bank of America Portfolio Mortgage Loan".

                                See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances......   The master servicer, the special servicers and
                                the trustee, as applicable, will be entitled to interest on all advances at the "Prime Rate" as published in The Wall Street Journal, as described in this prospectus supplement;
                                provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

Reports to
 Certificateholders...........  On each distribution date, the following reports, among others, will be available to certificateholders and will contain the information described under "Description of the Certificates--Reports to Certificateholders;
                                Certain Available Information" in this
                                prospectus supplement:

                                     o delinquent loan status report,

                                     o historical liquidation report,

                                     o historical loan modification and
                                       corrected mortgage loan report,

                                     o REO status report,

                                     o servicer watch list,

                                     o comparative financial status report,

                                     o loan level reserve/LOC report, and

                                     o reconciliation of funds report.

                                It is expected that each report will be
                                substantially in the final form promulgated as recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer, special servicers or trustee, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or applicable special servicer.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


                              THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 136 fixed
                                rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 298 commercial, multifamily and manufactured housing community properties.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in January 2004 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                With respect to the AFR/Bank of America
                                Portfolio mortgage loan and the Paradise Point mortgage loan (identified as Loan Nos. 1 and 4 on Annex A-1 to this prospectus supplement), representing approximately 9.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.37% of the aggregate principal balance of loan group 1 as of the cut-off date), the principal balance of such mortgage loans, as of the cut-off date, as applicable, is calculated as set forth under "--The AFR/Bank of America Portfolio Mortgage Loan" and "--The Paradise Point Mortgage Loan" below.

                                The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:


                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS
                   ------------------------------------------


                                                                         ALL MORTGAGE LOANS
                                                                    ----------------------------
Aggregate principal balance(1) .................................... $1,290,824,213
Number of mortgage loans .......................................... 136
Number of mortgaged properties .................................... 298
Number of balloon mortgage loans .................................. 128
Number of interest-only loans(2) .................................. 5
Number of fully-amortizing loans .................................. 3
Range of mortgage loan principal balances ......................... $778,991 to $75,000,000
Average mortgage loan principal balance ........................... $9,491,355
Range of mortgage rates ........................................... 4.200% to 7.7300%
Weighted average mortgage rate .................................... 5.5811%
Range of original terms to maturity ............................... 60 months to 240 months
Weighted average original term to maturity ........................ 107 months
Range of remaining terms to maturity .............................. 55 months to 235 months
Weighted average remaining term to maturity ....................... 104 months
Range of original amortization terms(3) ........................... 156 months to 360 months
Weighted average original amortization term(3) .................... 347 months
Range of remaining amortization terms(3) .......................... 155 months to 360 months
Weighted average remaining amortization term(3) ................... 345 months
Range of loan-to-value ratios as of the cut-off date(4) ........... 23.18% to 80.82%
Weighted average loan-to-value ratio as of the cut-off
 date(4) .......................................................... 68.72%
Range of loan-to-value ratios as of the maturity date(4) .......... 0.00% to 73.29%
Weighted average loan-to-value ratio as of the maturity
 date(4) .......................................................... 58.67%
Range of occupancy rates .......................................... 0.00% to 100.00%(6)
Weighted average occupancy rate ................................... 93.20%
Range of debt service coverage ratios(4)(5) ....................... 1.18x to 5.72x
Weighted average debt service coverage ratio(4)(5) ................ 1.60x



                                                                            LOAN GROUP 1                 LOAN GROUP 2
                                                                    ---------------------------- ----------------------------
Aggregate principal balance(1) .................................... $986,334,566                 $304,489,648
Number of mortgage loans .......................................... 98                           38
Number of mortgaged properties .................................... 251                          47
Number of balloon mortgage loans .................................. 91                           37
Number of interest-only loans(2) .................................. 4                            1
Number of fully-amortizing loans .................................. 3                            0
Range of mortgage loan principal balances ......................... $778,991 to $75,000,000      $996,892 to $35,389,665
Average mortgage loan principal balance ........................... $10,064,638                  $8,012,885
Range of mortgage rates ........................................... 4.2000% to 7.2900%           4.2500% to 7.7300%
Weighted average mortgage rate .................................... 5.5751%                      5.6005%
Range of original terms to maturity ............................... 60 months to 240 months      60 months to 144 months
Weighted average original term to maturity ........................ 106 months                   109 months
Range of remaining terms to maturity .............................. 57 months to 235 months      55 months to 142 months
Weighted average remaining term to maturity ....................... 104 months                   105 months
Range of original amortization terms(3) ........................... 156 months to 360 months     240 months to 360 months
Weighted average original amortization term(3) .................... 319 months                   358 months
Range of remaining amortization terms(3) .......................... 155 months to 360 months     237 months to 360 months
Weighted average remaining amortization term(3) ................... 317 months                   353 months
Range of loan-to-value ratios as of the cut-off date(4) ........... 26.86% to 80.82%             23.18% to 80.00%
Weighted average loan-to-value ratio as of the cut-off
 date(4) .......................................................... 67.65%                       72.19%
Range of loan-to-value ratios as of the maturity date(4) .......... 0.00% to 72.27%              19.19% to 73.29%
Weighted average loan-to-value ratio as of the maturity
 date(4) .......................................................... 57.51%                       62.42%
Range of occupancy rates .......................................... 0.00% to 100.00%(6)          63.54% to 100.00%
Weighted average occupancy rate ................................... 92.94%                       94.45%
Range of debt service coverage ratios(4)(5) ....................... 1.18x to 3.44x               1.20x to 5.72x
Weighted average debt service coverage ratio(4)(5) ................ 1.64x                        1.48x

----------
(1)   Subject to a permitted variance of plus or minus 10%.


(2) Annual debt service, monthly debt service and the debt service coverage ratios for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first twelve (12) interest payment periods on such mortgage loans.


(3)   Excludes five mortgage loans (identified as Loan Nos. 5, 6, 15, 58 and
      85), representing approximately 6.02% of the aggregate principal balance of the pool of mortgage loans as of the cut off-date (which includes 4 mortgage loans in loan group 1, or approximately 7.28% of the aggregate principal balance of such loan group as of the cut-off date, and 1 mortgage loans in loan group 2, or approximately 1.90% of the aggregate principal balance of such loan group as of the cut-off date), that pay interest-only for the entirety of their respective loan terms.


(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.19% of the aggregate principal balance of loan group 1 as of the cut-off date).


(5) Calculated after the interest-only period for 13 mortgage loans (identified as Loan Nos. 1, 11, 19, 22, 30, 37, 50, 54, 57, 60, 94, 101
      and 123), representing approximately 15.44% of the principal balance of the pool of mortgage loans as of the cut-off date (which include 6 mortgage loans in loan group 1, or approximately 15.65% of the aggregate principal balance of such loan group as of the cut-off date, and seven mortgage loans in loan group 2, or approximately 14.73% of the aggregate principal balance of such loan group as of the cut-off date), which have an interest-only period for the first 1 to 36 scheduled payments of their term.


(6) Minimum occupancy of 0.00% refers to one mortgaged property in the AFR/Bank of America Portfolio (identified as Loan No. 1 in Annex A-1 to this prospectus supplement), representing approximately 0.05% of the principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.06% of the aggregate principal balance of loan group 1 as of the cut-off date). The overall occupancy on the AFR/Bank of America Portfolio is 86.39%.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)




                                 NUMBER OF     AGGREGATE PRINCIPAL       % OF
                                 MORTGAGED        BALANCE OF THE     INITIAL POOL
CURRENT USE                    PROPERTIES(2)      MORTGAGE LOANS       BALANCE
----------------------------- --------------- --------------------- -------------
  Retail(3) .................        42           $  444,639,274         34.45%
  Total Multifamily .........        58              417,925,276         32.38
    Multifamily .............        33              312,429,212         24.20
    Manufactured
      Housing ...............        25              105,496,064          8.17
  Office ....................       125              155,311,163         12.03
  Industrial ................        10              133,329,816         10.33
  Self Storage ..............        21               66,878,011          5.18
  Hotel .....................         4               59,856,268          4.64
  Mixed Use .................        38               12,884,404          1.00
                                    ---           --------------        ------
  Total .....................       298           $1,290,824,213        100.00%
                                    ===           ==============        ======

                                ----------
                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).


                                (2) The pool of mortgage loans includes nine multi-property mortgage loans (identified as Loan Nos. 1, 14, 23, 44, 45, 76, 96,
                                      122 and 132 on Annex A-1 to this
                                      prospectus supplement), representing
                                      approximately 11.02% of the aggregate
                                      principal balance of the pool of mortgage loans as of the cut-off date (which include 3 mortgage loans in loan group 1, or approximately 8.13% of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 20.39% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.


                                (3)   Thirty-five of such mortgage loans,
                                      representing approximately 33.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" (or approximately 43.28% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                              PROPERTY TYPE
                                              -------------

                                             [GRAPHIC OMITTED]

                                      Retail                   34.45%
                                      Multifamily              24.20%
                                      Office                   12.03%
                                      Industrial               10.33%
                                      Manufactured Housing      8.17%
                                      Self Storage              5.18%
                                      Hotel                     4.64%
                                      Mixed Use                 1.00%

                                For more information regarding the types of mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.


                                The mortgaged properties are located in 34 states. The following table lists the states which have concentrations of mortgaged properties greater than or equal to 4.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                           GEOGRAPHIC DISTRIBUTION(1)
                           --------------------------

                                                                        % OF
                                 NUMBER OF     AGGREGATE PRINCIPAL    INITIAL
                                 MORTGAGED        BALANCE OF THE        POOL
STATE                          PROPERTIES(2)      MORTGAGE LOANS      BALANCE
----------------------------- --------------- --------------------- -----------
  California ................        84           $  408,669,022        31.66%
    Southern California(3)...        54              279,888,655        21.68
    Northern California(3)...        30              128,780,366         9.98
  Florida ...................        43              117,780,328         9.12
  Texas .....................        27               75,312,798         5.83
  Colorado ..................         5               68,045,233         5.27
  New York ..................        10               63,693,989         4.93
  Georgia ...................        11               59,808,258         4.63
  Pennsylvania ..............         2               59,390,814         4.60
  Illinois ..................         2               51,783,552         4.01
  Other(4) ..................       114              386,340,220        29.93
                                    ---           --------------       ------
  Total .....................       298           $1,290,824,213       100.00%
                                    ===           ==============       ======

                                ----------
                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                (2) The pool of mortgage loans includes nine multi-property mortgage loans (identified as Loan Nos. 1, 14, 23, 44, 45, 76, 96,
                                      122 and 132 on Annex A-1 to
                                      this prospectus supplement), representing approximately 11.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 3 mortgage loans in loan group 1, or approximately 8.13% of the aggregate principal balance of such loan group as of the cut-off date, and 6 mortgage loans in loan group 2, or approximately 20.39% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                (3) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                                (4)   This reference consists of 26 states.


                                For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.


                                All of the mortgage loans bear interest at fixed rates.

                                All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One hundred eight mortgage loans, representing approximately 79.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 82 mortgage loans in loan group 1, or approximately 82.91% of the aggregate principal balance of such loan group as of the cut-off date, and 26 mortgage loans in loan group 2, or approximately 69.19% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of five days. One mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.62% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.62% of the aggregate principal balance of such loan group as of the cut-off date), provides for a grace period of seven days. Twenty-six mortgage loans, representing approximately 18.55% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 15 mortgage loans in loan group 1, or approximately 15.58% of the aggregate principal balance of such loan group as of the cut-off date, and 11 mortgage loans in loan group 2, or approximately 28.18% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of ten days. One mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 1.16% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.51% of the aggregate principal balance of loan group 1 as of the cut-off date), provides for a grace period of 15 days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                Except with respect to one mortgage loan, all of the mortgage loans accrue interest on an actual/360 basis. One mortgage loan

                                (identified as Loan No. 110 on Annex A-1 to this prospectus supplement), representing approximately 0.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.04% of the aggregate principal balance of loan group 2 as of the cut-off date), accrues interest based on an actual/365 basis.

                                See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                               AMORTIZATION TYPES



                                                                            % OF         % OF           % OF
                                       NUMBER OF   AGGREGATE PRINCIPAL    INITIAL    INITIAL LOAN   INITIAL LOAN
                                        MORTGAGE      BALANCE OF THE        POOL        GROUP 1       GROUP 2
TYPE OF AMORTIZATION                     LOANS        MORTGAGE LOANS      BALANCE       BALANCE       BALANCE
------------------------------------- ----------- --------------------- ----------- -------------- -------------
  Balloon Loans .....................     128         $1,205,455,804        93.39%       91.93%         98.10%
  Interest Only Loans ...............       5             77,650,000         6.02         7.28           1.90
  Fully Amortizing Loans(1) .........       3              7,718,410         0.60         0.78           0.00
                                          ---         --------------       ------       ------         ------
  Total .............................     136         $1,290,824,213       100.00%      100.00%        100.00%
                                          ===         ==============       ======       ======         ======

                                ----------
                                (1) Each of the fully amortizing loans accrue interest on the basis of a 360-day year and the actual number of days elapsed, but fixed monthly payments. These loans may therefore have a small balloon payment due at maturity.

                                Three mortgage loans (identified as Loan Nos. 22, 30 and 50 on Annex A-1 to this prospectus supplement), representing approximately 2.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 2.03% of the aggregate principal balance of loan group 1 as of the cut-off date and one mortgage loan in loan group 2, or approximately 5.70% of the aggregate principal balance of loan group 2 as of the cut-off date), each pay interest-only for the first 12 scheduled payment of its term.

                                One mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.60% of the aggregate principal balance of loan group 1 as of the cut-off date), pays interest-only through June 1, 2005.


                                Five mortgage loans (identified as Loan Nos.
                                19, 37, 57, 60 and 123 on Annex A-1 to this prospectus supplement), representing approximately 3.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 2.98% of the aggregate principal balance of loan group 2 as of the cut-off date and three mortgage loans in loan group 2, or approximately 4.62% of the aggregate principal balance of loan group 2 as of the cut-off date), each pay interest-only for the first 24 scheduled payments of its term.

                                One mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 2.32% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.04% of the aggregate principal balance of loan group 1 as of the cut-off date) pays interest only for the first 18 scheduled payments of its term.

                                Three mortgage loans (identified as Loan Nos. 54, 94 and 101 on Annex A-1 for this prospectus supplement), representing approximately 1.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.42% of the aggregate principal balance of loan group 2 as of the cut-off date), each pay interest-only for the first 36 scheduled payments its term.

                                Five mortgage loans (identified as Loan Nos. 5, 6, 15, 58 and 85 on Annex A-1 to this prospectus supplement), representing approximately 6.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 4 mortgage loans in loan group 1, or approximately 7.28% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loans in loan group 2, or approximately 1.90% of the aggregate principal balance of such loan group as of the cut-off date), pay interest-only for the entirety of their respective loan terms.

                                See "Description of the Mortgage Pool--
                                Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                The following table contains general
                                information regarding the prepayment provisions of the mortgage loans.

                       OVERVIEW OF PREPAYMENT PROTECTION

                                                                                  % OF           % OF
                             NUMBER OF   AGGREGATE PRINCIPAL       % OF       INITIAL LOAN   INITIAL LOAN
                              MORTGAGE      BALANCE OF THE     INITIAL POOL      GROUP 1       GROUP 2
PREPAYMENT PROTECTION          LOANS        MORTGAGE LOANS        BALANCE        BALANCE       BALANCE
--------------------------- ----------- --------------------- -------------- -------------- -------------
  Lockout period followed
    by Defeasance .........     130         $1,172,172,602         90.81%         87.97%        100.00%
  Lockout Period followed
    by Yield Maintenance...       5             97,651,611          7.57           9.90           0.00
  Lockout period followed
    by open period ........       1             21,000,000          1.63           2.13           0.00
                                ---         --------------        ------         ------         ------
  Total ...................     136         $1,290,824,213        100.00%        100.00%        100.00%
                                ===         ==============        ======         ======         ======

                                Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                Except with respect to one mortgage loan
                                (identified as Loan No. 53 on Annex A-1 to this prospectus supplement), representing approximately 0.49% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.06% of the aggregate principal balance of loan group 2 as of the cut-off date), for which a separate loan REMIC has been established, defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                                The AFR/Bank of America Portfolio mortgage loan permits voluntary prepayment of a specified portion thereof (subject to payment of a yield maintenance charge) in connection with the sale of certain identified mortgaged properties during its lockout period. From and after December 23, 2005, defeasance is permitted, subject to certain conditions in the loan documents. From and after August 1, 2013, the AFR/Bank of America Portfolio mortgage loan may be prepaid without payment of a yield maintenance charge.

                                Five mortgage loans (identified as Loan Nos. 5, 6, 7, 85 and 91 on Annex A-1 to this prospectus supplement), representing approximately 7.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.90% of the aggregate principal balance of loan group 1 as of the cut-off date), permit voluntary prepayment (subject in certain circumstances to payment of a yield maintenance charge) following a lockout period ranging from 26 to 47 due dates.

                                The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date) except for the mortgage loan identified as Loan No. 15 on Annex A-1 to this prospectus supplement, representing approximately 1.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.13% of the aggregate principal balance of loan group 1 as of the cut-off date), which permits voluntary prepayment without the payment of any penalty for its final 34 scheduled payments.

                                All of the mortgage loans that permit
                                prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                See "Description of the Mortgage Pool--
                                Additional Mortgage Loan Information" and
                                "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.


The AFR/Bank of America Portfolio
 Mortgage Loan...............   With respect to the AFR/Bank of America
                                Portfolio mortgage loan (identified as Loan No.
                                1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.60% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure three pari passu notes (with unpaid principal balances as of the cut-off date of $100,000,000, $85,000,000 and

                                $80,000,000, respectively) and one subordinate note (with an unpaid principal balance as of the cut-off date of $100,000,000). Neither the pari passu notes nor the subordinate note are assets of the trust.

                                With respect to the AFR/Bank of America
                                Portfolio mortgage loan, the loan amount used in this prospectus supplement for purpose of weighting the individual loan-to-value ratios and debt service coverage ratios is the principal balance of such mortgage loan. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the AFR/Bank of America Portfolio mortgage loan and the three non-trust pari passu mortgage loans. The principal balance of the non-trust mortgage loan that is generally subordinate in right of payment to the four pari passu mortgage loans is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                See "Description of the Mortgage Pool--The
                                AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement.

                                The AFR/Bank of America Portfolio mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 2003-C3, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2004-C1 certificates are issued. In that regard,

                                o LaSalle Bank National Association, which is
                                  the trustee under the Series 2003-C3 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio mortgage loan;

                                o GMAC Commercial Mortgage Corporation, which is
                                  the master servicer under the Series 2003-C3 pooling and servicing agreement, will, in that capacity, be the master servicer for the AFR/Bank of America Portfolio mortgage loan under the Series 2003-C3 pooling and servicing agreement, however, P&I advances with respect to the AFR/Bank of America Portfolio mortgage loan will be made by the master servicer or the trustee, as applicable, in accordance with the provisions of the pooling and servicing agreement; and

                                o Midland Loan Services, Inc., which is the
                                  special servicer of the AFR/Bank of America mortgage loan under the Series 2003-C3 pooling and servicing agreement, will, in that capacity, be the special servicer for the AFR/Bank of America Portfolio mortgage loan under the Series 2003-C3 pooling and servicing agreement.

                                The AFR/Bank of America Portfolio mortgage loan is referred to as such in this prospectus supplement because it is secured by mortgaged properties at which Bank of America is a tenant. The AFR/Bank of America Portfolio mortgage loan was originated by German American Capital Corporation.

                                See "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement.
The Paradise Point
 Mortgage Loan................  With respect to the Paradise Point mortgage loan
                                (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.77% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures one subordinate note (with an unpaid principal balance as of the cut-off date of $18,000,000). The subordinate note is an asset of the trust and supports only the Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 certificates, which certificates are not being offered pursuant to this prospectus supplement. However, for purposes of the information contained in this prospectus supplement (including any statistical information), the Paradise Point B
                                Note is not reflected herein and the term
                                "mortgage loan" does not include the Paradise Point B Note (unless otherwise expressly stated).

                                With respect to the Paradise Point mortgage loan, the loan amount used in this prospectus supplement for purposes of weighting and calculating the individual loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the Paradise Point mortgage loan. The principal balance of the Paradise Point B Note is not included in the calculation of loan-to-value ratios and debt service coverage ratios unless specifically indicated.

                                See "Description of the Mortgage Pool--The
                                Paradise Point Mortgage Loan" in this
                                prospectus supplement.

                                The related intercreditor agreement generally provides that the Paradise Point B Note will be serviced and administered pursuant to the pooling and servicing agreement. In addition, the holder of the Paradise Point B Note may have the right to advise and direct the master servicer and/or the applicable special servicer with respect to various servicing matters affecting the Paradise Point mortgage loan. The holder (or the holder's designee) of 50%, by certificate balance, of the most subordinate class of Class PARADISE Certificates will be entitled to exercise the rights and powers granted to the holder of the Paradise Point B Note under the pooling and servicing agreement and the related intercreditor agreement. See "Servicing of the Mortgage Loans--Rights of the Class PARADISE Directing Certificateholder" in this prospectus supplement.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates will be offered in
                                minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance
 andSettlement................  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the trustee will
                                prepare and make available to each
                                certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.

                                Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates will be available to you through the following services:

                                o Bloomberg, L.P.

                                o the trustee's website at www.ctslink.com/cmbs.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R and Class LR certificates), including the Class X-1, Class X-2, Class
                                PARADISE-1, Class PARADISE-2, Class PARADISE-3,
                                Class PARADISE-4, Class PARADISE-5, Class
                                PARADISE-6 and Class PARADISE-7 certificates
                                (provided, however, that the Class A-1 through Class H certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

                                See "Description of the Certificates--
                                Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status...................   Elections will be made to treat designated
                                portions of the trust as two separate REMICs -- a Lower-Tier REMIC and an Upper-Tier REMIC -- for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                Pertinent federal income tax consequences of an investment in the offered certificates include:


                                o Each class of offered certificates (and the
                                  Class X-1, Class X-2, Class A-1A, Class D,
                                  Class E, Class F, Class G, Class H, Class J,
                                  Class K, Class L, Class M, Class N, Class O,
                                  Class P, Class PARADISE-1, Class PARADISE-2,
                                  Class PARADISE-3, Class PARADISE-4, Class
                                  PARADISE-5, Class PARADISE-6 and Class
                                  PARADISE-7 certificates) will represent
                                  "regular interests" in the Upper-Tier REMIC.

                                o The offered certificates will be treated as
                                  newly originated debt instruments for federal income tax purposes.

                                o You will be required to report income on the
                                  regular interests represented by your
                                  certificates using the accrual method of accounting.

                                o It is anticipated that the offered
                                  certificates will be issued at a premium.

                                See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations.........   Subject to important considerations described
                                under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the following ratings from Standard & Poor's

                                Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service,
                                Inc.:


                                                       S&P     MOODY'S
                                Class A-1 ..........    AAA       Aaa
                                Class A-2 ..........    AAA       Aaa
                                Class A-3 ..........    AAA       Aaa
                                Class B ............     AA       Aa2
                                Class C ............     AA-      Aa3

                                A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations," "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                                See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, Texas, Colorado and New York represent approximately 31.66%, 9.12%, 5.83%, 5.27% and 4.93%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country.



RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 5.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 7.60% of the aggregate principal balance of loan group 1 as of the cut-off date.

    o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 21.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 27.80% of the aggregate principal balance of loan group 1 as of the cut-off date.

    o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 34.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 42.08% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 11.62% of the aggregate principal balance of loan group 2 as of the cut-off date.

     The other mortgage loans or group of cross-collateralized mortgage loans not described above represent, in the aggregate, less than approximately 65.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

                          PROPERTY TYPE CONCENTRATIONS




                                      NUMBER OF       AGGREGATE PRINCIPAL         % OF         % OF INITIAL     % OF INITIAL
                                      MORTGAGED          BALANCE OF THE       INITIAL POOL     LOAN GROUP 1     LOAN GROUP 2
PROPERTY TYPE                       PROPERTIES(1)      MORTGAGE LOANS(2)         BALANCE          BALANCE         BALANCE
-------------                      ---------------   ---------------------   --------------   --------------   -------------
Retail(3) ......................          42             $  444,639,274           34.45%           45.08%            0.00%
Total Multifamily ..............          58                417,925,276           32.38            11.50           100.00
 Multifamily ...................          33                312,429,212           24.20            11.50            65.35
 Manufactured Housing ..........          25                105,496,064            8.17             0.00            34.65
Office .........................         125                155,311,163           12.03            15.75             0.00
Industrial .....................          10                133,329,816           10.33            13.52             0.00
Self Storage ...................          21                 66,878,011            5.18             6.78             0.00
Hotel ..........................           4                 59,856,268            4.64             6.07             0.00
Mixed Use ......................          38                 12,884,404            1.00             1.31             0.00
                                         ---             --------------          ------           ------           ------
Total/Weighted Average .........         298             $1,290,824,213          100.00%          100.00%          100.00%
                                         ===             ==============          ======           ======           ======

----------
(1) The pool of mortgage loans includes nine multi-property mortgage loans (identified as Loan Nos. 1, 14, 23, 44, 45, 76, 96, 122 and 132 on Annex A-1 to this prospectus supplement), representing approximately 11.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 3 mortgage loans in loan group 1, or approximately 8.13% of the aggregate principal balance of such loan group as of the cut-off date, and 6 mortgage loans in loan group 2, or approximately 20.39% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(2) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3) Thirty-five of such mortgage loans, representing approximately 33.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 43.28% of the aggregate principal balance of loan group 1 as of the cut-off date).


     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and the mortgage loans in loan group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2 and Class A-3 certificates.


MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 5, 6 and 15 on Annex A-1 to this prospectus supplement) represents approximately 5.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.84% of the aggregate principal balance of loan group 1 as of the cut-off date).

     Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     Nine mortgage loans, representing approximately 11.02% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include three mortgage loans in loan group 1, or approximately 8.13% of the aggregate principal balance of such loan group as of the cut-off date, and six mortgage loans in loan group 2, or approximately 20.39% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.


BORROWER ORGANIZATION CONSIDERATIONS

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.


CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     Four groups of mortgage loans, consisting of nine mortgage loans (identified as Loan Nos. 5, 6, 31, 32, 41, 42, 67, 68 and 69 on Annex A-1 to this prospectus supplement), in the aggregate representing approximately 5.65% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.40% of the aggregate principal balance of loan group 1 as of the cut-off date), are cross-collateralized or cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicers or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The mortgage loan sellers have informed us that they are aware of actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt, with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE

     One hundred thirty-three of the mortgage loans, representing approximately 99.40% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 95 mortgage loans in loan group 1, or approximately 99.22% of the aggregate principal balance of such loan group as of the cut-off date, and 38 mortgage loans in loan group 2, or approximately 100.00% of the aggregate principal balance of such loan group as of the cut-off date), require balloon payments at their stated maturity.

Ninety-four of the mortgage loans, representing approximately 56.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 72 mortgage loans in loan group 1, or approximately 60.33% of the aggregate principal balance of such loan group as of the cut-off date, and 22 mortgage loans in loan group 2, or approximately 44.92% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2013. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "Balloon Loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related properties;

    o the borrower's equity in the related properties;

    o the borrower's financial condition;

    o the operating history and occupancy level of the property;

    o reductions in government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the adequacy of the property's management and maintenance;

    o the age, design and construction quality of the properties;

    o management's ability to convert an unsuccessful property to an alternate use;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o new construction of competing properties in the same market;

    o increases in operating expenses, including, but not limited to, insurance premium increases;

    o dependence on tenant(s) in a particular business or industry;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o a decline in the financial condition of a major tenant;

    o rent control or rent stabilization laws;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences; and

    o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Eight mortgage loans, representing approximately 2.67% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.49% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by a single mortgaged property that is leased to a single tenant. All of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. In addition, one mortgage loan, representing approximately 5.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by 152 mortgaged properties, 66 of which are each leased to a single tenant and 67 of which are greater than 50% leased to such single tenant pursuant to a lease that provides the tenant with the right to relocate between buildings and to exercise certain limited termination rights. See "Annex B -- AFR/Bank of America Portfolio -- Master Lease." Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the underwriters considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o tenants were unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants or other third parties a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.


CREDIT TENANT LEASE PROPERTIES HAVE SPECIAL RISKS

     Credit tenant lease properties secure two of the mortgage loans (identified as Loan Nos. 116 and 119 on Annex A-1 to this prospectus supplement), representing approximately 0.43% of the aggregate principal balance of the pool of mortgage loans as of the cut off date. The credit tenant lease loans are secured by mortgaged properties subject to credit lease obligations of certain tenants which are subject to certain offset and other rights for landlord defaults. Such properties are leased to Walgreen Co. (whose published long-term unsecured debt is rated, as of December 17, 2003, "A+" by S&P and "Aa3" by Moody's). Such ratings reflect the rating agency's assessment of the long term unsecured obligations of such entity only, and do not imply an assessment of the likelihood that the credit tenant leases will not be terminated or such loans repaid.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     The borrowers for the mortgage loans identified on Annex A-1 to this prospectus supplement as Loan Nos. 11 and 29, representing approximately 3.35% of the outstanding balance of the pool of mortgage loans as of the cut-off date, are special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. In order to reduce the likelihood of a partition action, each tenant-in-common borrower has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the loan documents for this loan provides that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

     Additionally, pursuant to the loan documents, the two tenant-in-common borrowers presently under the loan are permitted to transfer portions of their interests in the mortgaged property to up to 20 additional tenant-in-common borrowers. The related loan documents provide that (i) a tenant-in-common borrower, and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies and (ii) the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common. See Annex B to this prospectus supplement.

     With respect to one mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.51% of the outstanding principal balance of the pool of mortgage loans as of the cut-off date, the borrower, presently one single-purpose entity, is permitted to transfer portions of its interest in the related mortgaged property to up to 12 additional entities as tenants-in-common. The related loan documents require that (i) each tenant-in-common borrower waive its right to file or seek an action of partition, (ii) the borrower and guarantor agree that its proportionate interest in the mortgaged properties will be recourse to the borrower and its related guarantor should such borrower (A) file for bankruptcy or (B) file any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.


RETAIL PROPERTIES HAVE SPECIAL RISKS


     There are 42 retail properties, securing approximately 34.45% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 45.08% of the aggregate principal balance of loan group 1 as of the cut-off date).


     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.


     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is part of the related mortgaged property. Thirty-five of the mortgaged properties, securing approximately 33.07% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 43.28% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Five of the mortgaged properties, securing approximately 0.95% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.24% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."


     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.


     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.


     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

    o local competitive conditions;

    o adverse changes in consumer spending;

    o quality of management;

    o need to make major improvements to satisfy tenants; and

    o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 33 multifamily properties, securing approximately 24.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 11 mortgaged properties securing approximately 11.50% of the aggregate principal balance of loan group 1 as of the cut-off date, and 22 mortgaged properties securing approximately 65.35% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building, such as its age, appearance and construction quality;

    o local employers, including military bases and colleges, relocating, closing or going out of business;

    o the location of the property, which may become less desirable over time;


    o the ability of management to rent units and provide adequate maintenance and insurance;

    o the services and amenities at the property;

    o the property's reputation;

    o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

    o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

    o the presence of competing properties;

    o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to or being heavily a local military base or workers from a particular business or industry;

    o local competitive conditions;

    o quality of management;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

    o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

    o the length of the term of the lease.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to one mortgage loan (identified as Loan No. 89 on Annex A-1 to this prospectus supplement), representing approximately 0.31% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.32% of the aggregate principal balance of loan group 2 as of the cut-off date), some or, in certain instances, substantially all of the current tenants receive assistance under the Section 8 Tenant-Based Assistance Rental Certificate Program. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 125 office properties, securing approximately 12.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 15.75% of the aggregate principal balance of loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

    o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

    o a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

    o the desirability of the area as a business location; and

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above is one medical office property (identified as Loan No. 64 on Annex A-1 to this prospectus supplement), which secures approximately 0.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.54% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are 25 manufactured housing community properties, securing approximately 8.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 34.65% of the aggregate principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing communities;

    o apartment buildings; and

    o single family homes.

     Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community;

    o the ability of management to provide adequate maintenance and insurance;


    o the type of services or amenities it provides;

    o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 10 industrial properties, securing approximately 10.33% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 13.52% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 21 self storage properties, securing approximately 5.18% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.78% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

    o decreased demand;

    o competition;

    o lack of proximity to apartment complexes or commercial users;

    o apartment tenants moving to single-family homes;

    o decline in services rendered, including security;

    o dependence on business activity ancillary to renting units;

    o age of improvements; or

    o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.



HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are four hotel properties, securing approximately 4.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.07% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     Three of the four mortgage loans secured by hotel properties are affiliated with a franchise company through a franchise agreement. The other mortgage loan secured by a hotel property is affiliated with a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Three of the mortgage loans (identified as Loan Nos. 1, 2 and 25 on Annex A-1 to this prospectus supplement), representing approximately 11.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 14.84% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate in the remaining portion of the related real property. Five of the mortgage loans (identified as Loan Nos. 4, 35, 54, 78 and 129 on Annex A-1 to this prospectus supplement), representing approximately 5.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include four mortgage loans in loan group 1, or approximately 6.60% of the aggregate principal balance of loan group 1 as of the cut-off date and one mortgage loan in loan group 2, or approximately 2.04% of the aggregate principal balance of loan group 2 as of the cut-off date), are each secured by a lien on the related borrower's leasehold interest in all or a portion of the related real property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicers may purchase a portion of the Series 2004-C1 certificates. This could cause a conflict between the master servicer's or either special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove a special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicers or affiliates thereof may be holders of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2004-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if a special servicer or an affiliate holds Series 2004-C1 non-offered certificates, such special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. A special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-C1 non-offered certificates.

     Additionally, the master servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicers.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing under the pooling and servicing agreement, the directing certificateholder may withhold its consent to certain actions proposed by the master servicer or a special servicer or direct the master servicer or either special servicer to take or refrain from taking certain actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the directing certificateholder may withhold its consent to actions proposed by the master servicer or a special servicer or direct the master servicer or a special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, neither the master servicer nor either special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" and "--Rights of the Holder of the Class PARADISE Directing Certificateholder" in this prospectus supplement.

CLASS PARADISE DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     With respect to the Paradise Point mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.64% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.77% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures the Paradise Point B Note. The Paradise Point B Note is an asset of the trust, but only supports the Class PARADISE certificates. Pursuant to the related intercreditor agreement, the Class PARADISE directing certificateholder has the right under certain conditions to advise and direct the master servicer and the applicable special servicer with respect to various servicing matters affecting the Paradise Point mortgage loan. The Class PARADISE directing certificateholder may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the Class PARADISE directing certificateholder may withhold its consent to actions proposed by the master servicer or a special servicer or direct the master servicer or a special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the Class PARADISE directing certificateholder will have no liability to any certificateholder outside the Class PARADISE controlling class for any action it takes or fails to take. However, neither the master servicer nor either special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" and "--Rights of the Holder of the Class PARADISE Directing Certificateholder" in this prospectus supplement.


THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT SPECIAL SERVICER ACTIONS

     With respect to the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.60% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure a subordinate note and three pari passu notes. Pursuant to the related intercreditor agreement, the holder of the majority interest in the most subordinate class of certificates related to the AFR/Bank of America Portfolio subordinate note has the right under certain conditions to advise and direct the master servicer and the special servicer of the AFR/Bank of America Portfolio mortgage loan with respect to various servicing matters affecting the mortgage loan. The holder of the subordinate debt may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     However, if a control appraisal event exists with respect to the AFR/Bank of America Portfolio subordinate note as described under "Servicing of the Mortgage Loans -- Servicing of the AFR/Bank of America Portfolio Whole Loan -- Rights of the Holder of the AFR/Bank of America Portfolio B Note" in this prospectus supplement, any decision with respect to the AFR/Bank of America Portfolio mortgage loan which requires the approval of the controlling class certificateholders or otherwise requires approval under the related intercreditor agreement will require the approval of a majority by principal balance of the pari passu debtholders, or if such majority of pari passu debtholders is unable to agree, the majority certificateholder of the controlling class under the Series 2003-C3 pooling and servicing agreement. Such pari passu debtholders (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     As a result, approvals to proposed servicer actions may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against the holder of the majority interest in the most subordinate class of certificates related to the AFR/Bank of America Portfolio B Note or any pari passu debtholder for having acted solely in its respective interest.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or a special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2 and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Prepayment Provisions" and "Annex B--AFR/Bank of America Portfolio--Release Provisions" and "--Shoppes at Grand Prairie--Release Provisions" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lock-out period;

    o special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges;

    o the master servicer's or a special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in most cases, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. Typically the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.

     In addition, with respect to the AFR/Bank of America Portfolio mortgage loan and the Paradise Point mortgage loan, the related mortgaged properties also secure a subordinate mortgage loan. With respect to all of such mortgage loans, certain holders of the related subordinate debt will have the right, subject to the satisfaction of certain conditions (including a loan default) described under "Servicing of the Mortgage Loans--Rights of the Class PARADISE Directing Certificateholder" and "--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See "Description of the Mortgage Pool--General" in this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o the rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicers and the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to a special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2 or Class A-3 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     With respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 2.40% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.14% of the aggregate principal balance of loan group 1 as of the cut-off date), a former onsite dry cleaner released PCE-based solvents that impacted the groundwater and soil of the related mortgaged property. Remediation and monitoring of the groundwater and soil pursuant to a state-approved plan is ongoing. The predecessor-in-title (and seller of the related mortgaged property to the related borrower) has funded an environmental escrow (for which the borrower has a capped contribution responsibility) and previously obtained environmental insurance has been required to be maintained in place until a "no future action" letter is issued in form and content satisfactory to the related lender.

     See "Servicing of the Mortgage Loans--Realization upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the applicable special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The applicable special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 31.66%, 9.12% and 5.83% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 33.55%, 8.93% and 4.87%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 25.52%, 9.76% and 8.95%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in, California, Florida and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes, fires and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program.

     The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. As of July 7, 2003, the Treasury Department has established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005.

     However, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.


     Finally, the Terrorism Risk Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In certain instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or applicable special servicer may not enforce such default or cause the borrower to obtain such insurance if such special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the applicable special servicer (as applicable) will not be required to maintain such terrorism insurance coverage if such special servicer determines, in accordance with the servicing standards (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement.

     In addition, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.


BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS OF INSPECTIONS RELATING TO PROPERTIES


     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of January 1, 2004 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in January 2004. The trust will consist primarily of 136 mortgage loans secured by 298 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,290,824,213 (the "Initial Pool Balance") as of the Cut-off Date, subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

     The trust's assets will also include the Paradise Point B Note. The Paradise Point B Note supports only the Class PARADISE Certificates. Although such mortgage loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the statistical information), the Paradise Point B Note is not reflected herein and the term "mortgage loan" does not include the Paradise Point B Note (unless otherwise expressly stated). The aggregate principal balance of the Paradise Point B Note together with all of the other mortgage loans held by the trust is $1,308,824,213.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 98 mortgage loans with an aggregate principal balance of $986,334,566, representing approximately 76.41% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 38 mortgage loans with an aggregate principal balance of $304,489,648 (or approximately 63.69% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 100.00% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 23.59% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

       (2) with respect to three mortgage loans (identified as Loan Nos. 1, 2 and 25 on Annex A-1 to this prospectus supplement), representing approximately 11.34% of the Initial Pool Balance (or approximately 14.84% of the Initial Loan Group 1 Balance), on both the partial fee simple estate and the partial leasehold estate in the commercial property; or

       (3) with respect to five mortgage loans (identified as Loan Nos. 4, 35, 54, 78 and 129), representing approximately 5.52% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 6.60% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group 2, or approximately 2.04% of the Initial Loan Group 2 Balance), on a leasehold estate in the related real property (each of clauses (1), (2) and (3) a "Mortgaged Property").

     Except with respect to the AFR/Bank of America Portfolio Mortgage Loan, the term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option).

     The AFR/Bank of America Portfolio Mortgage Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and certain short-term leases for parking lots or facilities serving the mortgaged properties. Certain of these additional leases have terms shorter than 20 years beyond the applicable stated maturity.

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about January   , 2004 (the "Closing Date"), GE Commercial Mortgage
Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("Bank of America" and, collectively with GECC and GACC, the "Mortgage Loan Sellers"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between May 31, 2001 and December 16, 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan:

    o With respect to the AFR/Bank of America Portfolio Mortgage Loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the Initial Pool Balance (or approximately 7.60% of the Initial Loan Group 1 Balance), the related mortgaged properties also secure three pari passu notes (with unpaid principal balances as of the cut-off date of $100,000,000, $85,000,000 and $80,000,000, respectively) and one subordinate note (with an unpaid principal balance as of the cut-off date of $100,000,000). Neither the pari passu notes nor the subordinate note are assets of the trust. See "--The AFR/Bank of America Portfolio Mortgage Loan" below.

    o With respect to the Paradise Point Mortgage Loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement), representing approximately 3.64% of the Initial Pool Balance (or approximately 4.77% of the Initial Loan Group 1 Balance), the related mortgaged property also secures one subordinate note (with an unpaid principal balance as of the cut-off date of $18,000,000). The subordinate note is an asset of the trust and supports only the Class PARADISE Certificates. See "--The Paradise Point Mortgage Loan" below.

    o With respect to one mortgage loan (identified as Loan No. 80 on Annex A-1 to this prospectus supplement), representing approximately 0.36% of the Initial Pool Balance (or approximately 0.47% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a loan payable to the City of Antioch Development Agency not to exceed $99,753. Such debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

    o With respect to one mortgage loan (identified as Loan No. 98 on Annex
      A-1 to this prospectus supplement), representing approximately 0.29% of the Initial Pool Balance (or approximately 0.37% of the Initial Loan Group 1 Balance), the related borrower has incurred unsecured subordinate debt in the amount of $3,866,568 payable to an affiliate of the borrower. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

    o With respect to one mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.60% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 2 Balance), the related borrower is permitted to incur unsecured subordinate debt in an amount up to $500,000, subject to the lender's approval of the unsecured loan documents and the unsecured creditor's entering into a subordination and standstill agreement.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

    o With respect to two mortgage loans (identified as Loan Nos. 13 and 17 on Annex A-1 to this prospectus supplement), representing approximately 3.41% of the Initial Pool Balance (or approximately 14.46% of the Initial Loan Group 2 Balance), the sponsor of the related borrower has pledged its ownership interest in the related borrower to secure mezzanine debt in the outstanding amounts of $3,288,841 and $3,310,059, respectively, from an unaffiliated third party.

    o With respect to one mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement), representing approximately 0.83% of the Initial Pool Balance (or approximately 1.09% of the Initial Loan Group 1 Balance), the member of the related borrower has pledged its ownership interest in the related borrower to secure mezzanine debt in the original amount of $2,160,000 from an unaffiliated third party.

    o With respect to one mortgage loan (identified as Loan No. 10 on Annex
      A-1 to this prospectus supplement), representing approximately 2.40% of the Initial Pool Balance (or approximately 3.14% of the Initial Loan Group 1 Balance), the loan documents permit the members of the related borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 90 on Annex
      A-1 to this prospectus supplement), representing approximately 0.31% of the Initial Pool Balance (or approximately 0.40% of the Initial Loan Group 1 Balance), the loan documents permit the members of the borrower following an approved sale or transfer to pledge their ownership interests, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.30x, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 26 on Annex
      A-1 to this prospectus supplement), representing approximately 1.18% of the Initial Pool Balance (or approximately 1.54% of the Initial Loan Group 1 Balance), the loan documents permit a subsequent purchaser of the property to obtain mezzanine financing secured by a pledge of such purchaser's equity interest in the borrower (other than direct interests in the borrower held by a managing member or general partner of such borrower), subject to certain conditions, including a loan-to-value ratio of not more than 76.25%, a loan-to-cost ratio of not more than 78.14% and a debt service coverage ratio of at least 1.37x (each calculated taking into account the combined mortgage loan and mezzanine loan), and delivery of an intercreditor and subordination agreement.

    o With respect to one mortgage loan (identified as Loan No. 30 on Annex
      A-1 to this prospectus supplement), representing approximately 1.00% of the Initial Pool Balance (or approximately 1.31% of the Initial Loan Group 1 Balance), the loan documents permit the first subsequent purchaser of the property to obtain mezzanine financing secured by a pledge of such purchaser's equity interest in the borrower (other than direct interests in the borrower held by a managing member or general partner of such borrower), subject to certain conditions, including a loan-to-value ratio of not more than 80.0% and a debt service coverage ratio of at least 1.25x (each calculated taking into account the combined mortgage loan and mezzanine loan), and delivery of an intercreditor and subordination agreement.

    o With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.86% of the Initial Pool Balance (or approximately 5.05% of the Initial Loan Group 1 Balance), the loan documents permit the members of the borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including a maximum aggregate loan-to-value ratio equal to the loan-to-value-ratio at closing or such higher amount as will not result in a downgrade, a debt service coverage ratio of at least 1.40x, an acceptable intercreditor agreement, and a mortgagee's approval of the mezzanine loan documents.

    o With respect to one mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement), representing approximately 1.44% of the Initial Pool Balance (or approximately 1.88% of the Initial Loan Group 1 Balance), the loan documents permit the members of the borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio of no greater than eighty-five percent (85%), a debt service coverage ratio of at least 1.25x, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 28 on Annex A-1 to this prospectus supplement), representing approximately 1.06% of the Initial Pool Balance (or approximately 4.48% of the Initial Loan Group 2 Balance), the loan documents permit the members of the borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio of no greater than eighty-five percent (85%), a debt service coverage ratio of at least 1.00x, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.

    o With respect to one mortgage loan (identified as Loan No. 43 on Annex
      A-1 to this prospectus supplement) representing approximately 0.70% of the Initial Pool Balance (or approximately 0.91% of the Initial Loan Group 1 Balance), the loan documents permit the members of the borrower to pledge their ownership interests, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio of 90%, and aggregate debt service coverage ratio of 1.20x or greater; mezzanine loan documents and mezzanine lender that are acceptable to lender; and an acceptable intercreditor agreement.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "AFR/Bank of America Portfolio Mortgage Loan"), representing approximately 5.81% of the Initial Pool Balance (or approximately 7.60% of the Initial Loan Group 1 Balance), the related mortgaged properties also secure four other mortgage loans (the "AFR/Bank of America Portfolio Companion Loans"). Three of the AFR/Bank of America Portfolio Companion Loans (the "AFR/Bank of America Portfolio Senior Companion Loans") are pari passu in right of payment with the AFR/Bank of America Portfolio Mortgage Loan and have Cut-off Date Balances of $100,000,000, $85,000,000 and $80,000,000, respectively. The other AFR/Bank of America Portfolio Companion Loan is subordinate in right of payment to the AFR/Bank of America Portfolio Mortgage Loan (the "AFR/Bank of America Portfolio B Note" and, together with the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion

Loans, the "AFR/Bank of America Portfolio Whole Loan") and has a Cut-off Date Balance of $100,000,000. Only the AFR/Bank of America Portfolio Mortgage Loan is included in the trust. The AFR/Bank of America Portfolio Companion Loans are not assets of the trust.

     As of the Cut-off Date, the largest of the AFR/Bank of America Portfolio Senior Companion Loans (the "AFR/Bank of America Portfolio Senior Companion Loan A-1") and the AFR/Bank of America Portfolio B Note are owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc., Mortgage Pass-Through Certificates, Series 2003-C3 (the "AFR/Bank of America Portfolio Pooling and Servicing Agreement"). As of the Cut-off Date, the two other AFR/Bank of America Portfolio Senior Companion Loans are owned by the related Mortgage Loan Seller or an affiliate.

     The holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Companion Loans entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement,

    o if no monetary event of default or other material non-monetary event of default shall have occurred and be continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Note has cured such monetary event of default or other material non-monetary event of default in accordance with the terms of that intercreditor agreement and the AFR/Bank of America Portfolio Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Senior Companion Loans and the AFR/Bank of America Portfolio B Note are repaid in full and the holders of the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Senior Companion Loans and the AFR/Bank of America Portfolio B Note will be entitled to receive their respective scheduled and voluntary payments of principal on a pro rata basis; and

    o if a monetary event of default or other material non-monetary event of default shall have occurred and be continuing (and has not been cured by the holder of the AFR/Bank of America Portfolio B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the AFR/Bank of America Portfolio Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Note will not be entitled to receive payments of principal and interest until the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans receive all their respective accrued scheduled interest and outstanding principal in full.

     In addition, the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

    o the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

    o all payments, proceeds and other recoveries on or in respect of the AFR/Bank of America Portfolio Mortgage Loan and/or the AFR/Bank of America Portfolio Senior Companion Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, the Master Servicer and the Trustee under the pooling and servicing agreement, and any other service providers with respect to an AFR/Bank of America Portfolio Senior Companion Loan to payments and reimbursements pursuant to and in accordance with the terms of the AFR/Bank of America Portfolio Pooling and Servicing Agreement) will be applied to the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans on a pari passu basis according to their respective outstanding principal balances.

     The AFR/Bank of America Portfolio Mortgage Loan will be serviced pursuant to the terms of the AFR/Bank of America Portfolio Pooling and Servicing Agreement. However, P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan will be made by the master servicer or the trustee, as applicable, as described in "Description of the Certificates--Advances" in this prospectus supplement. For more information regarding the servicing of the AFR/Bank of America Portfolio Mortgage Loan, see "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement.

     The AFR/Bank of America Portfolio Mortgage Loan is referred to as such in this prospectus supplement because it is secured by Mortgaged Properties at which Bank of America is a tenant. The AFR/Bank of America Portfolio Mortgage Loan was originated by GACC.

THE PARADISE POINT MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 4 on Annex A-1 to this prospectus supplement) (the "Paradise Point Mortgage Loan"), representing approximately 3.64% of the Initial Pool Balance (or approximately 4.77% of the Initial Loan Group 1 Balance), the related mortgaged property also secures another mortgage loan (the "Paradise Point B Note" and, together with the Paradise Point Mortgage Loan, the "Paradise Point Whole Loan"). The Paradise Point B Note is subordinate in right of payment to the Paradise Point Mortgage Loan and has a Cut-off Date Balance of $18,000,000. The Paradise Point Mortgage Loan and the Paradise Point B Note are both included in the trust, but the Paradise Point B Note only supports the Class PARADISE Certificates.

     The holders of the Paradise Point Mortgage Loan and the Paradise Point B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Paradise Point Whole Loan. Pursuant to the terms of that intercreditor agreement,

    o if no monetary event of default or other material event of default shall have occurred and be continuing (or if a monetary event of default or other material event of default has occurred and is continuing, and the holder of the Paradise Point B Note has cured such monetary event of default or other material event of default in accordance with the terms of that intercreditor agreement), the holder of the Paradise Point Mortgage Loan and the holder of the Paradise Point B Note will be entitled to receive their scheduled payments of principal and interest on a pro rata basis; and

    o if a monetary event of default or other material event of default shall have occurred and be continuing (and has not been cured by the holder of the Paradise Point B Note in accordance with the terms of the related intercreditor agreement), the holder of the Paradise Point B Note will not be entitled to receive payments of principal and interest until the holder of the Paradise Point Mortgage Loan receives all its accrued scheduled interest and outstanding principal in full.

     The Paradise Point Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. For more information regarding the servicing of the Paradise Point Mortgage Loan, see "Servicing of the Mortgage Loans--Rights of the Class PARADISE Directing Certificateholder" in this prospectus supplement.

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of three mortgage loans (identified as Loan Nos. 5, 6, and 15 on Annex A-1 to this prospectus supplement), representing approximately 5.23% of the Initial Pool Balance (or approximately 6.84% of the Initial Loan Group 1 Balance ). The primary sponsor under such mortgage loans is a JPMorgan Commingled Pension Fund and Gables Residential.

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 5.81% of the Initial Pool Balance. Such mortgage loan also represents approximately 7.60% of the Initial Loan Group 1 Balance. In addition, no mortgage loan in Loan Group 2 exceeds 11.62% of the Initial Loan Group 2 Balance.

     The following table sets forth information regarding the ten largest mortgage loans in the pool, which represent, in the aggregate, approximately 34.90% of the Initial Pool Balance, approximately 42.08% of the Initial Loan Group 1 Balance and approximately 11.62% of the Initial Loan Group 2 Balance.

 TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED LOANS -- ALL MORTGAGE LOANS




                                                                 AGGREGATE                       % OF
                                                                 PRINCIPAL                    APPLICABLE
                                      NUMBER OF    NUMBER OF    BALANCE OF        % OF       INITIAL LOAN
                                       MORTGAGE    MORTGAGED   THE MORTGAGE   INITIAL POOL       GROUP
LOAN NAME                               LOANS     PROPERTIES       LOANS         BALANCE      BALANCE(1)
------------------------------------ ----------- ------------ -------------- -------------- --------------
AFR/Bank of America Portfolio(2)....       1          152      $ 75,000,000        5.81%          7.60%
Lee Park ...........................       1            1        55,905,355        4.33           5.67%
Arapahoe Crossings Shopping
 Center ............................       1            1        49,844,943        3.86           5.05%
Paradise Point Resort and Spa(2)....       1            1        47,000,000        3.64           4.77%
Metropolitan Apartments I & II .....       2            2        46,500,000        3.60           4.71%
Shoppes at Grand Prairie ...........       1            1        42,821,547        3.32           4.34%
Elmwood Shopping Center ............       1            1        37,000,000        2.87           3.75%
Palma Sorrento Apartments ..........       1            1        35,389,665        2.74          11.62%
Devonshire Reseda Shopping
 Center ............................       1            1        30,975,044        2.40           3.14%
Hanford Mall .......................       1            1        30,000,000        2.32           3.04%
                                          --          ---      ------------       -----
TOTAL/WEIGHTED AVERAGE .............      11          162      $450,436,554       34.90%
                                          ==          ===      ============       =====



                                                                      WEIGHTED AVERAGES
                                     -----------------------------------------------------------------------------------
                                                          STATED                            CUT-OFF            LTV
                                         MORTGAGE       REMAINING                          DATE LTV         RATIO AT
LOAN NAME                                  RATE        TERM (MOS.)        DSCR(2)          RATIO(2)        MATURITY(2)
------------------------------------ ---------------- ------------- ------------------ ---------------- ----------------
AFR/Bank of America Portfolio(2)....       5.489%          119           1.92x(3)          47.24%           39.64%
Lee Park ...........................       6.350%          118           1.29x             78.19%           67.10%
Arapahoe Crossings Shopping
 Center ............................       5.340%          117           1.56x             66.91%           55.79%
Paradise Point Resort and Spa(2)....       4.605%           61           3.44x             35.07%           30.92%
Metropolitan Apartments I & II .....       4.220%(4)        58           2.53x             56.43%           56.43%
Shoppes at Grand Prairie ...........       5.455%           58           1.26x(5)          77.89%(5)        72.27%(5)
Elmwood Shopping Center ............       5.640%          120           1.45x             73.27%           61.47%
Palma Sorrento Apartments ..........       5.330%           81           1.35x             69.26%           61.94%
Devonshire Reseda Shopping
 Center ............................       6.110%          119           1.30x             76.01%           64.73%
Hanford Mall .......................       5.740%           83           1.50x             68.18%           63.02%
                                           -----           ---           -----             -----            -----
TOTAL/WEIGHTED AVERAGE .............       5.412%           95           1.81x             63.09%           55.59%
                                           =====           ===           =====             =====            =====

-------
(1) Except for the mortgage loan identified as Palma Sorrento Apartments on Annex A-1 to this prospectus supplement, all of the mortgage loans represented in this table are part of loan group 1.


(2) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the principal balance of the mortgage loan or mortgage loans pari passu with such mortgage loan are included in the calculation of the DSCR and LTV Ratios. With respect to the Paradise Point Mortgage Loan, the principal balance of the Paradise Point B Note is not included in the calculation of the DSCR and LTV Ratios.


(3) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Underwritten NCF does not include income relating to the approximately 803,980 net rentable square feet of shadow occupied release space. If such income were included, the Underwritten DSCR would be 2.24x.


(4) The two cross-collateralized mortgage loans comprising Metropolitan Apartments I & II have mortgage rates of 4.200% and 4.250%, respectively.



(5) Calculated based on principal loan balance, as of the Cut-off Date or Maturity Date, as applicable, after netting out a cash holdback reserve of $1,540,000.

     Summaries of certain additional information with respect to each of the ten largest mortgage loans detailed above can be found on Annex B to this prospectus supplement.


CREDIT TENANT LEASE LOANS

     Two mortgage loans (identified as Loan Nos. 116 and 119 on Annex A-1 to this prospectus supplement), representing approximately 0.43% of the Initial Pool Balance (or approximately 0.56% of the Initial Loan Group 1 Balance), are credit tenant lease loans. The credit tenant lease loans are secured by Mortgaged Properties subject to certain obligations of a credit tenant under a credit lease (each, a "Credit Lease"). Such Mortgaged Properties are leased to Walgreen Co. (whose published long-term unsecured debt is rated as of December 17, 2003, "A+" by S&P and "Aa3" by Moody's). The tenant has certain obligations under each Credit Lease and such obligations are subject to offset rights or other remedies if the landlord fails to perform certain repairs, maintenance or other obligations under the Credit Lease. Scheduled monthly rent payments under the Credit Leases were determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the credit tenant lease loans.

     The credit tenant lease loans had DSCRs at origination of approximately 1.18x to 1.30x and LTV Ratios as of the Cut off Date (on an as leased basis) ranging from approximately 66.36% to 66.50%.

     With respect to such mortgage loans, in the event of a casualty of a material portion of the related Mortgaged Property or a condemnation of a material portion of the related Mortgaged Property, the Trustee on behalf of the Certificateholders will have the benefit of a non-cancelable credit lease enhancement insurance policy obtained to cover certain risks of lease termination relating to casualty and condemnation issued by Lexington Insurance Company ("Lexington"). As of the Cut off Date, Lexington had a long term financial strength rating of "AAA" by S&P, and "AAA" by Fitch Ratings.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. One hundred-eight mortgage loans, representing approximately 79.67% of the Initial Pool Balance (which include 82 mortgage loans in Loan Group 1, or approximately 82.91% of the, and 26 mortgage loans in Loan Group 2, or approximately 69.19% of the Initial Loan Group 2 Balance), provide for a grace period of five days. One mortgage loan (identified as Loan No. 45 on Annex A-1 to this prospectus supplement), representing approximately 0.62% of the Initial Pool Balance (or approximately 2.62% of the Initial Loan Group 2 Balance), provides for a grace period of seven days. Twenty-six mortgage loans, representing approximately 18.55% of the Initial Pool Balance (which include 15 mortgage loans in Loan Group 1, or approximately 15.58% of Initial Loan Group 1 Balance, and 11 mortgage loans in Loan Group 2, or approximately 28.18% of the Initial Loan Group 2 Balance), provide for a grace period of ten days. One mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 1.16% of the Initial Pool Balance (or approximately 1.51% of the Initial Loan Group 1 Balance), provides for a grace period of 15 days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. One-hundred-thirty-five of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). One mortgage loan (identified as Loan No. 110 on Annex A-1 to this prospectus supplement), representing approximately 0.25% of the Initial Pool Balance (or approximately 1.04% of the Initial Loan Group 1 Balance), accrues interest on the basis of the actual number of days in a month, assuming a 365-day year ("Actual/365 Basis"). Except as set forth in this paragraph, all of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. Thirteen mortgage loans (identified as Loan Nos. 1, 11, 19, 22, 30, 37, 50, 54, 57, 60, 94, 101 and 123 on Annex A-1 to this prospectus supplement), representing approximately 15.44% of the Initial Pool Balance (which include six mortgage loans in Loan Group 1, or approximately 15.65% of the Initial Loan Group 1 Balance, and seven mortgage loans in Loan Group 2, or approximately 14.73% of the Initial Loan Group 2 Balance), initially provide for monthly payments of interest-only for 1 to

36 scheduled payments at the beginning of the respective loan term of the mortgage loans and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan. Five mortgage loans (identified as Loan Nos. 5, 6, 15, 58 and 85 on Annex A-1 to this prospectus supplement), representing approximately 6.02% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 7.28% of the aggregate principal balance of such loan group as of the cut-off date and one mortgage loan in Loan Group 2, or approximately 1.90% of the aggregate principal balance of such loan group as of the cut-off date), provide for monthly payments of interest-only for the entirety of the respective terms of such mortgage loans.

     Prepayment Provisions. Except with respect to the AFR/Bank of America Portfolio Mortgage Loan (as described below), each of the mortgage loans prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

       (1) One hundred thirty of the mortgage loans, representing approximately 90.81% of the Initial Pool Balance (which include 92 mortgage loans in Loan Group 1, or approximately 87.97% of the Initial Loan Group 1 Balance, and 38 mortgage loans in Loan Group 2, or approximately 100.00% of the Initial Loan Group 2 Balance), permit only defeasance after the expiration of the Lock-out Period. In the case of certain loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions in the loan documents.

       (2) Five of the mortgage loans (identified as Loan Nos. 5, 6, 7, 85 and 91 on Annex A-1 to this prospectus supplement), representing approximately 7.57% of the Initial Pool Balance (or approximately 9.90% of the Initial Loan Group 1 Balance), require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge.

       (3) One of the mortgage loans (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.63% of the Initial Pool Balance (or approximately 2.13% of the Loan Group 1 Balance), permits voluntary prepayment without the payment of any penalty for its final 34 scheduled payments.

     The AFR/Bank of America Portfolio Mortgage Loan permits the voluntary prepayment of a specified portion thereof (subject to a Yield Maintenance Charge) in connection with the sale of certain identified mortgaged properties during its Lockout Period. From and after December 23, 2005, defeasance is permitted, subject to certain conditions in the loan documents. From and after August 1, 2013, the mortgage loan may be prepaid without payment of a penalty.

     "Yield Maintenance Charge" means:

    o with respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the Initial Pool Balance (or approximately 7.60% of the Initial Loan Group 1 Balance), the product of (A) the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the Treasury Rate (converted to a monthly equivalent) over (ii) the outstanding principal amount immediately before such prepayment and (B) the principal amount being repaid;

    o with respect to two mortgage loans (identified as Loan Nos. 5 and 6 on Annex A-1 to this prospectus supplement), representing approximately 3.60% of the Initial Pool Balance (or approximately 4.71% of the Initial Loan Group 1 Balance), is the sum of the present values on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below), converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan through the date of the fifty-eighth installment of interest due under the applicable mortgage loan;

    o with respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 3.32% of the Initial Pool Balance (or approximately 4.34% of the Initial Loan Group 1 Balance), the present value, as of the date of the related prepayment and based on a discount rate equal to the Comparable Treasury Rate and trading closest to par, of the excess of

      (a) the total amount of interest that would accrue to the mortgagee on account of the unpaid principal balance of the mortgage loan as of the date of the related prepayment through the last day of the Yield Maintenance Period (which for this loan ends on the maturity date), assuming no reduction of such unpaid principal balance between such dates and assuming that such interest is paid on a 30/360 basis, over

      (b) the total amount of investment income that would be earned by the lender from the date of the related prepayment through the last day of the yield maintenance period accruing on a 30/360 basis (which for this loan ends on the maturity date), if the principal balance of the mortgage loan (as of the date of the related prepayment) were invested in United States government general issue Treasury Securities at the Comparable Treasury Rate during the Yield Maintenance Period (which for this loan ends on the maturity date); and

    o with respect to two mortgage loans (identified as Loan Nos. 85 and 91 on Annex A-1 to this prospectus supplement), representing approximately 0.65% of the Initial Pool Balance (or approximately 0.84% of the Initial Group 1 Balance), is the greater of (i) 1% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying (A) the principal amount of the loan being prepaid, times (B) the difference obtained by subtracting (I) the Yield Rate (as defined below) from (II) the interest rate under the loan, multiplied by (C) the present value factor calculated using the following formula:

                         1-(1+r)-n
                         ---------
                             r

      where "r" is equal to the Yield Rate and "n" is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

     "Treasury Rate" means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to the anticipated repayment date, as determined on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities (or if such release is unavailable, another recognized source).

     "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate.

     "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12.

     "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     "Comparable Treasury Rate" means the rate of interest which is equal to the average yield (determined by the lender on the date that is seven days prior to the date of the related prepayment) on then generally available United States government general issue Treasury Securities maturing nearest to the end of the Yield Maintenance Period.

     "Yield Rate" means the yield rate for the 6.5% U.S. Treasury Security due February 15, 2010, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for such U.S. Treasury Security (as selected at mortgagee's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, mortgagee shall determine such Yield Rate from another source selected by the mortgagee in the mortgagee's sole and absolute discretion.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. Except with respect to six mortgage loans (identified as Loan Nos. 5, 6, 7, 15, 85 and 91 on Annex A-1 to this prospectus supplement), representing approximately 9.19% of the Initial Pool Balance (or approximately 12.03% of the Initial Loan Group 1 Balance), the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

       (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date, including the balloon payment date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or government securities; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     In general, the related borrower will be responsible for purchasing the U.S. government obligations or government securities at its expense. Upon the borrower's pledge of the U.S. government obligations or government securities, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.


     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.


     Performance Escrows. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels or realizing lease execution, occupancy or rent payment milestones. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, certain of such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. To the extent that the related mortgage loan documents provide that the lender will be entitled to consent to such action, the Master Servicer will be permitted to consent to such action, subject to the satisfaction of the conditions described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this prospectus supplement. Certain mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.


     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above.


     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the applicable Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor either Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates from (i) Moody's, with respect to any mortgage loan (together with any mortgage loans cross collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance and (ii) S&P, with respect to any mortgage loan, if the applicable mortgage loan (A) represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust or the Stated Principal Balance of the mortgage loan is over $35,000,000 or (B) or is one of the ten largest mortgage loans in the trust based on principal balance.


     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the applicable Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the applicable Special Servicer, (c) the Master Servicer has submitted to the applicable Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by such Special Servicer, (d) the applicable Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and (e) the Directing Certificateholder has informed the applicable Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder fails to respond within five days following receipt of such Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the applicable Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or
(b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor the applicable Special Servicer will be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates from (i) Moody's, with respect to any mortgage loan (together with any mortgage loans cross collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance and (ii) S&P, if the applicable mortgage loan (x) represents 2% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, has a principal balance over $20,000,000 or is one of the ten largest mortgage loans based on Stated Principal Balance and (y) such mortgage loan has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the applicable Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the applicable Special Servicer, (c) the Master Servicer has submitted to the applicable Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by such Special Servicer, (d) the applicable Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and (e) the Directing Certificateholder has informed the applicable Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder has failed to respond within five days following receipt of such Special Servicer's recommendation, then the waiver will be deemed approved.

     Notwithstanding the foregoing, with respect to the Paradise Point Whole Loan, prior to the occurrence and continuance of a Paradise Point Control Appraisal Event, the rights set forth above will be exercised by the Class PARADISE Directing Certificateholder. See "Servicing of the Mortgage Loans--Rights of the Class PARADISE Directing Certificateholder--Consultation and Consent" in this prospectus supplement.

     In addition, the ability of the Master Servicer to exercise a "due-on-sale" clause or "due-on-encumbrance" clause may also be subject to the approval of the holder of any related mezzanine debt.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented on Annex A-3 of this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in January 2004 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     With respect to the AFR/Bank of America Portfolio Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratios and DSCR is the aggregate principal balance of the AFR/Bank of America Portfolio Senior Notes. For purposes of weighting the LTV Ratios and DSCR with respect to the AFR/Bank of America Portfolio Mortgage Loan, the loan amount used in this prospectus supplement is the principal balance of the AFR/Bank of America Portfolio Mortgage Loan. The AFR/Bank of America Portfolio Companion B
Note is included in calculation of LTV Ratios and DSCRs only where specifically indicated.

     For purposes of calculating and weighting the LTV Ratios and DSCR with respect to the Paradise Point Mortgage Loan, the loan amount used in this prospectus supplement is the principal balance of the Paradise Point Mortgage Loan. The Paradise Point B Note is not included in the calculation of LTV Ratios and DSCRs unless specifically indicated.

     For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the tables presented on Annex A-3 to this prospectus supplement, Cut-off Date Balance and Maturity Balance are calculated after netting out letters of credit and/or holdback amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance (or approximately 8.19% of the Initial Loan Group 1 Balance). With respect to five mortgage loans (identified as Loan Nos. 5, 6, 15, 58 and 85 on Annex A-1 to this prospectus supplement), representing approximately 6.02% of the Initial Pool Balance (which include 4 mortgage loans in Loan Group 1, or approximately 7.28% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 1.90% of the Initial Loan Group 2 Balance), which pay interest only for the entirety of their respective loan terms, DSCR is calculated based on annualizing the average of the interest payments for the first 12 interest payment periods on such mortgage loans. With respect to each mortgage loan that pays interest-only for a portion of its term, DSCR is calculated by annualizing the principal and interest payment which commences upon the expiration of such interest-only period.

     Also, with respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the Initial Pool Balance (or approximately 7.60% of the Initial Loan Group 1 Balance), the Underwritten Net Cash Flow does not include income relating to the approximately 803,980 net rentable square feet of shadow occupied release space. If such income were included, the Underwritten DSCR would be 2.24x.

     The tables presented on Annex A-3 that are entitled "Range of Debt Service Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to:

       (a) three mortgage loans (identified as Loan Nos. 22, 30 and 50 on Annex A-1 to this prospectus supplement), representing approximately 2.89% of the Initial Pool Balance (which include two mortgage loans in Loan Group 1, or approximately 2.03% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 5.70% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule,

       (b) one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 5.81% of the Initial Pool Balance (or approximately 7.60% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 18 scheduled payments, after which date the mortgage loan amortizes based upon a 330-month amortization schedule,

       (c) one mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 2.32% of the Initial Pool Balance (or approximately 3.04% of the Initial Group 1 Balance), where Periodic Payments are interest-only for the first 18 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule,

       (d) five mortgage loans (identified as Loan Nos. 19, 37, 57, 60 and 123 on Annex A-1 to this prospectus supplement), representing approximately 3.37% of the Initial Pool Balance (which include two mortgage loans in Loan Group 1, or approximately 2.98% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 4.62% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule, and

       (e) three mortgage loans (identified as Loan Nos. 54, 94 and 101 on Annex A-1 to this prospectus supplement), representing approximately 1.04% of the Initial Pool Balance (or approximately 4.42% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 36 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule.

     For the mortgage loans identified in (a), (b), (c), (d) and (e) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period.

     See "--Certain Terms and Conditions of the Mortgage Loans" above.

     The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity Dates" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratios of a mortgage loan may be higher than its LTV Ratios at origination even after taking into account amortization since origination. In addition, with respect to three mortgage loans (identified as Loan Nos. 7, 16 and 21, on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance (or approximately 8.19% of the Initial Loan Group 1 Balance), the LTV Ratios as of the Cut-off Date and the stated maturity date were calculated after reducing the Cut-off Date Balance and Maturity Balance of these mortgage loans by holdback amounts and amounts payable under certain letters of credit pledged as additional collateral.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     Although the Paradise Point B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the statistical information), the Paradise Point B Note is not reflected herein and the term "mortgage loan" does not include the Paradise Point B Note (except as otherwise specified herein).

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers at the time or as updated prior to the Closing Date and may or may not reflect the amounts calculated and adjusted by S&P and Moody's for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve was waived or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 78 Mortgaged Properties, securing mortgage loans representing approximately 34.09% of the Initial Pool Balance and located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Seven of the 78 Mortgaged Properties described above securing mortgage loans (identified as Loan Nos. 18, 31, 33, 47, 54, 57 and 101 on Annex A-1 to this prospectus supplement), representing approximately 4.68% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 4.56% of the Initial Loan Group 1 Balance and three mortgage loans in Loan Group 2, or approximately 5.10% of the Initial Loan Group 2 Balance), are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. Seismic reports were generally not done for manufactured housing community properties.


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the parent corporation of the Depositor. See "The Depositor" in the prospectus. GECC directly originated all of the mortgage loans acquired by the Depositor from GECC, except for four mortgage loans (identified as Loan Nos. 10, 59, 108 and 123 on Annex A to this prospectus supplement and as described on Annex A-2 to this prospectus supplement), representing approximately 3.29% of the Initial Pool Balance (which include two mortgage loans in Loan Group 1, or approximately 3.72% of the Initial Loan Group 1 Balance, and two mortgage loans in Loan Group 2, or approximately 1.90% of the Initial Loan Group 2 Balance), that GECC acquired after underwriting and closing such mortgage loans as origination agent for the related mortgage lender. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC or an affiliate of GACC directly originated all of the mortgage loans acquired by the Depositor from GACC. Bank of America is also the Master Servicer and an affiliate of Banc of America Securities LLC, one of the Underwriters. Bank of America or its conduit participants directly originated all of the mortgage loans acquired by the Depositor from Bank of America.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING STANDARDS


     GECC's Underwriting Standards

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $27.3 billion of assets. GE Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratios. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:




PROPERTY TYPE                           DSCR GUIDELINE     LTV RATIO GUIDELINE
-------------                          ----------------   --------------------
     Anchored Retail ...............          1.20x               80.00%
     Unanchored Retail .............          1.25x               80.00%
     Multifamily ...................          1.20x               80.00%
     Office ........................          1.25x               80.00%
     Self storage ..................          1.25x               75.00%
     Industrial/Warehouse ..........          1.20x               80.00%
     Manufactured Housing ..........          1.20x               80.00%
     Hotel .........................          1.50x               70.00%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:



  Multifamily .......................... $250 per unit
  Office ............................... $0.20 per square foot
  Retail ............................... $0.15 per square foot
  Self storage ......................... $0.15 per square foot
  Industrial/Warehouse ................. $0.15 per square foot
  Manufactured Housing ................. $50 per pad
  Hotel ................................ 4.0% -- 5.0% of gross revenue

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.


    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.


     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.


     GACC's Underwriting Standards

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, office, industrial, multifamily, self storage, hotel and warehouse properties as well as manufactured housing communities located in the United States.


     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by office and retail properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.


     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.


     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                          DSCR GUIDELINE     LTV RATIO GUIDELINE
-------------                         ----------------   ---------------------
     Anchored Retail ..............          1.25x                75.00%
     Unanchored Retail ............          1.30x                70.00%
     Multifamily ..................          1.20x                80.00%
     Office .......................          1.25x                75.00%
     Self storage .................          1.30x                70.00%
     Industrial/Warehouse .........          1.25x                75.00%
     Manufactured Housing .........          1.20x                80.00%
     Hotel ........................          1.60x                70.00%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination.

     In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

    o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current mileage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

    o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:



  Multifamily ..........................   $250 per unit
  Office ...............................   $0.20 per square foot
  Retail ...............................   $0.20 per square foot
  Self storage .........................   $0.15 per square foot
  Hotel ................................   5.0% of gross revenue
  Industrial/Warehouse .................   $0.20 per square foot
  Manufactured Housing .................   $50 per pad

    o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

    o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

     Bank of America's Underwriting Standards

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities, although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards, and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

    o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

    o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

    o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Loans originated by Bank of America generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by Bank of America conforms in its entirety to the guidelines described above.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

       (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage
    Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

       (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on site or off site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

       (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non recourse provisions therein and any state anti deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. No person other than the related borrower owns any interest in any payments due under the related leases. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

       (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest or yield maintenance charges and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

       (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

       (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
    (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property, and (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided, that such tenants are performing under such leases); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

       (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

       (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance, or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in paragraph
     (11) below;


       (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads,
     (b) that there are no encroachments of any part of the building thereon over easements and (c) that the area shown on the survey is the same as the property described in the Mortgage;


       (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under the related loan documents, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; provided, however, such business interruption insurance is only recoverable to the extent the related tenant has an abatement right in connection with such casualty pursuant to the terms of its respective lease) and (C) each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties; if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance

     Administration Program; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a probable of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from S&P, Moody's or Fitch of not less than "A minus" (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related loan documents, any insurance proceeds in respect of a casualty loss will be applied either to
     (1) the repair or restoration of the related Mortgaged Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each mortgage loan require that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage as of the later of (i) the date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended, and the related mortgage loan documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability;

       (13) other than payments due but not yet 30 days or more delinquent (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents;
     and under the terms of each mortgage
     loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation or warranty made by the mortgage loan seller in any of paragraphs (9), (14), (16), (17) or (23) or disclosed in the schedule of exceptions attached to the related Purchase Agreement;

       (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

       (15) the related loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

       (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and
     (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

       (17) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

       (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "Description of the Mortgage Pool--General"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The loan documents require the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees. The loan documents contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgaged loans or multi property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

       (19) the terms of the related loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. No alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the related Mortgage Loan Seller since
     January   , 2004. The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

       (20) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefore equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents, (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) and "government securities" within the meaning of the REMIC

     Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan;


       (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of APD Loans, assuming the Anticipated Prepayment Date is the maturity date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;


       (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee or such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property; and


       (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

          (A) such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

          (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

          (C) the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

          (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

          (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

          (G) such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than the greater of 10 years beyond the amortization term or 20 years beyond the stated maturity date for the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years beyond the amortization term);

          (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

          (I) under the terms of such Ground Lease and the related loan documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon;

          (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

          (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

          (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to
(a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the applicable Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related Mortgage Loan Seller repurchases the mortgage loan following the expiration of the initial 90-day cure period discussed in the preceding sentence, then the applicable Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the applicable Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the applicable Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged Properties directly corresponding thereto; provided, that the applicable Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of any REMIC as a REMIC nor result in the imposition of any tax on any REMIC or the trust fund and (ii) written confirmation from S&P and Moody's that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, such cross-collateralized group is required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things:

       (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

       (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

       (c) have the same due date as the deleted mortgage loan;

       (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

       (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

       (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

       (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

       (h) have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

       (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan;

       (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

       (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date;

       (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of S&P or Moody's to any class of Certificates then rated by S&P or Moody's, respectively (the cost, if any, of obtaining any such confirmation to be paid by the applicable Mortgage Loan Seller);

       (m) has been approved by the Directing Certificateholder in its sole discretion;

       (n) prohibit defeasance within two years of the Closing Date; and

       (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided, that no individual Mortgage Rate for any Qualified Substitute Mortgage Loan will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the WAC Rate of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.



     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the applicable Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


LOCK BOX ACCOUNTS


     With respect to 37 mortgage loans (the "Lock Box Loans"), representing approximately 45.03% of the Initial Pool Balance (which include 28 mortgage loans in Loan Group 1, or approximately 47.84% of the Initial Loan Group 1 Balance, and nine mortgage loans in Loan Group 2, or approximately 35.92% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicers and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account; and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The trust's assets also include the Paradise Point B Note. Although the Paradise Point B Note is an asset of the trust fund, for purposes of the information contained in this prospectus supplement (including the statistical information), the Paradise Point B Note is not reflected herein and the term "mortgage loan" does not include the Paradise Point B Note (except as otherwise specified herein). The Paradise Point B Note supports only the Class PARADISE Certificates, which are not being offered pursuant to this prospectus supplement.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates") will consist of the following 29 classes: the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5 Class PARADISE-6 and Class PARADISE-7 Certificates (the "Class PARADISE Certificates") and the Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B and Class C Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A (other than the Class A-1A Certificates), Class B and Class C Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PARADISE, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class PARADISE, Class X, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

       (1) until the Distribution Date in           , the sum of (a) the lesser
    of $            and the Certificate Balance of the Class A-1 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class
    G, Class H, Class J, Class K and Class L Certificates;

       (2) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-1 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class
    G, Class H, Class J, Class K and Class L Certificates;

       (3) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-1 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class
    G, Class H, Class J, Class K and Class L Certificates;

       (4) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-1 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class
    G, Class H, Class J, Class K and Class L Certificates;

       (5) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-2 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (6) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-2 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
    Class J and Class K Certificates and (d) the lesser of $            and
    the Certificate Balance of the Class L Certificates;

       (7) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-2 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H
    and Class J Certificates and (d) the lesser of $            and the
    Certificate Balance of the Class K Certificates;

       (8) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-2 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class
    H Certificates and (d) the lesser of $            and the Certificate
    Balance of the Class J Certificates;

       (9) after the Distribution Date in             and through and including
    the Distribution Date in            , the sum of (a) the lesser of
    $            and the Certificate Balance of the Class A-2 Certificates,
    (b) the lesser of $            and the Certificate Balance of the Class
    A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class
    H Certificates and (d) the lesser of $            and the Certificate
    Balance of the Class J Certificates;

       (10) after the Distribution Date in             and through and
     including the Distribution Date in            , the sum of (a) the lesser
     of $            and the Certificate Balance of the Class

     A-3 Certificates, (b) the lesser of $ and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $ and the Certificate Balance of the Class H Certificates;

       (11) after the Distribution Date in             and through and
     including the Distribution Date in            , the sum of (a) the lesser
     of $            and the Certificate Balance of the Class A-1A
     Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the
     lesser of $            and the Certificate Balance of the Class H
     Certificates;

       (12) after the Distribution Date in             and through and
     including the Distribution Date in            , the sum of (a) the lesser
     of $            and the Certificate Balance of the Class A-1A
     Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser
     of $            and the Certificate Balance of the Class G Certificates;

       (13) after the Distribution Date in             and through and
     including the Distribution Date in            , the sum of (a) the lesser
     of $            and the Certificate Balance of the Class A-1A
     Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser
     of $            and the Certificate Balance of the Class G Certificates;

       (14) after the Distribution Date in             and through and
     including the Distribution Date in            , the sum of (a) the lesser
     of $            and the Certificate Balance of the Class A-1A
     Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates and (c) the lesser of
     $            and the Certificate Balance of the Class F Certificates;

       (15) after the Distribution Date in            , $0.

     The Initial Notional Amount of the Class X-2 Certificates will be approximately $1,237,532,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $462,615,213.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, N.A. will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants.

Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicers or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicers or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicers and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in February 2004 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement and, with respect to the Paradise Point Whole Loan, a separate custodial account. The Master Servicer is required to deposit in the Certificate Account (or, with respect to the Paradise Point Whole Loan, the separate custodial account) on a daily basis (and in no event later than the business day following receipt of available funds):

       (a) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans;

       (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or, in the case of the AFR/Bank of America Portfolio Mortgage Loan, the Paradise Point Mortgage Loan (or any mortgage loan with existing mezzanine debt), the related intercreditor agreement, and

       (c) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") or other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds") (or, in the case of the AFR/Bank of America Portfolio Mortgage Loan and the Paradise Point Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreements).

     The Master Servicer will be permitted to make withdrawals from the Certificate Account (and the separate custodial account) as set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an account (the "Lower-Tier Distribution Account") and subaccount thereof (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

     Payments and collections received in respect of the Paradise Point Whole Loan will not be deposited in the Certificate Account, but will be deposited into a separate custodial account. Payments and collections on the Paradise Point Mortgage Loan will be transferred from such custodial account to the Certificate Account no later than the Business Day preceding the related Distribution Date.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis or Actual/365 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     Each of the Certificate Account, the separate custodial account with respect to the Paradise Point Whole Loan, the Distribution Account and the Interest Reserve Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial account maintained with respect to the Paradise Point Whole Loan) in U.S. government securities and other obligations that are acceptable to each of S&P and Moody's ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     Any investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Account must be in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on the funds. The Trustee will be required to bear any losses resulting from the investment of funds.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (w) the total amount of all cash received on the mortgage loans and any REO Properties (and in the case of the AFR/Bank of America Portfolio Mortgage Loan, only to the extent received by the Trustee pursuant to the related intercreditor agreements and/or the AFR/Bank of America Portfolio Pooling and Servicing Agreement) that is on deposit in the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

          (3) all amounts in the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

          (5) all Yield Maintenance Charges; and

          (6) all amounts deposited in the Lower-Tier Distribution Account in error;

       (x) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling
    Agreements--Certificate Account" in the prospectus;

       (y) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

       (z) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date.

     The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently,

    o on the Class A-1, Class A-2 and Class A-3 Certificates, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

    o on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

    o on the Class X-1 and Class X-2 Certificates, from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date.

     However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those classes, pro rata, in accordance with their interest entitlements;

     Second, in reduction of the Certificate Balances thereof:

     (A) to the Class A-1, Class A-2 and Class A-3 Certificates:

    o first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero,

    o then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution

      Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero and

    o then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; and

     (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-3 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

     Forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above. Any amounts remaining after the Certificate Balances of the Class A Certificates have been reduced to zero will be distributed to the Subordinate Certificates in accordance with the distribution priority set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate" applicable to each class of Certificates (other than the Class PARADISE and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
   equal to   %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class C Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class D Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class E Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class F Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class G Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class H Certificates is a per annum rate
   equal to   %.(1)

     The Pass-Through Rate on the Class J Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class K Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class L Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class M Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class N Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class O Certificates is a per annum rate
   equal to   %.(2)

     The Pass-Through Rate on the Class P Certificates is a per annum rate
   equal to   %.(2)

----------
(1) The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate.

(2) The Class J, K, L, M, N, O and P Certificates will each accrue interest at either (i) a fixed rate or (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate.


     Interest accrues on the Class X Certificates in aggregate for any Distribution Date in an amount generally equal to interest accrued on the Stated Principal Balance of the mortgage loans at the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class PARADISE and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.


     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is set forth on page S-8 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate (or with respect to the AFR/Bank of America Portfolio Mortgage Loan, the sum of the AFR/Bank of America Portfolio Servicing Fee Rate and the Trustee Fee Rate).

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date reduced by such class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date for any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the applicable Special Servicer, in each case after the due date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class PARADISE and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the Servicing Fee attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan or the AFR/Bank of America Portfolio Mortgage Loan, a prepayment due to Insurance Proceeds or Condemnation Proceeds, a prepayment subsequent to a default, a prepayment the acceptance of which is required by applicable law or a court order, a prepayment in respect of a mortgage loan that has not paid on or before its maturity date, a prepayment accepted with the consent of the Directing Certificateholder or a payment in respect of a mortgage loan that has not paid prior to its maturity date) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, however,

    o the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of Nonrecoverable Advances (plus interest accrued on such advances) that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

    o if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loans, such recovery will increase the Principal Distribution Amount with respect for the Distribution Date related to the period in which such recovery occurs.

     For the purpose of calculating the distributions on the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date.

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date.

     For the purposes of determining distributions on the Class A Certificates and calculating the Principal Distribution Amount on a Loan Group-by-Loan Group basis,

    o in the event that a Nonrecoverable Advance is required to be reimbursed out of collections of principal on the Mortgage Loans, then such reimbursement will made first from the principal collections on the mortgage loans included in the same Loan Group as the mortgage loan as to which such Nonrecoverable Advance was made and, if such principal collections are not sufficient to make such reimbursement in full, then from principal collection on the mortgage loans included in the other Loan Group,

    o in the event that amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered, then such recovered amounts will be allocated first to the principal collections on the mortgage loans included in the other Loan Group referred to in the previous bullet point, and, after the amounts reimbursed from such Loan Group have been repaid in full, then to the principal collections on the mortgage loans included in the same Loan Group as the mortgage loan as to which such Nonrecoverable Advance was made, and

    o in each case, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount will be reduced or increased accordingly.


     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal either (a) with respect to any mortgage loan other than the AFR/Bank of America Portfolio Mortgage Loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of the mortgage loans to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (i) above and (b) with respect to the AFR/Bank of America Portfolio Mortgage Loan, the "principal distribution amount" (as determined under the AFR/Bank of America Portfolio Pooling and Servicing Agreement) to the extent such amount is distributed on the AFR/Bank of America Portfolio Mortgage Loan pursuant to the related intercreditor agreement. The Scheduled Principal Distribution Amount with respect to any mortgage loan other than the AFR/Bank of America Portfolio Mortgage Loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the applicable Special Servicer or the Trustee, as the case may be, for prior Advances.


     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period (which will include, in the case of the AFR/Bank of America Portfolio Mortgage Loan, only the portion of such amounts payable to the holder of the AFR/Bank of America Portfolio Mortgage Loan pursuant to the related intercreditor agreement); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include, in the case of the AFR/Bank of America Portfolio Mortgage Loan, only the portion of such amounts that is payable to the holder of the AFR/Bank of America Portfolio Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.


     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage
Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).


     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.


     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.


     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the

Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Whole Loan, any of the loans comprising such Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the applicable Special Servicer or the Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (net of payments to be made, or reimbursement to the Master Servicer or the applicable Special Servicer for payments previously advanced, in connection with the operation and management of that property) generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor Agreement.


     Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) in the following manner: the holders of each class of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of mortgage loans included in Loan Group 1 to all of the Certificates (other than the Class A-1A Certificates and the Class PARADISE Certificates) on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period.

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 2 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: the holders of each class of the Class A-1A Certificates will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed as principal representing principal payments in respect of the mortgage loans included in Loan Group 2 to the Class A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period.

     Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of the mortgage loans will be distributed to holders of any other class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




CLASS DESIGNATIONS    ASSUMED FINAL DISTRIBUTION DATE
-------------------- --------------------------------
Class A-1 .......... November 10, 2008
Class A-2 .......... August 10, 2012
Class A-3 .......... December 10, 2013
Class B ............ December 10, 2013
Class C ............ December 10, 2013

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in November 10, 2038, the first Distribution Date following the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

    o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,


    o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,


    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution

Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class B Certificates, by means of the subordination of the Class C Certificates and Class C Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero and, then, to the Class A-3 Certificates until the Class A-3 Certificates are reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates and the Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class PARADISE, Class X and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class PARADISE, Class X and Residual Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances to the extent amounts have been paid from the Principal Distribution Amount, the payment to a Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account (or, with respect to the Paradise Point Whole Loan, the separate custodial account created with respect to the related Whole Loan) that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan included in the trust delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest or Yield Maintenance Charges.

     In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master Servicer's force-placed insurance policy) with respect to the related Mortgaged Property or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. In addition, the applicable Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis. With respect to the AFR/Bank of America Portfolio Mortgage Loan, servicing advances will be made under the AFR/Bank of America Portfolio Pooling and Servicing Agreement.

     The Master Servicer, the applicable Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the applicable Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the applicable Special Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer or Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the applicable Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections (except for P&I Advances made with respect to the Paradise Point B Note, which may be reimbursed solely out of collections on the Paradise Point B
Note).

     If the Master Servicer, the applicable Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, otherwise distributable on the Certificates, and second, out of other amounts otherwise distributable on the Certificates.

     If a Nonrecoverable Advance is reimbursed out of the Principal Distribution Amount as described above and the item for which the Nonrecoverable Advance was originally made is subsequently collected from payments or other collections on the related mortgage loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Due Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

     For the purposes of determining distributions on the Class A Certificates and calculating the Principal Distribution Amount on a Loan Group-by-Loan Group basis, any reductions and increases to the Principal Distribution Amount will be allocated to the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount as described under "--Distributions--Principal Distribution Amount" above.

     With respect to the payment of insurance premiums and delinquent tax assessments, neither the Master Servicer nor the Trustee, as applicable, will be required to make an Advance for such amounts if such Advance would be a Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the applicable Special Servicer of its determination that such Advance would be a Nonrecoverable Advance. Upon receipt of such notice, such Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (a) is necessary to preserve the related Mortgaged Property and (b) would nonetheless be in the best interests of the Certificateholders. If the applicable Special Servicer determines that such payment (a) is necessary to preserve the related Mortgaged Property and (b) would be in the best interests of the Certificateholders, such Special Servicer will be required to direct the Master Servicer to make such payment, and the Master Servicer will then be required to make such payment from funds in the Certificate Account or, if a Whole Loan is involved, from the custodial account created with respect to such Whole Loan.

     With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Master Servicer will be required to make its determination that it has made a nonrecoverable P&I Advance on such mortgage loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such mortgage loan independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the AFR/Bank of America Portfolio Senior Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan, if made, or any outstanding P&I Advance with respect to the AFR/Bank of America Portfolio Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the master servicer of each securitization that holds an AFR/Bank of America Portfolio Senior Companion Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related AFR/Bank of America Portfolio Senior Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan unless the Master Servicer has consulted with the other master servicers and they agree that circumstances with respect to the AFR/Bank of America Portfolio Whole Loan have changed such that a proposed P&I Advance in respect of the AFR/Bank of America Portfolio Mortgage Loan would not be a nonrecoverable P&I Advance. Notwithstanding the foregoing, if the AFR/Bank of America Portfolio Servicer determines that any P&I Advance with respect to the AFR/Bank of America Porfolio Mortgage Loan would not be a nonrecoverable advance, then the Master Servicer shall continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to AFR/Bank of America Portfolio Mortgage Loan except as set forth in this paragraph.

     In connection with its recovery of any Advance, each of the Master Servicer, the applicable Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the applicable Special Servicer. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan or the Paradise Point Whole Loan becomes effective as a result of a modification of such mortgage loan or the Paradise Point Whole Loan, as applicable, by the Master Servicer or the applicable Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan or the Paradise Point Whole Loan;

       (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or the Paradise Point Whole Loan;

       (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan or the Paradise Point Whole Loan, or a change in any other material economic term of such mortgage loan or the Paradise Point Whole Loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan or the Paradise Point Whole Loan by the applicable Special Servicer;

       (4) 30 days after the applicable Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

       (5) immediately after the Master Servicer or the applicable Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

       (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

       (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or the Paradise Point Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the applicable Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder (or, in the case of the Paradise Point Whole Loan, the related Controlling Holder)); and

       (8) immediately after a mortgage loan or the Paradise Point Whole Loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Promptly after the Appraisal Reduction Event, the applicable Special Servicer will be required to order an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause
(2) above, such Special Servicer will be required to order an MAI appraisal or valuation within the 120-day period set forth in such clause (2). By the first Determination Date occurring on or after the delivery of the MAI appraisal, the applicable Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that such Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or the Paradise Point Whole Loan, until the MAI appraisal or internal valuation is received and the Appraisal Reduction is calculated.

     The "Determination Date" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) or the Paradise Point Whole Loan, as to which any Appraisal Reduction Event has occurred, will be an amount calculated by the applicable Special Servicer by the first Determination Date following the date such Special Servicer receives or performs such MAI appraisal, equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or the Paradise Point Whole Loan, as applicable, as of the date of such determination over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property subject to such downward adjustments as the applicable Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate, as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any such mortgage loan or the Paradise Point Whole Loan, as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance) or (2) by an internal valuation performed by the applicable Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any such mortgage loan or the Paradise Point Whole Loan, as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan (together with any mortgage loan cross-collateralized with such mortgage loan) or the Paradise Point Whole Loan, as applicable, at a per annum rate equal to the Mortgage Rate (or, in the case of the Paradise Point Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or the Paradise Point Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan or the Paradise Point Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable).


     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) or, in the case of any Appraisal Reduction in respect of the Paradise Point Whole Loan, first, the amount of interest available to the Class PARADISE Certificates and then, the amount of interest available to the most subordinate class of Certificates outstanding. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.


     With respect to each mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) or the Paradise Point Whole Loan as to which an Appraisal Reduction has occurred (unless the mortgage loan or the Paradise Point Whole Loan has become a Corrected Mortgage Loan), the applicable Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the applicable Special Servicer has notice of a material change in the condition of the related Mortgaged Property that materially effects the value of such Mortgaged Property or (3) in the event the applicable Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the applicable Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, such Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent such Special Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan; provided, that such Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

     The Paradise Point Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction calculated with respect to such Whole Loan will be applied first to the related B Note. Any Appraisal Reduction Amount in respect of the Paradise Point Whole Loan that exceeds the aggregate balance of the related B Note will be allocated to the Paradise Point Mortgage Loan.

     Any mortgage loan or the Paradise Point Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

     The AFR/Bank of America Portfolio Mortgage Loan is subject to provisions in the AFR/Bank of America Portfolio Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar, but not necessarily identical, to the provisions set forth above.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicers during the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

       (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance Charges;

       (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

       (12) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (13) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount (with respect to the mortgage pool and with respect to each Loan Group) for the Distribution Date;

       (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

       (17) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

       (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

       (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

       (20) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

       (21) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

       (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

       (23) the aggregate unpaid principal balance of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) outstanding as of the close of business on the related Determination Date;


       (24) with respect to any mortgage loan as to which a liquidation occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

       (25) with respect to any REO Property included in the trust as to which the applicable Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer and the Trustee since the prior Distribution Date;

       (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicers and the Trustee since the prior Distribution Date;

       (28) the original and then current credit support levels for each class of Certificates;

       (29) the original and then current ratings for each class of Certificates;

       (30) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

       (31) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates.

     The Trustee will make available each month, to the general public via its internet website initially located at "www.ctslink.com/cmbs," (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate and Trepp LLC.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicers, the Master Servicer, S&P, Moody's, the Directing Certificateholder or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
    Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) any property inspection report prepared by or on behalf of the Master Servicer or the applicable Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

       (6) the mortgage loan files;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the applicable Special Servicer and delivered to the Trustee;

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicers, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

       (9) trustee exception reports;

       (10) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

       (11) an explanation of the calculation of any Prepayment Interest Shortfall.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided, that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicers, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. Neither the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicers or the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of a Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.


TERMINATION; RETIREMENT OF CERTIFICATES


     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by any of the Special Servicers or by the Master Servicer or (3) the exchange of all then outstanding Certificates (other than the Residual Certificates), including the Class PARADISE and Class X Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.


     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund.] This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of any such Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of certificates for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the Certificates and all certificateholders must voluntarily participate.


     On the final Distribution Date, the aggregate amount paid by any Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by a Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE


     Wells Fargo Bank, N.A. will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the trust is located (i) for certificate transfer purposes, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) (GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C1). As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0020% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the Intercreditor Agreements with respect to the Whole Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan), the Paradise Point B Note and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan), the Paradise Point B Note and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan), the Paradise Point B Note and any REO Properties; provided, that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     The Paradise Point B Note will be serviced and administered under the Pooling and Servicing Agreement as though it were a mortgage loan.

     The AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Senior Companion Loans and the AFR/Bank of America Portfolio B Note will be serviced and administered in accordance with the related intercreditor agreement and the AFR/Bank of America Portfolio Pooling and Servicing Agreement.

     Each of the Master Servicer and the Special Servicers (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer and the Special Servicers, as applicable, will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided, that the Special Servicer will only be permitted to appoint sub-servicers with respect to their servicing obligations and duties upon the consent of the Directing Certificateholder; provided, further, that each of the Master Servicer and the Special Servicers will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans for which it is responsible notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and each Special Servicer will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the applicable Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan) (and, in the case of the Paradise Point Mortgage Loan and the Paradise Point B Note, the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

    o the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the applicable Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans; and

    o the same care, skill, prudence and diligence with which the Master Servicer or the applicable Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or such Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders, as determined by the Master Servicer or such Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

          (A) any relationship that the Master Servicer or such Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

          (B) the ownership of any Certificate by the Master Servicer or such Special Servicer, as the case may be, or any affiliate of either;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer's or such Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or such Special Servicer or any affiliate of the Master Servicer or such Special Servicer, as applicable;

          (F) any obligation of the Master Servicer, in its capacity as a Mortgage Loan Seller, to cure a breach of a representation or warranty or repurchase the mortgage loan; and

          (G) any debt that the Master Servicer or such Special Servicer or any affiliate of the Master Servicer or such Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan). With respect to any mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan)

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended in accordance with the provisions of the Pooling and Servicing Agreement, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment;

       (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer or applicable Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or applicable Special Servicer (in the case of such Special Servicer, with the consent of the Directing Certificateholder), a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice or actual knowledge (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the applicable Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by such Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, the Master

Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 60 days (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to such Special Servicer and the Directing Certificateholder has given its consent, 120 days) following such payment default; provided, further, that with respect to a mortgage loan as to which the related borrower has become subject to a decree or order for a bankruptcy or similar proceeding, the mortgage loan will be returned to the Master Servicer for servicing if such decree or order has been dismissed, discharged or stayed within 60 days thereafter. If any of the aforementioned events occurs with respect to the Paradise Point Mortgage Loan or the Paradise Point B Note, then the Master Servicer will also transfer its servicing responsibilities with respect to the Paradise Point B Note or the Paradise Point Mortgage Loan, respectively. In addition, at the sole option of the Directing Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable Special Servicer will continue to be responsible for its operation and management.

     The mortgage loans serviced by the applicable Special Servicer and any mortgage loans secured by Mortgaged Properties that have become REO Properties (excluding the AFR/Bank of America Portfolio Mortgage Loan and any successor REO Loan) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by such Special Servicer of its duties under the Pooling and Servicing Agreement. Neither Special Servicer will have any responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the determination that a transfer to special servicing for the Paradise Point Whole Loan has occurred as a result of the occurrence of an event described in clause (5) of the second preceding paragraph will be delayed (unless an event described in clause (2) or (6) of the second preceding paragraph has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (1), (3) or (4) of the second preceding paragraph is also occurring) (a "Paradise Point Special Servicing Delay"), if, within the time frame specified in the Pooling and Servicing Agreement, the Class PARADISE Directing Certificateholder has deposited with the Master Servicer an amount equal to the monthly debt service payment for the Paradise Point Mortgage Loan due on the first due date following such deposit; provided, however, that such deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date (each such deposit will constitute a Paradise Point cure event; provided, however,

       (A) if the related borrower makes the monthly debt service payment on the first due date but the event described in clause (5) above is continuing, such deposit will either be retained by the Master Servicer for application on the second due date following the date of such deposit or, upon the business day following written request, will be returned to the Class PARADISE Directing Certificateholder (in which event there will no longer exist a Paradise Point Special Servicing Delay and a transfer of servicing from the Master Servicer to the Special Servicer may be determined to have occurred) and

       (B) if the related borrower makes the monthly debt service payment on the first due date and the event described in clause (5) above is not continuing, such deposit will be returned to the Class PARADISE Directing Certificateholder.

     The right of the Class PARADISE Directing Certificateholder to effect a Paradise Point Cure Event or cause a Paradise Point Special Servicing Delay is subject to the limitation that there be no more than three consecutive Paradise Point Cure Events or Paradise Point Special Servicing Delays, in any combination, and no more than an aggregate of six Paradise Point Cure Events or Paradise Point Special Servicing Delays in any twelve calendar month period.

     In addition, so long as the Class PARADISE Directing Certificateholder is exercising its right to cure a monetary event of default under the Paradise Point Whole Loan pursuant to the related intercreditor agreement, neither the Master Servicer nor the applicable Special Servicer may treat such event of default as such for purposes of accelerating the Paradise Point Whole Loan, commencing foreclosure proceedings or making a determination to transfer the Paradise Point Whole Loan to special servicing. See also "--Rights of the Class PARADISE Directing Certificateholder" below.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (provided, no additional event of default is foreseeable in the reasonable judgment of the applicable Special Servicer), the applicable Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     Each Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to such Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Trustee, the Directing Certificateholder (as defined below), S&P and Moody's. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the applicable Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the applicable Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the applicable Special Servicer has not made the affirmative determination described above, such Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until such Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders; provided, however, in the event that the Directing Certificateholder and the applicable Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, such Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by such Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     No direction, consent, approval or lack thereof of the Directing Certificateholder will, and neither Special Servicer will be required to take or refrain from taking any action pursuant to such directions or consent or lack thereof or approval or lack thereof from the Directing Certificateholder that would, (a) require, permit or cause such Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, such Special Servicer's obligation to act in accordance with the Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Master Servicer, such Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of such Special Servicer's, Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR, Class X and Class PARADISE Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.


THE MASTER SERVICER

     Bank of America will be the Master Servicer under the Pooling and Servicing Agreement. Bank of America will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America N.A.'s conduit platform. As of September 30, 2003, BOA-CMSG acted as a full, master or primary servicer on approximately 3,158 loans totaling approximately $13.3 billion. Bank of America has been approved as a master servicer by S&P, Moody's and Fitch. Bank of America is one of the Mortgage Loans Sellers and an affiliate of Banc of America Securities LLC, one of the underwriters. The information set forth in this prospectus supplement concerning Bank of America has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Master Servicer will be responsible for the primary servicing of all of the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan, which will be serviced by the AFR/Bank of America Portfolio Servicer pursuant to the terms of the AFR/Bank of America Portfolio Pooling and Servicing Agreement). The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.


THE SPECIAL SERVICERS

     Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the mortgage loans other than the Paradise Point Whole Loan and the AFR/Bank of America Portfolio Mortgage Loan. Midland Loan Services, Inc., a Delaware corporation ("Midland"), will initially be appointed as Special Servicer of the Paradise Point Whole Loan and will initially act as special servicer of the AFR/Bank of America Portfolio Mortgage Loan pursuant to the terms of the AFR/Bank of America Portfolio Pooling and Servicing Agreement.


     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties, (ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities ("CMBS"). Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2002, Lennar and its affiliates were managing a portfolio which included an original count of 13,900 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $85 billion, most of which are commercial real estate assets. Included in this managed portfolio are $83 billion of commercial real estate assets representing 103 securitization transactions, for which Lennar is master servicer or special servicer.

     The principal servicing offices of Midland are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210. As of June 30, 2003, Midland was servicing approximately 13,267 commercial and multifamily loans with an aggregate principal balance of approximately $78.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,705 of the loans, with an aggregate principal balance of approximately $55.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2003, Midland was the named special servicer in approximately 72 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $33.0 billion. With respect to such transactions as of such date, Midland was administering approximately 144 assets with an outstanding principal balance of approximately $946 million.

     Each Special Servicer may elect to sub-service some or all of its sub-servicing duties with respect to the Specially Serviced Mortgage Loan.

     The Special Servicers and their affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicers and their affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.


REPLACEMENT OF THE SPECIAL SERVICERS

     Except for the AFR/Bank of America Portfolio Mortgage Loan, each Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. Notwithstanding the foregoing, with respect to the Paradise Point Whole Loan, prior to the occurrence and continuance of a Paradise Point Control Appraisal Event, the Class PARADISE Directing Certificateholder will have such right, at its own cost and expense, to remove the applicable Special Servicer at any time with or without cause, solely with respect to the Paradise Point Whole Loan. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from each of S&P and Moody's that the replacement of such Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

     With respect to the AFR/Bank of America Portfolio Mortgage Loan, the related special servicer may be terminated and replaced (initially by the holder of the AFR/Bank of America Portfolio B Note) as provided in the AFR/Bank of America Portfolio Pooling and Servicing Agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.030% to 0.120%. With respect to the AFR/Bank of America Portfolio Mortgage Loan, a separate servicing fee calculated at a rate set forth in the AFR/Bank of America Portfolio Pooling and Servicing Agreement (the "AFR/Bank of America Portfolio Servicing Fee Rate") will be charged under the AFR/Bank of America Portfolio Pooling and Servicing Agreement. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.048% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the AFR/Bank of America Portfolio Mortgage Loan and any successor REO Loan), (1) 50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing Agreement, (2) 100% of all NSF check charges on the mortgage loans which are not Specially Serviced Mortgage Loans and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred during the period set forth in the Pooling and Servicing Agreement with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.


     The principal compensation to be paid to each Special Servicer in respect of its special servicing activities in respect of the applicable mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan) will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The AFR/Bank of America Portfolio Mortgage Loan will be serviced under the AFR/Bank of America Portfolio Pooling and Servicing Agreement (including those occasions under the AFR/Bank of America Portfolio Pooling and Servicing Agreement when the servicing of the AFR/Bank of America Portfolio Mortgage Loan has been transferred from the AFR/Bank of America Portfolio Servicer to the AFR/Bank of America Portfolio Special Servicer). Accordingly, neither Special Servicer will be entitled to receive any servicing compensation for the AFR/Bank of America Portfolio Mortgage Loan.


     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the actual principal balance of such Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund. The AFR/Bank of America Portfolio Special Servicer will accrue a comparable special servicing fee with respect to the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Pooling and Servicing Agreement.


     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection (other than default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as such remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan. The AFR/Bank of America Portfolio Special Servicer will accrue a comparable workout fee with respect to the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Pooling and Servicing Agreement.


     If a Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that became Corrected Mortgage Loans for which it was acting as Special Servicer prior to the time of the termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that a Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Mortgage Loan for which it was acting as Special Servicer would be a Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then such Special Servicer will be paid the related Workout Fee in the event such Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.


     A "Liquidation Fee" will be payable


    o with respect to each Specially Serviced Mortgage Loan or REO Property as to which the applicable Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the applicable Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds attributable to principal (provided, however, that a Liquidation Fee will not be payable to such Special Servicer with respect to Condemnation Proceeds unless such Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property); and

    o in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a certain cure period set forth in the Pooling and Servicing Agreement.

     The Liquidation Fee for each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds; provided, however, that with respect to the Liquidation Fee payable in connection with the repurchase of a mortgage loan by the Mortgage Loan Seller as described in the preceding sentence, such Liquidation Fee Rate will be 0.25%. The AFR/Bank of America Portfolio Special Servicer will accrue a comparable liquidation fee with respect to the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Pooling and Servicing Agreement. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

    o generally, the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, a Special Servicer or the Master Servicer;

    o the purchase of the Paradise Point Mortgage Loan by the Class PARADISE Directing Certificateholder pursuant to the related intercreditor agreement (unless such mortgage loan is purchased more than 90 days after the Class PARADISE Directing Certificateholder receives notice that it is entitled to purchase such mortgage loan);

    o generally, any purchase of the AFR/Bank of America Portfolio Mortgage Loan unless such mortgage loan is purchased more than 90 days after the holder of the AFR/Bank of America Portfolio B Note receives notice that it is entitled to purchase such mortgage loan;

    o the purchase or exchange of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund; or

    o generally, the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement within 60 days of such mortgage loan becoming a Specially Serviced Mortgage Loan.

If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the applicable Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include Condemnation Proceeds or Insurance Proceeds.


     Each Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application and processing, extension, modification, consent, waiver and earnout fees, NSF check charges, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans and 50% of such fees (other than application and processing fees, charges for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans for which it is acting as Special Servicer. Each Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans for which it is acting as Special Servicer, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement.


     Although the Master Servicer and the Special Servicers (to the extent each is acting as Special Servicer thereto) are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or either Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicers, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicers generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicers, as applicable, will be responsible for all fees of any related sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.


MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding each Specially Serviced Mortgage Loan and any mortgage loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use reasonable efforts (other than with respect to the AFR/Bank of America Portfolio Mortgage Loan) consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

       (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

       (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related mortgage loan documents,

provided, however, that:

       (i) the Master Servicer will not be required to maintain or cause the related borrower to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related mortgage loan or was required by the mortgage loan documents and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the applicable Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard and with the consent of the Directing Certificateholder), at the trust's expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

       (ii) if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

       (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and Servicing Agreement);

       (iv) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Master Servicer will be required to be made not less frequently than annually);

       (v) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

       (vi) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above);

       (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the applicable Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

     Notwithstanding the provision described in clause (iv) above, the Master Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the applicable Special Servicer and the Directing Certificateholder (and, in connection therewith, the applicable Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to the Paradise Point Whole Loan) "--Rights of the Class PARADISE Directing Certificateholder"). The Master Servicer will be entitled to conclusively rely on the determination of such Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the applicable Special Servicer and that such Special Servicer will not be permitted to consent to those determinations unless such Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to the Paradise Point Whole Loan) "--Rights of the Class PARADISE Directing Certificateholder"). The Pooling and Servicing Agreement may also provide for the applicable Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if such Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each Specially Serviced Mortgage Loan and REO Property, the applicable Special Servicer will generally be required to use reasonable efforts (other than with respect to the AFR/Bank of America Portfolio Mortgage
Loan), consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, such Special Servicer will be required to itself maintain, subject to the right of such Special Servicer to (i) direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that such Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described in this prospectus supplement) or (ii) direct the Master Servicer to cause that coverage to be maintained under the Master Servicer's force-placed insurance policy, in which case that Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the mortgage loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the applicable Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If any of the Master Servicer or the Special Servicers obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained, and (ii) (x) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or such Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A2" by Moody's and the Master Servicer or such Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the Master Servicer or such Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the applicable Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account (or, in the case of the Paradise Point Whole Loan, the separate custodial account maintained with respect to such Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance may be recovered by the Master Servicer or the applicable Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement. However, even if such Servicing Advance would be a Nonrecoverable Advance, the Master Servicer or such Special Servicer, as applicable, may make such payments using funds held in the Certificate Account or may be permitted to make such Servicing Advance, subject to certain conditions set forth under "Description of the Offered Certificates--Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) that is neither (a) a Specially Serviced Mortgage Loan nor (b) a Defaulted Mortgage Loan or a mortgage loan as to which default is reasonably foreseeable and the applicable Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such mortgage loan; except that any extension entered into by the Master Servicer or the applicable Special Servicer will not be permitted to extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing Certificateholder has consented to such extension) prior to the expiration of the leasehold estate. Subject to the preceding sentence, (a) the Master Servicer will not be permitted to extend a mortgage loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the applicable Special Servicer and such Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund, (b) the Master Servicer will not be permitted to extend a mortgage loan with a maturity date five years or less from the date of origination for more than two periods of six months each and the applicable Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such loan thereafter, subject to clause (c) hereof and (c) the applicable Special Servicer will not be permitted to extend a mortgage loan more than twelve months from the original maturity date, unless such Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund; provided, however, that the aggregate of such longer extensions will not be permitted to exceed five years from the original maturity date. If any such extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Master Servicer or the applicable Special Servicer, as applicable, must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not object to such recommendation within ten Business Days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the applicable Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by such Special Servicer to such Special Servicer, (b) the applicable Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such approval and of the Master Servicer's and its own approval of such material modification and (c) the Directing Certificateholder has also approved such material modification; provided, however, that the applicable Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 Business Days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of such Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the Servicing Standard, neither the Master Servicer nor the applicable Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section, neither the Master Servicer nor the applicable Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the applicable Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to Certificateholders on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization upon Defaulted Mortgage Loans" below, then such Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The applicable Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The applicable Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (i) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing Certificateholder has consented to such extension) prior to the expiration of the leasehold estate;(ii) reduce the related Net Mortgage Rate to less than the lesser of
   (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates), unless such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and such Special Servicer deems such reduction to be in the best interest of the trust fund; or

       (ii) provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (y) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan, or (B) such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and such Special Servicer deems such deferral to be in the best interest of the trust fund.

     With respect to the following actions,

       (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

       (ii) the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

       (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

       (iv) the incurrence by a borrower of any debt other than the mortgage loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the applicable Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by such Special Servicer, (b) the applicable Special Servicer has approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and (c) the Directing Certificateholder has also informed the applicable Special Servicer that it has approved such action; provided, however, that such Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 Business Days following) its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of such Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the applicable Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or the applicable Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause such Special Servicer or the Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), such Special Servicer or the Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, Moody's and S&P.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate positions of the Paradise Point B Note--

    o no waiver, reduction or deferral of any amounts due on the Paradise
      Point Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Paradise Point B Note and

    o no reduction of the mortgage interest rate of the Paradise Point Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Paradise Point B Note to the maximum extent possible.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The applicable Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, S&P, Moody's and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the Paradise Point Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class PARADISE Directing Certificateholder will initially be entitled to exercise the rights and powers described under "--Rights of the Class PARADISE Directing Certificateholder" below.

     See also "--General" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates,

    o that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates,

    o that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class,

    o that the Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Controlling Class,

    o that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates,

    o that the Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, and

    o that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.


SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) becomes a Defaulted Mortgage Loan, the applicable Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The applicable Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

     In the event a mortgage loan (other than the AFR/Bank of America Portfolio Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder, the applicable Special Servicer and the Master Servicer (only if the Directing Certificateholder, applicable Special Servicer or Master Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (subject, in the case of the Paradise Point Mortgage Loan, the rights of the Class PARADISE Directing Certificateholder, to purchase such Defaulted Mortgage Loan and, in the case of a Mortgage Loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortgage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the applicable Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the applicable Special Servicer, if such Special Servicer has made such fair value determination. The applicable Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist such Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or the Class PARADISE Directing Certificateholder), the applicable Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but such Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the applicable Special Servicer or, if the Directing Certificateholder is affiliated with such Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the applicable Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

     For a discussion of the fair value call option with respect to the AFR/Bank of America Portfolio Mortgage Loan, see "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Whole Loan--Purchase Option" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each Special Servicer, with respect to the mortgage loans for which it is acting as Special Servicer, will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the AFR/Bank of America Portfolio Mortgage Loan), as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. Neither the Master Servicer nor the applicable Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless such Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

       (1) the applicable Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that
    (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the applicable Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery to the certificateholders, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     In addition, subject to certain exceptions set forth in the Pooling and Servicing Agreement, neither Special Servicer, with respect to the mortgage loans for which it is acting as Special Servicer, will be permitted to initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, unless (a) the applicable Special Servicer shall have notified the Directing Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of such Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed foreclosure; provided, however, that if the Directing Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed foreclosure will be deemed approved. Notwithstanding the foregoing, with respect to the Paradise Point Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class PARADISE Directing Certificateholder will initially be entitled to exercise the rights and powers described under the "--Rights of the Class PARADISE Directing Certificateholder" below.

     If title to any Mortgaged Property is acquired by the trust fund, the applicable Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to certain exceptions set forth in the Pooling and Servicing Agreement, neither Special Servicer, with respect to the mortgage loans for which it is acting as Special Servicer, will, however, be permitted to sell any REO Property, unless (a) the applicable Special Servicer shall have notified the Directing Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of such Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed sale; provided, however, that if the Directing Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the applicable Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale will be deemed approved. Notwithstanding the foregoing, with respect to the Paradise Point Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the Class PARADISE Directing Certificateholder will initially be entitled to exercise the rights and powers described under the "--Rights of the Class PARADISE Directing Certificateholder" below.

     If a Special Servicer, with respect to mortgage loans for which it is acting as Special Servicer, has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and such Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and such Special Servicer is unable to sell such REO Property within the extended time period, such Special Servicer will be required, after consultation with the Directing Certificateholder, before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder (which may be such Special Servicer) in accordance with the Servicing Standard. The applicable Special Servicer will be required to give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, such Special Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer, applicable Special Servicer, Certificateholders, independent contractors retained by such Special Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, such Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the applicable Special Servicer or any of its affiliates or the Directing Certificateholder intends to bid on any REO Property, (i) such Special Servicer will be required to notify the Trustee of such intent, (ii) the Trustee will promptly obtain, at the expense of the trust fund an appraisal of such REO Property and (iii) such Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or (b) the Purchase Price.

     The applicable Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the applicable Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the applicable Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicers will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the applicable Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances and interest on Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the applicable Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds to effect the restoration unless (1) the applicable Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) the Master Servicer determines that such advance will not be a Nonrecoverable Advance.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the AFR/Bank of America Portfolio Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2005; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the applicable Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the applicable Special Servicer will be paid by the Master Servicer as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense. The applicable Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The applicable Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property (other than with respect to the AFR/Bank of America Portfolio Mortgage Loan). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Upon request by the Trustee to the applicable Special Servicer, or the Master Servicer, as applicable, copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICERS AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Moody's that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or either Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicers, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicers, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the

Special Servicers, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the AFR/Bank of America Portfolio Servicer, the AFR/Bank of America Portfolio Special Servicer and the AFR/Bank of America Portfolio Trustee, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the AFR/Bank of America Portfolio Mortgage Loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the AFR/Bank of America Portfolio Servicer, the AFR/Bank of America Portfolio Special Servicer or the AFR/Bank of America Portfolio Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the AFR/Bank of America Portfolio Pooling and Servicing Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicers or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicers and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders, under the Pooling and Servicing Agreement; provided, however, that if the Paradise Point Whole Loan is involved, such expenses, costs and liabilities will be payable first out of funds allocable to the Paradise Point B Note and then out of the Paradise Point separate custodial account maintained with respect to such Whole Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole Loan are insufficient therefor. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the applicable Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if and to the extent the matter relates solely to the Paradise Point B Note, first out of funds allocable to the Paradise Point B Note and then out of the separate custodial account maintained with respect to the Paradise Point Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and the Special Servicers will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicers will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, either Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, either Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, either Special Servicer or the Depositor, will be the successor of the Master Servicer, any such Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicers may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicers, as the case may be, will include, without limitation:

       (a) (A) any failure by the Master Servicer to make a required deposit (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance) to the Certificate Account (or the separate custodial account maintained with respect to the Paradise Point Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest) by 10:00 a.m. (New York City time) on the relevant Distribution Date;

       (b) any failure by a Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the separate custodial account maintained with respect to the Paradise Point Whole Loan) any such remittance required to be made by such Special Servicer on the day such remittance is required to be made under the Pooling and Servicing
   Agreement; provided, however, that the failure of such Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if such Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of such Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

       (c) any failure by the Master Servicer or either Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or any such Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or any such Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or any such Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or either Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or any such Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicers, the Depositor and the Trustee or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or any such Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or either Special Servicer, and certain actions by or on behalf of the Master Servicer or either Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Master Servicer or either Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates are qualified, downgraded, or withdrawn in connection with such removal, whichever is earlier;

       (g) Moody's provides notice to the Master Servicer or either Special Servicer that the rating of any class of Certificates will be the subject of a ratings downgrade or withdrawal, citing servicing concerns with respect to the Master Servicer or any such Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, which is not resolved to the satisfaction of Moody's within 60 days.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or either Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (or, to the extent that it is affected by such Event of Default, the holder of a related B Note), the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement) and obligations of the defaulting party as Master Servicer or applicable Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of a Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or such Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Moody's or any other applicable rating agency to act as successor to the Master Servicer or such Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.


RIGHTS OF THE CLASS PARADISE DIRECTING CERTIFICATEHOLDER

     Class PARADISE Certificates. For as long as a Paradise Point Control Appraisal Event has not occurred, Class PARADISE Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the Paradise Point B Note under the Pooling and Servicing Agreement and the related intercreditor agreement, as described below.

     A "Paradise Point Control Appraisal Event" will be deemed to have occurred and be continuing if the excess of

    o the initial principal balance of the Paradise Point B Note, over

    o the sum of (a) any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the Paradise Point B Note after the Cut-Off Date, (b) any Appraisal Reductions allocated to the Paradise Point B Note and (c) any losses realized with respect to the related liquidated Mortgaged Property, is less than 25% of the excess of

    o the initial principal balance of the Paradise Point B Note, over

    o any payments of principal (whether as scheduled amortization, Principal Prepayments or otherwise) allocated to, and received on, the Paradise Point B Note after the Cut-off Date.

     The "Class PARADISE Directing Certificateholder" will be the Class PARADISE Controlling Class Certificateholder or its designee selected by more than 50% of the Class PARADISE Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Class PARADISE Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Class PARADISE Controlling Class Certificateholders, by Certificate Balance, that a Class PARADISE Directing Certificateholder is no longer designated, the Class PARADISE Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Class PARADISE Controlling Class will be the Class PARADISE Directing Certificateholder.

     A "Class PARADISE Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Class PARADISE Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Class PARADISE Controlling Class" will be as of any time of determination the most subordinate class of Class PARADISE Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Class PARADISE Controlling Class, the Certificate Balance of each Class of Class PARADISE Certificates will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Class PARADISE Controlling Class as of the Closing Date will be the Class PARADISE-7 Certificates.

     Right to Exercise the Rights of the Directing Certificateholder in the Pooling and Servicing Agreement with Respect to the Paradise Point Whole
Loan. So long as no Paradise Point Control Appraisal Event exists, the Class PARADISE Directing Certificateholder, in lieu of the Directing Certificateholder, will be entitled to exercise all rights of the Directing Certificateholder under the Pooling and Servicing Agreement with respect to the Paradise Point Whole Loan; provided, however, that

    o the Directing Certificateholder will have the right to consult with the Special Servicer regarding the Paradise Point Whole Loan; and

    o the Class PARADISE Directing Certificateholder will pay par value (and not fair market value) for the Paradise Point Mortgage Loan upon its exercise of the Purchase Option with respect thereto.

     Following the occurrence of a Paradise Point Control Appraisal Event, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Paradise Point Whole Loan and the Class PARADISE Directing Certificateholder will not be entitled to exercise any such rights.

     Consultation and Consent. Unless a Paradise Point Control Appraisal Event has occurred and is continuing, then (i) the applicable Special Servicer will be required to consult with the Class PARADISE Directing Certificateholder upon the occurrence of any event of default for such mortgage loan under the related mortgage loan documents, to consider alternative actions recommended by the Class PARADISE Directing Certificateholder and to consult with the Class PARADISE Directing Certificateholder with respect to certain determinations made by such Special Servicer pursuant to the Pooling and Servicing Agreement,
(ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the Master Servicer and the applicable Special Servicer will be required to consult with the Class PARADISE Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the Paradise Point Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class PARADISE Directing Certificateholder and (2) to the extent that the related Paradise Point Whole Loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Paradise Point Whole Loan, the Master Servicer and the applicable Special Servicer will be required to notify in writing to the Class PARADISE Directing Certificateholder of any proposal to take any of such actions (and to provide the Class PARADISE Directing Certificateholder with such non-proprietary information reasonably requested as may be necessary in the reasonable judgment of the Class PARADISE Directing Certificateholder in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the Class PARADISE Directing Certificateholder (which approval may be withheld in its sole discretion) with respect to:

    o any modification or waiver of any term of the related loan documents of the mortgage loan that would result in the extension of the maturity date, a reduction of the mortgage rate or monthly payment, that relates to an exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Paradise Point Whole Loan, a modification or waiver of any other monetary term of the mortgage loan relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any related Mortgaged Property;

    o any modification or amendment of, or waiver that would result in a discounted pay-off;

    o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the property securing the Paradise Point Whole Loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

    o any proposed or actual sale of the related REO property or mortgage loan (other than (a) to the related Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in the prospectus supplement, (b) in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or (c) pursuant to a purchase option as described above under "--Sale of Defaulted Mortgage Loans");

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any waiver of a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related mortgaged property or REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

    o any substitution or release of collateral or acceptance of additional collateral for the Paradise Point Whole Loan, including the release of additional collateral for the Paradise Point Whole Loan unless required under the related mortgage loan documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the underlying loan documents;

    o adoption or approval of a plan in a bankruptcy of the borrower;

    o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

    o any change in the property manager at the Paradise Point Mortgaged
      Property;

    o consenting to the execution, termination or renewal of any "Major Lease" as defined in the mortgage loan documents (to the extent the lender's approval is required in the mortgage loan documents); or

    o any termination or replacement of the operating lessee or any material modification or amendment to the operating lessee/management agreement for the mortgaged property or any portion thereof (to the extent the lender's approval is required in the mortgage loan documents).

provided that, in the event that the Class PARADISE Directing Certificateholder fails to notify the applicable Special Servicer or the Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the Class PARADISE Directing Certificateholder by such Special Servicer or Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the Class PARADISE Directing Certificateholder, such action shall be deemed to have been approved by the Class PARADISE Directing Certificateholder.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the applicable Special Servicer or the Master Servicer by the Class PARADISE Directing Certificateholder, in no event will such Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Paradise Point Whole Loan, resulting in a monetary event of default or in the event of a material non-monetary event of default that is capable of being cured within 30 days, the Class PARADISE Directing Certificateholder (provided that it is not an affiliate of the related borrower) will have the right to cure such event of default (each such cure, a "Paradise Point Cure Event"); provided that the right of the Class PARADISE Directing Certificateholder to effect a Paradise Point Cure Event or cause a Paradise Point Special Servicing Delay is subject to the limitation that there be no more than three consecutive Paradise Point Cure Events or Paradise Point Special Servicing Delays, in any combination, no more than an aggregate of six Paradise Point Cure Events or Paradise Point Special Servicing Delays in any twelve calendar month period. So long as the Class PARADISE Directing Certificateholder is exercising such right to cure an event of default, neither the Master Servicer nor the applicable Special Servicer will be permitted to
(i) accelerate the Paradise Point Whole Loan, (ii) treat such event of default as such for purposes of transferring the Paradise Point Whole Loan to special servicing, or (iii) commence foreclosure proceedings.

     Purchase Option. The Class PARADISE Directing Certificateholder has the option of purchasing the Paradise Point Mortgage Loan from the trust at any time after the Paradise Point Whole Loan becomes a Specially Serviced Mortgage Loan as a result of an event that constitutes an event of default under the related mortgage loan documents, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property has occurred.

     The purchase price required to be paid by the Class PARADISE Directing Certificateholder will generally equal the aggregate outstanding principal balance of the Paradise Point Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Paradise Point Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class PARADISE Directing Certificateholder's purchase, a 1% liquidation fee.

     Termination of Special Servicer. So long as no Paradise Point Control Appraisal Period has occurred and is continuing, the Class PARADISE Directing Certificateholder is permitted to terminate, at its expense, the Special Servicer for the Paradise Point Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

     Limitation on Liability of the Class PARADISE Directing
Certificateholder. The Class PARADISE Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Class PARADISE Controlling Class Certificateholders and shall have no liability to any Class PARADISE Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Class PARADISE Controlling Class Certificateholders, the Class PARADISE Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates,

    o that the Class PARADISE Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates,

    o that the Class PARADISE Directing Certificateholder may act solely in the interests of the holders of the Class PARADISE Controlling Class,

    o that the Class PARADISE Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Class PARADISE Controlling Class,

    o that the Class PARADISE Directing Certificateholder may take actions that favor the interests of the holders of the Class PARADISE Controlling Class over the interests of the holders of one or more other classes of Certificates,

    o that the Class PARADISE Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Class PARADISE Controlling Class, and

    o that no Certificateholder may take any action whatsoever against the Class PARADISE Directing Certificateholder or any director, officer, employee, agent or principal of the Class PARADISE Directing Certificateholder for having so acted.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity;

       (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to the Paradise Point Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of S&P or Moody's, as evidenced by a letter from each of S&P and Moody's;

       (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, or to avoid or minimize the risk of imposition of any tax on the trust fund; provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates, " "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder (unless the affected Certificateholder consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by S&P and Moody's; or

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of S&P and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of S&P or Moody's.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicers, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.


SERVICING OF THE AFR/BANK OF AMERICA PORTFOLIO WHOLE LOAN

     General. Pursuant to the terms of the related intercreditor agreements, all five mortgage loans included in the AFR/Bank of America Portfolio Whole Loan are to be serviced under the provisions of the AFR/Bank of America Portfolio Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

    o LaSalle Bank National Association, which is the trustee under the AFR/Bank of America Portfolio Pooling and Servicing Agreement (the "AFR/Bank of America Portfolio Trustee"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan;

    o GMAC Commercial Mortgage Corporation, which is the master servicer under the AFR/Bank of America Portfolio Pooling and Servicing Agreement (the "AFR/Bank of America Portfolio Servicer"), will, in that capacity, be the master servicer for the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, however, P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, as described in "Description of the Certificates -- Advances" in the prospectus supplement; and

    o Midland Loan Services, Inc., which is the special servicer of the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement (the "AFR/Bank of America Portfolio Special Servicer"), will, in that capacity, be the special servicer with respect to the AFR/Bank of America Portfolio Whole Loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement.

     The Directing Certificateholder will not have any rights with respect to the servicing and administration of the AFR/Bank of America Portfolio Mortgage Loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement except as set forth below.

     Rights of the Holder of the AFR/Bank of America Portfolio B Note

     Consultation and Consent. Unless an AFR/Bank of America Portfolio Control Appraisal Event has occurred and is continuing, then (i) the AFR/Bank of America Portfolio Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Note upon the occurrence of any event of default for the AFR/Bank of America Portfolio Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Note and to consult with the holder of the AFR/Bank of America Portfolio B Note with respect to certain determinations made by the AFR/Bank of America Portfolio Special Servicer pursuant to the AFR/Bank of America Portfolio Pooling and Servicing Agreement,
(ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the AFR/Bank of America Portfolio Servicer and the AFR/Bank of America Portfolio Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Note (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the AFR/Bank of America Portfolio Whole Loan, the AFR/Bank of America Portfolio Servicer and the AFR/Bank of America Portfolio Special Servicer will be required to notify in writing to the holder of the AFR/Bank of America Portfolio B Note of any proposal to take any of such actions (and to provide the holder of the AFR/Bank of America Portfolio B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the AFR/Bank of America Portfolio B Note in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the holder of the AFR/Bank of America Portfolio B Note (which approval may be withheld in its sole discretion) with respect to:

       (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Whole Loan, a modification or waiver of any other monetary term of the AFR/Bank of America Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any AFR/Bank of America Portfolio Mortgaged Property;

       (2) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

       (3) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the AFR/Bank of America Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

       (4) any proposed or actual sale of the related REO Property or the AFR/Bank of America Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the AFR/Bank of America Portfolio Pooling and Servicing Agreement);

       (5) any release of the related borrower, any guarantor or other obligor from liability;

       (6) any modification or amendment of, or waiver of any term of the AFR/Bank of America Portfolio Whole Loan that would result in a discounted pay-off;

       (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

       (8) any substitution or release of collateral or acceptance of additional collateral for the AFR/Bank of America Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

        (9) any adoption or approval of a plan in a bankruptcy of the borrower;

       (10) any termination or consent to termination of the related property manager of the AFR/Bank of America Portfolio Whole Loan or a change in any franchise arrangement related to the AFR/Bank of America Portfolio Whole Loan;

       (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

       (12) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     The rights of the AFR/Bank of America Portfolio B Note set forth in this section will initially be exercised by a designated class of commercial mortgage pass-through certificates issued under the AFR/Bank of America Portfolio Pooling and Servicing Agreement.

     Such rights will terminate and will be exercised by the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans (as described below) at any time that an "AFR/Bank of America Portfolio Control Appraisal Event" has occurred and is continuing. An AFR/Bank of America Portfolio Control Appraisal Event will be deemed to have occurred and be continuing if the initial principal balance of the AFR/Bank of America Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the AFR/Bank of America Portfolio B Note, appraisal reduction amounts and any realized losses allocated to the AFR/Bank of America Portfolio B Note, is less than 25% of the initial principal balance of the AFR/Bank of America Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the AFR/Bank of America Portfolio B Note).

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the AFR/Bank of America Portfolio Special Servicer or the AFR/Bank of America Portfolio Servicer by the holder of the AFR/Bank of America Portfolio B Note, in no event will the AFR/Bank of America Portfolio Special Servicer or the AFR/Bank of America Portfolio Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the AFR/Bank of America Portfolio Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, the Controlling Class and the holders of the other AFR/Bank of America Portfolio Senior Companion Loans will always retain the right to consult with the AFR/Bank of America Portfolio Master Servicer and the AFR/Bank of America Portfolio Special Servicer regarding the AFR/Bank of America Portfolio Whole Loan.

     Upon the occurrence and continuance of an AFR/Bank of America Portfolio Control Appraisal Event, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans. If the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans are not able to agree on a course of action that satisfies the servicing standard under the AFR/Bank of America Portfolio Pooling and Servicing Agreement within sixty (60) days after receipt of a request for consent to any action by the AFR/Bank of America Portfolio Servicer or the AFR/Bank of America Portfolio Special Servicer, as applicable, the majority certificateholder of the controlling class under the AFR/Bank of America Portfolio Pooling and Servicing Agreement will be entitled to direct the AFR/Bank of America Portfolio Servicer or the AFR/Bank of America Portfolio Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the AFR/Bank of America Portfolio Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the AFR/Bank of America Portfolio Pooling and Servicing Agreement, the AFR/Bank of America Portfolio Whole Loan or any applicable REMIC provisions), and the AFR/Bank of America Portfolio Servicer or the AFR/Bank of America Portfolio Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the AFR/Bank of America Portfolio Pooling and Servicing Agreement. For purposes of the foregoing, the Directing Certificateholder will be entitled to exercise the rights described in this paragraph with respect to the AFR/Bank of America Portfolio Mortgage Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the AFR/Bank of America Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the AFR/Bank of America Portfolio B Note will have the right to cure such event of default (each such cure, a "AFR/Bank of America Portfolio Cure Event") subject to certain limitations set forth in the AFR/Bank of America Portfolio Intercreditor Agreement; provided that the right of the holder of the AFR/Bank of America Portfolio B Note to effect a AFR/Bank of America Portfolio Cure Event or cause a servicing delay is subject to the limitation that there be no more than three consecutive AFR/Bank of America Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of six AFR/Bank of America Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the AFR/Bank of America Portfolio B Note is exercising its cure right, neither the AFR/Bank of America Portfolio Servicer nor the AFR/Bank of America Portfolio Special Servicer will be permitted to (i) accelerate the AFR/Bank of America Portfolio Whole Loan, (ii) treat such event of default as such for purposes of transferring the AFR/Bank of America Portfolio Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the AFR/Bank of America Portfolio B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no AFR/Bank of America Portfolio Control Appraisal Event exists, the holder of the AFR/Bank of America Portfolio B Note has the option of purchasing the AFR/Bank of America Portfolio Mortgage Loan from the trust, together with the AFR/Bank of America Portfolio Senior Companion Loans, at any time after the AFR/Bank of America Portfolio Whole Loan becomes a specially serviced mortgage loan under the AFR/Bank of America Portfolio Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the AFR/Bank of America Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the AFR/Bank of America Portfolio B Note will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Senior Companion Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the AFR/Bank of America Portfolio B Note's purchase, a 1% liquidation fee.

     Sale of Defaulted Mortgage Loan. Under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, if the AFR/Bank of America Portfolio Senior Companion Loan A-1 is subject to a fair value purchase option, the option holder will also be required to purchase the other AFR/Bank of America Portfolio Senior Companion Loans. Such option may be exercised by the holder of the AFR/Bank of America Portfolio B Note (unless an AFR/Bank of America Portfolio Control Appraisal Event exists), the majority certificateholder of the related securitization's controlling class and the related Mortgage Loan Seller, in that order. If such option is exercised by the related securitization's controlling class, then that holder will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the trust in connection with the exercise of that option, unless one of the option holders specified in "--Sale of Defaulted Mortgage Loans" in this prospectus supplement elects to purchase the AFR/Bank of America Portfolio Mortgage Loan from the trust.

     Termination of the AFR/Bank of America Portfolio Servicer. If an event of default has occurred with respect to the AFR/Bank of America Portfolio Servicer under the AFR/Bank of America Portfolio Pooling and Servicing Agreement, which event of default relates to the AFR/Bank of America Portfolio Whole Loan or, if the certificates issued under the Pooling and Servicing Agreement or under any other pooling and servicing agreement as to which an AFR/Bank of America Portfolio Senior Companion Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the AFR/Bank of America Portfolio Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the Directing Certificateholder or such holder of an AFR/Bank of America Portfolio Senior Companion Loan (or its designee), as applicable, will be entitled to direct the AFR/Bank of America Portfolio Trustee to terminate the AFR/Bank of America Portfolio Servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the Directing Certificateholder or holder of such AFR/Bank of America Portfolio Senior Companion Loan (or its designee), as applicable, a successor master servicer will be appointed to service the AFR/Bank of America Portfolio Whole Loan that assumes the obligations of the AFR/Bank of America Portfolio Servicer and that meets the eligibility requirements of the AFR/Bank of America Portfolio Pooling and Servicing Agreement and the related pooling and servicing agreement.


     Termination of AFR/Bank of America Portfolio Special Servicer. So long as no AFR/Bank of America Portfolio Control Appraisal Event has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Note is permitted to terminate, at its expense, the AFR/Bank of America Portfolio Special Servicer for the AFR/Bank of America Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the AFR/Bank of America Portfolio Pooling and Servicing Agreement. If an AFR/Bank of America Portfolio Control Appraisal Event exists, the Directing Certificateholder, together with the holders of the AFR/Bank of America Portfolio Senior Companion Loans, will be entitled to exercise this right as set forth above under "--Rights of the Holder of the AFR/Bank of America B Note."


     Exercise of Rights of Holders of AFR/Bank of America Portfolio B Note. The AFR/Bank of America Portfolio B Note has been deposited into the commercial mortgage securitization trust related to the AFR/Bank of America Portfolio Pooling and Servicing Agreement. All rights of the holder of the AFR/Bank of America Portfolio B Note will initially be exercised by the controlling class of the separate series of certificates backed by the AFR/Bank of America Portfolio B Note.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero and, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the applicable Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2 and Class A-3 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date" in this prospectus supplement.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "Description of the Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered

Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.


     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2 and Class A-3 Certificates, which Loan Group such mortgaged loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.


     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.


     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.


     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).


     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing under the Pooling and Servicing Agreement, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero and, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period, Defeasance and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.


     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:


     (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on the tenth day of each month, beginning in February 2004;


     (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;


     (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;


     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;


     (e) no Mortgage Loan Seller will be required to repurchase any mortgage loan, no holder of the related subordinate debt with respect to the AFR/Bank of America Portfolio Mortgage Loan or the Paradise Point Mortgage Loan will exercise its option to purchase such mortgage loan, and neither the Master Servicer nor the applicable Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;


     (f) no borrower will exercise any right to partially prepay its related mortgage loan in connection with a partial release of the mortgaged property servicing such mortgage loan;


     (g) the Closing Date is January   , 2004; and


     (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.


     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:





DATE                                         0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
----                                         ------         -------         -------         -------        --------
Initial Percent .......................       100             100             100             100             100
January 10, 2005 ......................        91              91              91              91              91
January 10, 2006 ......................        80              80              80              80              80
January 10, 2007 ......................        67              62              58              53              48
January 10, 2008 ......................        54              46              40              36              35
January 10, 2009 ......................         0               0               0               0               0
Weighted Average Life Years(1) ........      3.50            3.33            3.19            3.08            2.94
Estimated Month of First Principal..... February 2004   February 2004   February 2004   February 2004   February 2004
Estimated Month of Maturity ........... November 2008   November 2008    October 2008    October 2008    August 2008

------------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:





DATE                                        0% CPR         25% CPR         50% CPR        75% CPR      100% CPR
----                                        ------         -------         -------        -------      --------
Initial Percent ......................      100             100             100            100            100
January 10, 2005 .....................      100             100             100            100            100
January 10, 2006 .....................      100             100             100            100            100
January 10, 2007 .....................      100             100             100            100            100
January 10, 2008 .....................      100             100             100            100            100
January 10, 2009 .....................       70              68              66             63             55
January 10, 2010 .....................       49              49              49             49             49
January 10, 2011 .....................        8               8               8              8              8
January 10, 2012 .....................        3               3               3              3              3
January 10, 2013 .....................        0               0               0              0              0
Weighted Average Life Years(1) .......     5.90            5.89            5.88           5.86           5.69
Estimated Month of First Principal.... November 2008   November 2008   October 2008   October 2008   August 2008
Estimated Month of Maturity ..........  August 2012     August 2012     August 2012    August 2012   August 2012

------------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:





DATE                                          0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
----                                          ------         -------         -------         -------         --------
Initial Percent ........................       100             100             100             100             100
January 10, 2005 .......................       100             100             100             100             100
January 10, 2006 .......................       100             100             100             100             100
January 10, 2007 .......................       100             100             100             100             100
January 10, 2008 .......................       100             100             100             100             100
January 10, 2009 .......................       100             100             100             100             100
January 10, 2010 .......................       100             100             100             100             100
January 10, 2011 .......................       100             100             100             100             100
January 10, 2012 .......................       100             100             100             100             100
January 10, 2013 .......................        98              98              98              98              98
January 10, 2014 .......................         0               0               0               0               0
Weighted Average Life Years(1) .........      9.66            9.64            9.63            9.61            9.47
Estimated Month of First Principal......  August 2012     August 2012     August 2012     August 2012      August 2012
Estimated Month of Maturity ............ December 2013   December 2013   November 2013   November 2013   September 2013

------------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:





DATE                                      0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
------------------------------------ --------------- --------------- --------------- --------------- -------------
Initial Percent .....................      100             100             100             100             100
January 10, 2005 ....................      100             100             100             100             100
January 10, 2006 ....................      100             100             100             100             100
January 10, 2007 ....................      100             100             100             100             100
January 10, 2008 ....................      100             100             100             100             100
January 10, 2009 ....................      100             100             100             100             100
January 10, 2010 ....................      100             100             100             100             100
January 10, 2011 ....................      100             100             100             100             100
January 10, 2012 ....................      100             100             100             100             100
January 10, 2013 ....................      100             100             100             100             100
January 10, 2014 ....................        0               0               0               0               0
Weighted Average Life Years(1) ......     9.86            9.86            9.86            9.86            9.70
Estimated Month of First Principal... December 2013   December 2013   December 2013   December 2013   October 2013
Estimated Month of Maturity ......... December 2013   December 2013   December 2013   December 2013   October 2013

------------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:





DATE                                      0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
---------------------------------    --------------- --------------- --------------- --------------- -------------
Initial Percent .................    100             100             100             100             100
January 10, 2005 ................    100             100             100             100             100
January 10, 2006 ................    100             100             100             100             100
January 10, 2007 ................    100             100             100             100             100
January 10, 2008 ................    100             100             100             100             100
January 10, 2009 ................    100             100             100             100             100
January 10, 2010 ................    100             100             100             100             100
January 10, 2011 ................    100             100             100             100             100
January 10, 2012 ................    100             100             100             100             100
January 10, 2013 ................    100             100             100             100             100
January 10, 2014 ................      0               0               0               0               0
Weighted Average Life Years(1) ..    9.86            9.86            9.86            9.86            9.70
Estimated Month of First Principal   December 2013   December 2013   December 2013   December 2013   October 2013
Estimated Month of Maturity .....    December 2013   December 2013   December 2013   December 2013   October 2013

------------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections,(2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the AFR/Bank of America Portfolio Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PARADISE-1, Class PARADISE-2, Class PARADISE-3, Class PARADISE-4, Class PARADISE-5, Class PARADISE-6 and Class PARADISE-7 Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus.


     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 28 and 20 mortgage loans representing approximately 24.20% and 8.17% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.




                                                                                                          MERRILL LYNCH,
                        DEUTSCHE BANK      BANC OF AMERICA     CITIGROUP GLOBAL       J.P. MORGAN        PIERCE, FENNER &
                       SECURITIES INC.      SECURITIES LLC       MARKETS INC.       SECURITIES INC.     SMITH INCORPORATED
                      -----------------   -----------------   ------------------   -----------------   -------------------
Class A-1 .........         $                   $                    $                   $                    $
Class A-2 .........         $                   $                    $                   $                    $
Class A-3 .........         $                   $                    $                   $                    $
Class B ...........         $                   $                    $                   $                    $
Class C ...........         $                   $                    $                   $                    $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting

Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be
approximately $2,500,000, will be   % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest on the Offered
Certificates from       . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.



     Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers. Banc of America Securities LLC is an affiliate of Bank of America, which is the Master Servicer and one of the Mortgage Loan Sellers.


     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL MATTERS


     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.


                                    RATINGS


     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"):





CLASS              S&P     MOODY'S
--------------   ------   --------
A-1 ..........   AAA      Aaa
A-2 ..........   AAA      Aaa
A-3 ..........   AAA      Aaa
B ............   AA       Aa2
C ............   AA-      Aa3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Yield Maintenance Charges or net default interest.

     In addition, S&P's ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, default interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14,
1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Citigroup Global Markets Inc., PTE 89-89, 54 Fed. Reg. 42,589 (October 17, 1989), J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each (except for PTE 2002-19, which was amended separately) as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13,
2000) and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (collectively, the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage Pass-Through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.


     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicers, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicers and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.


     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicers, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.


     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.


     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Moody's and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.


     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.


     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.


     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS




0% CPR ......................................    S-157
100% CPR ....................................    S-157
25% CPR .....................................    S-157
50% CPR .....................................    S-157
75% CPR .....................................    S-157
Actual/360 Basis ............................     S-67
Actual/365 Basis ............................     S-67
Administrative Cost Rate ....................    S-105
Advances ....................................    S-112
AFR/Bank of America Portfolio B
Note ........................................     S-63
AFR/Bank of America Portfolio
Companion Loans .............................     S-63
AFR/Bank of America Portfolio
Control Appraisal Event .....................    S-151
AFR/Bank of America Portfolio Cure
Event .......................................    S-152
AFR/Bank of America Portfolio
Mortgage Loan ...............................     S-63
AFR/Bank of America Portfolio
Pooling and Servicing Agreement .............     S-64
AFR/Bank of America Portfolio
Senior Companion Loan A-1 ...................     S-64
AFR/Bank of America Portfolio
Senior Companion Loans ......................     S-63
AFR/Bank of America Portfolio
Servicer ....................................    S-149
AFR/Bank of America Portfolio
Servicing Fee Rate ..........................    S-128
AFR/Bank of America Portfolio
Special Servicer ............................    S-149
AFR/Bank of America Portfolio
Trustee .....................................    S-149
AFR/Bank of America Portfolio Whole
Loan ........................................     S-64
Appraisal Reduction .........................    S-115
Appraisal Reduction Amount ..................    S-116
Appraisal Reduction Event ...................    S-114
Asset Status Report .........................    S-126
Assumed Final Distribution Date .............    S-109
Assumed Scheduled Payment ...................    S-107
Authenticating Agent ........................     S-96
Available Distribution Amount ...............     S-99
Balloon Loans ...............................     S-37
Bank of America .............................     S-61
Base Interest Fraction ......................    S-109
BOA-CMSG ....................................    S-127
Certificate Account .........................     S-98
Certificate Balance .........................     S-93
Certificate Owner ...........................     S-95


Certificate Registrar .......................     S-96
Certificateholders ..........................     S-61
Certificates ................................     S-93
Class A Certificates ........................     S-93
Class PARADISE Certificates .................     S-93
Class PARADISE Controlling Class ............    S-145
Class PARADISE Controlling Class
Certificateholder ...........................    S-145
Class PARADISE Directing
Certificateholder ...........................    S-145
Class X Certificates ........................     S-93
Clearstream, Luxembourg .....................     S-95
Closing Date ................................     S-61
CMBS ........................................    S-127
Code ........................................    S-160
Collateral Support Deficit ..................    S-111
Condemnation Proceeds .......................     S-98
Constant Prepayment Rate ....................    S-156
Controlling Class ...........................    S-127
Controlling Class Certificateholder .........    S-126
Corrected Mortgage Loan .....................    S-126
CPR .........................................    S-156
Credit Lease ................................     S-67
Cross-Over Date .............................    S-104
Cut-off Date ................................     S-60
Cut-off Date Balance ........................     S-60
Debt Service Coverage Ratio .................     S-73
Defaulted Mortgage Loan .....................    S-137
Defeasance Loan .............................     S-88
Defeasance Lockout Period ...................     S-70
Defeasance Option ...........................     S-70
Depositor ...................................     S-61
Depositories ................................     S-96
Determination Date ..........................    S-115
Direct Participants .........................     S-96
Directing Certificateholder .................    S-126
Distributable Certificate Interest ..........    S-105
Distribution Account ........................     S-98
Distribution Date ...........................     S-98
DSCR ........................................     S-73
DTC .........................................     S-95
Due Period ..................................    S-100
Environmental Report ........................     S-86
ERISA .......................................    S-164
ERISA Plan ..................................    S-164
Euroclear ...................................     S-95
Events of Default ...........................    S-143
Excess Liquidation Proceeds .................    S-108
Excluded Plan ...............................    S-165

Exemption .............................    S-164
Fee Interest ..........................     S-88
FIRREA ................................     S-76
Form 8-K ..............................     S-73
FPO Persons ...........................      S-5
FSMA ..................................      S-5
GACC ..................................     S-61
GECC ..................................     S-61
Ground Lease ..........................     S-88
Group 1 Principal Distribution
Amount ................................    S-106
Group 1 Principal Shortfall ...........    S-107
Group 2 Principal Distribution
Amount ................................    S-106
Group 2 Principal Shortfall ...........    S-107
Indirect Participants .................     S-96
Initial Loan Group 1 Balance ..........     S-60
Initial Loan Group 2 Balance ..........     S-60
Initial Pool Balance ..................     S-60
Insurance Proceeds ....................     S-98
Interest Distribution Amount ..........    S-105
Interest Reserve Account, .............     S-99
IRS ...................................    S-139
Lennar ................................    S-127
Lexington .............................     S-67
Liquidation Fee .......................    S-129
Liquidation Fee Rate ..................    S-130
Liquidation Proceeds ..................     S-98
LNR ...................................    S-127
Loan Group 1 ..........................     S-60
Loan Group 2 ..........................     S-60
Loan Groups ...........................     S-60
Lock Box Accounts .....................     S-92
Lock Box Loans ........................     S-92
Lock-out Period .......................     S-68
Lower-Tier Distribution Account .......     S-98
Lower-Tier REMIC ......................    S-160
LTV Ratio .............................     S-74
MAI ...................................    S-116
Midland ...............................    S-127
Monthly Interest Shortfall ............     S-69
Moody's ...............................    S-162
Mortgage ..............................     S-60
Mortgage Loan Sellers .................     S-61
Mortgage Note .........................     S-60
Mortgage Rate .........................    S-105
Mortgaged Property ....................     S-60
Net Mortgage Rate .....................    S-105
Non-Offered Certificates ..............     S-93


Non-Offered Subordinate
Certificates ..........................    S-111
Nonrecoverable Advance ................    S-113
Notional Amount .......................     S-93
Offered Certificates ..................     S-93
OID ...................................    S-160
Option Price ..........................    S-137
Paradise Point B Note .................     S-65
Paradise Point Control Appraisal
Event .................................    S-144
Paradise Point Cure Event .............    S-147
Paradise Point Mortgage Loan ..........     S-65
Paradise Point Special Servicing
Delay .................................    S-125
Paradise Point Whole Loan .............     S-65
Participants ..........................     S-95
Pass-Through Rate .....................    S-104
PCIS Persons ..........................      S-5
Percentage Interest ...................     S-95
Periodic Payments .....................     S-73
Permitted Investments .................     S-99
P&I Advance ...........................    S-112
Plan ..................................    S-164
Pooling and Servicing Agreement .......     S-93
Prepayment Assumption .................    S-160
Prepayment Interest Shortfall .........    S-105
Principal Distribution Amount .........    S-106
Principal Shortfall ...................    S-107
Privileged Person .....................    S-119
PTE ...................................    S-164
Purchase Agreements ...................     S-61
Purchase Option .......................    S-137
Purchase Price ........................     S-90
Qualified Substitute Mortgage Loan.....     S-91
Rated Final Distribution Date .........    S-110
Record Date ...........................     S-98
Regular Certificates ..................    S-160
Reimbursement Rate ....................    S-114
Related Proceeds ......................    S-113
Release Date ..........................     S-70
Relevant Persons ......................      S-5
REMIC .................................    S-160
REMIC Provisions ......................    S-160
REO Loan ..............................    S-108
REO Property ..........................    S-125
Replacement Treasury Rate .............     S-69
Residual Certificates .................     S-93
Restricted Group ......................    S-164
Rules .................................     S-97

Scheduled Principal Distribution
Amount ....................................          S-106
Senior Certificates .......................           S-93
Servicer Remittance Date ..................          S-112
Servicer Reports ..........................          S-119
Servicing Advances ........................          S-112
Servicing Fee .............................          S-128
Servicing Fee Rate ........................          S-128
Servicing Standard ........................          S-124
SFH Area ..................................           S-84
Similar Law ...............................          S-164
S&P .......................................          S-162
Special Servicing Fee .....................          S-129
Special Servicing Fee Rate ................          S-129
Specially Serviced Mortgage Loans .........          S-125
Stated Principal Balance ..................          S-108
Statement to Certificateholders ...........          S-117
Subordinate Certificates ..................           S-93
Subordinate Offered Certificates ..........           S-93
Terms and Conditions ......................           S-97
Title Exception ...........................           S-83
Title Exceptions ..........................           S-83
Title Insurance Policy ....................           S-84
Treasury Rate .............................           S-69


Trustee ...................................    S-61, S-122
Trustee Fee ...............................          S-122
Trustee Fee Rate ..........................          S-122
Uncovered Prepayment Interest
Shortfall .................................          S-106
Underwriters ..............................          S-161
Underwriting Agreement ....................          S-161
Underwritten Net Cash Flow ................           S-75
Unscheduled Principal Distribution
Amount ....................................          S-107
Upper-Tier Distribution Account ...........           S-98
Upper-Tier REMIC ..........................          S-160
Voting Rights .............................          S-120
WAC Rate ..................................          S-105
Weighted Average Life .....................           S-69
Withheld Amounts ..........................           S-99
Withheld Loans ............................           S-99
Workout Fee ...............................          S-129
Workout Fee Rate ..........................          S-129
Yield Maintenance Charge ..................           S-68
Yield Maintenance Period ..................           S-68
Yield Rate ................................           S-70

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
----------------------------------------------------------------------------------

                                                                           % OF                      % OF APPLICABLE
                                                                       INITIAL POOL     LOAN GROUP     LOAN GROUP            # OF
   ID                           PROPERTY NAME                             BALANCE       ONE OR TWO       BALANCE          PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
   1     AFR/Bank of America Portfolio (9)                                 5.81%            1             7.60%               152
  1.1    Bank of America Center                                            0.69%            1             0.91%
  1.2    Van Ness & Market                                                 0.57%            1             0.75%
  1.3    525 N Tryon-Odell Building                                        0.32%            1             0.42%
  1.4    Bank of America Financial Center                                  0.32%            1             0.41%
------------------------------------------------------------------------------------------------------------------------------------
  1.5    Jacksonville Ops Center/#600                                      0.26%            1             0.34%
  1.6    Jacksonville Ops Center/#100                                      0.19%            1             0.25%
  1.7    Jacksonville Ops Center/#400                                      0.16%            1             0.21%
  1.8    Miami Lakes Operation Center                                      0.12%            1             0.16%
  1.9    South Region TPC                                                  0.11%            1             0.15%
------------------------------------------------------------------------------------------------------------------------------------
  1.10   Catalina-Bank of America Center                                   0.11%            1             0.14%
  1.11   Jacksonville Ops Center/#200                                      0.11%            1             0.14%
  1.12   Jacksonville Ops Center/#700                                      0.11%            1             0.14%
  1.13   South Mountain-Bank of America                                    0.10%            1             0.14%
  1.14   Jacksonville Ops Center/#500                                      0.10%            1             0.14%
------------------------------------------------------------------------------------------------------------------------------------
  1.15   Jacksonville Ops Center/#300                                      0.10%            1             0.13%
  1.16   Spokane Bankcard Services                                         0.07%            1             0.10%
  1.17   Century Park                                                      0.06%            1             0.08%
  1.18   Bank of America Plaza                                             0.06%            1             0.08%
  1.19   Mendham Operations Center                                         0.05%            1             0.07%
------------------------------------------------------------------------------------------------------------------------------------
  1.20   Glendale Main                                                     0.05%            1             0.06%
  1.21   Fort Sam Houston                                                  0.05%            1             0.06%
  1.22   Ellinwood Center #300                                             0.05%            1             0.06%
  1.23   Ellinwood Center #500                                             0.05%            1             0.06%
  1.24   Ellinwood Center #400                                             0.05%            1             0.06%
------------------------------------------------------------------------------------------------------------------------------------
  1.25   Long Beach Financial                                              0.04%            1             0.05%
  1.26   Williams Islands                                                  0.04%            1             0.05%
  1.27   La Jolla Main                                                     0.04%            1             0.05%
  1.28   Maricopa-Bank of America Center                                   0.04%            1             0.05%
  1.29   Camelback-Bank of America Center                                  0.04%            1             0.05%
------------------------------------------------------------------------------------------------------------------------------------
  1.30   McDowell-Bank of America Center                                   0.04%            1             0.05%
  1.31   Stockton Main Office                                              0.04%            1             0.05%
  1.32   Inland Empire Cash Vault                                          0.04%            1             0.05%
  1.33   Lake & Colorado Branch                                            0.04%            1             0.05%
  1.34   Pomona Main                                                       0.04%            1             0.05%
------------------------------------------------------------------------------------------------------------------------------------
  1.35   Sunnyvale Main Branch                                             0.03%            1             0.04%
  1.36   Coronado Branch                                                   0.03%            1             0.04%
  1.37   Riverside Main                                                    0.03%            1             0.04%
  1.38   Whittier Office                                                   0.03%            1             0.04%
  1.39   Hallandale Beach                                                  0.03%            1             0.04%
------------------------------------------------------------------------------------------------------------------------------------
  1.40   Annapolis Church Circle                                           0.03%            1             0.04%
  1.41   Greenspoint                                                       0.03%            1             0.04%
  1.42   Redding Main Branch                                               0.03%            1             0.04%
  1.43   Albuquerque Operations Center                                     0.03%            1             0.04%
  1.44   Santa Barbara                                                     0.03%            1             0.03%
------------------------------------------------------------------------------------------------------------------------------------
  1.45   Charlottesville                                                   0.03%            1             0.03%
  1.46   Plaza                                                             0.03%            1             0.03%
  1.47   Irvine Industrial                                                 0.02%            1             0.03%
  1.48   Gardena Main                                                      0.02%            1             0.03%
  1.49   Westshore Mall                                                    0.02%            1             0.03%
------------------------------------------------------------------------------------------------------------------------------------
  1.50   Inglewood Main Office                                             0.02%            1             0.03%
  1.51   Jacksonville Ops Center/School                                    0.02%            1             0.03%
  1.52   Jacksonville Ops Center/Daycare                                   0.02%            1             0.03%
  1.53   Bull Street                                                       0.02%            1             0.03%
  1.54   Bellingham                                                        0.02%            1             0.03%
------------------------------------------------------------------------------------------------------------------------------------
  1.55   Lighthouse Point                                                  0.02%            1             0.02%
  1.56   Richland                                                          0.02%            1             0.02%
  1.57   North Hollywood                                                   0.02%            1             0.02%
  1.58   Ventura Main Office                                               0.02%            1             0.02%
  1.59   Escondido Main Office                                             0.02%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.60   San Bernadino Main                                                0.02%            1             0.02%
  1.61   Winter Park                                                       0.02%            1             0.02%
  1.62   Santa Maria Branch                                                0.02%            1             0.02%
  1.63   Red Bluff Branch                                                  0.02%            1             0.02%
  1.64   Salinas Main Branch                                               0.02%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.65   Oak Trafficway Facility                                           0.02%            1             0.02%
  1.66   Paradise Valley                                                   0.02%            1             0.02%
  1.67   Lynchburg                                                         0.02%            1             0.02%
  1.68   University                                                        0.02%            1             0.02%
  1.69   Fresno Proof/Vault                                                0.02%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.70   Cordova                                                           0.02%            1             0.02%
  1.71   Yuba City Branch                                                  0.02%            1             0.02%
  1.72   Ocala Downtown                                                    0.02%            1             0.02%
  1.73   Roanoke                                                           0.02%            1             0.02%
  1.74   Mesa Main                                                         0.01%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.75   Auburn                                                            0.01%            1             0.02%
  1.76   North Biscayne                                                    0.01%            1             0.02%
  1.77   Valdosta Main                                                     0.01%            1             0.02%
  1.78   Gulf to Bay                                                       0.01%            1             0.02%
  1.79   Waco                                                              0.01%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.80   Yakima Valley Building/Branch                                     0.01%            1             0.02%
  1.81   El Segundo                                                        0.01%            1             0.02%
  1.82   Mission Facility                                                  0.01%            1             0.02%
  1.83   Aiken Main Office                                                 0.01%            1             0.02%
  1.84   Hollywood/Tyler                                                   0.01%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.85   Cartersville Main                                                 0.01%            1             0.02%
  1.86   Murfreesboro Main Office                                          0.01%            1             0.02%
  1.87   Bremerton                                                         0.01%            1             0.02%
  1.88   Columbia Facility                                                 0.01%            1             0.02%
  1.89   South Austin                                                      0.01%            1             0.02%
------------------------------------------------------------------------------------------------------------------------------------
  1.90   Hampton-Main Facility                                             0.01%            1             0.02%
  1.91   Concord Village                                                   0.01%            1             0.02%
  1.92   East Bakersfield Office                                           0.01%            1             0.01%
  1.93   North Sacramento Branch                                           0.01%            1             0.01%
  1.94   Mexico Facility                                                   0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
  1.95   Coeur D'alene Building/Branch                                     0.01%            1             0.01%
  1.96   Muskogee Main Facility                                            0.01%            1             0.01%
  1.97   Cedar & Shields                                                   0.01%            1             0.01%
  1.98   Sepulveda-Devonshire Branch                                       0.01%            1             0.01%
  1.99   William Street Facility                                           0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.100   Stockdale                                                         0.01%            1             0.01%
 1.101   Walla Walla                                                       0.01%            1             0.01%
 1.102   Fort Worth East                                                   0.01%            1             0.01%
 1.103   Port Charlotte                                                    0.01%            1             0.01%
 1.104   Florissant Facility                                               0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.105   West Sunshine Facility                                            0.01%            1             0.01%
 1.106   East Central Facility                                             0.01%            1             0.01%
 1.107   Independence Square                                               0.01%            1             0.01%
 1.108   Henderson                                                         0.01%            1             0.01%
 1.109   Calwa                                                             0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.110   Torrance Sartori                                                  0.01%            1             0.01%
 1.111   Bixby-Atlantic                                                    0.01%            1             0.01%
 1.112   Lincoln Heights Branch                                            0.01%            1             0.01%
 1.113   Oak Park Branch                                                   0.01%            1             0.01%
 1.114   San Jose                                                          0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.115   Ridgewood                                                         0.01%            1             0.01%
 1.116   Carrollton                                                        0.01%            1             0.01%
 1.117   Lynwood Branch                                                    0.01%            1             0.01%
 1.118   Palmdale Branch                                                   0.01%            1             0.01%
 1.119   Dumas Banking Center                                              0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.120   Old Hampton                                                       0.01%            1             0.01%
 1.121   Moses Lake                                                        0.01%            1             0.01%
 1.122   Port Angeles                                                      0.01%            1             0.01%
 1.123   Harrison Main                                                     0.01%            1             0.01%
 1.124   Dalhart Banking Center                                            0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.125   Willow-Daisy Branch                                               0.01%            1             0.01%
 1.126   North Hialeah                                                     0.01%            1             0.01%
 1.127   Albany Main Office                                                0.01%            1             0.01%
 1.128   South Glenstone Facility                                          0.01%            1             0.01%
 1.129   Admiral                                                           0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.130   Aberdeen Building/Branch                                          0.01%            1             0.01%
 1.131   N Wenatchee                                                       0.01%            1             0.01%
 1.132   Denison                                                           0.01%            1             0.01%
 1.133   Moultrie Main                                                     0.01%            1             0.01%
 1.134   Brownwood                                                         0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.135   Penn Street Facility                                              0.01%            1             0.01%
 1.136   Aransas Pass (CCNB)                                               0.01%            1             0.01%
 1.137   Mount Pleasant                                                    0.01%            1             0.01%
 1.138   East Compton Branch                                               0.01%            1             0.01%
 1.139   Highlandtown                                                      0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.140   Pasco                                                             0.01%            1             0.01%
 1.141   Downtown Palmetto                                                 0.01%            1             0.01%
 1.142   South Boston                                                      0.01%            1             0.01%
 1.143   Mission                                                           0.01%            1             0.01%
 1.144   Forks                                                             0.01%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.145   Pico-Vermont Branch                                               0.01%            1             0.01%
 1.146   Winder (BS)                                                       0.01%            1             0.01%
 1.147   Camelback Uptown                                                  0.00%            1             0.01%
 1.148   Richland Facility                                                 0.00%            1             0.01%
 1.149   Downtown Facility                                                 0.00%            1             0.01%
------------------------------------------------------------------------------------------------------------------------------------
 1.150   Norton - 7th Street                                               0.00%            1             0.01%
 1.151   Lexington Facility                                                0.00%            1             0.00%
 1.152   Clermont                                                          0.00%            1             0.00%
   2     Lee Park                                                          4.33%            1             5.67%                1
   3     Arapahoe Crossings Shopping Center                                3.86%            1             5.05%                1
------------------------------------------------------------------------------------------------------------------------------------
   4     Paradise Point Resort and Spa                                     3.64%            1             4.77%                1
   5     Metropolitan I                                                    2.17%            1             2.84%                1
   6     Metropolitan II                                                   1.43%            1             1.88%                1
   7     Shoppes at Grand Prairie                                          3.32%            1             4.34%                1
   8     Elmwood Shopping Center                                           2.87%            1             3.75%                1
------------------------------------------------------------------------------------------------------------------------------------
   9     Palma Sorrento Apartments                                         2.74%            2            11.62%                1
   10    Devonshire Reseda Shopping Center                                 2.40%            1             3.14%                1
   11    Hanford Mall                                                      2.32%            1             3.04%                1
   12    Arcadia Hub                                                       2.26%            1             2.96%                1
   13    Greens at Shawnee                                                 1.87%            2             7.94%                1
------------------------------------------------------------------------------------------------------------------------------------
   14    Park Lane Apartments Portfolio (9)                                1.70%            2             7.21%                3
  14.1   Park Lane Apartments                                              1.01%            2             4.30%
  14.2   Park Hill Apartments                                              0.66%            2             2.79%
  14.3   Wolfert Apartments                                                0.03%            2             0.13%
   15    West Park Village Apartments                                      1.63%            1             2.13%                1
------------------------------------------------------------------------------------------------------------------------------------
   16    Columbus International Aircenter I                                1.55%            1             2.03%                1
   17    Greens at Springfield                                             1.54%            2             6.52%                1
   18    Parkway Crossing                                                  1.51%            1             1.98%                1
   19    Wal-Mart Central                                                  1.47%            1             1.93%                1
   20    Carlton Plaza                                                     1.44%            1             1.88%                1
------------------------------------------------------------------------------------------------------------------------------------
   21    Eastgate Retail Center                                            1.39%            1             1.82%                1
   22    MHC Portfolio - Countryside at Vero Beach                         1.34%            2             5.70%                1
   23    Wiener Portfolio IV (9)                                           1.26%            2             5.32%                2
  23.1   3647 Broadway                                                     0.65%            2             2.77%
  23.2   3657 Broadway                                                     0.60%            2             2.55%
------------------------------------------------------------------------------------------------------------------------------------
   24    Meadow Creek Square Shopping Center                               1.22%            1             1.60%                1
   25    Escondido Gateway Shopping Center                                 1.20%            1             1.57%                1
   26    International Building                                            1.18%            1             1.54%                1
   27    Piedmont Triad Industrial Center                                  1.16%            1             1.51%                1
   28    Quarry Ridge Apartments                                           1.06%            2             4.48%                1
------------------------------------------------------------------------------------------------------------------------------------
   29    Liberty Center                                                    1.02%            1             1.34%                1
   30    Rancho Vista Phases III & IV                                      1.00%            1             1.31%                1
   31    Diamond Mine Self Storage - Union City                            0.50%            1             0.65%                1
   32    Diamond Mine Self Storage - Brentwood                             0.43%            1             0.56%                1
   33    901 Corporate Center                                              0.87%            1             1.14%                1
------------------------------------------------------------------------------------------------------------------------------------
   34    Marketplace at Hollywood Park                                     0.87%            1             1.13%                1
   35    Best Buy - Mount Vernon                                           0.85%            1             1.11%                1
   36    Vernon Valley Plaza                                               0.83%            1             1.09%                1
   37    Vadnais Square                                                    0.81%            1             1.05%                1
   38    Surfside Villas                                                   0.79%            2             3.33%                1
------------------------------------------------------------------------------------------------------------------------------------
   39    Marketplace at Lynden                                             0.77%            1             1.01%                1
   40    MHC Portfolio - The Heritage                                      0.76%            2             3.21%                1
   41    Storage USA - Columbia                                            0.38%            1             0.49%                1
   42    Storage USA - Falls Church                                        0.34%            1             0.45%                1
   43    Capri West                                                        0.70%            1             0.91%                1
------------------------------------------------------------------------------------------------------------------------------------
   44    Wiener Portfolio V (9)                                            0.65%            2             2.74%                2
  44.1   156-08 Riverside Drive                                            0.35%            2             1.49%
  44.2   775 Riverside Drive                                               0.29%            2             1.25%
   45    Newport News Manufactured Home Community Portfolio (9)            0.62%            2             2.62%                4
  45.1   Denbigh Manufactured Home Community                               0.26%            2             1.09%
------------------------------------------------------------------------------------------------------------------------------------
  45.2   Twin Pond Manufactured Home Community                             0.25%            2             1.05%
  45.3   Wicomico Villiage I                                               0.08%            2             0.33%
  45.4   Wicomico Village II                                               0.04%            2             0.15%
   46    Redwood Plaza                                                     0.61%            1             0.79%                1
   47    Cobblestone Creek Shopping Center                                 0.60%            1             0.79%                1
------------------------------------------------------------------------------------------------------------------------------------
   48    Linden Business Center, Bldgs G&H                                 0.60%            1             0.79%                1
   49    Bentsen Grove RV Resort                                           0.60%            2             2.54%                1
   50    Northern Corporate Center                                         0.55%            1             0.72%                1
   51    Smoky Hill Towne Center                                           0.50%            1             0.65%                1
   52    Midway Hills Shopping Center                                      0.50%            1             0.65%                1
------------------------------------------------------------------------------------------------------------------------------------
   53    Royal Oaks Gardens Apartments                                     0.49%            2             2.06%                1
   54    MHC Portfolio - Coralwood                                         0.48%            2             2.04%                1
   55    Brentwood Highlands Apartments                                    0.46%            2             1.96%                1
   56    Walgreens - Palo Alto                                             0.46%            1             0.60%                1
   57    MHC Portfolio - Colony Park                                       0.45%            2             1.91%                1
------------------------------------------------------------------------------------------------------------------------------------
   58    Vaucluse Apartments                                               0.45%            2             1.90%                1
   59    Muirkirk Business Center                                          0.44%            1             0.58%                1
   60    MHC Portfolio - Sunrise Heights                                   0.44%            2             1.85%                1
   61    Samoa Village Mobile Home Park                                    0.42%            2             1.80%                1
   62    Starlite MHC                                                      0.42%            2             1.80%                1
------------------------------------------------------------------------------------------------------------------------------------
   63    Dillon Ridge SC                                                   0.41%            1             0.54%                1
   64    Congress Avenue Medical Office                                    0.41%            1             0.54%                1
   65    Hills Manufactured Home Community                                 0.41%            2             1.73%                1
   66    Boardwalk Apartments                                              0.41%            2             1.73%                1
   67    Men's Wearhouse - Dulles Town Center                              0.19%            1             0.25%                1
------------------------------------------------------------------------------------------------------------------------------------
   68    WSG Short Pump                                                    0.12%            1             0.15%                1
   69    Men's Wearhouse - Trace Fork                                      0.10%            1             0.13%                1
   70    Courtyard by Marriott - Willoughby                                0.41%            1             0.53%                1
   71    Walgreens/Wendy's                                                 0.40%            1             0.53%                1
   72    Peachtree Apartments Wellworth                                    0.40%            1             0.53%                1
------------------------------------------------------------------------------------------------------------------------------------
   73    Shoppes at Treasure Coast                                         0.39%            1             0.51%                1
   74    Briarwood Apartments                                              0.39%            2             1.64%                1
   75    Gatehouse Apartments                                              0.39%            2             1.64%                1
   76    Muncie/Eaton Manufactured Home Community (9)                      0.38%            2             1.62%                2
  76.1   Muncie Manufactured Home Community                                0.29%            2             1.22%
------------------------------------------------------------------------------------------------------------------------------------
  76.2   Eaton Manufactured Home Community                                 0.09%            2             0.40%
   77    Emerald Creek Apartments                                          0.38%            1             0.50%                1
   78    Monterey Hi-Way Self Storage                                      0.38%            1             0.50%                1
   79    The Storage Center Goleta                                         0.37%            1             0.48%                1
   80    Vineyard Business Park                                            0.36%            1             0.47%                1
------------------------------------------------------------------------------------------------------------------------------------
   81    Crosby Park Apartments                                            0.35%            2             1.49%                1
   82    4809 Cole Avenue                                                  0.35%            1             0.45%                1
   83    Scherer Park Apartments                                           0.34%            1             0.45%                1
   84    Walgreens - Traverse City, MI                                     0.34%            1             0.44%                1
   85    Jones Bridge Square Shopping Center                               0.34%            1             0.44%                1
------------------------------------------------------------------------------------------------------------------------------------
   86    Frog Pond II                                                      0.33%            1             0.43%                1
   87    Snyder Warehouse                                                  0.32%            1             0.42%                1
   88    Walgreens - East Mockingbird Lane                                 0.31%            1             0.41%                1
   89    Sandpiper Woods Apartments                                        0.31%            2             1.32%                1
   90    Vanowen Court Apartments                                          0.31%            1             0.40%                1
------------------------------------------------------------------------------------------------------------------------------------
   91    Legacy Central Business Park                                      0.31%            1             0.40%                1
   92    Hampton Inn-Kiln Creek                                            0.31%            1             0.40%                1
   93    Walgreen's - Fair Oaks/Marconi                                    0.31%            1             0.40%                1
   94    MHC Portfolio - Creekside Estates                                 0.29%            2             1.23%                1
   95    Eagle Point Apartments                                            0.29%            2             1.23%                1
------------------------------------------------------------------------------------------------------------------------------------
   96    Abbey Road & Pallazo Apartments (9)                               0.29%            1             0.38%                2
  96.1   Abbey Road Apartments                                             0.14%            1             0.19%
  96.2   Pallazo Apartments                                                0.14%            1             0.19%
   97    Nassau Bay                                                        0.29%            2             1.21%                1
   98    Raia Self Storage                                                 0.29%            1             0.37%                1
------------------------------------------------------------------------------------------------------------------------------------
   99    Hampton Inn - Pine Bluff                                          0.28%            1             0.37%                1
  100    Mission Valley Corporate Center                                   0.27%            1             0.35%                1
  101    MHC Portfolio - All Seasons                                       0.27%            2             1.15%                1
  102    Guardian Self Storage                                             0.27%            1             0.35%                1
  103    Silverado Ranch Storage                                           0.27%            1             0.35%                1
------------------------------------------------------------------------------------------------------------------------------------
  104    Tracy Self Storage                                                0.27%            1             0.35%                1
  105    8787 Wallisville Road                                             0.26%            1             0.34%                1
  106    Ives Dairy Self Storage                                           0.25%            1             0.33%                1
  107    Time Square West                                                  0.25%            1             0.33%                1
  108    Mountain View MHC                                                 0.25%            2             1.05%                1
------------------------------------------------------------------------------------------------------------------------------------
  109    Grand Central Storage                                             0.25%            1             0.32%                1
  110    Crestview Lakes Villa MHC                                         0.25%            2             1.04%                1
  111    Allen's Mini Storage                                              0.23%            1             0.30%                1
  112    Boyette Self Storage                                              0.23%            1             0.30%                1
  113    Hamilton Creek Plaza                                              0.23%            1             0.30%                1
------------------------------------------------------------------------------------------------------------------------------------
  114    Beta Office Building                                              0.23%            1             0.29%                1
  115    Walgreens Baton Rouge                                             0.22%            1             0.29%                1
  116    Walgreens Jackson                                                 0.22%            1             0.29%                1
  117    Rockwall Central Shopping Center                                  0.21%            1             0.28%                1
  118    Rossi Self Storage                                                0.21%            1             0.28%                1
------------------------------------------------------------------------------------------------------------------------------------
  119    Walgreens Marrero                                                 0.21%            1             0.27%                1
  120    Martin County Office Plaza                                        0.21%            1             0.27%                1
  121    Walgreens Breaux Bridge                                           0.21%            1             0.27%                1
  122    Parkview/Gold Hill Manufactured Housing Communities (9)           0.20%            2             0.87%                2
 122.1   Parkview Manufactured Housing Community                           0.15%            2             0.64%
------------------------------------------------------------------------------------------------------------------------------------
 122.2   Gold Hill Mobile Home Community                                   0.05%            2             0.22%
  123    Lakeshore - Conway Circle                                         0.20%            2             0.85%                1
  124    GLG Mini Storage - Industrial Place                               0.19%            1             0.26%                1
  125    Eastwood Estates MHC                                              0.19%            2             0.80%                1
  126    Bridges at Smoky Hill                                             0.19%            1             0.24%                1
------------------------------------------------------------------------------------------------------------------------------------
  127    Wal-Mart Shops - Zephyrhills, FL                                  0.18%            1             0.24%                1
  128    Plaza Clovis                                                      0.18%            1             0.23%                1
  129    Norwalk Village                                                   0.17%            1             0.22%                1
  130    Colleyville Plaza Shopping Center                                 0.16%            1             0.21%                1
  131    Carson Highlands Mobile Home Community                            0.12%            2             0.49%                1
------------------------------------------------------------------------------------------------------------------------------------
  132    Central Self Storage - Murray & West Jordan (9)                   0.11%            1             0.15%                2
 132.1   Central Self Storage - West Jordan                                0.06%            1             0.08%
 132.2   Central Self Storage - Murray                                     0.05%            1             0.07%
  133    Central Self Storage - Chandler                                   0.08%            1             0.10%                1
  134    Rio Puente Mobile Home Community                                  0.08%            2             0.33%                1
------------------------------------------------------------------------------------------------------------------------------------
  135    Hill Avenue Self Storage                                          0.08%            1             0.10%                1
  136    Central Self Storage-Glendale                                     0.06%            1             0.08%                1


                   MORTGAGE                                        CUT-OFF      GENERAL                  DETAILED
                     LOAN                ORIGINAL                   DATE        PROPERTY                 PROPERTY
   ID           SELLER (1) (11)           BALANCE                  BALANCE      TYPE                     TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1                 GACC              75,000,000               75,000,000      Various                  Various
  1.1                GACC               8,962,005                8,962,005      Office                   Office Space
  1.2                GACC               7,398,865                7,398,865      Office                   Office Space
  1.3                GACC               4,189,216                4,189,216      Office                   Office Space
  1.4                GACC               4,085,007                4,085,007      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.5                GACC               3,397,225                3,397,225      Office                   Operations Center
  1.6                GACC               2,511,446                2,511,446      Office                   Office Space
  1.7                GACC               2,032,083                2,032,083      Office                   Office Space
  1.8                GACC               1,563,140                1,563,140      Office                   Operations Center
  1.9                GACC               1,448,510                1,448,510      Office                   Operations Center
------------------------------------------------------------------------------------------------------------------------------------
  1.10               GACC               1,415,163                1,415,163      Office                   Operations Center
  1.11               GACC               1,375,564                1,375,564      Office                   Office Space
  1.12               GACC               1,365,143                1,365,143      Office                   Office Space
  1.13               GACC               1,346,906                1,346,906      Office                   Operations Center
  1.14               GACC               1,344,301                1,344,301      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.15               GACC               1,302,617                1,302,617      Office                   Office Space
  1.16               GACC                 937,884                  937,884      Office                   Office Space
  1.17               GACC                 833,675                  833,675      Office                   Office Space
  1.18               GACC                 781,570                  781,570      Office                   Office Space
  1.19               GACC                 677,361                  677,361      Office                   Operations Center
------------------------------------------------------------------------------------------------------------------------------------
  1.20               GACC                 625,256                  625,256      Office                   Office Space
  1.21               GACC                 620,046                  620,046      Office                   Office Space
  1.22               GACC                 591,909                  591,909      Office                   Office Space
  1.23               GACC                 589,825                  589,825      Office                   Office Space
  1.24               GACC                 587,741                  587,741      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.25               GACC                 541,889                  541,889      Office                   Office Space
  1.26               GACC                 521,047                  521,047      Office                   Office Space
  1.27               GACC                 510,626                  510,626      Office                   Office Space
  1.28               GACC                 504,373                  504,373      Office                   Operations Center
  1.29               GACC                 500,205                  500,205      Office                   Operations Center
------------------------------------------------------------------------------------------------------------------------------------
  1.30               GACC                 500,205                  500,205      Office                   Operations Center
  1.31               GACC                 489,784                  489,784      Office                   Office Space
  1.32               GACC                 479,363                  479,363      Office                   Operations Center
  1.33               GACC                 458,521                  458,521      Office                   Office Space
  1.34               GACC                 458,521                  458,521      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.35               GACC                 416,837                  416,837      Office                   Office Space
  1.36               GACC                 406,417                  406,417      Office                   Office Space
  1.37               GACC                 406,417                  406,417      Office                   Office Space
  1.38               GACC                 385,575                  385,575      Office                   Office Space
  1.39               GACC                 375,154                  375,154      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.40               GACC                 375,154                  375,154      Office                   Office Space
  1.41               GACC                 375,154                  375,154      Office                   Office Space
  1.42               GACC                 364,733                  364,733      Office                   Office Space
  1.43               GACC                 354,312                  354,312      Office                   Operations Center
  1.44               GACC                 338,680                  338,680      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.45               GACC                 338,680                  338,680      Office                   Office Space
  1.46               GACC                 323,049                  323,049      Office                   Office Space
  1.47               GACC                 291,786                  291,786      Office                   Office Space
  1.48               GACC                 287,618                  287,618      Office                   Office Space
  1.49               GACC                 281,365                  281,365      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.50               GACC                 277,197                  277,197      Office                   Office Space
  1.51               GACC                 270,944                  270,944      Office                   Office Space
  1.52               GACC                 265,734                  265,734      Office                   Office Space
  1.53               GACC                 255,313                  255,313      Office                   Office Space
  1.54               GACC                 250,102                  250,102      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.55               GACC                 244,892                  244,892      Office                   Office Space
  1.56               GACC                 244,892                  244,892      Office                   Office Space
  1.57               GACC                 243,850                  243,850      Office                   Office Space
  1.58               GACC                 235,513                  235,513      Office                   Office Space
  1.59               GACC                 229,261                  229,261      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.60               GACC                 229,261                  229,261      Office                   Office Space
  1.61               GACC                 229,261                  229,261      Office                   Office Space
  1.62               GACC                 221,966                  221,966      Office                   Office Space
  1.63               GACC                 218,840                  218,840      Office                   Office Space
  1.64               GACC                 218,840                  218,840      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.65               GACC                 218,840                  218,840      Office                   Office Space
  1.66               GACC                 218,840                  218,840      Office                   Office Space
  1.67               GACC                 218,840                  218,840      Office                   Office Space
  1.68               GACC                 218,840                  218,840      Office                   Office Space
  1.69               GACC                 214,671                  214,671      Office                   Operations Center
------------------------------------------------------------------------------------------------------------------------------------
  1.70               GACC                 212,587                  212,587      Office                   Office Space
  1.71               GACC                 200,603                  200,603      Mixed Use                Office / Retail
  1.72               GACC                 197,998                  197,998      Office                   Office Space
  1.73               GACC                 197,998                  197,998      Office                   Office Space
  1.74               GACC                 187,577                  187,577      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.75               GACC                 187,577                  187,577      Office                   Office Space
  1.76               GACC                 182,366                  182,366      Office                   Office Space
  1.77               GACC                 179,761                  179,761      Office                   Office Space
  1.78               GACC                 177,156                  177,156      Office                   Office Space
  1.79               GACC                 177,156                  177,156      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.80               GACC                 177,156                  177,156      Office                   Office Space
  1.81               GACC                 163,609                  163,609      Mixed Use                Office / Retail
  1.82               GACC                 161,525                  161,525      Office                   Office Space
  1.83               GACC                 159,440                  159,440      Office                   Office Space
  1.84               GACC                 156,314                  156,314      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.85               GACC                 156,314                  156,314      Office                   Office Space
  1.86               GACC                 156,314                  156,314      Office                   Office Space
  1.87               GACC                 156,314                  156,314      Office                   Office Space
  1.88               GACC                 153,188                  153,188      Mixed Use                Office / Retail
  1.89               GACC                 151,104                  151,104      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.90               GACC                 149,019                  149,019      Office                   Office Space
  1.91               GACC                 147,977                  147,977      Office                   Office Space
  1.92               GACC                 145,893                  145,893      Office                   Office Space
  1.93               GACC                 145,893                  145,893      Mixed Use                Office / Retail
  1.94               GACC                 144,851                  144,851      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
  1.95               GACC                 143,809                  143,809      Office                   Office Space
  1.96               GACC                 143,288                  143,288      Office                   Office Space
  1.97               GACC                 141,725                  141,725      Mixed Use                Office / Retail
  1.98               GACC                 141,725                  141,725      Mixed Use                Office / Retail
  1.99               GACC                 138,077                  138,077      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
 1.100               GACC                 135,472                  135,472      Mixed Use                Office / Retail
 1.101               GACC                 135,472                  135,472      Mixed Use                Office / Retail
 1.102               GACC                 132,867                  132,867      Office                   Office Space
 1.103               GACC                 130,262                  130,262      Mixed Use                Office / Retail
 1.104               GACC                 125,051                  125,051      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
 1.105               GACC                 125,051                  125,051      Mixed Use                Office / Retail
 1.106               GACC                 125,051                  125,051      Office                   Office Space
 1.107               GACC                 124,009                  124,009      Office                   Office Space
 1.108               GACC                 119,841                  119,841      Mixed Use                Office / Retail
 1.109               GACC                 118,799                  118,799      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.110               GACC                 118,799                  118,799      Office                   Office Space
 1.111               GACC                 114,630                  114,630      Mixed Use                Office / Retail
 1.112               GACC                 114,630                  114,630      Mixed Use                Office / Retail
 1.113               GACC                 114,630                  114,630      Mixed Use                Office / Retail
 1.114               GACC                 113,588                  113,588      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.115               GACC                 109,420                  109,420      Office                   Office Space
 1.116               GACC                 109,420                  109,420      Mixed Use                Office / Retail
 1.117               GACC                 105,251                  105,251      Mixed Use                Office / Retail
 1.118               GACC                 104,209                  104,209      Mixed Use                Office / Retail
 1.119               GACC                 104,209                  104,209      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.120               GACC                 104,209                  104,209      Office                   Office Space
 1.121               GACC                 104,209                  104,209      Mixed Use                Office / Retail
 1.122               GACC                 104,209                  104,209      Office                   Office Space
 1.123               GACC                  98,999                   98,999      Office                   Office Space
 1.124               GACC                  96,394                   96,394      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.125               GACC                  93,788                   93,788      Mixed Use                Office / Retail
 1.126               GACC                  93,788                   93,788      Mixed Use                Office / Retail
 1.127               GACC                  93,788                   93,788      Office                   Office Space
 1.128               GACC                  93,788                   93,788      Mixed Use                Office / Retail
 1.129               GACC                  93,788                   93,788      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
 1.130               GACC                  93,788                   93,788      Office                   Office Space
 1.131               GACC                  93,788                   93,788      Mixed Use                Office / Retail
 1.132               GACC                  91,183                   91,183      Office                   Office Space
 1.133               GACC                  88,578                   88,578      Office                   Office Space
 1.134               GACC                  88,578                   88,578      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
 1.135               GACC                  85,973                   85,973      Office                   Office Space
 1.136               GACC                  85,973                   85,973      Mixed Use                Office / Retail
 1.137               GACC                  85,973                   85,973      Office                   Office Space
 1.138               GACC                  83,367                   83,367      Mixed Use                Office / Retail
 1.139               GACC                  83,367                   83,367      Office                   Office Space
------------------------------------------------------------------------------------------------------------------------------------
 1.140               GACC                  83,367                   83,367      Office                   Office Space
 1.141               GACC                  75,552                   75,552      Office                   Office Space
 1.142               GACC                  75,552                   75,552      Office                   Office Space
 1.143               GACC                  75,031                   75,031      Mixed Use                Office / Retail
 1.144               GACC                  72,947                   72,947      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.145               GACC                  71,904                   71,904      Mixed Use                Office / Retail
 1.146               GACC                  67,736                   67,736      Mixed Use                Office / Retail
 1.147               GACC                  62,526                   62,526      Mixed Use                Office / Retail
 1.148               GACC                  59,920                   59,920      Mixed Use                Office / Retail
 1.149               GACC                  56,273                   56,273      Mixed Use                Office / Retail
------------------------------------------------------------------------------------------------------------------------------------
 1.150               GACC                  52,105                   52,105      Office                   Office Space
 1.151               GACC                  44,289                   44,289      Mixed Use                Office / Retail
 1.152               GACC                  36,473                   36,473      Mixed Use                Banking Center
   2                 GACC              56,000,000               55,905,355      Industrial               Office/Warehouse
   3                 BOFA              50,000,000               49,844,943      Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
   4                 GECC              47,000,000               47,000,000      Hotel                    Full Service
   5                 GECC              28,000,000               28,000,000      Multifamily              Conventional
   6                 GECC              18,500,000               18,500,000      Multifamily              Conventional
   7                 GACC              42,910,000               42,821,547      Retail                   Anchored
   8                 GECC              37,000,000               37,000,000      Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
   9                 GACC              35,500,000               35,389,665      Multifamily              Conventional
   10                GECC              31,000,000               30,975,044      Retail                   Anchored
   11                GACC              30,000,000               30,000,000      Retail                   Anchored
   12                GECC              29,255,000               29,169,035      Retail                   Anchored
   13                GECC              24,500,000               24,167,939      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   14                GECC              22,000,000               21,956,805      Multifamily              Conventional
  14.1               GECC              13,107,206               13,081,471      Multifamily              Conventional
  14.2               GECC               8,506,151                8,489,450      Multifamily              Conventional
  14.3               GECC                 386,643                  385,884      Multifamily              Conventional
   15                GECC              21,000,000               21,000,000      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   16                GACC              20,000,000               20,000,000      Industrial               Office/Warehouse
   17                GECC              20,120,000               19,847,304      Multifamily              Conventional
   18                GACC              19,500,000               19,482,534      Multifamily              Student Housing
   19                GECC              19,000,000               19,000,000      Retail                   Anchored
   20                BOFA              18,660,000               18,555,691      Office                   Suburban
------------------------------------------------------------------------------------------------------------------------------------
   21                GACC              18,000,000               17,951,772      Retail                   Anchored
   22                BOFA              17,346,655               17,346,655      Manufactured Housing     Manufactured Housing
   23                GACC              16,250,000               16,212,815      Multifamily              Conventional
  23.1               GACC               8,457,386                8,438,033      Multifamily              Conventional
  23.2               GACC               7,792,614                7,774,782      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   24                GECC              15,810,000               15,810,000      Retail                   Anchored
   25                GECC              15,600,000               15,487,467      Retail                   Anchored
   26                GACC              15,250,000               15,216,460      Office                   Suburban
   27                GECC              15,000,000               14,926,722      Industrial               Industrial
   28                BOFA              13,694,000               13,653,394      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   29                BOFA              13,250,000               13,184,007      Office                   CBD
   30                GACC              12,900,000               12,900,000      Industrial               Office/Warehouse
   31                GECC               6,420,000                6,397,467      Self Storage             Self Storage
   32                GECC               5,580,000                5,560,415      Self Storage             Self Storage
   33                BOFA              11,310,000               11,267,848      Office                   Suburban
------------------------------------------------------------------------------------------------------------------------------------
   34                GECC              11,200,000               11,190,171      Retail                   Anchored
   35                BOFA              11,000,000               10,980,849      Retail                   Anchored
   36                GECC              10,800,000               10,769,893      Retail                   Anchored
   37                GECC              10,400,000               10,400,000      Retail                   Anchored
   38                BOFA              10,160,000               10,150,363      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   39                GECC              10,000,000                9,990,675      Retail                   Anchored
   40                BOFA               9,801,912                9,781,248      Manufactured Housing     Manufactured Housing
   41                GECC               4,875,000                4,848,599      Self Storage             Self Storage
   42                GECC               4,425,000                4,401,036      Self Storage             Self Storage
   43                GECC               9,000,000                9,000,000      Mixed Use                Retail/Office
------------------------------------------------------------------------------------------------------------------------------------
   44                GACC               8,360,000                8,341,806      Multifamily              Conventional
  44.1               GACC               4,547,840                4,537,943      Multifamily              Conventional
  44.2               GACC               3,812,160                3,803,864      Multifamily              Conventional
   45                GECC               8,000,000                7,984,599      Manufactured Housing     Manufactured Housing
  45.1               GECC               3,322,799                3,316,402      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
  45.2               GECC               3,196,388                3,190,235      Manufactured Housing     Manufactured Housing
  45.3               GECC               1,011,287                1,009,340      Manufactured Housing     Manufactured Housing
  45.4               GECC                 469,526                  468,622      Manufactured Housing     Manufactured Housing
   46                GECC               7,900,000                7,838,058      Retail                   Anchored
   47                BOFA               7,800,000                7,785,889      Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
   48                GECC               7,760,000                7,745,835      Industrial               Office/Warehouse
   49                GECC               7,760,000                7,744,863      Manufactured Housing     Manufactured Housing
   50                BOFA               7,100,000                7,100,000      Office                   Suburban
   51                GECC               6,486,000                6,457,465      Retail                   Shadow Anchored
   52                GECC               6,450,000                6,432,865      Retail                   Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
   53                GECC               6,404,000                6,269,797      Multifamily              Conventional
   54                BOFA               6,200,000                6,200,000      Manufactured Housing     Manufactured Housing
   55                GECC               6,000,000                5,983,158      Multifamily              Conventional
   56                BOFA               5,918,500                5,900,105      Retail                   Anchored
   57                BOFA               5,825,877                5,825,877      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   58                GECC               5,800,000                5,800,000      Multifamily              Conventional
   59                GECC               5,760,000                5,738,390      Industrial               Office/Warehouse
   60                BOFA               5,636,095                5,636,095      Manufactured Housing     Manufactured Housing
   61                GECC               5,500,000                5,482,446      Manufactured Housing     Manufactured Housing
   62                GECC               5,500,000                5,482,446      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   63                GECC               5,360,000                5,336,564      Retail                   Shadow Anchored
   64                GECC               5,300,000                5,289,953      Office                   Medical
   65                GECC               5,300,000                5,279,449      Manufactured Housing     Manufactured Housing
   66                GECC               5,300,000                5,276,290      Multifamily              Conventional
   67                GECC               2,450,000                2,448,152      Retail                   Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
   68                GECC               1,500,000                1,498,869      Retail                   Unanchored
   69                GECC               1,300,000                1,299,019      Retail                   Unanchored
   70                GECC               5,250,000                5,243,762      Hotel                    Limited Service
   71                GECC               5,200,000                5,193,389      Retail                   Anchored
   72                GECC               5,200,000                5,184,336      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   73                GECC               5,050,000                5,046,191      Retail                   Unanchored
   74                BOFA               5,000,000                4,989,902      Multifamily              Conventional
   75                BOFA               5,000,000                4,983,671      Multifamily              Conventional
   76                GECC               4,960,000                4,945,425      Manufactured Housing     Manufactured Housing
  76.1               GECC               3,739,077                3,728,090      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
  76.2               GECC               1,220,923                1,217,335      Manufactured Housing     Manufactured Housing
   77                BOFA               4,900,000                4,890,864      Multifamily              Conventional
   78                GECC               4,900,000                4,888,171      Self Storage             Self Storage
   79                GECC               4,800,000                4,771,740      Self Storage             Self Storage
   80                GECC               4,710,000                4,679,206      Industrial               Office/Warehouse
------------------------------------------------------------------------------------------------------------------------------------
   81                GECC               4,525,000                4,525,000      Multifamily              Conventional
   82                GECC               4,500,000                4,483,266      Office                   Suburban
   83                BOFA               4,456,000                4,451,938      Multifamily              Conventional
   84                BOFA               4,390,000                4,382,147      Retail                   Anchored
   85                BOFA               4,350,000                4,350,000      Retail                   Anchored
------------------------------------------------------------------------------------------------------------------------------------
   86                GECC               4,200,000                4,200,000      Multifamily              Student Housing
   87                GECC               4,125,000                4,113,712      Industrial               Office/Warehouse
   88                GECC               4,050,000                4,036,936      Retail                   Anchored
   89                GECC               4,022,000                4,014,510      Multifamily              Conventional
   90                GECC               4,000,000                3,991,110      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   91                BOFA               4,000,000                3,980,064      Industrial               Office/Warehouse
   92                GECC               4,000,000                3,978,391      Hotel                    Limited Service
   93                GECC               3,955,000                3,945,134      Retail                   Anchored
   94                BOFA               3,760,000                3,760,000      Manufactured Housing     Manufactured Housing
   95                GECC               3,750,000                3,738,241      Multifamily              Conventional
------------------------------------------------------------------------------------------------------------------------------------
   96                GACC               3,750,000                3,734,847      Multifamily              Student Housing
  96.1               GACC               1,875,000                1,867,423      Multifamily              Student Housing
  96.2               GACC               1,875,000                1,867,423      Multifamily              Student Housing
   97                GECC               3,700,000                3,692,924      Multifamily              Conventional
   98                GECC               3,700,000                3,684,872      Self Storage             Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   99                BOFA               3,650,000                3,634,115      Hotel                    Limited Service
  100                GACC               3,500,000                3,500,000      Office                   Suburban
  101                BOFA               3,490,811                3,490,811      Manufactured Housing     Manufactured Housing
  102                GECC               3,500,000                3,485,458      Self Storage             Self Storage
  103                GECC               3,450,000                3,440,691      Self Storage             Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  104                GECC               3,440,000                3,426,160      Self Storage             Self Storage
  105                BOFA               3,350,000                3,340,531      Industrial               Office/Warehouse
  106                GECC               3,300,000                3,286,157      Self Storage             Self Storage
  107                GECC               3,250,000                3,241,076      Retail                   Shadow Anchored
  108                GECC               3,200,000                3,193,907      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
  109                GECC               3,200,000                3,191,349      Self Storage             Self Storage
  110                GECC               3,200,000                3,174,743      Manufactured Housing     Manufactured Housing
  111                GECC               3,013,000                2,995,009      Self Storage             Self Storage
  112                GECC               3,000,000                2,991,734      Self Storage             Self Storage
  113                GECC               2,936,000                2,923,379      Retail                   Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
  114                GACC               2,915,000                2,906,996      Office                   Suburban
  115                GECC               2,900,000                2,886,393      Retail                   Anchored
  116                GACC               2,865,000                2,832,983      Retail                   CTL
  117                GECC               2,763,000                2,755,660      Retail                   Shadow Anchored
  118                GECC               2,750,000                2,738,936      Self Storage             Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  119                GACC               2,735,000                2,694,396      Retail                   CTL
  120                GECC               2,700,000                2,691,345      Office                   Suburban
  121                GECC               2,700,000                2,678,665      Retail                   Anchored
  122                GECC               2,650,000                2,636,356      Manufactured Housing     Manufactured Housing
 122.1               GECC               1,962,963                1,952,856      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
 122.2               GECC                 687,037                  683,500      Manufactured Housing     Manufactured Housing
  123                GECC               2,600,000                2,600,000      Manufactured Housing     Manufactured Housing
  124                GECC               2,544,000                2,516,843      Self Storage             Self Storage
  125                GECC               2,450,000                2,444,955      Manufactured Housing     Manufactured Housing
  126                GECC               2,400,000                2,391,750      Retail                   Unanchored
------------------------------------------------------------------------------------------------------------------------------------
  127                GECC               2,375,000                2,368,858      Retail                   Shadow Anchored
  128                GECC               2,300,000                2,293,348      Retail                   Shadow Anchored
  129                GECC               2,200,000                2,191,030      Retail                   Anchored
  130                GECC               2,050,000                2,039,556      Retail                   Unanchored
  131                GECC               1,500,000                1,489,296      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
  132                GECC               1,480,000                1,478,085      Self Storage             Self Storage
 132.1               GECC                 777,125                  776,119      Self Storage             Self Storage
 132.2               GECC                 702,875                  701,966      Self Storage             Self Storage
  133                GECC               1,000,000                1,000,000      Self Storage             Self Storage
  134                GECC               1,000,000                  996,892      Manufactured Housing     Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
  135                GECC               1,000,000                  996,300      Self Storage             Self Storage
  136                GECC                 780,000                  778,991      Self Storage             Self Storage


                                                  INTEREST         ORIGINAL        STATED REMAINING      ORIGINAL        REMAINING
            INTEREST         ADMINISTRATIVE        ACCRUAL    TERM TO MATURITY     TERM TO MATURITY    AMORTIZATION     AMORTIZATION
   ID        RATE (8)           FEE RATE           BASIS            (MOS.)               (MOS.)         TERM (MOS.)      TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   1         5.4891%            0.04200%        Actual/360              120                  119             330             330
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
------------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
  1.17
  1.18
  1.19
------------------------------------------------------------------------------------------------------------------------------------
  1.20
  1.21
  1.22
  1.23
  1.24
------------------------------------------------------------------------------------------------------------------------------------
  1.25
  1.26
  1.27
  1.28
  1.29
------------------------------------------------------------------------------------------------------------------------------------
  1.30
  1.31
  1.32
  1.33
  1.34
------------------------------------------------------------------------------------------------------------------------------------
  1.35
  1.36
  1.37
  1.38
  1.39
------------------------------------------------------------------------------------------------------------------------------------
  1.40
  1.41
  1.42
  1.43
  1.44
------------------------------------------------------------------------------------------------------------------------------------
  1.45
  1.46
  1.47
  1.48
  1.49
------------------------------------------------------------------------------------------------------------------------------------
  1.50
  1.51
  1.52
  1.53
  1.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55
  1.56
  1.57
  1.58
  1.59
------------------------------------------------------------------------------------------------------------------------------------
  1.60
  1.61
  1.62
  1.63
  1.64
------------------------------------------------------------------------------------------------------------------------------------
  1.65
  1.66
  1.67
  1.68
  1.69
------------------------------------------------------------------------------------------------------------------------------------
  1.70
  1.71
  1.72
  1.73
  1.74
------------------------------------------------------------------------------------------------------------------------------------
  1.75
  1.76
  1.77
  1.78
  1.79
------------------------------------------------------------------------------------------------------------------------------------
  1.80
  1.81
  1.82
  1.83
  1.84
------------------------------------------------------------------------------------------------------------------------------------
  1.85
  1.86
  1.87
  1.88
  1.89
------------------------------------------------------------------------------------------------------------------------------------
  1.90
  1.91
  1.92
  1.93
  1.94
------------------------------------------------------------------------------------------------------------------------------------
  1.95
  1.96
  1.97
  1.98
  1.99
------------------------------------------------------------------------------------------------------------------------------------
 1.100
 1.101
 1.102
 1.103
 1.104
------------------------------------------------------------------------------------------------------------------------------------
 1.105
 1.106
 1.107
 1.108
 1.109
------------------------------------------------------------------------------------------------------------------------------------
 1.110
 1.111
 1.112
 1.113
 1.114
------------------------------------------------------------------------------------------------------------------------------------
 1.115
 1.116
 1.117
 1.118
 1.119
------------------------------------------------------------------------------------------------------------------------------------
 1.120
 1.121
 1.122
 1.123
 1.124
------------------------------------------------------------------------------------------------------------------------------------
 1.125
 1.126
 1.127
 1.128
 1.129
------------------------------------------------------------------------------------------------------------------------------------
 1.130
 1.131
 1.132
 1.133
 1.134
------------------------------------------------------------------------------------------------------------------------------------
 1.135
 1.136
 1.137
 1.138
 1.139
------------------------------------------------------------------------------------------------------------------------------------
 1.140
 1.141
 1.142
 1.143
 1.144
------------------------------------------------------------------------------------------------------------------------------------
 1.145
 1.146
 1.147
 1.148
 1.149
------------------------------------------------------------------------------------------------------------------------------------
 1.150
 1.151
 1.152
   2         6.3500%            0.03200%        Actual/360              120                  118             360             358
   3         5.3400%            0.07200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
   4         4.6051%            0.03200%        Actual/360               61                   61             300             300
   5         4.2000%            0.03200%        Actual/360               60                   58               0               0
   6         4.2500%            0.03200%        Actual/360               60                   58               0               0
   7         5.4550%            0.03200%        Actual/360               60                   58             360             358
   8         5.6400%            0.03200%        Actual/360              120                  120             360             360
------------------------------------------------------------------------------------------------------------------------------------
   9         5.3300%            0.06200%        Actual/360               84                   81             360             357
   10        6.1100%            0.03200%        Actual/360              120                  119             360             359
   11        5.7400%            0.08200%        Actual/360               84                   83             360             360
   12        5.5800%            0.03200%        Actual/360               84                   81             360             357
   13        5.9400%            0.03200%        Actual/360              144                  130             360             346
------------------------------------------------------------------------------------------------------------------------------------
   14        5.6800%            0.03200%        Actual/360              120                  118             360             358
  14.1
  14.2
  14.3
   15        4.3000%            0.03200%        Actual/360               60                   58               0               0
------------------------------------------------------------------------------------------------------------------------------------
   16        6.1500%            0.03200%        Actual/360              120                  120             300             300
   17        5.9400%            0.03200%        Actual/360              144                  130             360             346
   18        5.7000%            0.06200%        Actual/360              120                  119             360             359
   19        5.3900%            0.03200%        Actual/360               60                   57             360             360
   20        5.0410%            0.12200%        Actual/360              120                  115             360             355
------------------------------------------------------------------------------------------------------------------------------------
   21        5.9800%            0.06200%        Actual/360              120                  117             360             357
   22        5.7150%            0.12200%        Actual/360               84                   82             360             360
   23        4.9600%            0.03200%        Actual/360               60                   58             360             358
  23.1
  23.2
------------------------------------------------------------------------------------------------------------------------------------
   24        5.5800%            0.03200%        Actual/360               84                   84             360             360
   25        5.4600%            0.03200%        Actual/360              120                  113             360             353
   26        5.1500%            0.03200%        Actual/360               84                   82             360             358
   27        5.6600%            0.03200%        Actual/360              120                  115             360             355
   28        5.5400%            0.12200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
   29        5.5730%            0.12200%        Actual/360              180                  175             360             355
   30        6.1100%            0.03200%        Actual/360              120                  119             360             360
   31        4.7700%            0.03200%        Actual/360              120                  117             360             357
   32        4.7700%            0.03200%        Actual/360              120                  117             360             357
   33        5.9400%            0.12200%        Actual/360              120                  116             360             356
------------------------------------------------------------------------------------------------------------------------------------
   34        5.7800%            0.03200%        Actual/360              120                  119             360             359
   35        6.2200%            0.12200%        Actual/360              120                  118             360             358
   36        5.8100%            0.03200%        Actual/360              120                  117             360             357
   37        5.9400%            0.03200%        Actual/360              120                  117             360             360
   38        5.4710%            0.12200%        Actual/360              120                  119             360             359
------------------------------------------------------------------------------------------------------------------------------------
   39        5.5400%            0.03200%        Actual/360              120                  119             360             359
   40        5.3500%            0.12200%        Actual/360               60                   58             360             358
   41        6.0700%            0.03200%        Actual/360              120                  116             300             296
   42        6.0700%            0.03200%        Actual/360              120                  116             300             296
   43        5.7300%            0.03200%        Actual/360              120                  120             300             300
------------------------------------------------------------------------------------------------------------------------------------
   44        5.2000%            0.03200%        Actual/360               60                   58             360             358
  44.1
  44.2
   45        5.7700%            0.03200%        Actual/360              120                  118             360             358
  45.1
------------------------------------------------------------------------------------------------------------------------------------
  45.2
  45.3
  45.4
   46        5.6600%            0.03200%        Actual/360              120                  112             360             352
   47        6.0500%            0.12200%        Actual/360              120                  118             360             358
------------------------------------------------------------------------------------------------------------------------------------
   48        6.0100%            0.03200%        Actual/360              120                  118             360             358
   49        5.7100%            0.03200%        Actual/360              120                  118             360             358
   50        6.0100%            0.08200%        Actual/360               84                   80             360             360
   51        5.1700%            0.03200%        Actual/360              120                  116             360             356
   52        6.1500%            0.03200%        Actual/360              120                  118             300             298
------------------------------------------------------------------------------------------------------------------------------------
   53        7.7300%            0.03200%        Actual/360              120                   89             360             329
   54        6.3270%            0.12200%        Actual/360              144                  142             360             360
   55        5.7800%            0.03200%        Actual/360              120                  117             360             357
   56        5.3300%            0.12200%        Actual/360              120                  117             360             357
   57        6.0200%            0.12200%        Actual/360              120                  118             360             360
------------------------------------------------------------------------------------------------------------------------------------
   58        4.5000%            0.03200%        Actual/360               60                   55               0               0
   59        5.9100%            0.03200%        Actual/360              120                  116             360             356
   60        6.0200%            0.12200%        Actual/360              120                  118             360             360
   61        5.2100%            0.03200%        Actual/360              120                  117             360             357
   62        5.2100%            0.03200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
   63        5.5200%            0.03200%        Actual/360               84                   81             300             297
   64        5.8400%            0.03200%        Actual/360               60                   58             360             358
   65        5.7600%            0.03200%        Actual/360              120                  116             360             356
   66        5.0900%            0.03200%        Actual/360              120                  116             360             356
   67        6.3500%            0.03200%        Actual/360              120                  119             360             359
------------------------------------------------------------------------------------------------------------------------------------
   68        6.3500%            0.03200%        Actual/360              120                  119             360             359
   69        6.3500%            0.03200%        Actual/360              120                  119             360             359
   70        6.3600%            0.03200%        Actual/360              120                  119             300             299
   71        6.0200%            0.03200%        Actual/360              120                  119             300             299
   72        5.4700%            0.03200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
   73        6.3500%            0.03200%        Actual/360              120                  119             360             359
   74        5.5500%            0.12200%        Actual/360              120                  118             360             358
   75        5.1050%            0.12200%        Actual/360              120                  117             360             357
   76        5.5800%            0.03200%        Actual/360              120                  117             360             357
  76.1
------------------------------------------------------------------------------------------------------------------------------------
  76.2
   77        5.9150%            0.12200%        Actual/360              120                  118             360             358
   78        6.6900%            0.03200%        Actual/360              120                  118             300             298
   79        5.5800%            0.03200%        Actual/360              120                  116             300             296
   80        5.1300%            0.03200%        Actual/360              120                  114             360             354
------------------------------------------------------------------------------------------------------------------------------------
   81        5.7700%            0.03200%        Actual/360              120                  120             312             312
   82        5.9500%            0.03200%        Actual/360              120                  116             360             356
   83        5.6300%            0.12200%        Actual/360              120                  119             360             359
   84        6.1000%            0.12200%        Actual/360              120                  118             360             358
   85        4.3750%            0.12200%        Actual/360               84                   75               0               0
------------------------------------------------------------------------------------------------------------------------------------
   86        5.6500%            0.03200%        Actual/360              120                  120             300             300
   87        5.8900%            0.03200%        Actual/360              120                  117             360             357
   88        5.5000%            0.03200%        Actual/360              120                  117             348             345
   89        5.9200%            0.03200%        Actual/360              120                  118             360             358
   90        5.1000%            0.03200%        Actual/360              120                  118             360             358
------------------------------------------------------------------------------------------------------------------------------------
   91        5.5700%            0.12200%        Actual/360              120                  115             360             355
   92        7.0000%            0.03200%        Actual/360              120                  117             240             237
   93        6.2800%            0.03200%        Actual/360              120                  117             360             357
   94        6.3270%            0.12200%        Actual/360              144                  142             360             360
   95        5.2900%            0.03200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
   96        5.5700%            0.03200%        Actual/360               84                   80             360             356
  96.1
  96.2
   97        5.8000%            0.03200%        Actual/360              120                  118             360             358
   98        5.9000%            0.03200%        Actual/360              120                  117             300             297
------------------------------------------------------------------------------------------------------------------------------------
   99        7.2900%            0.12200%        Actual/360              120                  116             300             296
  100        5.8900%            0.03200%        Actual/360              120                  120             360             360
  101        6.3270%            0.12200%        Actual/360              144                  142             360             360
  102        5.8100%            0.03200%        Actual/360              120                  117             300             297
  103        5.9500%            0.03200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
  104        5.9900%            0.03200%        Actual/360              120                  117             300             297
  105        5.7500%            0.12200%        Actual/360              132                  129             360             357
  106        5.9600%            0.03200%        Actual/360              120                  118             240             238
  107        5.9600%            0.03200%        Actual/360              120                  118             300             298
  108        5.8200%            0.03200%        Actual/360              120                  118             360             358
------------------------------------------------------------------------------------------------------------------------------------
  109        6.0500%            0.03200%        Actual/360              120                  118             300             298
  110        4.2500%            0.03200%        Actual/365              120                  117             240             237
  111        6.2700%            0.03200%        Actual/360              120                  117             240             237
  112        5.9400%            0.03200%        Actual/360              120                  118             300             298
  113        5.2800%            0.03200%        Actual/360              120                  116             360             356
------------------------------------------------------------------------------------------------------------------------------------
  114        5.9600%            0.03200%        Actual/360              120                  118             300             298
  115        5.1100%            0.03200%        Actual/360              120                  117             300             297
  116        5.6300%            0.03200%        Actual/360              240                  235             240             235
  117        6.1500%            0.03200%        Actual/360              120                  118             300             298
  118        5.9900%            0.03200%        Actual/360              120                  117             300             297
------------------------------------------------------------------------------------------------------------------------------------
  119        5.5200%            0.03200%        Actual/360              203                  198             203             198
  120        5.1900%            0.03200%        Actual/360              120                  117             360             357
  121        5.1100%            0.03200%        Actual/360              120                  115             300             295
  122        4.4000%            0.03200%        Actual/360               60                   56             360             356
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123        5.9400%            0.03200%        Actual/360              120                  116             360             360
  124        6.1200%            0.03200%        Actual/360              120                  112             300             292
  125        5.4600%            0.03200%        Actual/360               84                   82             360             358
  126        6.3000%            0.03200%        Actual/360              120                  116             360             356
------------------------------------------------------------------------------------------------------------------------------------
  127        6.1300%            0.03200%        Actual/360              120                  117             360             357
  128        5.6500%            0.03200%        Actual/360              120                  117             360             357
  129        6.0100%            0.03200%        Actual/360              156                  155             156             155
  130        6.4200%            0.03200%        Actual/360              120                  116             300             296
  131        4.4000%            0.03200%        Actual/360               60                   56             300             296
------------------------------------------------------------------------------------------------------------------------------------
  132        5.9300%            0.03200%        Actual/360              120                  119             300             299
 132.1
 132.2
  133        5.9300%            0.03200%        Actual/360              120                  120             300             300
  134        5.3300%            0.03200%        Actual/360              120                  117             360             357
------------------------------------------------------------------------------------------------------------------------------------
  135        6.4500%            0.03200%        Actual/360              120                  117             300             297
  136        5.9300%            0.03200%        Actual/360              120                  119             300             299


              FIRST                      ANNUAL           MONTHLY       REMAINING
             PAYMENT      MATURITY        DEBT             DEBT       INTEREST ONLY                                            APD
   ID          DATE         DATE       SERVICE (2)      SERVICE (2)   PERIOD (MOS.)             LOCKBOX (3)                 (YES/NO)
------------------------------------------------------------------------------------------------------------------------------------
   1        1/1/2004     12/1/2013     5,290,076          440,840          17         Hard                                       No
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
------------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
  1.17
  1.18
  1.19
------------------------------------------------------------------------------------------------------------------------------------
  1.20
  1.21
  1.22
  1.23
  1.24
------------------------------------------------------------------------------------------------------------------------------------
  1.25
  1.26
  1.27
  1.28
  1.29
------------------------------------------------------------------------------------------------------------------------------------
  1.30
  1.31
  1.32
  1.33
  1.34
------------------------------------------------------------------------------------------------------------------------------------
  1.35
  1.36
  1.37
  1.38
  1.39
------------------------------------------------------------------------------------------------------------------------------------
  1.40
  1.41
  1.42
  1.43
  1.44
------------------------------------------------------------------------------------------------------------------------------------
  1.45
  1.46
  1.47
  1.48
  1.49
------------------------------------------------------------------------------------------------------------------------------------
  1.50
  1.51
  1.52
  1.53
  1.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55
  1.56
  1.57
  1.58
  1.59
------------------------------------------------------------------------------------------------------------------------------------
  1.60
  1.61
  1.62
  1.63
  1.64
------------------------------------------------------------------------------------------------------------------------------------
  1.65
  1.66
  1.67
  1.68
  1.69
------------------------------------------------------------------------------------------------------------------------------------
  1.70
  1.71
  1.72
  1.73
  1.74
------------------------------------------------------------------------------------------------------------------------------------
  1.75
  1.76
  1.77
  1.78
  1.79
------------------------------------------------------------------------------------------------------------------------------------
  1.80
  1.81
  1.82
  1.83
  1.84
------------------------------------------------------------------------------------------------------------------------------------
  1.85
  1.86
  1.87
  1.88
  1.89
------------------------------------------------------------------------------------------------------------------------------------
  1.90
  1.91
  1.92
  1.93
  1.94
------------------------------------------------------------------------------------------------------------------------------------
  1.95
  1.96
  1.97
  1.98
  1.99
------------------------------------------------------------------------------------------------------------------------------------
 1.100
 1.101
 1.102
 1.103
 1.104
------------------------------------------------------------------------------------------------------------------------------------
 1.105
 1.106
 1.107
 1.108
 1.109
------------------------------------------------------------------------------------------------------------------------------------
 1.110
 1.111
 1.112
 1.113
 1.114
------------------------------------------------------------------------------------------------------------------------------------
 1.115
 1.116
 1.117
 1.118
 1.119
------------------------------------------------------------------------------------------------------------------------------------
 1.120
 1.121
 1.122
 1.123
 1.124
------------------------------------------------------------------------------------------------------------------------------------
 1.125
 1.126
 1.127
 1.128
 1.129
------------------------------------------------------------------------------------------------------------------------------------
 1.130
 1.131
 1.132
 1.133
 1.134
------------------------------------------------------------------------------------------------------------------------------------
 1.135
 1.136
 1.137
 1.138
 1.139
------------------------------------------------------------------------------------------------------------------------------------
 1.140
 1.141
 1.142
 1.143
 1.144
------------------------------------------------------------------------------------------------------------------------------------
 1.145
 1.146
 1.147
 1.148
 1.149
------------------------------------------------------------------------------------------------------------------------------------
 1.150
 1.151
 1.152
   2       12/1/2003     11/1/2013     4,181,424          348,452           -         Hard                                       No
   3       11/1/2003     10/1/2013     3,346,747          278,896           -         Hard                                       No
------------------------------------------------------------------------------------------------------------------------------------
   4        2/1/2004      2/1/2009     3,168,603          264,050           -         Soft                                       No
   5       12/1/2003     11/1/2008     1,195,600           99,633          58         No                                         No
   6       12/1/2003     11/1/2008       799,354           66,613          58         No                                         No
   7       12/1/2003     11/1/2008     2,909,138          242,428           -         Hard                                       No
   8        2/1/2004      1/1/2014     2,560,121          213,343           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   9       11/1/2003     10/1/2010     2,373,540          197,795           -         Soft at Closing, Springing Hard            No
   10       1/1/2004     12/1/2013     2,256,704          188,059           -         No                                         No
   11       1/1/2004     12/1/2010     2,098,576          174,881          17         Hard                                       No
   12      11/1/2003     10/1/2010     2,010,936          167,578           -         No                                         No
   13      12/1/2002     11/1/2014     1,751,353          145,946           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   14      12/1/2003     11/1/2013     1,528,913          127,409           -         Soft                                       No
  14.1
  14.2
  14.3
   15      12/1/2003     11/1/2008       918,050           76,504          58         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   16       2/1/2004      1/1/2014     1,568,404          130,700           -         Hard                                       No
   17      12/1/2002     11/1/2014     1,438,254          119,855           -         No                                         No
   18       1/1/2004     12/1/2013     1,358,137          113,178           -         Soft at Closing, Springing Hard            No
   19      11/1/2003     10/1/2008     1,278,867          106,572          21         No                                         No
   20       9/1/2003      8/1/2013     1,207,668          100,639           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   21      11/1/2003     10/1/2013     1,292,253          107,688           -         Soft at Closing, Springing Hard            No
   22      12/1/2003     11/1/2010     1,210,140          100,845          10         Soft                                       No
   23      12/1/2003     11/1/2008     1,042,040           86,837           -         No                                         No
  23.1
  23.2
------------------------------------------------------------------------------------------------------------------------------------
   24       2/1/2004      1/1/2011     1,086,751           90,563           -         No                                         No
   25       7/1/2003      6/1/2013     1,058,208           88,184           -         No                                         No
   26      12/1/2003     11/1/2010       999,228           83,269           -         No                                         No
   27       9/1/2003      8/1/2013     1,040,163           86,680           -         No                                         No
   28      11/1/2003     10/1/2013       937,165           78,097           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   29       9/1/2003      8/1/2018       910,080           75,840           -         Springing Hard                             No
   30       1/1/2004     12/1/2013       939,080           78,257          11         Soft at Closing, Springing Hard            No
   31      11/1/2003     10/1/2013       402,806           33,567           -         No                                         No
   32      11/1/2003     10/1/2013       350,103           29,175           -         No                                         No
   33      10/1/2003      9/1/2013       808,482           67,374           -         Hard                                       No
------------------------------------------------------------------------------------------------------------------------------------
   34       1/1/2004     12/1/2013       786,885           65,574           -         No                                         No
   35      12/1/2003     11/1/2013       810,173           67,514           -         No                                         No
   36      11/1/2003     10/1/2013       761,257           63,438           -         Hard                                       No
   37      11/1/2003     10/1/2013       743,432           61,953          21         No                                         No
   38       1/1/2004     12/1/2013       690,032           57,503           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   39       1/1/2004     12/1/2013       684,361           57,030           -         No                                         No
   40      12/1/2003     11/1/2008       656,823           54,735           -         Soft                                       No
   41      10/1/2003      9/1/2013       379,423           31,619           -         No                                         No
   42      10/1/2003      9/1/2013       344,400           28,700           -         No                                         No
   43       2/1/2004      1/1/2014       678,130           56,511           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   44      12/1/2003     11/1/2008       550,868           45,906           -         No                                         No
  44.1
  44.2
   45      12/1/2003     11/1/2013       561,450           46,788           -         No                                         No
  45.1
------------------------------------------------------------------------------------------------------------------------------------
  45.2
  45.3
  45.4
   46       6/1/2003      5/1/2013       547,819           45,652           -         Hard                                       No
   47      12/1/2003     11/1/2013       564,192           47,016           -         Springing Hard                             No
------------------------------------------------------------------------------------------------------------------------------------
   48      12/1/2003     11/1/2013       558,900           46,575           -         No                                         No
   49      12/1/2003     11/1/2013       541,059           45,088           -         No                                         No
   50      10/1/2003      9/1/2010       511,365           42,614           8         Springing Hard                             No
   51      10/1/2003      9/1/2013       425,943           35,495           -         No                                         No
   52      12/1/2003     11/1/2013       505,810           42,151           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   53       7/1/2001      6/1/2011       549,487           45,791           -         No                                         No
   54      12/1/2003     11/1/2015       461,826           38,486          34         Soft                                       No
   55      11/1/2003     10/1/2013       421,546           35,129           -         No                                         No
   56      11/1/2003     10/1/2013       395,713           32,976           -         No                                         No
   57      12/1/2003     11/1/2013       420,048           35,004          22         Soft                                       No
------------------------------------------------------------------------------------------------------------------------------------
   58       9/1/2003      8/1/2008       265,350           22,113          55         No                                         No
   59      10/1/2003      9/1/2013       410,418           34,202           -         No                                         No
   60      12/1/2003     11/1/2013       406,365           33,864          22         Soft                                       No
   61      11/1/2003     10/1/2013       362,821           30,235           -         No                                         No
   62      11/1/2003     10/1/2013       362,821           30,235           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   63      11/1/2003     10/1/2010       395,750           32,979           -         Springing Hard                             No
   64      12/1/2003     11/1/2008       374,797           31,233           -         No                                         No
   65      10/1/2003      9/1/2013       371,556           30,963           -         No                                         No
   66      10/1/2003      9/1/2013       344,925           28,744           -         No                                         No
   67       1/1/2004     12/1/2013       182,937           15,245           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   68       1/1/2004     12/1/2013       112,002            9,334           -         No                                         No
   69       1/1/2004     12/1/2013        97,069            8,089           -         No                                         No
   70       1/1/2004     12/1/2013       419,886           34,990           -         No                                         No
   71       1/1/2004     12/1/2013       402,807           33,567           -         Hard                                       No
   72      11/1/2003     10/1/2013       353,127           29,427           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   73       1/1/2004     12/1/2013       377,075           31,423           -         No                                         No
   74      12/1/2003     11/1/2013       342,558           28,547           -         No                                         No
   75      11/1/2003     10/1/2013       325,954           27,163           -         No                                         No
   76      11/1/2003     10/1/2013       340,942           28,412           -         No                                         No
  76.1
------------------------------------------------------------------------------------------------------------------------------------
  76.2
   77      12/1/2003     11/1/2013       349,329           29,111           -         No                                         No
   78      12/1/2003     11/1/2013       404,031           33,669           -         No                                         No
   79      10/1/2003      9/1/2013       356,472           29,706           -         No                                         No
   80       8/1/2003      7/1/2013       307,918           25,660           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   81       2/1/2004      1/1/2014       336,411           28,034           -         No                                         No
   82      10/1/2003      9/1/2013       322,023           26,835           -         No                                         No
   83       1/1/2004     12/1/2013       307,984           25,665           -         No                                         No
   84      12/1/2003     11/1/2013       319,238           26,603           -         No                                         No
   85       5/1/2003      4/1/2010       193,484           16,124          75         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   86       2/1/2004      1/1/2014       314,031           26,169           -         No                                         No
   87      11/1/2003     10/1/2013       293,286           24,440           -         No                                         No
   88      11/1/2003     10/1/2013       279,713           23,309           -         Hard                                       No
   89      12/1/2003     11/1/2013       286,889           23,907           -         No                                         No
   90      12/1/2003     11/1/2013       260,616           21,718           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   91       9/1/2003      8/1/2013       274,651           22,888           -         No                                         No
   92      11/1/2003     10/1/2013       372,144           31,012           -         No                                         No
   93      11/1/2003     10/1/2013       293,146           24,429           -         Hard                                       No
   94      12/1/2003     11/1/2015       280,075           23,340          34         Soft                                       No
   95      11/1/2003     10/1/2013       249,608           20,801           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
   96      10/1/2003      9/1/2010       257,485           21,457           -         No                                         No
  96.1
  96.2
   97      12/1/2003     11/1/2013       260,518           21,710           -         No                                         No
   98      11/1/2003     10/1/2013       283,362           23,613           -         Soft                                       No
------------------------------------------------------------------------------------------------------------------------------------
   99      10/1/2003      9/1/2013       317,719           26,477           -         No                                         No
  100       2/1/2004      1/1/2014       248,849           20,737           -         Springing Hard                             No
  101      12/1/2003     11/1/2015       260,024           21,669          34         Soft                                       No
  102      11/1/2003     10/1/2013       265,750           22,146           -         No                                         No
  103      11/1/2003     10/1/2013       246,885           20,574           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  104      11/1/2003     10/1/2013       265,715           22,143           -         No                                         No
  105      11/1/2003     9/30/2014       234,596           19,550           -         Springing Hard                             No
  106      12/1/2003     11/1/2013       282,794           23,566           -         No                                         No
  107      12/1/2003     11/1/2013       250,325           20,860           -         No                                         No
  108      12/1/2003     11/1/2013       225,802           18,817           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  109      12/1/2003     11/1/2013       248,587           20,716           -         No                                         No
  110      11/1/2003     10/1/2013       237,786           19,816           -         No                                         No
  111      11/1/2003     10/1/2013       264,696           22,058           -         No                                         No
  112      12/1/2003     11/1/2013       230,630           19,219           -         No                                         No
  113      10/1/2003      9/1/2013       195,208           16,267           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  114      12/1/2003     11/1/2013       224,522           18,710           -         Springing Hard                             No
  115      11/1/2003     10/1/2013       205,674           17,139           -         Hard                                       No
  116       9/1/2003      8/1/2023       240,633           20,053           -         Hard                                       No
  117      12/1/2003     11/1/2013       216,675           18,056           -         No                                         No
  118      11/1/2003     10/1/2013       212,418           17,701           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  119       9/1/2003      7/1/2020       250,531           20,878           -         Hard                                       No
  120      11/1/2003     10/1/2013       177,712           14,809           -         No                                         No
  121       9/1/2003      8/1/2013       191,489           15,957           -         Hard                                       No
  122      10/1/2003      9/1/2008       159,242           13,270           -         No                                         No
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123      10/1/2003      9/1/2013       185,858           15,488          20         No                                         No
  124       6/1/2003      5/1/2013       198,938           16,578           -         No                                         No
  125      12/1/2003     11/1/2010       166,193           13,849           -         No                                         No
  126      10/1/2003      9/1/2013       178,264           14,855           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  127      11/1/2003     10/1/2013       173,261           14,438           -         No                                         No
  128      11/1/2003     10/1/2013       159,317           13,276           -         No                                         No
  129       1/1/2004     12/1/2016       244,266           20,355           -         No                                         No
  130      10/1/2003      9/1/2013       164,873           13,739           -         No                                         No
  131      10/1/2003      9/1/2008        99,031            8,253           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  132       1/1/2004     12/1/2013       113,669            9,472           -         No                                         No
 132.1
 132.2
  133       2/1/2004      1/1/2014        76,803            6,400           -         No                                         No
  134      11/1/2003     10/1/2013        66,860            5,572           -         No                                         No
------------------------------------------------------------------------------------------------------------------------------------
  135      11/1/2003     10/1/2013        80,650            6,721           -         No                                         No
  136       1/1/2004     12/1/2013        59,907            4,992           -         No                                         No


                 CROSSED                                                                            CUT-OFF                 LTV
                   WITH                             GRACE        PAYMENT       APPRAISED           DATE LTV              RATIO AT
   ID        OTHER LOANS (10)   DSCR (2)(4)(7)     PERIOD         DATE           VALUE           RATIO (4)(7)        MATURITY (4)(7)
------------------------------------------------------------------------------------------------------------------------------------
   1               No                1.92              5             1        719,705,000             47.24%                 39.64%
  1.1                                                                          86,000,000
  1.2                                                                          71,000,000
  1.3                                                                          40,200,000
  1.4                                                                          39,200,000
------------------------------------------------------------------------------------------------------------------------------------
  1.5                                                                          32,600,000
  1.6                                                                          24,100,000
  1.7                                                                          19,500,000
  1.8                                                                          15,000,000
  1.9                                                                          13,900,000
------------------------------------------------------------------------------------------------------------------------------------
  1.10                                                                         13,580,000
  1.11                                                                         13,200,000
  1.12                                                                         13,100,000
  1.13                                                                         12,925,000
  1.14                                                                         12,900,000
------------------------------------------------------------------------------------------------------------------------------------
  1.15                                                                         12,500,000
  1.16                                                                          9,000,000
  1.17                                                                          8,000,000
  1.18                                                                          7,500,000
  1.19                                                                          6,500,000
------------------------------------------------------------------------------------------------------------------------------------
  1.20                                                                          6,000,000
  1.21                                                                          5,950,000
  1.22                                                                          5,680,000
  1.23                                                                          5,660,000
  1.24                                                                          5,640,000
------------------------------------------------------------------------------------------------------------------------------------
  1.25                                                                          5,200,000
  1.26                                                                          5,000,000
  1.27                                                                          4,900,000
  1.28                                                                          4,840,000
  1.29                                                                          4,800,000
------------------------------------------------------------------------------------------------------------------------------------
  1.30                                                                          4,800,000
  1.31                                                                          4,700,000
  1.32                                                                          4,600,000
  1.33                                                                          4,400,000
  1.34                                                                          4,400,000
------------------------------------------------------------------------------------------------------------------------------------
  1.35                                                                          4,000,000
  1.36                                                                          3,900,000
  1.37                                                                          3,900,000
  1.38                                                                          3,700,000
  1.39                                                                          3,600,000
------------------------------------------------------------------------------------------------------------------------------------
  1.40                                                                          3,600,000
  1.41                                                                          3,600,000
  1.42                                                                          3,500,000
  1.43                                                                          3,400,000
  1.44                                                                          3,250,000
------------------------------------------------------------------------------------------------------------------------------------
  1.45                                                                          3,250,000
  1.46                                                                          3,100,000
  1.47                                                                          2,800,000
  1.48                                                                          2,760,000
  1.49                                                                          2,700,000
------------------------------------------------------------------------------------------------------------------------------------
  1.50                                                                          2,660,000
  1.51                                                                          2,600,000
  1.52                                                                          2,550,000
  1.53                                                                          2,450,000
  1.54                                                                          2,400,000
------------------------------------------------------------------------------------------------------------------------------------
  1.55                                                                          2,350,000
  1.56                                                                          2,350,000
  1.57                                                                          2,340,000
  1.58                                                                          2,260,000
  1.59                                                                          2,200,000
------------------------------------------------------------------------------------------------------------------------------------
  1.60                                                                          2,200,000
  1.61                                                                          2,200,000
  1.62                                                                          2,130,000
  1.63                                                                          2,100,000
  1.64                                                                          2,100,000
------------------------------------------------------------------------------------------------------------------------------------
  1.65                                                                          2,100,000
  1.66                                                                          2,100,000
  1.67                                                                          2,100,000
  1.68                                                                          2,100,000
  1.69                                                                          2,060,000
------------------------------------------------------------------------------------------------------------------------------------
  1.70                                                                          2,040,000
  1.71                                                                          1,925,000
  1.72                                                                          1,900,000
  1.73                                                                          1,900,000
  1.74                                                                          1,800,000
------------------------------------------------------------------------------------------------------------------------------------
  1.75                                                                          1,800,000
  1.76                                                                          1,750,000
  1.77                                                                          1,725,000
  1.78                                                                          1,700,000
  1.79                                                                          1,700,000
------------------------------------------------------------------------------------------------------------------------------------
  1.80                                                                          1,700,000
  1.81                                                                          1,570,000
  1.82                                                                          1,550,000
  1.83                                                                          1,530,000
  1.84                                                                          1,500,000
------------------------------------------------------------------------------------------------------------------------------------
  1.85                                                                          1,500,000
  1.86                                                                          1,500,000
  1.87                                                                          1,500,000
  1.88                                                                          1,470,000
  1.89                                                                          1,450,000
------------------------------------------------------------------------------------------------------------------------------------
  1.90                                                                          1,430,000
  1.91                                                                          1,420,000
  1.92                                                                          1,400,000
  1.93                                                                          1,400,000
  1.94                                                                          1,390,000
------------------------------------------------------------------------------------------------------------------------------------
  1.95                                                                          1,380,000
  1.96                                                                          1,375,000
  1.97                                                                          1,360,000
  1.98                                                                          1,360,000
  1.99                                                                          1,325,000
------------------------------------------------------------------------------------------------------------------------------------
 1.100                                                                          1,300,000
 1.101                                                                          1,300,000
 1.102                                                                          1,275,000
 1.103                                                                          1,250,000
 1.104                                                                          1,200,000
------------------------------------------------------------------------------------------------------------------------------------
 1.105                                                                          1,200,000
 1.106                                                                          1,200,000
 1.107                                                                          1,190,000
 1.108                                                                          1,150,000
 1.109                                                                          1,140,000
------------------------------------------------------------------------------------------------------------------------------------
 1.110                                                                          1,140,000
 1.111                                                                          1,100,000
 1.112                                                                          1,100,000
 1.113                                                                          1,100,000
 1.114                                                                          1,090,000
------------------------------------------------------------------------------------------------------------------------------------
 1.115                                                                          1,050,000
 1.116                                                                          1,050,000
 1.117                                                                          1,010,000
 1.118                                                                          1,000,000
 1.119                                                                          1,000,000
------------------------------------------------------------------------------------------------------------------------------------
 1.120                                                                          1,000,000
 1.121                                                                          1,000,000
 1.122                                                                          1,000,000
 1.123                                                                            950,000
 1.124                                                                            925,000
------------------------------------------------------------------------------------------------------------------------------------
 1.125                                                                            900,000
 1.126                                                                            900,000
 1.127                                                                            900,000
 1.128                                                                            900,000
 1.129                                                                            900,000
------------------------------------------------------------------------------------------------------------------------------------
 1.130                                                                            900,000
 1.131                                                                            900,000
 1.132                                                                            875,000
 1.133                                                                            850,000
 1.134                                                                            850,000
------------------------------------------------------------------------------------------------------------------------------------
 1.135                                                                            825,000
 1.136                                                                            825,000
 1.137                                                                            825,000
 1.138                                                                            800,000
 1.139                                                                            800,000
------------------------------------------------------------------------------------------------------------------------------------
 1.140                                                                            800,000
 1.141                                                                            725,000
 1.142                                                                            725,000
 1.143                                                                            720,000
 1.144                                                                            700,000
------------------------------------------------------------------------------------------------------------------------------------
 1.145                                                                            690,000
 1.146                                                                            650,000
 1.147                                                                            600,000
 1.148                                                                            575,000
 1.149                                                                            540,000
------------------------------------------------------------------------------------------------------------------------------------
 1.150                                                                            500,000
 1.151                                                                            425,000
 1.152                                                                            350,000
   2                No               1.29              5             1         71,500,000             78.19%                 67.10%
   3                No               1.56             10             1         74,500,000             66.91%                 55.79%
------------------------------------------------------------------------------------------------------------------------------------
   4                No               3.44              5             1        134,000,000             35.07%                 30.92%
   5               Yes               2.53              5             1         48,950,000             56.43%                 56.43%
   6               Yes               2.53              5             1         33,450,000             56.43%                 56.43%
   7                No               1.26              5             1         53,000,000             77.89%                 72.27%
   8                No               1.45              5             1         50,500,000             73.27%                 61.47%
------------------------------------------------------------------------------------------------------------------------------------
   9                No               1.35              5             1         51,100,000             69.26%                 61.94%
   10               No               1.30              5             1         40,750,000             76.01%                 64.73%
   11               No               1.50              5             1         44,000,000             68.18%                 63.02%
   12               No               1.43              5             1         43,000,000             67.83%                 60.97%
   13               No               1.30              5             1         32,500,000             74.36%                 60.54%
------------------------------------------------------------------------------------------------------------------------------------
   14               No               1.28              5             1         27,600,000             79.55%                 66.96%
  14.1                                                                         16,500,000
  14.2                                                                         10,600,000
  14.3                                                                            500,000
   15               No               2.77              5             1         43,800,000             47.95%                 47.95%
------------------------------------------------------------------------------------------------------------------------------------
   16               No               1.29              5             1         33,000,000             59.09%                 45.66%
   17               No               1.27              5             1         28,500,000             69.64%                 56.70%
   18               No               1.28              5             1         25,300,000             77.01%                 64.79%
   19               No               1.43              5             1         25,750,000             73.79%                 70.76%
   20               No               1.49             10             1         23,160,000             80.12%                 66.34%
------------------------------------------------------------------------------------------------------------------------------------
   21               No               1.25              5             1         23,100,000             72.95%                 61.29%
   22               No               1.25             10             1         21,800,000             79.57%                 72.85%
   23               No               1.20              5             1         22,000,000             73.69%                 68.09%
  23.1                                                                         11,450,000
  23.2                                                                         10,550,000
------------------------------------------------------------------------------------------------------------------------------------
   24               No               1.41              5             1         20,300,000             77.88%                 69.79%
   25               No               1.46              5             1         20,120,000             76.98%                 64.70%
   26               No               1.37              5             1         20,000,000             76.08%                 67.72%
   27               No               1.44             15             1         20,300,000             73.53%                 62.04%
   28               No               1.21             10             1         17,400,000             78.47%                 65.83%
------------------------------------------------------------------------------------------------------------------------------------
   29               No               1.36             10             1         17,945,000             73.47%                 52.75%
   30               No               1.27              5             1         16,800,000             76.79%                 66.81%
   31              Yes               1.95              5             1         10,420,000             63.84%                 52.28%
   32              Yes               1.95              5             1          8,310,000             63.84%                 52.28%
   33               No               1.33             10             1         15,500,000             72.70%                 61.78%
------------------------------------------------------------------------------------------------------------------------------------
   34               No               1.44              5             1         15,700,000             71.27%                 60.11%
   35               No               1.30             10             1         14,200,000             77.33%                 66.12%
   36               No               1.36              5             1         13,500,000             79.78%                 67.47%
   37               No               1.34              5             1         13,300,000             78.20%                 69.21%
   38               No               1.20             10             1         12,700,000             79.92%                 66.78%
------------------------------------------------------------------------------------------------------------------------------------
   39               No               1.37              5             1         12,800,000             78.05%                 65.35%
   40               No               1.25             10             1         12,400,000             78.88%                 73.29%
   41              Yes               1.53              5             1          6,500,000             74.59%                 58.22%
   42              Yes               1.53              5             1          5,900,000             74.59%                 58.22%
   43               No               1.38              5             1         12,500,000             72.00%                 55.25%
------------------------------------------------------------------------------------------------------------------------------------
   44               No               1.20              5             1         12,500,000             66.73%                 61.87%
  44.1                                                                          6,800,000
  44.2                                                                          5,700,000
   45               No               1.42              7             1         10,000,000             79.85%                 67.39%
  45.1                                                                          4,650,000
------------------------------------------------------------------------------------------------------------------------------------
  45.2                                                                          3,500,000
  45.3                                                                          1,250,000
  45.4                                                                            600,000
   46               No               1.45              5             1         11,200,000             69.98%                 59.23%
   47               No               1.26             10             1         10,080,000             77.24%                 65.73%
------------------------------------------------------------------------------------------------------------------------------------
   48               No               1.37              5             1          9,700,000             79.85%                 67.87%
   49               No               1.35              5             1          9,700,000             79.84%                 67.26%
   50               No               1.30             10             1         10,900,000             65.14%                 59.93%
   51               No               1.62              5             1          8,400,000             76.87%                 63.84%
   52               No               1.40              5             1          8,950,000             71.88%                 56.09%
------------------------------------------------------------------------------------------------------------------------------------
   53               No               1.24              5             1          8,200,000             76.46%                 69.39%
   54               No               1.28             10             1          7,800,000             79.49%                 69.54%
   55               No               1.48              5             1          7,500,000             79.78%                 67.41%
   56               No               1.52             10             1          7,300,000             80.82%                 67.38%
   57               No               1.20             10             1          7,400,000             78.73%                 69.80%
------------------------------------------------------------------------------------------------------------------------------------
   58               No               2.00              5             1          8,850,000             65.54%                 65.54%
   59               No               1.38              5             1          7,250,000             79.15%                 67.20%
   60               No               1.20             10             1          7,100,000             79.38%                 70.38%
   61               No               2.77              5             1         14,220,000             38.55%                 32.02%
   62               No               2.97              5             1         14,520,000             37.76%                 31.36%
------------------------------------------------------------------------------------------------------------------------------------
   63               No               1.34              5             1          6,700,000             79.65%                 67.82%
   64               No               1.32              5             1          7,000,000             75.57%                 70.68%
   65               No               1.35              5             1          8,100,000             65.18%                 55.10%
   66               No               1.54              5             1          6,770,000             77.94%                 64.56%
   67              Yes               1.37              5             1          3,400,000             73.37%                 62.91%
------------------------------------------------------------------------------------------------------------------------------------
   68              Yes               1.37              5             1          2,000,000             73.37%                 62.91%
   69              Yes               1.37              5             1          1,750,000             73.37%                 62.91%
   70               No               1.69              5             1          7,700,000             68.10%                 53.44%
   71               No               1.28              5             1          6,630,000             78.33%                 60.79%
   72               No               1.41              5             1          8,500,000             60.99%                 51.06%
------------------------------------------------------------------------------------------------------------------------------------
   73               No               1.51              5             1          7,300,000             69.13%                 59.27%
   74               No               1.73             10             1          8,300,000             60.12%                 50.40%
   75               No               5.72             10             1         21,500,000             23.18%                 19.19%
   76               No               1.42              5             1          6,200,000             79.76%                 67.00%
  76.1                                                                          5,300,000
------------------------------------------------------------------------------------------------------------------------------------
  76.2                                                                            900,000
   77               No               1.22             10             1          6,160,000             79.40%                 67.30%
   78               No               1.51              5             1          6,930,000             70.54%                 56.01%
   79               No               1.57              5             1          7,000,000             68.17%                 52.35%
   80               No               1.56              5             1          7,500,000             62.39%                 51.86%
------------------------------------------------------------------------------------------------------------------------------------
   81               No               1.26              5             1          5,900,000             76.69%                 60.27%
   82               No               1.43              5             1          6,300,000             71.16%                 60.49%
   83               No               1.34             10             1          5,570,000             79.93%                 67.11%
   84               No               1.26             10             1          5,900,000             74.27%                 63.29%
   85               No               2.98             10             1          8,100,000             53.70%                 53.70%
------------------------------------------------------------------------------------------------------------------------------------
   86               No               1.30              5             1          5,250,000             80.00%                 61.22%
   87               No               1.32              5             1          5,250,000             78.36%                 66.43%
   88               No               1.81              5             1          7,500,000             53.83%                 44.45%
   89               No               1.28              5             1          5,200,000             77.20%                 65.44%
   90               No               1.52              5             1          5,600,000             71.27%                 58.92%
------------------------------------------------------------------------------------------------------------------------------------
   91               No               1.48             10             1          5,225,000             76.17%                 64.10%
   92               No               1.56              5             1          6,000,000             66.31%                 45.39%
   93               No               1.31              5             1          5,650,000             69.83%                 59.86%
   94               No               1.36             10             1          4,700,000             80.00%                 69.99%
   95               No               1.71              5             1          5,650,000             66.16%                 55.09%
------------------------------------------------------------------------------------------------------------------------------------
   96               No               1.25              5             1          5,000,000             74.70%                 67.20%
  96.1                                                                          2,500,000
  96.2                                                                          2,500,000
   97               No               1.36              5             1          4,625,000             79.85%                 67.45%
   98               No               1.73              5             1          6,850,000             53.79%                 41.69%
------------------------------------------------------------------------------------------------------------------------------------
   99               No               1.41             10             1          5,400,000             67.30%                 54.56%
  100               No               1.47              5             1          5,100,000             68.63%                 58.01%
  101               No               1.20             10             1          4,400,000             79.34%                 69.41%
  102               No               1.67              5             1          5,600,000             62.24%                 48.10%
  103               No               1.50              5             1          5,930,000             58.02%                 49.28%
------------------------------------------------------------------------------------------------------------------------------------
  104               No               1.46              5             1          4,600,000             74.48%                 57.90%
  105               No               1.32             10             1          4,500,000             74.23%                 61.07%
  106               No               1.33              5             1          4,400,000             74.69%                 49.10%
  107               No               1.38              5             1          4,850,000             66.83%                 51.83%
  108               No               1.44              5             1          4,550,000             70.20%                 59.33%
------------------------------------------------------------------------------------------------------------------------------------
  109               No               1.47              5             1          4,270,000             74.74%                 58.14%
  110               No               3.11              5             1          9,420,000             33.70%                 20.55%
  111               No               1.30              5             1          4,680,000             64.00%                 42.66%
  112               No               1.38              5             1          4,200,000             71.23%                 55.20%
  113               No               1.66              5             1          3,670,000             79.66%                 66.37%
------------------------------------------------------------------------------------------------------------------------------------
  114               No               1.31              5             1          4,460,000             65.18%                 50.55%
  115               No               1.45              5             1          3,850,000             74.97%                 56.55%
  116               No               1.30              5             1          4,260,000             66.50%                  0.00%
  117               No               1.42              5             1          3,500,000             78.73%                 61.44%
  118               No               1.45              5             1          3,820,000             71.70%                 55.74%
------------------------------------------------------------------------------------------------------------------------------------
  119               No               1.18              5             1          4,060,000             66.36%                  0.00%
  120               No               2.07              5             1          5,600,000             48.06%                 39.89%
  121               No               1.46              5             1          3,600,000             74.41%                 56.31%
  122               No               1.73              5             1          3,350,000             78.70%                 72.28%
 122.1                                                                          2,600,000
------------------------------------------------------------------------------------------------------------------------------------
 122.2                                                                            750,000
  123               No               1.34              5             1          3,400,000             76.47%                 67.67%
  124               No               1.38              5             1          3,550,000             70.90%                 55.74%
  125               No               1.35              5             1          3,200,000             76.40%                 68.44%
  126               No               1.49              5             1          3,500,000             68.34%                 58.67%
------------------------------------------------------------------------------------------------------------------------------------
  127               No               1.40              5             1          3,050,000             77.67%                 66.30%
  128               No               1.56              5             1          3,000,000             76.44%                 64.35%
  129               No               1.27              5             1          3,430,000             63.88%                  0.71%
  130               No               1.33              5             1          2,850,000             71.56%                 56.49%
  131               No               1.65              5             1          2,000,000             74.46%                 66.04%
------------------------------------------------------------------------------------------------------------------------------------
  132               No               3.11              5             1          4,570,000             32.34%                 25.02%
 132.1                                                                          2,650,000
 132.2                                                                          1,920,000
  133               No               3.27              5             1          3,500,000             28.57%                 22.07%
  134               No               3.23              5             1          3,140,000             31.75%                 26.47%
------------------------------------------------------------------------------------------------------------------------------------
  135               No               1.64              5             1          1,520,000             65.55%                 51.72%
  136               No               3.42              5             1          2,900,000             26.86%                 20.78%




   ID                              ADDRESS                                      CITY                COUNTY        STATE    ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------
   1      Various                                                       Various                  Various          Various    Various
  1.1     231 S. LaSalle Street                                         Chicago                  Cook                 IL      60604
  1.2     One South Van Ness Boulevard                                  San Francisco            San Francisco        CA      94103
  1.3     525 N. Tryon St.                                              Charlotte                Mecklenberg          NC      28202
  1.4     601 W Riverside Ave                                           Spokane                  Spokane              WA      99210
------------------------------------------------------------------------------------------------------------------------------------
  1.5     9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.6     9000 Southside Blvd                                           Jacksonville             Duval                FL      32256
  1.7     9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.8     5875 NW 163rd Street                                          Miami Lakes              Miami-Dade           FL      33014
  1.9     17100 N.W. 59th Ave.                                          Miami Lakes              Miami-Dade           FL      33015
------------------------------------------------------------------------------------------------------------------------------------
  1.10    1825 E. Buckeye Road                                          Phoenix                  Maricopa             AZ      85034
  1.11    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.12    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.13    1825 E. Buckeye Road                                          Phoenix                  Maricopa             AZ      85034
  1.14    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
------------------------------------------------------------------------------------------------------------------------------------
  1.15    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.16    1616 S Rustle                                                 Spokane                  Spokane              WA      99224
  1.17    1000 Century Park Rd.                                         Tampa                    Hillsborough         FL      33607
  1.18    820 A Street                                                  Tacoma                   Pierce               WA      98402
  1.19    707 Mendham Boulevard                                         Orlando                  Orange               FL      32825
------------------------------------------------------------------------------------------------------------------------------------
  1.20    345 No Brand Blvd                                             Glendale                 Los Angeles          CA      91203
  1.21    1422 East Grayson Street                                      San Antonio              Bexar                TX      78208
  1.22    300 Ellinwood Way                                             Pleasant Hill            Contra Costa         CA      94523
  1.23    500 Ellinwood Way                                             Pleasant Hill            Contra Costa         CA      94523
  1.24    400 Ellinwood Way                                             Pleasant Hill            Contra Costa         CA      94523
------------------------------------------------------------------------------------------------------------------------------------
  1.25    150 Long Beach Blvd                                           Long Beach               Los Angeles          CA      90802
  1.26    18305 Biscayne Blvd.                                          Aventura                 Miami-Dade           FL      33160
  1.27    7680 Girard Avenue                                            La Jolla                 San Diego            CA      92037
  1.28    1825 E. Buckeye Road                                          Phoenix                  Maricopa             AZ      85034
  1.29    1825 E. Buckeye Road                                          Phoenix                  Maricopa             AZ      85034
------------------------------------------------------------------------------------------------------------------------------------
  1.30    1825 E. Buckeye Road                                          Phoenix                  Maricopa             AZ      85034
  1.31    110 East Weber Street                                         Stockton                 San Joaquin          CA      95202
  1.32    1275 SO Dupont Ave                                            Ontario                  San Bernadino        CA      91761
  1.33    880 E Colorado Blvd                                           Pasadena                 Los Angeles          CA      91106
  1.34    444 South Garey Ave                                           Pomona                   Los Angeles          CA      91766
------------------------------------------------------------------------------------------------------------------------------------
  1.35    444 South Mathilda Ave                                        Sunnyvale                Santa Clara          CA      94086
  1.36    1199 Orange Ave                                               Coronado                 San Diego            CA      92118
  1.37    3650 14th Street                                              Riverside                Riverside            CA      92501
  1.38    7255 South Greenleaf Ave                                      Whittier                 Los Angeles          CA      90602
  1.39    801 E. Hallandale Blvd.                                       Hallandale               Broward              FL      33009
------------------------------------------------------------------------------------------------------------------------------------
  1.40    10 Church Circle                                              Annapolis                Anne Arundel         MD      21401
  1.41    12400 Interstate 45 North                                     Houston                  Harris               TX      77060
  1.42    1661 East St                                                  Redding                  Shasta               CA      96001
  1.43    725 6th ST. NW                                                Albuquerque              Bernalillo           NM      87102
  1.44    834 State Street                                              Santa Barbara            Santa Barbara        CA      93101
------------------------------------------------------------------------------------------------------------------------------------
  1.45    300 East Main Street                                          Charlottesville          Charlottesville      VA      22902
  1.46    900 S. Federal Hwy                                            Stuart                   Martin               FL      34994
  1.47    4101 MacArthur Blvd                                           Newport Beach            Orange               CA      92660
  1.48    1450 W Redondo Beach Blvd                                     Gardena                  Los Angeles          CA      90247
  1.49    100 N. Westshore Blvd.                                        Tampa                    Hillsborough         FL      33609
------------------------------------------------------------------------------------------------------------------------------------
  1.50    330 East Manchester Blvd                                      Inglewood                Los Angeles          CA      90301
  1.51    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.52    9000 Southside Blvd.                                          Jacksonville             Duval                FL      32256
  1.53    22 Bull Street                                                Savannah                 Chatham              GA      31401
  1.54    112 E Holly Street                                            Bellingham               Whatcom              WA      98255
------------------------------------------------------------------------------------------------------------------------------------
  1.55    2850 N. Federal Hwy                                           Lighthouse Point         Broward              FL      33064
  1.56    1007 Knight Street                                            Richland                 Benton               WA      99352
  1.57    5025 Lankershim Boulevard                                     North Hollywood          Los Angeles          CA      91601
  1.58    1130 S. Victoria                                              Ventura                  Ventura              CA      93003
  1.59    220 South Escondido Blvd                                      Escondido                San Diego            CA      92025
------------------------------------------------------------------------------------------------------------------------------------
  1.60    303 North D Street                                            San Bernardino           San Bernadino        CA      92418
  1.61    750 South Orlando Avenue                                      Winter Park              Orange               FL      32789
  1.62    300 Town Center East                                          Santa Maria              Santa Barbara        CA      93454
  1.63    955 Main Street                                               Red Bluff                Tehama               CA      96080
  1.64    405 Main St.                                                  Salinas                  Monterey             CA      93901
------------------------------------------------------------------------------------------------------------------------------------
  1.65    8320 N. Oak Trafficway                                        Kansas City              Clay                 MO      64118
  1.66    1077 E. Sahara Avenue                                         Las Vegas                Clark                NV      89104
  1.67    801 Main Street                                               Lynchburg                Lynchburg City       VA      24504
  1.68    4701 University Way NE                                        Seattle                  King                 WA      98105
  1.69    2111 Tuolumne Street                                          Fresno                   Fresno               CA      93721
------------------------------------------------------------------------------------------------------------------------------------
  1.70    5061 Bayou Blvd.                                              Pensacola                Escambia             FL      32503
  1.71    1100 Butte House Rd                                           Yuba City                Sutter               CA      95991
  1.72    35 SE 1st Avenue                                              Ocala                    Marion               FL      34471
  1.73    302 S. Jefferson Street, SE                                   Roanoke                  Roanoke City         VA      24011
  1.74    63 W Main St                                                  Mesa                     Maricopa             AZ      85201
------------------------------------------------------------------------------------------------------------------------------------
  1.75    900 High Street                                               Auburn                   Placer               CA      95603
  1.76    11755 Biscayne Blvd.                                          North Miami              Miami-Dade           FL      33181
  1.77    106 South Patterson Street                                    Valdosta                 Lowndes              GA      31601
  1.78    1640 Gulf to Bay Boulevard                                    Clearwater               Pinellas             FL      33755
  1.79    514 Austin Avenue                                             Waco                     McLennan             TX      76701
------------------------------------------------------------------------------------------------------------------------------------
  1.80    101 N 2nd Street                                              Yakima                   Yakima               WA      98901
  1.81    835 North Sepulveda Blvd                                      El Segundo               Los Angeles          CA      90245
  1.82    9500 Mission Road                                             Overland Park            Johnson              KS      66206
  1.83    167 Laurens Street                                            Aiken                    Aiken                SC      29801
  1.84    1900 Tyler Street                                             Hollywood                Broward              FL      33020
------------------------------------------------------------------------------------------------------------------------------------
  1.85    102 East Main Street                                          Cartersville             Bartow               GA      30120
  1.86    120 East Main Street                                          Murfreesboro             Rutherford           TN      37130
  1.87    1000 6th Street South                                         Bremerton                Kitsap               WA      98337
  1.88    800 Cherry Street                                             Columbia                 Boone                MO      65201
  1.89    2501 South Congress                                           Austin                   Travis               TX      78704
------------------------------------------------------------------------------------------------------------------------------------
  1.90    4301 and 4400 Hampton Ave.                                    St. Louis                St. Louis            MO      63109
  1.91    5353 S. Lindbergh Blvd.                                       St. Louis                Saint Louis          MO      63126
  1.92    1201 Baker Street                                             Bakersfield              Kern                 CA      93305
  1.93    1830 Del Paso Boulevard                                       Sacramento               Sacramento           CA      95815
  1.94    222 South Jefferson                                           Mexico                   Audrain              MO      65265
------------------------------------------------------------------------------------------------------------------------------------
  1.95    401 Front Street                                              Coeur D'Alene            Kootenai             ID      83814
  1.96    230 W. Broadway                                               Muskogee                 Muskogee             OK      74401
  1.97    3435 N Cedar Ave                                              Fresno                   Fresno               CA      93726
  1.98    10300-10306 Sepul Veda Blvd                                   Mission Hills            Los Angeles          CA      91345
  1.99    2001 William St.                                              Cape Girardeau           Cape Girardeau       MO      63703
------------------------------------------------------------------------------------------------------------------------------------
 1.100    5021 California Avenue                                        Bakersfield              Kern                 CA      93309
 1.101    111 W Main Street                                             Walla Walla              Walla Walla          WA      99362
 1.102    5651 East Lancaster Avenue                                    Fort Worth               Tarrant              TX      76112
 1.103    21175 Olean Blvd.                                             Port Charlotte           Charlotte            FL      33952
 1.104    880 Rue St. Francois                                          Florissant               Saint Louis          MO      63031
------------------------------------------------------------------------------------------------------------------------------------
 1.105    710 West Sunshine                                             Springfield              Greene               MO      65807
 1.106    4401 Central Avenue NE                                        Albuquerque              Bernalillo           NM      87108
 1.107    129 West Lexington                                            Independence             Jackson              MO      64050
 1.108    107 Water Street                                              Henderson                Clark                NV      89015
 1.109    2611 South Cedar Avenue                                       Fresno                   Fresno               CA      93725
------------------------------------------------------------------------------------------------------------------------------------
 1.110    1255 Sartori Avenue                                           Torrance                 Los Angeles          CA      90501
 1.111    3804 Atlantic Avenue                                          Long Beach               Los Angeles          CA      90807
 1.112    2400 North Broadway                                           Los Angeles              Los Angeles          CA      90031
 1.113    3810 Broadway                                                 Sacramento               Sacramento           CA      95817
 1.114    3535 University Blvd. West                                    Jacksonville             Duval                FL      32217
------------------------------------------------------------------------------------------------------------------------------------
 1.115    231 South Ridgewood Dr.                                       Sebring                  Highlands            FL      33870
 1.116    1101 South Josey Lane                                         Carrollton               Dallas               TX      75006
 1.117    3505 East Imperial Highway                                    Lynwood                  Los Angeles          CA      90262
 1.118    839 East Palmdale Blvd                                        Palmdale                 Los Angeles          CA      93550
 1.119    501 Bliss Avenue                                              Dumas                    Moore                TX      79029
------------------------------------------------------------------------------------------------------------------------------------
 1.120    1 West Queens Way                                             Hampton                  Hampton City         VA      23669
 1.121    103 E 3rd Ave                                                 Moses Lake               Grant                WA      98837
 1.122    102 E Front Street                                            Port Angeles             Clallam              WA      98362
 1.123    204 East Rush                                                 Harrison                 Boone                AR      72601
 1.124    323 Denver Avenue                                             Dalhart                  Dallam               TX      79022
------------------------------------------------------------------------------------------------------------------------------------
 1.125    600 West Willow Street                                        Long Beach               Los Angeles          CA      90806
 1.126    1 East 49th Street                                            Hialeah                  Miami-Dade           FL      33013
 1.127    128 South Washington Street                                   Albany                   Dougherty            GA      31701
 1.128    2940 S. Glenstone                                             Springfield              Greene               MO      65804
 1.129    5950 E. Admiral Place                                         Tulsa                    Tulsa                OK      74115
------------------------------------------------------------------------------------------------------------------------------------
 1.130    101 East Market Street                                        Aberdeen                 Grays Harbor         WA      98520
 1.131    830 N Wenatchee Ave                                           Wenatchee                Chelan               WA      98801
 1.132    300 West Main Street                                          Denison                  Grayson              TX      75020
 1.133    300 South Main Street                                         Moultrie                 Colquitt             GA      31768
 1.134    One Center Avenue                                             Brownwood                Brown                TX      76801
------------------------------------------------------------------------------------------------------------------------------------
 1.135    501 Pennsylvania Ave                                          Independence             Montgomery           KS      67301
 1.136    221 South Commercial                                          Aransas Pass sansas      San Patricio         TX      78336
 1.137    302 North Jefferson Avenue                                    Mt. Pleasant             Titus                TX      75455
 1.138    518 So. Long Beach Blvd                                       Compton                  Los Angeles          CA      90221
 1.139    3415/17 Eastern Avenue                                        Baltimore                Baltimore City       MD      21224
------------------------------------------------------------------------------------------------------------------------------------
 1.140    350 W Lewis Street                                            Pasco                    Franklin             WA      99301
 1.141    700 8th Avenue West                                           Palmetto                 Manatee              FL      34221
 1.142    606 Broad Street                                              South Boston             Halifax              VA      24592
 1.143    1101 North Conway                                             Mission                  Hidalgo              TX      78572
 1.144    481 S Forks Ave                                               Forks                    Clallam              WA      98331
------------------------------------------------------------------------------------------------------------------------------------
 1.145    1232 South Vermont Avenue                                     Los Angeles              Los Angeles          CA      90006
 1.146    102 North Broad Street                                        Winder                   Barrow               GA      30680
 1.147    51 E Camelback Rd                                             Phoenix                  Maricopa             AZ      85012
 1.148    112 McClurg                                                   Richland                 Pulaski              MO      65556
 1.149    210 West 8th Street                                           Rolla                    Phelps               MO      65401
------------------------------------------------------------------------------------------------------------------------------------
 1.150    702 Park Avenue NW                                            Norton                   Norton City          VA      24273
 1.151    1016 Main Street                                              Lexington                Lafayette            MO      64607
 1.152    690 East Highway 50                                           Clermont                 Lake                 FL      34711
   2      1100 East Hector Street                                       Conshohocken             Montgomery           PA      19428
   3      6400 - 6700 South Parker Road                                 Aurora                   Arapahoe             CO      80016
------------------------------------------------------------------------------------------------------------------------------------
   4      1404 Vacation Road                                            San Diego                San Diego            CA      92109
   5      350 Perimeter Center North                                    Atlanta                  DeKalb               GA      30346
   6      350 Perimeter Center North                                    Atlanta                  DeKalb               GA      30346
   7      5201 West War Memorial Drive                                  Peoria                   Peoria               IL      61615
   8      1200 South Clearview Parkway                                  Harahan                  Jefferson            LA      70123
------------------------------------------------------------------------------------------------------------------------------------
   9      250 Palm Valley Boulevard                                     San Jose                 Santa Clara          CA      95123
   10     18505-18711 Devonshire Street                                 Northridge               Los Angeles          CA      91324
   11     1675 West Lacey Boulevard                                     Hanford                  Kings                CA      93230
   12     733-815 West Naomi Avenue and 1201-1325 Baldwin Avenue        Arcadia                  Los Angeles          CA      91006
   13     6626 Hedge Lane Terrace                                       Shawnee                  Johnson              KS      66226
------------------------------------------------------------------------------------------------------------------------------------
   14     Various                                                       Menands                  Albany               NY      12204
  14.1    22 Wards Lane                                                 Menands                  Albany               NY      12204
  14.2    33 and 49 Wards Lane                                          Menands                  Albany               NY      12204
  14.3    712 North Pearl Street                                        Menands                  Albany               NY      12204
   15     10116 Montague Street                                         Tampa                    Hillsborough         FL      33626
------------------------------------------------------------------------------------------------------------------------------------
   16     4000-4030, 4290, 4270 and 4300-4384 East Fifth Avenue         Columbus                 Franklin             OH      43219
   17     3126A East Valley Water Mill Road                             Springfield              Greene               MO      65803
   18     1125 South Geneva Road                                        Orem                     Utah                 UT      84058
   19     1002-1016 Riley Street                                        Folsom                   Sacramento           CA      95630
   20     20750 Ventura Boulevard                                       Woodland Hills           Los Angeles          CA      91364
------------------------------------------------------------------------------------------------------------------------------------
   21     510-560 Marks Street                                          Henderson                Clark                NV      89014
   22     8775 20th Street                                              Vero Beach               Indian River         FL      32966
   23     Various                                                       New York                 New York             NY      10031
  23.1    3647 Broadway                                                 New York                 New York             NY      10031
  23.2    3657 Broadway                                                 New York                 New York             NY      10031
------------------------------------------------------------------------------------------------------------------------------------
   24     1021-1251 Northwest Highway                                   Garland                  Dallas               TX      75041
   25     810-890 West Valley Parkway                                   Escondido                San Diego            CA      92025
   26     2455 East Sunrise Boulevard                                   Fort Lauderdale          Broward              FL      33304
   27     4791 Schlitz Avenue                                           Winston-Salem            Forsyth              NC      27107
   28     1728 Quarry Ridge Place Northwest                             Rochester                Olmsted              MN      55901
------------------------------------------------------------------------------------------------------------------------------------
   29     151 Meeting Street                                            Charleston               Charleston           SC      29401
   30     1331-1391 Specialty Drive & 1385 Decision Street              Vista                    San Diego            CA      92081
   31     4400 Horner Street                                            Union City               Alameda              CA      94587
   32     175 Guthrie Lane                                              Brentwood                Contra Costa         CA      94513
   33     901 Corporate Center Drive                                    Monterey Park            Los Angeles          CA      91754
------------------------------------------------------------------------------------------------------------------------------------
   34     3331, 3501 & 3531 West Century Boulevard                      Inglewood                Los Angeles          CA      90303
   35     555 East Sandford Boulevard                                   Mount Vernon             Westchester          NY      10550
   36     Route 515 & Interstate 94                                     Vernon                   Sussex               NJ      07462
   37     905-955 East County Road E                                    Vadnais Heights          Ramsey               MN      55127
   38     7795 Neptune Drive                                            Huntington Beach         Orange               CA      92648
------------------------------------------------------------------------------------------------------------------------------------
   39     8077 Guide Meridian Road                                      Lynden                   Whatcom              WA      98264
   40     3600 Heritage Lakes Boulevard                                 North Fort Myers         Lee                  FL      33917
   41     9597 Berger Road                                              Columbia                 Howard               MD      21046
   42     2933 Telestar Court                                           Falls Church             Fairfax              VA      22042
   43     19522 Ventura Boulevard                                       Tarzana                  Los Angeles          CA      91356
------------------------------------------------------------------------------------------------------------------------------------
   44     Various                                                       New York                 New York             NY     Various
  44.1    156-08 Riverside Drive                                        New York                 New York             NY      10032
  44.2    775 Riverside Drive                                           New York                 New York             NY      10032
   45     Various                                                       Various                  Various              VA     Various
  45.1    161 Rodeo Circle                                              Newport News             Newport News City    VA      23608
------------------------------------------------------------------------------------------------------------------------------------
  45.2    10403 Twin Ponds Drive                                        Windsor                  Isle of Wight        VA      23487
  45.3    2960 Apache Lane                                              Hayes                    Gloucester           VA      23072
  45.4    3118 Sandy Hill Court                                         Hayes                    Gloucester           VA      23072
   46     720 - 774 Admiral Callaghan Lane                              Vallejo                  Solano               CA      94591
   47     4122 Yellowstone Avenue                                       Pocatello                Bannock              ID      83202
------------------------------------------------------------------------------------------------------------------------------------
   48     7995 Coppermine Drive                                         Manassas                 Prince William       VA      20109
   49     810 North Bentsen Palm Drive                                  Mission                  Hidalgo              TX      78572
   50     1600 East Northern Avenue                                     Phoenix                  Maricopa             AZ      85020
   51     20239 and 20269 Smoky Hill Road                               Centennial               Arapahoe             CO      80015
   52     3501 Midway Road                                              Plano                    Collin               TX      75093
------------------------------------------------------------------------------------------------------------------------------------
   53     4475 Carter Creek Parkway                                     Bryan                    Brazos               TX      77802
   54     331 Coralwood Road                                            Modesto                  Stanislaus           CA      95356
   55     249 Plumnelly Circle                                          Brentwood                Davidson             TN      37027
   56     2605 Middlefield Road                                         Palo Alto                Santa Clara          CA      94306
   57     3939 Central Avenue                                           Ceres                    Stanislaus           CA      95307
------------------------------------------------------------------------------------------------------------------------------------
   58     3720 Post Oak Boulevard                                       Euless                   Tarrant              TX      76040
   59     12201-12225 Distribution Way & 6850-6872 Distribution Drive   Beltsville               Prince Georges       MD      20705
   60     17801 North 16th Street                                       Phoenix                  Maricopa             AZ      85022
   61     310 East Philadelphia Street                                  Ontario                  San Bernardino       CA      91761
   62     1045 North Azusa Avenue                                       Covina                   Los Angeles          CA      91772
------------------------------------------------------------------------------------------------------------------------------------
   63     264 Dillon Ridge Way & 318 US 6                               Dillon                   Summit               CO      80435
   64     1325 South Congress Ave.                                      Boynton Beach            Palm Beach           FL      33426
   65     105 Skyline Drive                                             Richland                 Benton               WA      99352
   66     4140 4th Avenue SW                                            Fargo                    Cass                 ND      58103
   67     45450 Dulles Crossing Plaza                                   Sterling                 Loudoun              VA      20166
------------------------------------------------------------------------------------------------------------------------------------
   68     11591 West Broad Street                                       Richmond                 Henrico              VA      23233
   69     86-90 RHL Boulevard                                           South Charleston         Kanawha              WV      25309
   70     35103 Maplegrove Road                                         Willoughby               Lake                 OH      44094
   71     2380 & 2390 South Cobb Drive                                  Smyrna                   Cobb                 GA      30080
   72     10910 Wellworth Avenue                                        Los Angeles              Los Angeles          CA      90024
------------------------------------------------------------------------------------------------------------------------------------
   73     2750-2840 Federal Highway                                     Jensen Beach             Martin               FL      34957
   74     4160 North Valentine Avenue                                   Fresno                   Fresno               CA      93722
   75     2500 IH-10 Service Road                                       Metairie                 Jefferson            LA      70001
   76     Various                                                       Various                  Delaware             IN     Various
  76.1    10 Dogwood Drive East                                         Muncie                   Delaware             IN      47303
------------------------------------------------------------------------------------------------------------------------------------
  76.2    600 South Fort Wayne Avenue                                   Eaton                    Delaware             IN      47338
   77     2516 Crossing Circle                                          Traverse City            Grand Traverse       MI      49684
   78     2965 Monterey-Salinas Highway                                 Monterey                 Monterey             CA      93940
   79     7246 Hollister Avenue                                         Goleta                   Santa Barbara        CA      93117
   80     1773-1799 Vineyard Drive                                      Antioch                  Contra Costa         CA      94509
------------------------------------------------------------------------------------------------------------------------------------
   81     5525-5535 NW Cache Road                                       Lawton                   Comanche             OK      73505
   82     4809 Cole Avenue                                              Dallas                   Dallas               TX      75205
   83     4676 Long Beach Boulevard                                     Long Beach               Los Angeles          CA      90805
   84     2350 US Highway 31 North                                      Traverse City            Grand Traverse       MI      49686
   85     5075 Peachtree Parkway                                        Norcross                 Gwinnett             GA      30092
------------------------------------------------------------------------------------------------------------------------------------
   86     600 Dixie Drive                                               Tallahassee              Leon                 FL      32304
   87     1711-1755 North Powerline Road                                Pompano Beach            Broward              FL      33069
   88     5742 East Mockingbird Lane                                    Dallas                   Dallas               TX      75206
   89     919-935 North 19th Street                                     Colorado Springs         El Paso              CO      80904
   90     16537 Vanowen Street                                          Van Nuys                 Los Angeles          CA      91406
------------------------------------------------------------------------------------------------------------------------------------
   91     6905 and 6913 K Avenue                                        Plano                    Collin               TX      75074
   92     151 Ottis Street                                              Newport News             Newport News City    VA      23602
   93     6325 Fair Oaks Boulevard                                      Carmichael               Sacramento           CA      95608
   94     5100 Clyde Park Avenue Southwest                              Wyoming                  Kent                 MI      49509
   95     3913 Gannon Lane                                              Dallas                   Dallas               TX      75237
------------------------------------------------------------------------------------------------------------------------------------
   96     Various                                                       Los Angeles              Los Angeles          CA      90007
  96.1    1352 West 29th Street                                         Los Angeles              Los Angeles          CA      90007
  96.2    1239 West 30th Street                                         Los Angeles              Los Angeles          CA      90007
   97     18290 Upper Bay Boulevard                                     Nassau Bay               Harris               TX      77058
   98     27 Bond Street                                                Central Valley           Orange               NY      10917
------------------------------------------------------------------------------------------------------------------------------------
   99     3103 East Market Street                                       Pine Bluff               Jefferson            AR      71601
  100     1843 Hotel Circle South                                       San Diego                San Diego            CA      92108
  101     290 North Redwood Road                                        Salt Lake City           Salt Lake            UT      84116
  102     7452 McKnight Road                                            Pittsburgh               Allegheny            PA      15237
  103     9890 Pollock Drive                                            Las Vegas                Clark                NV      89123
------------------------------------------------------------------------------------------------------------------------------------
  104     250 West Valpico Road                                         Tracy                    San Joaquin          CA      95376
  105     8787 Wallisville Road                                         Houston                  Harris               TX      77029
  106     20100 & 20340 NE 15th Court                                   Miami                    Miami-Dade           FL      33179
  107     5050 13th Avenue S.W.                                         Fargo                    Cass                 ND      58103
  108     610 & 701 East Pine Avenue                                    Lompoc                   Santa Barbara        CA      93436
------------------------------------------------------------------------------------------------------------------------------------
  109     13627 Amargosa Road                                           Victorville              San Bernardino       CA      92392
  110     870 Sharon Drive                                              Florence                 Boone                KY      41042
  111     1820 McDonald Street                                          McKinney                 Collin               TX      75069
  112     10813 Boyette Road                                            Riverview                Hillsborough         FL      33569
  113     2111-2119 Hamilton Creek Parkway                              Dacula                   Gwinnett             GA      30019
------------------------------------------------------------------------------------------------------------------------------------
  114     5151 Glenwood Avenue                                          Raleigh                  Wake                 NC      27612
  115     Medical Center Drive/O'Neal Lane                              Baton Rouge              East Baton Rouge     LA      70816
  116     2896 McDowell Road                                            Jackson                  Hinds                MS      39204
  117     2006, 2008 & 2014 South Goliad                                Rockwall                 Rockwall             TX      75087
  118     10 Rossi Circle                                               Salinas                  Monterey             CA      93907
------------------------------------------------------------------------------------------------------------------------------------
  119     4600 Westbank Expressway                                      Marrero                  Jefferson            LA      70072
  120     1980-2100 East Ocean Boulevard                                Stuart                   Martin               FL      34996
  121     Rees Street and East Mills Avenue                             Breaux Ridge             Saint Martin         LA      70517
  122     Various                                                       Various                  Jackson              OR     Various
 122.1    315 West Evans Creek Road                                     Rogue River              Jackson              OR      97537
------------------------------------------------------------------------------------------------------------------------------------
 122.2    742 Second Avenue                                             Gold Hill                Jackson              OR      97525
  123     5326 Kingfish Street                                          Orlando                  Orange               FL      32812
  124     4178 Industrial Place                                         Island Park              Nassau               NY      11558
  125     3700 Harding Highway                                          Lima                     Allen                OH      45804
  126     20941 & 20981 East Smoky Hill Road                            Centennial               Arapahoe             CO      80015
------------------------------------------------------------------------------------------------------------------------------------
  127     7707-7731&7749 Gall Boulevard                                 Zephyrhills              Pasco                FL      33540
  128     4001-4017 North Prince Street                                 Clovis                   Curry                NM      88101
  129     11264-11330 Firestone Boulevard                               Norwalk                  Los Angeles          CA      90650
  130     5005 Colleyville Boulevard                                    Colleyville              Tarrant              TX      76034
  131     200 James Court                                               Carson City              Lyon                 NV      89706
------------------------------------------------------------------------------------------------------------------------------------
  132     Various                                                       Various                  Salt Lake            UT     Various
 132.1    7210 South Redwood Road                                       West Jordan              Salt Lake            UT      84084
 132.2    6300 South 300 West                                           Murray                   Salt Lake            UT      84107
  133     1625 South Arizona Avenue                                     Chandler                 Maricopa             AZ      85248
  134     6656 East Rosecrans Avenue                                    Paramount                Los Angeles          CA      90723
------------------------------------------------------------------------------------------------------------------------------------
  135     222 East Hill Avenue                                          Salt Lake City           Salt Lake            UT      84107
  136     5142 North 43rd Avenue                                        Glendale                 Maricopa             AZ      85301


                                                     NET               UNITS             LOAN PER NET           PREPAYMENT
                     YEAR          YEAR            RENTABLE             OF               RENTABLE AREA          PROVISIONS
   ID               BUILT       RENOVATED      AREA SF/UNITS (5)      MEASURE          SF/UNITS (4) (5)     (# OF PAYMENTS) (6)
------------------------------------------------------------------------------------------------------------------------------------
   1              Various        Various          7,774,995           Sq. Ft.                43.73           L(24),D(91),O(5)
  1.1                1923           2003          1,027,783           Sq. Ft.                39.53
  1.2                1959           1989            481,064           Sq. Ft.                69.72
  1.3                1996                           413,407           Sq. Ft.                45.94
  1.4                1979                           359,843           Sq. Ft.                51.46
------------------------------------------------------------------------------------------------------------------------------------
  1.5                1990                           295,895           Sq. Ft.                52.05
  1.6                1990                           233,311           Sq. Ft.                48.80
  1.7                1990                           172,511           Sq. Ft.                53.40
  1.8                1983                           141,366           Sq. Ft.                50.13
  1.9                1995                           115,662           Sq. Ft.                56.77
------------------------------------------------------------------------------------------------------------------------------------
  1.10               1989                           170,151           Sq. Ft.                37.70
  1.11               1990                           122,666           Sq. Ft.                50.84
  1.12               1990                           118,963           Sq. Ft.                52.02
  1.13               1995                           150,000           Sq. Ft.                40.71
  1.14               1990                           116,749           Sq. Ft.                52.20
------------------------------------------------------------------------------------------------------------------------------------
  1.15               1990                           113,861           Sq. Ft.                51.86
  1.16               1983           1988             85,154           Sq. Ft.                49.93
  1.17               1984                            68,868           Sq. Ft.                54.88
  1.18               1980           1992             79,243           Sq. Ft.                44.71
  1.19               1985                           112,217           Sq. Ft.                27.36
------------------------------------------------------------------------------------------------------------------------------------
  1.20               1968                            46,338           Sq. Ft.                61.17
  1.21               1968           1983             61,095           Sq. Ft.                46.01
  1.22               1981                            43,104           Sq. Ft.                62.25
  1.23               1983                            42,971           Sq. Ft.                62.23
  1.24               1982                            42,766           Sq. Ft.                62.30
------------------------------------------------------------------------------------------------------------------------------------
  1.25               1981                            42,941           Sq. Ft.                57.21
  1.26               1986                            36,578           Sq. Ft.                64.58
  1.27               1975                            31,482           Sq. Ft.                73.53
  1.28               1989                            62,482           Sq. Ft.                36.59
  1.29               1989                            62,457           Sq. Ft.                36.31
------------------------------------------------------------------------------------------------------------------------------------
  1.30               1989                            62,469           Sq. Ft.                36.30
  1.31               1971           1995             36,250           Sq. Ft.                61.25
  1.32               1988                            62,659           Sq. Ft.                34.68
  1.33               1952                            33,033           Sq. Ft.                62.93
  1.34               1979                            33,513           Sq. Ft.                62.02
------------------------------------------------------------------------------------------------------------------------------------
  1.35               1978                            34,559           Sq. Ft.                54.68
  1.36               1983                            21,356           Sq. Ft.                86.27
  1.37               1976                            38,500           Sq. Ft.                47.86
  1.38               1980                            37,996           Sq. Ft.                46.00
  1.39               1960           1996             42,944           Sq. Ft.                39.60
------------------------------------------------------------------------------------------------------------------------------------
  1.40               1970                            24,922           Sq. Ft.                68.24
  1.41               1976                            37,846           Sq. Ft.                44.94
  1.42               1978                            32,200           Sq. Ft.                51.35
  1.43               1973           1997             59,489           Sq. Ft.                27.00
  1.44               1926           1963             24,406           Sq. Ft.                62.91
------------------------------------------------------------------------------------------------------------------------------------
  1.45               1875           1972             57,945           Sq. Ft.                26.50
  1.46               1973                            35,389           Sq. Ft.                41.38
  1.47               1981                            21,511           Sq. Ft.                61.49
  1.48               1979                            27,906           Sq. Ft.                46.72
  1.49               1997                            20,740           Sq. Ft.                61.50
------------------------------------------------------------------------------------------------------------------------------------
  1.50               1948                            28,909           Sq. Ft.                43.47
  1.51               1990                            21,879           Sq. Ft.                56.14
  1.52               1990                            21,425           Sq. Ft.                56.23
  1.53               1905           1995             23,969           Sq. Ft.                48.29
  1.54               1960                            24,361           Sq. Ft.                46.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55               1970                            25,659           Sq. Ft.                43.27
  1.56               1979                            25,878           Sq. Ft.                42.90
  1.57               1971                            22,780           Sq. Ft.                48.53
  1.58               1978                            21,576           Sq. Ft.                49.48
  1.59               1978                            22,400           Sq. Ft.                46.40
------------------------------------------------------------------------------------------------------------------------------------
  1.60               1970                            46,273           Sq. Ft.                22.46
  1.61               1955                            32,951           Sq. Ft.                31.54
  1.62               1976                            20,956           Sq. Ft.                48.02
  1.63               1983           2001             20,320           Sq. Ft.                48.82
  1.64               1968                            20,967           Sq. Ft.                47.32
------------------------------------------------------------------------------------------------------------------------------------
  1.65               1978           1990             34,145           Sq. Ft.                29.05
  1.66               1966           1994             19,908           Sq. Ft.                49.83
  1.67               1913                            63,374           Sq. Ft.                15.65
  1.68               1957                            20,076           Sq. Ft.                49.42
  1.69               1965                            22,065           Sq. Ft.                44.10
------------------------------------------------------------------------------------------------------------------------------------
  1.70               1975           1993             27,585           Sq. Ft.                34.94
  1.71               1981                            18,900           Sq. Ft.                48.12
  1.72               1965                            31,532           Sq. Ft.                28.47
  1.73               1915           1986             27,726           Sq. Ft.                32.37
  1.74               1990                            20,847           Sq. Ft.                40.79
------------------------------------------------------------------------------------------------------------------------------------
  1.75               1955                            15,900           Sq. Ft.                53.48
  1.76               1964           2001             26,186           Sq. Ft.                31.57
  1.77               1970           1995             29,343           Sq. Ft.                27.77
  1.78               1971           2001             17,191           Sq. Ft.                46.72
  1.79               1885                            34,108           Sq. Ft.                23.55
------------------------------------------------------------------------------------------------------------------------------------
  1.80               1951                            28,702           Sq. Ft.                27.98
  1.81               1980                            13,117           Sq. Ft.                56.54
  1.82               1964                            24,945           Sq. Ft.                29.35
  1.83               1898           1998             20,918           Sq. Ft.                34.55
  1.84               1958                            27,712           Sq. Ft.                25.57
------------------------------------------------------------------------------------------------------------------------------------
  1.85               1977                            21,455           Sq. Ft.                33.03
  1.86               1978                            25,655           Sq. Ft.                27.62
  1.87               1970           1990             20,435           Sq. Ft.                34.68
  1.88               1948           1985             20,094           Sq. Ft.                34.56
  1.89               1964           1972             26,417           Sq. Ft.                25.93
------------------------------------------------------------------------------------------------------------------------------------
  1.90               1972                            24,416           Sq. Ft.                27.67
  1.91               1978                            20,429           Sq. Ft.                32.84
  1.92               1972                            14,860           Sq. Ft.                44.51
  1.93               1954                            14,437           Sq. Ft.                45.81
  1.94               1979                            25,669           Sq. Ft.                25.58
------------------------------------------------------------------------------------------------------------------------------------
  1.95               1969           1992             18,229           Sq. Ft.                35.76
  1.96               1920           1990             27,495           Sq. Ft.                23.63
  1.97               1981                            14,539           Sq. Ft.                44.19
  1.98               1955                            16,178           Sq. Ft.                39.71
  1.99               1973                            29,301           Sq. Ft.                21.36
------------------------------------------------------------------------------------------------------------------------------------
 1.100               1981                            16,000           Sq. Ft.                38.38
 1.101               1979                            14,450           Sq. Ft.                42.50
 1.102               1956                            28,562           Sq. Ft.                21.09
 1.103               1971           2002             13,119           Sq. Ft.                45.01
 1.104               1970           1980             21,600           Sq. Ft.                26.25
------------------------------------------------------------------------------------------------------------------------------------
 1.105               1965           1981             15,904           Sq. Ft.                35.65
 1.106               1958           1968             23,855           Sq. Ft.                23.76
 1.107               1929           1990             32,530           Sq. Ft.                17.28
 1.108               1964           1977             12,642           Sq. Ft.                42.97
 1.109               1981                            12,971           Sq. Ft.                41.52
------------------------------------------------------------------------------------------------------------------------------------
 1.110               1936                            16,200           Sq. Ft.                33.24
 1.111               1955                            11,937           Sq. Ft.                43.53
 1.112               1976                            16,285           Sq. Ft.                31.91
 1.113               1960                            10,560           Sq. Ft.                49.21
 1.114               1997                            10,670           Sq. Ft.                48.26
------------------------------------------------------------------------------------------------------------------------------------
 1.115               1961           1999             31,699           Sq. Ft.                15.65
 1.116               1978                            12,853           Sq. Ft.                38.59
 1.117               1974                            12,720           Sq. Ft.                37.51
 1.118               1980                            13,278           Sq. Ft.                35.58
 1.119               1976                            19,176           Sq. Ft.                24.64
------------------------------------------------------------------------------------------------------------------------------------
 1.120               1970                            24,059           Sq. Ft.                19.64
 1.121               1955           1960             16,540           Sq. Ft.                28.56
 1.122               1922           1973             16,187           Sq. Ft.                29.18
 1.123               1964           1980             23,521           Sq. Ft.                19.08
 1.124               1955           1995             21,292           Sq. Ft.                20.52
------------------------------------------------------------------------------------------------------------------------------------
 1.125               1962                            10,736           Sq. Ft.                39.60
 1.126               1963                            10,212           Sq. Ft.                41.63
 1.127               1960           1995             35,610           Sq. Ft.                11.94
 1.128               1970           1982             15,946           Sq. Ft.                26.66
 1.129               1952                            19,088           Sq. Ft.                22.27
------------------------------------------------------------------------------------------------------------------------------------
 1.130               1960                            30,724           Sq. Ft.                13.84
 1.131               1960                            11,413           Sq. Ft.                37.25
 1.132               1965                            23,236           Sq. Ft.                17.79
 1.133               1989                            22,692           Sq. Ft.                17.70
 1.134               1972                            22,643           Sq. Ft.                17.73
------------------------------------------------------------------------------------------------------------------------------------
 1.135               1980                            24,150           Sq. Ft.                16.14
 1.136               1972                            14,970           Sq. Ft.                26.03
 1.137               1960                            21,710           Sq. Ft.                17.95
 1.138               1962           1976             10,990           Sq. Ft.                34.39
 1.139               1950                            28,484           Sq. Ft.                13.27
------------------------------------------------------------------------------------------------------------------------------------
 1.140               1968                            23,709           Sq. Ft.                15.94
 1.141               1950           2002             28,909           Sq. Ft.                11.85
 1.142               1974                            24,151           Sq. Ft.                14.18
 1.143               1950           2001             12,079           Sq. Ft.                28.16
 1.144               1980                            12,327           Sq. Ft.                26.83
------------------------------------------------------------------------------------------------------------------------------------
 1.145               1959                            10,660           Sq. Ft.                30.58
 1.146               1970                            11,500           Sq. Ft.                26.70
 1.147               1970                            10,067           Sq. Ft.                28.16
 1.148               1951                            10,981           Sq. Ft.                24.74
 1.149               1927           1983             12,715           Sq. Ft.                20.06
------------------------------------------------------------------------------------------------------------------------------------
 1.150               1905           1992             20,058           Sq. Ft.                11.78
 1.151               1894           1979             12,300           Sq. Ft.                16.32
 1.152               1973                            13,572           Sq. Ft.                12.18
   2                 1928           2002            599,807           Sq. Ft.                93.21           L(26),D(90),O(4)
   3                 1997           2001            466,106           Sq. Ft.               106.94           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   4                 1962           2003                462             Rooms           101,731.60           L(24),D(31),O(6)
   5                 1999                               435             Units            64,367.82           L(26),YM(31),O(3)
   6                 2002                               274             Units            67,518.25           L(26),YM(31),O(3)
   7                 2001                           333,810           Sq. Ft.               128.28           L(26),YM1(30),O(4)
   8                 1977           1998            457,910           Sq. Ft.                80.80           L(24),D(94),O(2)
------------------------------------------------------------------------------------------------------------------------------------
   9                 2001                               274             Units           129,159.36           L(27),D(53),O(4)
   10                1970           2002            182,599           Sq. Ft.               169.63           L(25),D(92),O(3)
   11                1993           2001            323,269           Sq. Ft.                92.80           L(25),D(55),O(4)
   12                1948           2000            311,647           Sq. Ft.                93.60           L(27),D(52),O(5)
   13                2002                               420             Units            57,542.71           L(38),D(103),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   14             Various           2003                569             Units            38,588.41           L(26),D(90),O(4)
  14.1               1965           2003                339             Units            38,588.41
  14.2               1979           2003                220             Units            38,588.41
  14.3               1978           2003                 10             Units            38,588.41
   15                2001                               320             Units            65,625.00           L(26),O(34)
------------------------------------------------------------------------------------------------------------------------------------
   16                1941           2003          1,621,404           Sq. Ft.                12.33           L(24),D(92),O(4)
   17                2002                               456             Units            43,524.79           L(38),D(103),O(3)
   18                2003                               170             Units           114,603.14           L(25),D(91),O(4)
   19                1992                           139,377           Sq. Ft.               136.32           L(27),D(30),O(3)
   20                1985                           153,758           Sq. Ft.               120.68           L(29),D(88),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   21                2002                            96,604           Sq. Ft.               185.83           L(27),D(89),O(4)
   22                1982                               646              Pads            26,852.41           L(26),D(55),O(3)
   23                1917           1998                160             Units           101,330.09           L(26),D(30),O(4)
  23.1               1917           1998                 83             Units           101,663.05
  23.2               1917           1998                 77             Units           100,971.19
------------------------------------------------------------------------------------------------------------------------------------
   24                1982           2000            159,951           Sq. Ft.                98.84           L(24),D(57),O(3)
   25                2002                            89,625           Sq. Ft.               172.80           L(31),D(86),O(3)
   26                1967           1997            162,912           Sq. Ft.                93.40           L(26),D(54),O(4)
   27                1969           2001            854,100           Sq. Ft.                17.48           L(29),D(88),O(3)
   28                2001                               154             Units            88,658.40           L(27),D(91),O(2)
------------------------------------------------------------------------------------------------------------------------------------
   29                1981                            79,555           Sq. Ft.               165.72           L(29),D(149),O(2)
   30                1998                           238,165           Sq. Ft.                54.16           L(25),D(91),O(4)
   31                1986           1995            109,809           Sq. Ft.                58.26           L(27),D(90),O(3)
   32                1995                            87,640           Sq. Ft.                63.45           L(27),D(90),O(3)
   33                1987                           100,991           Sq. Ft.               111.57           L(28),D(90),O(2)
------------------------------------------------------------------------------------------------------------------------------------
   34                2002                            59,400           Sq. Ft.               188.39           L(25),D(91),O(4)
   35                2003                            47,441           Sq. Ft.               231.46           L(26),D(92),O(2)
   36                1975           2002             93,036           Sq. Ft.               115.76           L(27),D(90),O(3)
   37                2000                           121,425           Sq. Ft.                85.65           L(27),D(90),O(3)
   38                1982           2002                 75             Units           135,338.17           L(25),D(93),O(2)
------------------------------------------------------------------------------------------------------------------------------------
   39                2002                            64,442           Sq. Ft.               155.03           L(25),D(92),O(3)
   40                1990                               455              Pads            21,497.25           L(26),D(31),O(3)
   41                1984           1990             64,545           Sq. Ft.                75.12           L(28),D(89),O(3)
   42                1986                            60,358           Sq. Ft.                72.92           L(28),D(89),O(3)
   43                1969           2000             59,471           Sq. Ft.               151.33           L(24),D(93),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   44                                                   134             Units            62,252.29           L(26),D(30),O(4)
  44.1               1920           1996                 66             Units            68,756.71
  44.2               1931           1996                 68             Units            55,939.17
   45             Various                               443              Pads            18,023.93           L(26),D(91),O(3)
  45.1               1966                               184              Pads            18,023.93
------------------------------------------------------------------------------------------------------------------------------------
  45.2               1972                               177              Pads            18,023.93
  45.3               1972                                56              Pads            18,023.93
  45.4               1972                                26              Pads            18,023.93
   46                1980                            82,058           Sq. Ft.                95.52           L(32),D(85),O(3)
   47                1985           2002             74,966           Sq. Ft.               103.86           L(26),D(92),O(2)
------------------------------------------------------------------------------------------------------------------------------------
   48                2001                            78,454           Sq. Ft.                98.73           L(26),D(91),O(3)
   49                1977           2001                850              Pads             9,111.60           L(26),D(89),O(5)
   50                1986           2002             70,174           Sq. Ft.               101.18           L(28),D(54),O(2)
   51                2003                            31,103           Sq. Ft.               207.62           L(28),D(89),O(3)
   52                2000                            56,945           Sq. Ft.               112.97           L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   53                2000                               168             Units            37,320.22           L(47),D(70),O(3)
   54                1976                               194              Pads            31,958.76           L(26),D(115),O(3)
   55                1978           1999                156             Units            38,353.57           L(27),D(90),O(3)
   56                2003                            14,875           Sq. Ft.               396.65           L(27),D(90),O(3)
   57                1971                               186              Pads            31,321.92           L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   58                1983           2002                267             Units            21,722.85           L(29),D(30),O(1)
   59                1987                           113,668           Sq. Ft.                50.48           L(28),D(89),O(3)
   60                1981                               199              Pads            28,322.09           L(26),D(91),O(3)
   61                1961           1971                267              Pads            20,533.51           L(27),D(90),O(3)
   62                1963                               249              Pads            22,017.86           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   63                2001                            37,500           Sq. Ft.               142.31           L(27),D(54),O(3)
   64                1985                            52,580           Sq. Ft.               100.61           L(26),D(31),O(3)
   65                1978           2001                277              Pads            19,059.38           L(28),D(89),O(3)
   66                2001                                96             Units            54,961.35           L(28),D(89),O(3)
   67                2002                             9,000           Sq. Ft.               272.02           L(25),D(92),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   68                2003                             5,200           Sq. Ft.               288.24           L(25),D(92),O(3)
   69                2002                             8,597           Sq. Ft.               151.10           L(25),D(92),O(3)
   70                1999                                90             Rooms            58,264.02           L(25),D(92),O(3)
   71                2002                            17,710           Sq. Ft.               293.25           L(25),D(92),O(3)
   72                1987                                42             Units           123,436.57           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   73                2002                            29,890           Sq. Ft.               168.83           L(25),D(92),O(3)
   74                1985                               154             Units            32,401.96           L(26),D(92),O(2)
   75                1965                               508             Units             9,810.38           L(27),D(90),O(3)
   76             Various                               390              Pads            12,680.58           L(27),D(90),O(3)
  76.1               1969           1999                294              Pads            12,680.58
------------------------------------------------------------------------------------------------------------------------------------
  76.2               1966           2000                 96              Pads            12,680.58
   77                2000                               114             Units            42,902.32           L(26),D(92),O(2)
   78                1999           2002             91,061           Sq. Ft.                53.68           L(26),D(91),O(3)
   79                1978           1997             57,440           Sq. Ft.                83.07           L(28),D(89),O(3)
   80                2002                            63,516           Sq. Ft.                73.67           L(30),D(87),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   81                1968                               216             Units            20,949.07           L(24),D(93),O(3)
   82                1984           1999             59,101           Sq. Ft.                75.86           L(28),D(89),O(3)
   83                1978                                58             Units            76,757.55           L(25),D(93),O(2)
   84                2003                            13,650           Sq. Ft.               321.04           L(26),D(91),O(3)
   85                1999                            83,363           Sq. Ft.                52.18           L(35),YM1(46),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   86                2003                                36             Units           116,666.67           L(24),D(93),O(3)
   87                1982                            75,225           Sq. Ft.                54.69           L(27),D(90),O(3)
   88                2002                            14,490           Sq. Ft.               278.60           L(27),D(90),O(3)
   89                1973                               120             Units            33,454.25           L(26),D(91),O(3)
   90                2003                                35             Units           114,031.71           L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   91                2002                            54,000           Sq. Ft.                73.70           L(47),YM1(69),O(4)
   92                1999                                80             Rooms            49,729.89           L(27),D(90),O(3)
   93                2002                            14,490           Sq. Ft.               272.27           L(27),D(90),O(3)
   94                1959                               165              Pads            22,787.88           L(26),D(115),O(3)
   95                1985                               156             Units            23,963.08           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   96                2003                                12             Units           311,237.24           L(28),D(52),O(4)
  96.1               2003                                 6             Units           311,237.24
  96.2               2003                                 6             Units           311,237.24
   97                1968           1998                126             Units            29,308.92           L(26),D(91),O(3)
   98                1999                            84,599           Sq. Ft.                43.56           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
   99                1997                               109             Rooms            33,340.51           L(28),D(90),O(2)
  100                1984                            26,676           Sq. Ft.               131.20           L(24),D(92),O(4)
  101                1974                               121              Pads            28,849.68           L(26),D(115),O(3)
  102                1978           2000             89,618           Sq. Ft.                38.89           L(27),D(90),O(3)
  103                2000                           103,650           Sq. Ft.                33.20           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  104                2000                            55,225           Sq. Ft.                62.04           L(27),D(90),O(3)
  105                1975           1998            126,222           Sq. Ft.                26.47           L(27),D(101),O(4)
  106                1973           2000             70,911           Sq. Ft.                46.34           L(26),D(91),O(3)
  107                2001                            33,930           Sq. Ft.                95.52           L(26),D(91),O(3)
  108                1958                               183              Pads            17,453.04           L(26),D(91),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  109                1986                            60,070           Sq. Ft.                53.13           L(26),D(91),O(3)
  110                1970           1998                374              Pads             8,488.62           L(27),D(90),O(3)
  111                1980           2000            112,076           Sq. Ft.                26.72           L(27),D(90),O(3)
  112                2002                            45,750           Sq. Ft.                65.39           L(26),D(91),O(3)
  113                2001                            17,533           Sq. Ft.               166.74           L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  114                1980           2003             48,964           Sq. Ft.                59.37           L(26),D(90),O(4)
  115                2003                            14,560           Sq. Ft.               198.24           L(27),D(90),O(3)
  116                2002                            13,650           Sq. Ft.               207.54           L(29),D(210),O(1)
  117                1992           2002             37,032           Sq. Ft.                74.41           L(26),D(91),O(3)
  118                2001                            47,300           Sq. Ft.                57.91           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  119                2000                            13,905           Sq. Ft.               193.77           L(29),D(173),O(1)
  120                1959           1996             53,226           Sq. Ft.                50.56           L(27),D(90),O(3)
  121                2003                            14,560           Sq. Ft.               183.97           L(29),D(88),O(3)
  122             Various        Various                108              Pads            24,410.70           L(28),D(29),O(3)
 122.1               1976           1986                 80              Pads            24,410.70
------------------------------------------------------------------------------------------------------------------------------------
 122.2               1950                                28              Pads            24,410.70
  123                1972                               111              Pads            23,423.42           L(28),D(89),O(3)
  124                1987           1999             38,925           Sq. Ft.                64.66           L(32),D(85),O(3)
  125                1989           2000                165              Pads            14,817.91           L(26),D(55),O(3)
  126                2000                            20,246           Sq. Ft.               118.13           L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  127                2003                            22,000           Sq. Ft.               107.68           L(27),D(90),O(3)
  128                1999                            26,200           Sq. Ft.                87.53           L(27),D(90),O(3)
  129                1984                            65,643           Sq. Ft.                33.38           L(25),D(128),O(3)
  130                1980           1995             20,683           Sq. Ft.                98.61           L(28),D(89),O(3)
  131                1992                                76              Pads            19,596.00           L(28),D(29),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  132                1986                            99,365           Sq. Ft.                14.88           L(25),D(92),O(3)
 132.1               1986                            52,175           Sq. Ft.                14.88
 132.2               1986                            47,190           Sq. Ft.                14.88
  133                1987                            76,396           Sq. Ft.                13.09           L(24),D(93),O(3)
  134                1954                                87              Pads            11,458.53           L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------------
  135                1980           1983             37,500           Sq. Ft.                26.57           L(27),D(90),O(3)
  136                1984                            67,329           Sq. Ft.                11.57           L(25),D(92),O(3)


                   THIRD          THIRD MOST          SECOND           SECOND MOST                                       MOST RECENT
                MOST RECENT       RECENT NOI       MOST RECENT          RECENT NOI         MOST RECENT                       NOI
   ID               NOI              DATE              NOI                DATE                 NOI                          DATE
------------------------------------------------------------------------------------------------------------------------------------
   1
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
------------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
  1.17
  1.18
  1.19
------------------------------------------------------------------------------------------------------------------------------------
  1.20
  1.21
  1.22
  1.23
  1.24
------------------------------------------------------------------------------------------------------------------------------------
  1.25
  1.26
  1.27
  1.28
  1.29
------------------------------------------------------------------------------------------------------------------------------------
  1.30
  1.31
  1.32
  1.33
  1.34
------------------------------------------------------------------------------------------------------------------------------------
  1.35
  1.36
  1.37
  1.38
  1.39
------------------------------------------------------------------------------------------------------------------------------------
  1.40
  1.41
  1.42
  1.43
  1.44
------------------------------------------------------------------------------------------------------------------------------------
  1.45
  1.46
  1.47
  1.48
  1.49
------------------------------------------------------------------------------------------------------------------------------------
  1.50
  1.51
  1.52
  1.53
  1.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55
  1.56
  1.57
  1.58
  1.59
------------------------------------------------------------------------------------------------------------------------------------
  1.60
  1.61
  1.62
  1.63
  1.64
------------------------------------------------------------------------------------------------------------------------------------
  1.65
  1.66
  1.67
  1.68
  1.69
------------------------------------------------------------------------------------------------------------------------------------
  1.70
  1.71
  1.72
  1.73
  1.74
------------------------------------------------------------------------------------------------------------------------------------
  1.75
  1.76
  1.77
  1.78
  1.79
------------------------------------------------------------------------------------------------------------------------------------
  1.80
  1.81
  1.82
  1.83
  1.84
------------------------------------------------------------------------------------------------------------------------------------
  1.85
  1.86
  1.87
  1.88
  1.89
------------------------------------------------------------------------------------------------------------------------------------
  1.90
  1.91
  1.92
  1.93
  1.94
------------------------------------------------------------------------------------------------------------------------------------
  1.95
  1.96
  1.97
  1.98
  1.99
------------------------------------------------------------------------------------------------------------------------------------
 1.100
 1.101
 1.102
 1.103
 1.104
------------------------------------------------------------------------------------------------------------------------------------
 1.105
 1.106
 1.107
 1.108
 1.109
------------------------------------------------------------------------------------------------------------------------------------
 1.110
 1.111
 1.112
 1.113
 1.114
------------------------------------------------------------------------------------------------------------------------------------
 1.115
 1.116
 1.117
 1.118
 1.119
------------------------------------------------------------------------------------------------------------------------------------
 1.120
 1.121
 1.122
 1.123
 1.124
------------------------------------------------------------------------------------------------------------------------------------
 1.125
 1.126
 1.127
 1.128
 1.129
------------------------------------------------------------------------------------------------------------------------------------
 1.130
 1.131
 1.132
 1.133
 1.134
------------------------------------------------------------------------------------------------------------------------------------
 1.135
 1.136
 1.137
 1.138
 1.139
------------------------------------------------------------------------------------------------------------------------------------
 1.140
 1.141
 1.142
 1.143
 1.144
------------------------------------------------------------------------------------------------------------------------------------
 1.145
 1.146
 1.147
 1.148
 1.149
------------------------------------------------------------------------------------------------------------------------------------
 1.150
 1.151
 1.152
   2              4,717,641        12/31/2001       3,582,653          12/31/2002           2,441,566                T-12 5/31/2003
   3                954,504        12/31/2001       5,317,908          12/31/2002           6,310,885               Ann. 10/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   4             13,337,140        12/31/2001      12,779,777          12/31/2002          13,577,025                T-12 9/30/2003
   5              3,753,437        12/31/2001       3,339,298          12/31/2002           3,227,915                T-12 7/31/2003
   6                                                                                        1,527,026                T-12 7/31/2003
   7                                                                                        2,282,077                T-12 9/30/2003
   8              4,076,864        12/31/2001       3,597,465          12/31/2002           3,855,409                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   9                                                3,422,349          12/31/2002           3,973,860                Ann. 7/31/2003
   10               476,403        12/31/2001       2,205,676          12/31/2002           2,541,631                T-12 7/31/2003
   11             2,729,821        12/31/2001       3,306,075          12/31/2002           3,185,986                T-12 9/30/2003
   12             2,899,317        12/31/2001       3,016,899          12/31/2002           3,099,086                T-12 5/31/2003
   13                                                                                       1,900,710                T-12 8/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   14                                               2,199,981          12/31/2002           2,057,300                T-12 6/30/2003
  14.1
  14.2
  14.3
   15                                                                                       2,995,278                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   16             1,608,875        12/31/2001       2,100,134          12/31/2002           2,010,643                T-12 6/30/2003
   17                                                                                       1,665,638                T-12 8/31/2003
   18                                                                                       1,572,000               Ann. 10/31/2003
   19             2,023,006        12/31/2001       2,007,058          12/31/2002           1,988,116                T-12 6/30/2003
   20             1,791,058        12/31/2001                                               2,026,193                Ann. 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   21                                                 709,305          12/31/2002           1,177,828                Ann. 8/31/2003
   22             1,446,915        12/31/2001       1,560,323          12/31/2002           1,564,543                Ann. 7/31/2003
   23             1,066,613        12/31/2001       1,173,421          12/31/2002           1,221,758                T-12 6/30/2003
  23.1              571,377        12/31/2001         667,715          12/31/2002             668,652                T-12 6/30/2003
  23.2              495,236        12/31/2001         505,706          12/31/2002             553,106                T-12 6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   24             1,633,884        12/31/2001       1,649,775          12/31/2002           1,722,207                T-12 6/30/2003
   25                                                                                         382,464                T-12 7/31/2003
   26             1,830,037        12/31/2001       1,786,217          12/31/2002           1,809,216                T-12 7/31/2003
   27             1,616,829        12/31/2001       1,814,620          12/31/2002           1,840,204                T-12 4/30/2003
   28                54,985        12/31/2001         834,374          12/31/2002           1,306,904     Ann. 2/1/2003 - 9/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   29               757,850        12/31/2001         887,229          12/31/2002           1,364,361    Ann. 7/8/2003 - 10/31/2003
   30             1,179,188        12/31/2001       1,017,736          12/31/2002           1,209,777                T-12 9/30/2003
   31             1,159,642        12/31/2001       1,052,186          12/31/2002             946,751                T-12 6/30/2003
   32               810,115        12/31/2001         737,813          12/31/2002             693,886                T-12 6/30/2003
   33               836,467        12/31/2001       1,192,733          12/31/2002           1,378,906                Ann. 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   34                                                                                         356,336                T-12 7/31/2003
   35
   36                                                 945,364          12/31/2002           1,014,862                T-12 5/31/2003
   37               664,147        12/31/2001         792,703          12/31/2002             739,913                T-12 6/30/2003
   38               614,441    T-12 3/31/2001         515,592      T-12 3/31/2002             922,499                Ann. 9/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   39                                                                                         903,323                 Ann. 7/1/2003
   40               697,413        12/31/2001         926,300          12/31/2002             832,841                Ann. 7/31/2003
   41               697,345        12/31/2001         660,935          12/31/2002             658,954                T-12 4/30/2003
   42               604,559        12/31/2001         594,929          12/31/2002             587,803                T-12 4/30/2003
   43               829,023        12/31/2001         964,929          12/31/2002           1,020,165                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   44               599,506        12/31/2001         653,979          12/31/2002             713,466                T-12 6/30/2003
  44.1              377,414        12/31/2001         409,880          12/31/2002             385,200                T-12 6/30/2003
  44.2              222,092        12/31/2001         244,099          12/31/2002             328,266                T-12 6/30/2003
   45               651,514        12/31/2001         789,458          12/31/2002             822,110                T-12 7/31/2003
  45.1              344,168        12/31/2001         361,129          12/31/2002             361,042                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  45.2              254,319        12/31/2001         292,450          12/31/2002             309,592                T-12 7/31/2003
  45.3               39,122        12/31/2001          92,380          12/31/2002             103,397                T-12 7/31/2003
  45.4               13,905        12/31/2001          43,499          12/31/2002              48,079                T-12 7/31/2003
   46               888,147        12/31/2001         902,541          12/31/2002             920,131                T-12 9/30/2003
   47                                                 138,271          12/31/2002             673,733                Ann. 8/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   48                                                                                         346,746                T-12 7/31/2003
   49               778,695        12/31/2001         781,990          12/31/2002             772,315                T-12 5/31/2003
   50                                                                                         615,600                Ann. 9/30/2003
   51                                                                                         827,364                Ann. 8/31/2003
   52               627,809        12/31/2001         704,601          12/31/2002             813,939                T-12 6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   53               606,110        12/31/2001         687,553          12/31/2002             765,772                T-12 8/31/2003
   54               554,265        12/31/2001         653,242          12/31/2002             647,875                Ann. 7/31/2003
   55               600,038        12/31/2001         634,655          12/31/2002             668,348                T-12 5/31/2003
   56
   57               381,424        12/31/2001         442,888          12/31/2002             491,787                Ann. 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   58               687,660        12/31/2001         600,845          12/31/2002             557,220                T-12 5/31/2003
   59                                                 619,994          12/31/2002             648,004                T-12 5/31/2003
   60               522,484        12/31/2001         501,947          12/31/2002             520,272                Ann. 7/31/2003
   61               867,195        12/31/2001       1,103,914          12/31/2002           1,136,453                T-12 5/31/2003
   62             1,083,170        12/31/2001       1,242,700          12/31/2002           1,253,735                T-12 5/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   63                                                                                         775,866                Ann. 7/30/2003
   64               133,962        12/31/2001         442,208          12/31/2002             617,549                T-12 7/31/2003
   65               390,938        12/31/2001         423,841          12/31/2002             441,563                T-12 5/31/2003
   66               197,792        12/31/2001         551,439          12/31/2002             631,394                T-12 4/30/2003
   67                                                                                         306,610                Ann. 6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   68
   69
   70               828,886        12/31/2001         850,011          12/31/2002             855,846                T-12 9/12/2003
   71                19,356        12/31/2001         305,735          12/31/2002             525,820                T-12 6/30/2003
   72               546,726        12/31/2001         518,069          12/31/2002             524,317                T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   73                                                                                         547,242                Ann. 6/30/2003
   74               584,880        12/31/2001         671,646          12/31/2002             711,905                Ann. 8/31/2003
   75             2,180,392        12/31/2001       2,323,932          12/31/2002           2,556,645                Ann. 9/30/2003
   76               509,135        12/31/2001         548,229          12/31/2002             567,838                T-12 6/30/2003
  76.1              422,739        12/31/2001         453,983          12/31/2002             470,708                T-12 6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
  76.2               86,396        12/31/2001          94,245          12/31/2002              97,130                T-12 6/30/2003
   77                                                                                         145,764                Ann. 9/30/2003
   78               429,665        12/31/2001         655,437          12/31/2002             718,314                T-12 9/30/2003
   79               501,576        12/31/2001         570,210          12/31/2002             576,589                T-12 6/30/2003
   80                 6,742        12/31/2001         144,860          12/31/2002             288,910                T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   81               529,239        12/31/2001         540,323          12/31/2002             563,408                T-12 9/30/2003
   82               414,705        12/31/2001         564,268          12/31/2002             625,521                T-12 4/30/2003
   83               386,606        12/31/2001         412,418          12/31/2002             420,164                Ann. 9/30/2003
   84
   85               426,771        12/31/2001         565,675      Ann. 9/30/2002             654,048                Ann. 9/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   86
   87               454,075        12/31/2001         484,919          12/31/2002             474,865                T-12 3/31/2003
   88
   89               440,037        12/31/2001         421,863          12/31/2002             376,963                T-12 7/31/2003
   90                                                                                          50,119                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   91                                                 550,331          12/31/2002             508,202                Ann. 5/31/2003
   92               620,548        12/31/2001         858,236          12/31/2002             866,045                T-12 5/31/2003
   93                                                                                         399,000                Ann. 4/30/2003
   94               407,883        12/31/2001         414,474          12/31/2002             389,237                Ann. 7/31/2003
   95               515,942        12/31/2001         525,164          12/31/2002             512,888                T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   96
  96.1
  96.2
   97               374,800        12/31/2001         394,953          12/31/2002             379,465                T-12 6/30/2003
   98               309,846        12/31/2001         516,100          12/31/2002             505,546                T-12 8/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   99               605,612        12/31/2001         511,534          12/31/2002             545,457                Ann. 9/30/2003
  100               409,205        12/31/2001         433,276          12/31/2002             466,125                T-12 8/31/2003
  101               271,809        12/31/2001         298,064          12/31/2002             333,818                Ann. 7/31/2003
  102               286,690        12/31/2001         440,772          12/31/2002             453,025                T-12 7/31/2003
  103                                                 308,260          12/31/2002             379,619                T-12 7/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  104               218,628        12/31/2001         319,495          12/31/2002             392,148                T-12 6/30/2003
  105
  106               334,455        12/31/2001         389,029          12/31/2002             381,503                T-12 8/31/2003
  107                                                 104,184          12/31/2002             251,891                T-12 6/30/2003
  108               386,165        12/31/2001         307,342          12/31/2002             350,497                T-12 8/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  109               281,133        12/31/2001         355,372          12/31/2002             391,777                T-12 6/30/2003
  110               679,535        12/31/2001         754,786          12/31/2002             777,986                T-12 5/31/2003
  111               308,297        12/31/2001         379,882          12/31/2002             387,255                T-12 6/30/2003
  112                                                                                         272,725                T-12 8/31/2003
  113                24,924        12/31/2001         245,378          12/31/2002             258,801                T-12 4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
  114               448,194        12/31/2001         417,208          12/31/2002             450,728                T-12 6/30/2003
  115
  116
  117               260,296        12/31/2001         251,793          12/31/2002             290,990                T-12 6/30/2003
  118                87,072        12/31/2001         257,408          12/31/2002             294,009                T-12 6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
  119
  120               648,686        12/31/2001         625,457          12/31/2002             588,672                T-12 5/31/2003
  121
  122               279,876        12/31/2001         292,976          12/31/2002             293,203                T-12 9/30/2003
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123               189,788        12/31/2001         256,073          12/31/2002             240,758                T-12 6/30/2003
  124               352,735        12/31/2001         323,700          12/31/2002             305,250                T-12 9/30/2003
  125               201,189        12/31/2001         209,902          12/31/2002             237,247                T-12 6/30/2003
  126               200,250        12/31/2001         282,269          12/31/2002             290,592                T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  127
  128               261,189        12/31/2001         277,677          12/31/2002             285,569                T-12 6/30/2003
  129               293,240        12/31/2001         240,739          12/31/2002             312,498                T-12 9/30/2003
  130               258,590        12/31/2001         250,480          12/31/2002             230,309                T-12 5/31/2003
  131               189,741        12/31/2001         183,249          12/31/2002             180,366                T-12 9/30/2003
------------------------------------------------------------------------------------------------------------------------------------
  132               400,730        12/31/2001         394,415          12/31/2002             373,224                T-12 6/30/2003
 132.1              205,454        12/31/2001         240,734          12/31/2002             227,785                T-12 6/30/2003
 132.2              155,276        12/31/2001         153,681          12/31/2002             145,439                T-12 6/30/2003
  133               293,307        12/31/2001         287,984          12/31/2002             305,866                T-12 6/30/2003
  134               229,716        12/31/2001         260,623          12/31/2002             249,540                T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  135               130,263        12/31/2001         142,006          12/31/2002             141,784                T-12 5/31/2003
  136               217,283        12/31/2001         241,303          12/31/2002             228,291                T-12 6/30/2003



                  UNDERWRITTEN         UNDERWRITTEN         UNDERWRITTEN         UNDERWRITTEN        UNDERWRITTEN       UNDERWRITTEN
   ID                NOI (4)             REVENUE                EGI                EXPENSES            RESERVES           TI/LC (12)
------------------------------------------------------------------------------------------------------------------------------------
   1               47,703,725          106,929,051           99,291,236           51,587,511            663,100           1,033,319
  1.1               4,815,900           18,768,738           17,373,406           12,557,506             40,365                   -
  1.2               3,252,726            8,768,839            8,220,935            4,968,209             53,844                   -
  1.3               4,979,505            8,015,921            8,015,921            3,036,415             42,214                   -
  1.4               3,329,087            5,613,884            5,613,884            2,284,798             19,735                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.5               2,107,372            3,905,218            3,905,218            1,797,846              4,832                   -
  1.6               2,097,231            3,472,126            3,472,126            1,374,895                 49                   -
  1.7               1,339,155            2,403,980            2,403,980            1,064,825              1,067                   -
  1.8                (834,555)             551,352                    -              834,555             64,996                   -
  1.9                 990,965            2,017,678            2,017,678            1,026,713                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.10              1,000,895            1,513,386            1,513,386              512,491             11,639                   -
  1.11              1,038,946            1,780,700            1,780,700              741,754                173                   -
  1.12              1,026,539            1,754,192            1,754,192              727,652                 14                   -
  1.13                558,166            1,001,288            1,001,288              443,122             13,146                   -
  1.14                944,261            1,656,704            1,656,704              712,443                682                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.15                955,610            1,651,351            1,651,351              695,741                 90                   -
  1.16                734,221            1,191,187            1,191,187              456,966                132                   -
  1.17                575,558              964,813              964,813              389,255                418                   -
  1.18                539,062              944,547              923,656              384,594              5,094                   -
  1.19                188,946              902,519              902,519              713,572             13,041                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.20                400,327              714,931              714,931              314,604                  -                   -
  1.21                522,766              834,049              826,449              303,683                 75                   -
  1.22                133,042              503,781              503,781              370,739              2,108                   -
  1.23                133,042              503,781              503,781              370,739              2,108                   -
  1.24                133,042              503,781              503,781              370,739              2,108                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.25                364,370              631,843              610,943              246,573              1,976                   -
  1.26                368,530              606,833              606,833              238,303             10,367                   -
  1.27                 65,178              328,068              251,726              186,548             18,573                   -
  1.28                529,565              722,023              722,023              192,458              1,719                   -
  1.29                545,224              738,030              738,030              192,806                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.30                545,329              738,171              738,171              192,842                  -                   -
  1.31                263,190              494,957              447,456              184,266              1,898                   -
  1.32                350,217              611,728              451,044              100,828              5,062                   -
  1.33                278,805              491,889              491,889              213,084                501                   -
  1.34                212,120              521,512              464,512              252,392                999                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.35                299,773              484,837              484,837              185,064                  -                   -
  1.36                217,605              366,636              366,636              149,031              8,314                   -
  1.37                344,328              561,009              561,009              216,681                  -                   -
  1.38                211,006              421,496              396,796              185,790              1,567                   -
  1.39                156,311              535,321              347,202              190,891              6,198                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.40                216,469              338,085              338,085              121,616                  -                   -
  1.41                294,137              482,837              482,837              188,700              3,251                   -
  1.42                 87,548              395,033              233,533              145,985              4,538                   -
  1.43                181,593              827,333              766,172              584,579              4,537                   -
  1.44                191,182              372,592              372,592              181,410                 92                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.45                387,856              547,763              547,763              159,907                525                   -
  1.46                238,337              394,962              394,962              156,626              1,840                   -
  1.47                185,257              355,189              355,189              169,932                  -                   -
  1.48                166,670              368,520              323,547              156,877              3,013                   -
  1.49                178,806              334,879              334,879              156,073                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.50                210,721              366,128              366,128              155,408                982                   -
  1.51                190,542              276,644              276,644               86,103                  -                   -
  1.52                186,588              270,907              270,907               84,320                  -                   -
  1.53                206,799              380,857              380,857              174,058                  -                   -
  1.54                213,428              257,228              257,228               43,801                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.55                202,874              392,300              392,300              189,426              1,479                   -
  1.56                187,306              240,540              204,516               17,210                639                   -
  1.57                153,081              321,872              283,872              130,791              2,807                   -
  1.58                187,175              301,941              301,941              114,767                  -                   -
  1.59                193,937              328,948              328,948              135,012                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.60                243,552              458,745              458,745              215,193              6,854                   -
  1.61                 19,188              347,443              250,201              231,013              4,118                   -
  1.62                150,565              284,070              254,913              104,348                601                   -
  1.63                122,029              256,065              202,714               80,685                521                   -
  1.64                166,888              257,534              257,534               90,646                153                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.65                119,181              375,466              318,465              199,285              5,059                   -
  1.66                 77,092              199,193              139,344               62,252              3,491                   -
  1.67                176,603              481,150              419,276              242,673              9,388                   -
  1.68                175,529              266,787              266,787               91,259                  -                   -
  1.69                161,083              387,171              278,252              117,170              2,753                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.70                127,209              345,413              261,195              133,986             15,222                   -
  1.71                121,982              242,868              201,828               79,846                179                   -
  1.72                130,565              427,864              344,930              214,365              4,447                   -
  1.73                170,199              305,249              257,426               87,227              2,245                   -
  1.74                179,653              339,664              339,664              160,011                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.75                 93,761              202,453              159,997               66,236              1,849                   -
  1.76                (40,393)             126,755              126,755              167,148              4,795                   -
  1.77                138,461              356,434              294,779              156,318             12,662                   -
  1.78                125,254              207,905              192,705               67,451                168                   -
  1.79                270,288              441,075              441,075              170,787                220                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.80                 61,836              223,019              163,663              101,827             12,038                   -
  1.81                113,639              189,695              189,695               76,056                  -                   -
  1.82                136,325              339,800              280,520              144,194              2,711                   -
  1.83                 65,978              191,313              170,764              104,786              1,549                   -
  1.84                 (4,190)             194,246              165,746              169,936              1,582                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.85                 35,771              147,621              112,859               77,088              7,812                   -
  1.86                 95,866              273,084              217,689              121,823              5,056                   -
  1.87                 57,269              196,412               85,565               28,296              1,877                   -
  1.88                111,220              259,635              201,590               90,370              1,376                   -
  1.89                108,339              318,962              271,462              163,123              5,254                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.90                103,365              336,959              247,051              143,686              5,035                   -
  1.91                181,996              317,929              317,929              135,933              1,347                   -
  1.92                129,011              204,004              204,004               74,992                  -                   -
  1.93                 91,966              189,282              157,931               65,965                361                   -
  1.94                164,644              248,721              248,721               84,077              8,067                   -
------------------------------------------------------------------------------------------------------------------------------------
  1.95                 50,167              109,238               89,231               39,063              8,613                   -
  1.96                 40,802              300,755              130,477               89,675              2,244                   -
  1.97                126,111              204,163              204,163               78,052                  -                   -
  1.98                156,086              237,739              237,739               81,653              1,438                   -
  1.99                 23,873              247,444              152,615              128,742              8,485                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.100                113,040              223,279              200,479               87,439                333                   -
 1.101                 69,916              183,091              131,600               61,685              4,343                   -
 1.102                 41,026              291,480              177,480              136,454              7,149                   -
 1.103                 95,914              180,626              166,375               70,461                955                   -
 1.104                 70,670              218,418              163,660               92,990              4,722                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.105                138,248              211,392              211,392               73,144                  -                   -
 1.106                (11,322)             282,688              124,997              136,319              6,485                   -
 1.107                 60,319              207,200              207,200              146,881              7,532                   -
 1.108                 46,078              136,183               94,459               48,381              1,860                   -
 1.109                112,547              180,678              180,678               68,132                  -                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.110                123,935              223,787              208,397               84,462              1,188                   -
 1.111                103,473              170,304              170,304               66,830                  -                   -
 1.112                111,791              223,118              196,518               84,727              1,328                   -
 1.113                 91,807              139,884              139,884               48,077                  -                   -
 1.114                 82,199              157,825              149,274               67,076                265                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.115                  1,578              352,106              128,732              127,155              6,099                   -
 1.116                 93,341              186,737              171,537               78,196                776                   -
 1.117                110,258              181,589              181,589               71,331                  -                   -
 1.118                 99,765              183,598              169,424               69,659                148                   -
 1.119                 29,077              210,026               89,908               60,831              4,249                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.120                103,948              179,160              179,160               75,212              4,790                   -
 1.121                 26,373              192,861               93,899               67,526              2,793                   -
 1.122                 18,706              136,512               37,302               18,597              2,807                   -
 1.123                (23,248)             250,384               65,997               89,246              7,002                   -
 1.124                 42,661              230,698              115,825               73,164              1,623                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.125                 93,063              153,167              153,167               60,104                  -                   -
 1.126                 48,744              152,562              124,063               75,319              2,055                   -
 1.127                 47,926              216,382              157,483              109,557              9,577                   -
 1.128                 41,503              212,955              170,964              129,462              6,189                   -
 1.129                 52,678              187,107              138,525               85,847              5,565                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.130                230,260              379,886              379,886              149,627                192                   -
 1.131                 12,720              132,091               60,689               47,969              1,517                   -
 1.132                 67,367              225,543              187,543              120,176              4,864                   -
 1.133                 41,162              156,843              120,030               78,868              6,494                   -
 1.134                 35,148              209,426              135,669              100,520              5,876                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.135                 26,921              235,517              158,063              131,142              2,927                   -
 1.136                106,681              191,528              167,778               61,097              1,650                   -
 1.137                 44,359              210,670              143,333               98,974              3,805                   -
 1.138                 95,240              157,793              157,793               62,553                  -                   -
 1.139                 54,703               99,454               99,454               44,750              1,115                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.140                 70,884              257,672              152,374               81,490              3,215                   -
 1.141                 35,015              250,174              154,795              119,780              8,017                   -
 1.142                 26,202              153,669              104,953               78,751              5,630                   -
 1.143                 77,962              162,410              138,014               60,052              1,278                   -
 1.144                 51,372              110,386               65,128               13,756              3,830                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.145                 92,448              150,364              150,364               57,916                  -                   -
 1.146                 67,128              140,989              107,739               40,611              1,516                   -
 1.147                 12,547              182,531              182,531              169,983                900                   -
 1.148                 35,582              121,375               59,626               24,044              1,323                   -
 1.149                 42,604               91,291               91,291               48,687              2,449                   -
------------------------------------------------------------------------------------------------------------------------------------
 1.150                 27,023               98,114               88,614               61,591              5,931                   -
 1.151                 33,613              145,447               87,022               53,409                941                   -
 1.152                 28,341              223,099              174,592              146,251              1,423                   -
   2                6,162,361            7,787,009            9,049,608            2,887,247            111,115             639,171
   3                5,522,041            5,846,560            8,077,980            2,555,939             93,454             210,926
------------------------------------------------------------------------------------------------------------------------------------
   4               12,507,145           24,253,183           40,226,271           27,719,126          1,609,051                   -
   5                3,069,694            4,954,850            5,139,850            2,070,156             87,000                   -
   6                2,112,463            3,250,000            3,348,640            1,236,176             54,800                   -
   7                3,747,386            3,870,946            5,344,409            1,597,023             50,072             161,821
   8                4,070,953            4,966,721            5,669,721            1,598,768             85,341             282,236
------------------------------------------------------------------------------------------------------------------------------------
   9                3,257,282            4,721,980            4,873,277            1,615,995             54,800                   -
   10               3,131,341            3,249,413            4,244,913            1,113,572             27,390             170,897
   11               3,408,567            4,094,059            6,943,652            3,535,085             48,490             201,869
   12               3,138,587            3,298,603            4,037,203              898,616             46,768             217,618
   13               2,362,648            3,551,694            3,699,694            1,337,047             84,000                   -
------------------------------------------------------------------------------------------------------------------------------------
   14               2,174,224            4,459,321            4,672,321            2,498,097            221,341                   -
  14.1
  14.2
  14.3
   15               2,664,770            3,360,380            4,402,145            1,737,375             85,808              38,100
------------------------------------------------------------------------------------------------------------------------------------
   16               2,508,001            3,526,775            5,085,917            2,577,916            243,211             298,934
   17               1,918,104            2,829,380            2,944,380            1,026,275             91,200                   -
   18               1,838,272            2,336,339            2,647,067              808,795             85,000              12,766
   19               1,938,597            1,987,497            2,722,497              783,900             20,907              84,623
   20               2,119,426            3,157,581            3,501,532            1,382,106             38,477             281,659
------------------------------------------------------------------------------------------------------------------------------------
   21               1,570,989            1,599,808            1,954,353              383,364             19,318              41,047
   22               1,544,925            2,475,487            2,503,983              959,058             32,250                   -
   23               1,295,772            1,977,863            2,271,127              975,355             44,275                   -
  23.1                680,833            1,012,680            1,166,912              486,078             22,825                   -
  23.2                614,938              965,183            1,104,215              489,277             21,450                   -
------------------------------------------------------------------------------------------------------------------------------------
   24               1,717,992            1,835,757            2,394,257              676,265             31,990             149,068
   25               1,622,076            1,706,299            2,085,907              463,831             13,444              68,371
   26               1,564,217            2,767,636            3,025,073            1,460,856             32,582             164,868
   27               1,800,071            1,962,320            2,882,320            1,082,249            182,620             116,015
   28               1,177,004            1,687,190            1,743,156              566,152             38,500                   -
------------------------------------------------------------------------------------------------------------------------------------
   29               1,368,127            1,930,389            2,037,152              669,025             19,889             112,291
   30               1,295,166            1,403,681            1,640,650              345,484             35,725              71,450
   31                 866,735            1,200,003            1,294,373              427,638             17,571                   -
   32                 628,988              865,486              938,464              309,476             13,146                   -
   33               1,280,719            2,199,004            2,243,457              962,738             19,778             181,756
------------------------------------------------------------------------------------------------------------------------------------
   34               1,187,135            1,266,194            1,568,194              381,059              8,910              42,122
   35               1,062,979            1,233,466            1,233,466              170,487              8,065                   -
   36               1,106,491            1,215,388            1,590,388              483,897             13,955              57,638
   37               1,104,508            1,152,829            1,688,829              584,321             18,214              90,893
   38                 850,869            1,291,961            1,303,361              452,492             22,500                   -
------------------------------------------------------------------------------------------------------------------------------------
   39                 948,875              978,250            1,247,506              298,631              9,666               4,446
   40                 843,778            1,654,655            1,945,754            1,101,976             22,750                   -
   41                 598,101              855,000              884,000              285,899              9,682                   -
   42                 530,090              770,389              790,783              260,693              9,054                   -
   43               1,028,882            1,198,519            1,326,519              297,637             11,049              85,172
------------------------------------------------------------------------------------------------------------------------------------
   44                 695,861            1,097,444            1,259,545              563,684             33,500                   -
  44.1                380,698              538,531              668,128              287,430             16,500                   -
  44.2                315,163              558,913              591,417              276,254             17,000                   -
   45                 818,549            1,197,456            1,346,156              527,607             22,150                   -
  45.1                361,742              536,281              609,281              247,539              9,200                   -
------------------------------------------------------------------------------------------------------------------------------------
  45.2                304,666              419,221              493,621              188,955              8,850                   -
  45.3                103,368              167,261              167,761               64,393              2,800                   -
  45.4                 48,773               74,693               75,493               26,720              1,300                   -
   46                 875,827              953,569            1,253,569              377,742             16,412              65,671
   47                 749,367              790,704            1,033,430              284,063             11,351              29,833
------------------------------------------------------------------------------------------------------------------------------------
   48                 843,015              877,723            1,074,923              231,908             11,828              63,439
   49                 758,370            1,300,000            1,384,500              626,130             25,440                   -
   50                 789,390            1,320,018            1,335,018              545,628             19,103             103,629
   51                 727,072              735,523              924,023              196,951              4,673              31,302
   52                 800,857              844,128            1,134,428              333,570             11,389              83,582
------------------------------------------------------------------------------------------------------------------------------------
   53                 721,670            1,204,619            1,264,619              542,950             42,000                   -
   54                 600,304              998,258            1,023,209              422,905              9,700                   -
   55                 666,796            1,200,000            1,247,000              580,204             41,856                   -
   56                 603,198              616,678              733,503              130,305              1,488                   -
   57                 513,358              788,182              857,787              344,429              9,300                   -
------------------------------------------------------------------------------------------------------------------------------------
   58                 597,201            1,477,295            1,538,295              941,094             66,750                   -
   59                 647,201              686,580              836,580              189,379             32,606              47,849
   60                 497,590              780,280              820,907              323,317              9,950                   -
   61               1,018,061            1,455,049            1,907,549              889,487             13,350                   -
   62               1,112,771            1,429,891            1,857,050              744,278             12,450              22,952
------------------------------------------------------------------------------------------------------------------------------------
   63                 546,987              624,000              764,250              217,263              5,475              10,136
   64                 568,328              581,506              848,306              279,978             10,613              63,917
   65                 514,292              760,977              887,477              373,185             13,850                   -
   66                 554,215              897,755              901,063              346,849             24,000                   -
   67                 263,167              275,562              331,812               68,645              1,350              15,120
------------------------------------------------------------------------------------------------------------------------------------
   68                 160,168              162,630              198,180               38,012                780               5,864
   69                 146,979              154,746              207,246               60,267              1,290              10,668
   70                 825,201            2,152,095            2,351,595            1,526,395            117,580                   -
   71                 516,655              529,599              565,986               49,331              2,657                   -
   72                 514,098              714,895              716,395              202,298             15,141                   -
------------------------------------------------------------------------------------------------------------------------------------
   73                 605,688              625,111              814,611              208,923              4,499              31,344
   74                 641,266            1,103,657            1,143,427              502,161             49,280                   -
   75               2,011,876            3,665,734            3,699,063            1,687,187            148,336                   -
   76                 500,298              696,909              710,109              209,811             15,600                   -
  76.1                419,273              584,766              594,866              175,593             11,760                   -
------------------------------------------------------------------------------------------------------------------------------------
  76.2                 81,029              112,147              115,247               34,218              3,840                   -
   77                 454,571              829,477              829,477              374,906             28,500                   -
   78                 625,211            1,010,371            1,062,371              437,160             13,659                   -
   79                 568,194              860,294              867,736              299,542              8,612                   -
   80                 525,057              619,817              677,817              152,760              9,509              36,175
------------------------------------------------------------------------------------------------------------------------------------
   81                 482,925              950,875            1,015,875              532,350             59,400                   -
   82                 556,833              997,149            1,017,149              460,316             11,820              83,250
   83                 430,161              644,009              647,549              217,388             17,400                   -
   84                 405,532              431,562              431,562               26,030              2,594                   -
   85                 635,610              703,178              945,764              310,154             12,319              46,616
------------------------------------------------------------------------------------------------------------------------------------
   86                 421,184              618,200              685,200              264,016             12,600                   -
   87                 435,891              635,379              635,379              199,488             13,541              35,013
   88                 508,458              525,000              674,545              166,087              2,174                   -
   89                 406,260              586,462              666,462              260,201             38,160                   -
   90                 403,081              518,700              527,700              124,620              7,000                   -
------------------------------------------------------------------------------------------------------------------------------------
   91                 456,304              635,039              624,239              167,935              8,100              42,598
   92                 665,416            1,728,640            1,728,640            1,063,224             86,432                   -
   93                 387,341              399,000              471,248               83,907              2,174                   -
   94                 389,004              722,027              742,628              353,624              8,250                   -
   95                 474,818            1,024,748            1,088,737              613,919             48,048                   -
------------------------------------------------------------------------------------------------------------------------------------
   96                 325,352              409,944              415,944               90,592              4,200                   -
  96.1                157,204              199,272              202,272               45,068              2,100                   -
  96.2                168,148              210,672              213,672               45,524              2,100                   -
   97                 386,562              834,962              856,962              470,400             31,500                   -
   98                 503,691            1,004,597            1,034,597              530,906             13,865                   -
------------------------------------------------------------------------------------------------------------------------------------
   99                 533,639            1,649,884            1,709,884            1,176,245             85,494                   -
  100                 430,853              550,868              638,532              207,679              5,335              48,359
  101                 318,087              509,606              517,544              199,457              6,050                   -
  102                 457,387              794,760              825,195              367,809             13,443                   -
  103                 385,855              599,410              625,621              239,766             15,548                   -
------------------------------------------------------------------------------------------------------------------------------------
  104                 396,108              584,355              612,855              216,746              8,359                   -
  105                 365,496              460,154              568,742              203,246             18,933              35,907
  106                 387,400              740,000              742,100              354,700             10,637                   -
  107                 374,482              395,438              520,438              145,957              5,127              25,024
  108                 334,006              550,000              732,504              398,497              9,150                   -
------------------------------------------------------------------------------------------------------------------------------------
  109                 374,757              492,000              539,600              164,843              8,973                   -
  110                 755,287            1,169,754            1,252,825              497,538             14,920                   -
  111                 360,231              559,241              559,241              199,010             15,167                   -
  112                 326,177              481,475              497,975              171,798              6,913                   -
  113                 338,069              356,811              434,811               96,743              2,630              12,271
------------------------------------------------------------------------------------------------------------------------------------
  114                 357,817              654,631              654,631              296,814              9,793              54,906
  115                 300,980              310,000              376,000               75,020              2,184                   -
  116                 312,326              312,326              312,326                    -                  -                   -
  117                 358,211              400,364              519,364              161,153              7,406              43,443
  118                 315,186              471,236              499,636              184,450              7,253                   -
------------------------------------------------------------------------------------------------------------------------------------
  119                 297,500              297,500              297,500                    -              2,781                   -
  120                 438,172              539,154              689,154              250,982             10,645              60,158
  121                 281,240              290,000              358,000               76,760              2,184                   -
  122                 280,182              409,043              409,043              128,862              5,400                   -
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123                 253,731              387,966              421,826              168,094              5,550                   -
  124                 281,208              541,215              555,215              274,007              5,801                   -
  125                 235,954              370,867              435,967              200,013             11,669                   -
  126                 284,155              311,374              446,374              162,219              3,037              14,981
------------------------------------------------------------------------------------------------------------------------------------
  127                 266,198              277,023              383,223              117,025              3,300              20,000
  128                 271,373              288,807              335,143               63,771              6,812              16,744
  129                 357,894              412,648              569,148              211,254              9,846              38,693
  130                 244,322              291,481              388,981              144,659              5,222              19,885
  131                 167,486              286,514              286,514              119,028              3,800                   -
------------------------------------------------------------------------------------------------------------------------------------
  132                 368,375              630,668              689,668              321,293             15,414                   -
 132.1                225,123              359,302              397,302              172,179              7,469                   -
 132.2                143,249              271,363              292,363              149,114              7,945                   -
  133                 262,835              454,900              519,900              257,065             11,309                   -
  134                 220,494              384,232              455,732              235,237              4,350                   -
------------------------------------------------------------------------------------------------------------------------------------
  135                 137,656              218,577              233,377               95,721              5,625                   -
  136                 214,462              373,017              409,017              194,555              9,593                   -



                UNDERWRITTEN NET                                                       LEASE
   ID          CASH FLOW (4) (12)               LARGEST TENANT           SF         EXPIRATION             2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   1              46,007,301       Bank of America N.A.              5,974,324
  1.1              4,775,535       Bank of America N.A.                869,916       6/30/2023   Casual Corner Group, Inc.
  1.2              3,198,882       Bank of America N.A.                277,524       6/30/2023   California Pacific Medical Center
  1.3              4,937,291       Bank of America N.A.                271,335       6/30/2023   HQ Global Workplaces
  1.4              3,309,352       Bank of America N.A.                 65,048       6/30/2023   Merrill Lynch
------------------------------------------------------------------------------------------------------------------------------------
  1.5              2,102,541       Bank of America N.A.                254,800       6/30/2023
  1.6              2,097,182       Bank of America N.A.                232,441       6/30/2023   AT&T
  1.7              1,338,088       Bank of America N.A.                158,404       6/30/2023
  1.8               (899,551)      Bank of America N.A.                 58,037       6/30/2023
  1.9                990,965       Bank of America N.A.                115,662       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.10               989,255       Bank of America N.A.                129,793       6/30/2023
  1.11             1,038,773       Bank of America N.A.                120,477       6/30/2023
  1.12             1,026,525       Bank of America N.A.                118,662       6/30/2023
  1.13               545,020       Bank of America N.A.                 72,086       6/30/2023
  1.14               943,579       Bank of America N.A.                110,560       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.15               955,520       Bank of America N.A.                111,037       6/30/2023
  1.16               734,089       Bank of America N.A.                 84,515       6/30/2023   US West Communications
  1.17               575,140       Bank of America N.A.                 66,203       6/30/2023
  1.18               533,968       Bank of America N.A.                 31,548       6/30/2023   Morton McGoldrick, PS
  1.19               175,905       Bank of America N.A.                 45,000       6/30/2023   Diamond Technologies, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  1.20               400,327       Bank of America N.A.                 46,338       6/30/2023
  1.21               522,691       Bank of America N.A.                 61,095       6/30/2023
  1.22               130,934       Bank of America N.A.                 43,104       6/30/2023
  1.23               130,934
  1.24               130,934       Bank of America N.A.                 42,766       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.25               362,394       Bank of America N.A.                 42,941       6/30/2023
  1.26               358,163       Tradex Group                          5,736      12/31/2003   Bank of America N.A.
  1.27                46,605       Bank of America N.A.                 16,036       6/30/2023   United Studios Self Defense
  1.28               527,845       Bank of America N.A.                 56,271       6/30/2023
  1.29               545,224       Bank of America N.A.                 62,457       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.30               545,329       Bank of America N.A.                 62,469       6/30/2023
  1.31               261,292       Bank of America N.A.                 36,250       6/30/2023
  1.32               345,155       Bank of America N.A.                 62,659       6/30/2023
  1.33               278,305       Bank of America N.A.                 32,405       6/30/2023
  1.34               211,121       Bank of America N.A.                 33,513       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.35               299,773       Bank of America N.A.                 34,559       6/30/2023
  1.36               209,290       Bank of America N.A.                 12,434       6/30/2023   William Shuffet
  1.37               344,328       Bank of America N.A.                 38,500       6/30/2023
  1.38               209,439       Bank of America N.A.                 29,113       6/30/2023
  1.39               150,113       Bank of America N.A.                 42,944       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.40               216,469       Bank of America N.A.                 24,922       6/30/2023
  1.41               290,886       Bank of America N.A.                 34,333       6/30/2023
  1.42                83,010       Bank of America N.A.                 32,200       6/30/2023
  1.43               177,056       Bank of America N.A.                 44,905       6/30/2023
  1.44               191,090       Bank of America N.A.                 22,804       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.45               387,331       Bank of America N.A.                 46,192       6/30/2023   Thomas Jefferson Planning District
  1.46               236,497       Bank of America N.A.                 24,955       6/30/2023   Title Guaranty & Trust Co.
  1.47               185,257       Bank of America N.A.                 21,511       6/30/2023
  1.48               163,657       Bank of America N.A.                 24,808       6/30/2023   Center for Educational Achievement
  1.49               178,806       Bank of America N.A.                 20,740       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.50               209,738       Bank of America N.A.                 25,045       6/30/2023
  1.51               190,542       Bank of America N.A.                 21,879       6/30/2023
  1.52               186,588       Bank of America N.A.                 21,425       6/30/2023
  1.53               206,799       Bank of America N.A.                 23,969       6/30/2023
  1.54               213,428       Bank of America N.A.                 24,361       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.55               201,395       Bank of America N.A.                 21,159       6/30/2023   The Parent's Info.
  1.56               186,667       Bank of America N.A.                 25,878       6/30/2023
  1.57               150,274       Bank of America N.A.                 22,780       6/30/2023
  1.58               187,175       Bank of America N.A.                 21,576       6/30/2023
  1.59               193,937       Bank of America N.A.                 22,400       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.60               236,698       Bank of America N.A.                 31,129       6/30/2023
  1.61                15,070       Bank of America N.A.                 24,064       6/30/2023
  1.62               149,964       Bank of America N.A.                 20,956       6/30/2023
  1.63               121,508       Bank of America N.A.                 20,320       6/30/2023
  1.64               166,735       Bank of America N.A.                 20,423       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.65               114,122       Bank of America N.A.                 19,679       6/30/2023   Cypress Media
  1.66                73,601       Bank of America N.A.                 16,335       6/30/2023
  1.67               167,215       Bank of America N.A.                 17,121       6/30/2023   W.D. Campbell & Son, Inc
  1.68               175,529       Bank of America N.A.                 20,076       6/30/2023
  1.69               158,330       Bank of America N.A.                 22,065       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.70               111,987       Bank of America N.A.                 22,198       6/30/2023   Moulton McEchrn
  1.71               121,803       Bank of America N.A.                 18,900       6/30/2023
  1.72               126,118       Bank of America N.A.                 29,147       6/30/2023
  1.73               167,954       Bank of America N.A.                 24,760       6/30/2023
  1.74               179,653       Bank of America N.A.                 20,847       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.75                91,912       Bank of America N.A.                 15,900       6/30/2023
  1.76               (45,188)      Bank of America N.A.                  5,503       6/30/2023   Nelvis Velasquez, MD
  1.77               125,799       Bank of America N.A.                 19,109       6/30/2023   General Services Administration
  1.78               125,086       Bank of America N.A.                 17,191       6/30/2023
  1.79               270,068       Bank of America N.A.                 31,462       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.80                49,798       Bank of America N.A.                 17,275       6/30/2023
  1.81               113,639       Bank of America N.A.                 13,117       6/30/2023
  1.82               133,614       Bank of America N.A.                 23,865       6/30/2023   Integrity Resources Center
  1.83                64,429       Bank of America N.A.                 13,019       6/30/2023
  1.84                (5,772)      Bank of America N.A.                 12,203       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
  1.85                27,959       Bank of America N.A.                 11,159       6/30/2023
  1.86                90,810       Bank of America N.A.                 18,676       6/30/2023   William P. Nelms
  1.87                55,392       Bank of America N.A.                 20,435       6/30/2023
  1.88               109,844       Bank of America N.A.                 20,094       6/30/2023
  1.89               103,085       Bank of America N.A.                 21,387       6/30/2023   Score
------------------------------------------------------------------------------------------------------------------------------------
  1.90                98,330       Bank of America N.A.                 24,416       6/30/2023
  1.91               180,650       Bank of America N.A.                 15,320       6/30/2023   Kinsley & Sons, Inc.
  1.92               129,011       Bank of America N.A.                 14,860       6/30/2023
  1.93                91,605       Bank of America N.A.                 14,437       6/30/2023
  1.94               156,577       Bank of America N.A.                 14,097       6/30/2023   Van Matre & Krueger LLC
------------------------------------------------------------------------------------------------------------------------------------
  1.95                41,554       Bank of America N.A.                  8,476       6/30/2023   United Way Kootenai County
  1.96                38,558       Bank of America N.A.                 26,495       6/30/2023   Muskogee Chamber Commerce
  1.97               126,111       Bank of America N.A.                 14,539       6/30/2023
  1.98               154,649       Bank of America N.A.                 12,438       6/30/2023   Sion Noble
  1.99                15,388       Bank of America N.A.                 19,582       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.100               112,707       Bank of America N.A.                 16,000       6/30/2023
 1.101                65,573       Bank of America N.A.                 14,450       6/30/2023
 1.102                33,877       Bank of America N.A.                 23,097       6/30/2023
 1.103                94,959       Bank of America N.A.                 12,919       6/30/2023
 1.104                65,948       Bank of America N.A.                 16,627       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.105               138,248       Bank of America N.A.                 15,904       6/30/2023
 1.106               (17,807)      Bank of America N.A.                 23,855       6/30/2023
 1.107                52,787       Bank of America N.A.                 11,353       6/30/2023   Outreach International
 1.108                44,218       Bank of America N.A.                 10,557       6/30/2023   Henderson Jet Sales
 1.109               112,547       Bank of America N.A.                 12,971       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.110               122,747       Bank of America N.A.                 16,200       6/30/2023
 1.111               103,473       Bank of America N.A.                 11,937       6/30/2023
 1.112               110,463       Bank of America N.A.                 16,285       6/30/2023
 1.113                91,807       Bank of America N.A.                 10,560       6/30/2023
 1.114                81,934       Bank of America N.A.                 10,670       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.115                (4,521)      Bank of America N.A.                 31,699       6/30/2023
 1.116                92,565       Bank of America N.A.                 12,853       6/30/2023
 1.117               110,258       Bank of America N.A.                 12,720       6/30/2023
 1.118                99,617       Bank of America N.A.                 13,278       6/30/2023
 1.119                24,828       Bank of America N.A.                 18,784       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.120                99,158       Bank of America N.A.                  9,600       6/30/2023   Patrick B. McDermott
 1.121                23,580       Bank of America N.A.                 16,540       6/30/2023
 1.122                15,899       Bank of America N.A.                 14,345       6/30/2023   Clallem County EDC
 1.123               (30,250)      Bank of America N.A.                 23,521       6/30/2023
 1.124                41,038       Bank of America N.A.                 18,292       6/30/2023   Craig Fuller & Assct, PLLC
------------------------------------------------------------------------------------------------------------------------------------
 1.125                93,063       Bank of America N.A.                 10,736       6/30/2023
 1.126                46,689       Bank of America N.A.                 10,212       6/30/2023
 1.127                38,349       Bank of America N.A.                 14,247       6/30/2023   Albany State University
 1.128                35,314       Bank of America N.A.                 13,666       6/30/2023
 1.129                47,113       Bank of America N.A.                 14,114       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.130               230,068       Bank of America N.A.                 10,103       6/30/2023   Preszler, Lrnr, Mrtz & Co.
 1.131                11,203       Bank of America N.A.                 11,413       6/30/2023
 1.132                62,503       Bank of America N.A.                 14,506       6/30/2023   Complete Estate Service, LLC
 1.133                34,668       Bank of America N.A.                 11,372       6/30/2023   Moultrie Communities
 1.134                29,272       Bank of America N.A.                 14,642       6/30/2023   Mesa Family Services
------------------------------------------------------------------------------------------------------------------------------------
 1.135                23,994       Bank of America N.A.                 17,653       6/30/2023
 1.136               105,031       Bank of America N.A.                 14,970       6/30/2023
 1.137                40,554       Bank of America N.A.                 16,244       6/30/2023
 1.138                95,240       Bank of America N.A.                 10,990       6/30/2023
 1.139                53,588       Bank of America N.A.                  7,382       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.140                67,669       Bank of America N.A.                 21,661       6/30/2023
 1.141                26,998       Bank of America N.A.                 18,538       6/30/2023   City of Palmetto
 1.142                20,572       Bank of America N.A.                 10,128       6/30/2023   Longwood College
 1.143                76,684       Bank of America N.A.                 12,079       6/30/2023
 1.144                47,542       Bank of America N.A.                 11,527       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.145                92,448       Bank of America N.A.                 10,660       6/30/2023
 1.146                65,612       Bank of America N.A.                 11,500       6/30/2023
 1.147                11,648       Bank of America N.A.                  6,544       6/30/2023
 1.148                34,259       Bank of America N.A.                 10,981       6/30/2023
 1.149                40,155       Bank of America N.A.                  6,200       6/30/2023
------------------------------------------------------------------------------------------------------------------------------------
 1.150                21,092       Bank of America N.A.                  6,637       6/30/2023   Appalshop, Inc.
 1.151                32,672       Bank of America N.A.                 11,600       6/30/2023
 1.152                26,918       Bank of America N.A.                 13,447       6/30/2023
   2               5,412,075       Department of Environ                70,668       2/29/2004   Synygy
   3               5,217,661       Kohl's                               86,584       1/29/2020   Colorado Cinema Holdings
------------------------------------------------------------------------------------------------------------------------------------
   4              10,898,094
   5               2,982,695
   6               2,057,663
   7               3,535,494       Bergner's                           180,000       3/31/2018   Linens N Things
   8               3,703,376       Elmwood Fitness Center               81,361      12/31/2007   Marshalls
------------------------------------------------------------------------------------------------------------------------------------
   9               3,202,482
   10              2,933,054       LA Fitness                           46,415       2/28/2022   Albertson's
   11              3,158,208       Sears                                75,852        7/1/2014   JC Penney
   12              2,874,201       Burlington Coat Factory             126,491       1/31/2014   Von's
   13              2,278,648
------------------------------------------------------------------------------------------------------------------------------------
   14              1,952,883
  14.1             1,163,493
  14.2               755,069
  14.3                34,321
   15              2,540,862
------------------------------------------------------------------------------------------------------------------------------------
   16              1,965,856       VCM, Ltd.                           587,000       8/31/2008   Value City Dept. Stores
   17              1,826,904
   18              1,740,506
   19              1,833,068       Food Source                          56,200       7/26/2017   Office Max
   20              1,799,290       Centrelink Insur. & Fina.            26,379       2/29/2008   Lewis, Marenstein, Wick
------------------------------------------------------------------------------------------------------------------------------------
   21              1,510,624       Office Depot                         20,530       8/28/2017   99 Cents Only Stores
   22              1,512,675
   23              1,251,497
  23.1               658,008
  23.2               593,488
------------------------------------------------------------------------------------------------------------------------------------
   24              1,536,933       Tom Thumb                            55,025       3/20/2008   Bally's Total Fitness
   25              1,540,261       Barnes & Noble                       25,000       12/9/2012   Michaels
   26              1,366,766       Mahoney & Associates                  9,699       9/30/2005   Fanizzi Associates
   27              1,501,436       Kay Chemical                        478,750      12/31/2008   Walker and Associates
   28              1,138,504
------------------------------------------------------------------------------------------------------------------------------------
   29              1,235,947       Nelson Mullins                       40,722       5/31/2013   GSA (US Attorney's Office)
   30              1,187,992       Versaform                            73,554       9/30/2013   Distinctive Plastics
   31                849,164
   32                615,842
   33              1,079,185       Kajima (Dev,Constr,Assoc.)           29,880       8/31/2008   Dependency Court Legal Service
------------------------------------------------------------------------------------------------------------------------------------
   34              1,136,103       Bally Total Fitness                  29,250       5/31/2018   Walgreens
   35              1,054,914       Best Buy Co., Inc.                   47,441       1/31/2023
   36              1,034,898       A&P                                  52,687       5/31/2022   Mars Stores of Vernon Inc
   37                995,401       Festival Foods                       51,130      11/30/2019   Gold's Gym
   38                828,369
------------------------------------------------------------------------------------------------------------------------------------
   39                934,763       Safeway                              57,792       2/21/2022   Windermere
   40                821,028
   41                588,419
   42                521,036
   43                932,661       Konstantin Zlatev/Sheherezadeh        3,356      12/31/2005   NVA - Capril Pet Clinic
------------------------------------------------------------------------------------------------------------------------------------
   44                662,361
  44.1               364,198
  44.2               298,163
   45                796,399
  45.1               352,542
------------------------------------------------------------------------------------------------------------------------------------
  45.2               295,816
  45.3               100,568
  45.4                47,473
   46                793,744       Safeway                              45,572       9/30/2006   Chief Auto/AutoZone
   47                708,183       TJ Maxx                              29,900       8/10/2012   Michaels
------------------------------------------------------------------------------------------------------------------------------------
   48                767,748       Automotive Resources                 22,439       7/31/2006   Telecommunications Systems
   49                732,930
   50                666,658       Health Services Advisory             36,547       7/31/2009   Pronet Solutions
   51                691,097       Compass Bank                          5,000       3/31/2023   Washington Mutual
   52                705,886       Greater Plano Therapy                 5,888       1/31/2006   Ci Ci Pizza
------------------------------------------------------------------------------------------------------------------------------------
   53                679,670
   54                590,604
   55                624,939
   56                601,710       Walgreen's                           14,070       7/31/2023   Como Esta Restaurant
   57                504,058
------------------------------------------------------------------------------------------------------------------------------------
   58                530,451
   59                566,746       Jackson & Tull                       16,808       8/30/2008   Marva
   60                487,640
   61              1,004,711
   62              1,077,369
------------------------------------------------------------------------------------------------------------------------------------
   63                531,376       Bed Bath & Beyond                    25,000       1/31/2017   Borders Books & Music
   64                493,798       South FL Gastro                      14,000       9/30/2010   Urology Center
   65                500,442
   66                530,215
   67                246,697       Mens Wearhouse                        6,300       7/31/2012   The Vitamin Shoppe
------------------------------------------------------------------------------------------------------------------------------------
   68                153,524       Verizon Wireless                      2,600       6/30/2013   For Eyes
   69                135,021       Mens Wearhouse                        5,177       2/28/2013   The Casual Male
   70                707,621
   71                513,998       Walgreens                            14,490       6/30/2022   Wendy's
   72                498,957
------------------------------------------------------------------------------------------------------------------------------------
   73                569,845       Mens Wearhouse                        7,000       2/28/2012   Mattress Giant
   74                591,986
   75              1,863,540
   76                484,698
  76.1               407,513
------------------------------------------------------------------------------------------------------------------------------------
  76.2                77,189
   77                426,071
   78                611,552
   79                559,582
   80                479,373       Sun Graphics                          8,291      10/31/2009   No. Calif. Dealer Svc.
------------------------------------------------------------------------------------------------------------------------------------
   81                423,525
   82                461,763       Toreador Royalty Corporation         15,249       7/31/2007   Southern Progress
   83                412,761
   84                402,939       Walgreens                            13,650       5/31/2078
   85                576,675       Ingles Market                        62,603       9/28/2019   Imagix II Dental Partners
------------------------------------------------------------------------------------------------------------------------------------
   86                408,584
   87                387,337       Iberia                               20,000       5/31/2007   Schwans
   88                506,284       Walgreens                            14,490       2/28/2027
   89                368,100
   90                396,081
------------------------------------------------------------------------------------------------------------------------------------
   91                405,606       Fountain of Life Church               4,000       5/31/2006   Inflatable Insanity
   92                578,984
   93                385,168       Walgreen Co.                         14,490       5/31/2062
   94                380,754
   95                426,770
------------------------------------------------------------------------------------------------------------------------------------
   96                321,152
  96.1               155,104
  96.2               166,048
   97                355,062
   98                489,826
------------------------------------------------------------------------------------------------------------------------------------
   99                448,145
  100                365,517       Northrop Grumman                     17,647       8/31/2007   Leaf & Cole, LLP
  101                312,037
  102                443,944
  103                370,307
------------------------------------------------------------------------------------------------------------------------------------
  104                387,750
  105                310,656       Briggs Equipment                     86,421       9/30/2014   ENGlobal
  106                376,763
  107                344,331       2nd Wind Exercise                     7,651       7/31/2008   Dollar Discount
  108                324,856
------------------------------------------------------------------------------------------------------------------------------------
  109                365,784
  110                740,367
  111                345,064
  112                319,263
  113                323,168       Childrens Dentist                     4,747       3/31/2012   Ninja Steakhouse and Sushi
------------------------------------------------------------------------------------------------------------------------------------
  114                293,118       Golden Corral Corporation            33,375      12/31/2005   FMI Corporation
  115                298,796       Walgreen Louisiana Co., Inc.         14,560       3/31/2078
  116                312,326       Walgreen Co.                         13,650       9/30/2028
  117                307,362       Joe Willie's Market & Grill           5,250       3/31/2005   Wan Fu
  118                307,934
------------------------------------------------------------------------------------------------------------------------------------
  119                294,719       Walgreen Louisiana Co., Inc.         13,905       7/31/2020
  120                367,369       Morgan Stanley Dean Witter           12,020      12/31/2005   Children Services
  121                279,056       Walgreen Louisiana Co., Inc          14,560       8/31/2028
  122                274,782
 122.1               203,542
------------------------------------------------------------------------------------------------------------------------------------
 122.2                71,240
  123                248,181
  124                275,408
  125                224,285
  126                266,137       Saddlerock Liquors                    4,022       4/30/2005   Body Image Physical Therapy
------------------------------------------------------------------------------------------------------------------------------------
  127                242,898       Dollar Tree                          10,000       5/31/2013   Prudential Tropical Reality
  128                247,817       Big 5 Corp                           10,000       1/31/2010   Corral West
  129                309,354       Stater Brothers                      44,152        4/2/2010   Outdoorsman
  130                219,215       JH Interiors                          4,550       5/31/2008   Commonwealth Land Title
  131                163,686
------------------------------------------------------------------------------------------------------------------------------------
  132                352,961
 132.1               217,654
 132.2               135,304
  133                251,526
  134                216,144
------------------------------------------------------------------------------------------------------------------------------------
  135                132,031
  136                204,869



                           LEASE                                                           LEASE          OCCUPANCY        OCCUPANCY
   ID         SF        EXPIRATION             3RD LARGEST TENANT             SF        EXPIRATION           RATE         AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
   1                                                                                                        86.39%          9/15/03
  1.1        7,157       4/30/2008   Cafe Baci, Inc                          4,383      12/31/2007          87.30%          9/15/03
  1.2       77,276       1/31/2012   California State Compensation Fund     55,043       7/31/2007          85.30%          9/15/03
  1.3       27,666       3/18/2009   Odell Associates, Inc.                 26,596       2/28/2014         100.00%          9/15/03
  1.4       18,125       5/23/2011   Lemaster & Daniels, PLLC               15,688       5/31/2012          79.13%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.5                                                                                                       86.11%          9/15/03
  1.6          870       2/15/2009                                                                         100.00%          9/15/03
  1.7                                                                                                       91.82%          9/15/03
  1.8                                                                                                       41.05%          9/15/03
  1.9                                                                                                      100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.10                                                                                                      76.28%          9/15/03
  1.11                                                                                                      98.22%          9/15/03
  1.12                                                                                                      99.75%          9/15/03
  1.13                                                                                                      48.06%          9/15/03
  1.14                                                                                                      94.70%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.15                                                                                                      97.52%          9/15/03
  1.16         210       2/29/2004                                                                          99.50%          9/15/03
  1.17                                                                                                      96.13%          9/15/03
  1.18       9,234       2/28/2005   Robert Half International               3,407      10/31/2005          69.66%          9/15/03
  1.19       8,527      12/31/2003                                                                          47.70%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.20                                                                                                     100.00%          9/15/03
  1.21                                                                                                     100.00%          9/15/03
  1.22                                                                                                     100.00%          9/15/03
  1.23                                                                                                       0.00%          9/15/03
  1.24                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.25                                                                                                     100.00%          9/15/03
  1.26       4,299       6/30/2023   Goodstein Realty                        3,075       1/31/2006          68.94%          9/15/03
  1.27       1,496      10/31/2005                                                                          55.69%          9/15/03
  1.28                                                                                                      90.06%          9/15/03
  1.29                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.30                                                                                                     100.00%          9/15/03
  1.31                                                                                                     100.00%          9/15/03
  1.32                                                                                                     100.00%          9/15/03
  1.33                                                                                                      98.10%          9/15/03
  1.34                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.35                                                                                                     100.00%          9/15/03
  1.36       2,774       1/31/2004   Charles Eaton                           3,702      12/31/2003          86.52%          9/15/03
  1.37                                                                                                     100.00%          9/15/03
  1.38                                                                                                      76.62%          9/15/03
  1.39                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.40                                                                                                     100.00%          9/15/03
  1.41                                                                                                      90.72%          9/15/03
  1.42                                                                                                     100.00%          9/15/03
  1.43                                                                                                      75.48%          9/15/03
  1.44                                                                                                      93.44%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.45       4,870       7/31/2005   Piedmont Council of the Arts              900       7/31/2004          91.10%          9/15/03
  1.46       1,251      10/31/2005   Campo Insurance Agency                    870       4/30/2005          78.49%          9/15/03
  1.47                                                                                                     100.00%          9/15/03
  1.48       3,098      12/31/2004                                                                         100.00%          9/15/03
  1.49                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.50                                                                                                      86.63%          9/15/03
  1.51                                                                                                     100.00%          9/15/03
  1.52                                                                                                     100.00%          9/15/03
  1.53                                                                                                     100.00%          9/15/03
  1.54                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.55       4,500       6/30/2006                                                                         100.00%          9/15/03
  1.56                                                                                                     100.00%          9/15/03
  1.57                                                                                                     100.00%          9/15/03
  1.58                                                                                                     100.00%          9/15/03
  1.59                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.60                                                                                                      67.27%          9/15/03
  1.61                                                                                                      73.03%          9/15/03
  1.62                                                                                                     100.00%          9/15/03
  1.63                                                                                                     100.00%          9/15/03
  1.64                                                                                                      97.41%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.65       3,833      12/31/2004   Stewart Title Kansas                    1,056       8/31/2004          75.15%          9/15/03
  1.66                                                                                                      82.05%          9/15/03
  1.67      14,184       7/31/2006   Lynch's Landing                         2,729      12/31/2003          78.50%          9/15/03
  1.68                                                                                                     100.00%          9/15/03
  1.69                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.70       5,387       5/31/2004                                                                         100.00%          9/15/03
  1.71                                                                                                     100.00%          9/15/03
  1.72                                                                                                      92.44%          9/15/03
  1.73                                                                                                      89.30%          9/15/03
  1.74                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.75                                                                                                     100.00%          9/15/03
  1.76       1,740       4/30/2004                                                                          27.66%          9/15/03
  1.77       7,100       4/14/2004   Mark Gilbert                              750       3/31/2004          94.10%          9/15/03
  1.78                                                                                                     100.00%          9/15/03
  1.79                                                                                                      92.24%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.80                                                                                                      60.19%          9/15/03
  1.81                                                                                                     100.00%          9/15/03
  1.82         540       4/30/2004                                                                          97.84%          9/15/03
  1.83                                                                                                      62.24%          9/15/03
  1.84                                                                                                      44.04%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.85                                                                                                      52.01%          9/15/03
  1.86       1,550       1/31/2004   John Drake                                700      12/31/2003          81.57%          9/15/03
  1.87                                                                                                     100.00%          9/15/03
  1.88                                                                                                     100.00%          9/15/03
  1.89       1,800       1/31/2004   Accion Texas, Inc                         500       1/31/2004          90.61%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.90                                                                                                     100.00%          9/15/03
  1.91       2,652       7/31/2005   National Appraisal Services             1,954      12/31/2003          97.54%          9/15/03
  1.92                                                                                                     100.00%          9/15/03
  1.93                                                                                                     100.00%          9/15/03
  1.94       2,758      12/31/2003   Botts & McCure                          1,765      12/31/2005          87.98%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
  1.95       1,518      12/31/2003   Scott W. Reed                           1,419      10/31/2005          69.08%          9/15/03
  1.96       1,000       7/31/2004                                                                         100.00%          9/15/03
  1.97                                                                                                     100.00%          9/15/03
  1.98       3,740       7/31/2006                                                                         100.00%          9/15/03
  1.99                                                                                                      66.83%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.100                                                                                                     100.00%          9/15/03
 1.101                                                                                                     100.00%          9/15/03
 1.102                                                                                                      80.87%          9/15/03
 1.103                                                                                                      98.48%          9/15/03
 1.104                                                                                                      76.98%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.105                                                                                                     100.00%          9/15/03
 1.106                                                                                                     100.00%          9/15/03
 1.107       3,066       4/30/2005   June Short                                403      12/31/2003          46.61%          9/15/03
 1.108       1,725       3/31/2004   Finish Line Graphics                      360       5/31/2005         100.00%          9/15/03
 1.109                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.110                                                                                                     100.00%          9/15/03
 1.111                                                                                                     100.00%          9/15/03
 1.112                                                                                                     100.00%          9/15/03
 1.113                                                                                                     100.00%          9/15/03
 1.114                                                                                                     100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.115                                                                                                     100.00%          9/15/03
 1.116                                                                                                     100.00%          9/15/03
 1.117                                                                                                     100.00%          9/15/03
 1.118                                                                                                     100.00%          9/15/03
 1.119                                                                                                      97.96%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.120       4,782      11/30/2005                                                                          59.78%          9/15/03
 1.121                                                                                                     100.00%          9/15/03
 1.122       1,146      12/31/2003                                                                          95.70%          9/15/03
 1.123                                                                                                     100.00%          9/15/03
 1.124       3,000       6/30/2006                                                                         100.00%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.125                                                                                                     100.00%          9/15/03
 1.126                                                                                                     100.00%          9/15/03
 1.127       6,572       9/30/2004                                                                          58.46%          9/15/03
 1.128                                                                                                      85.70%          9/15/03
 1.129                                                                                                      73.94%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.130       5,230       1/31/2004   Ingram, Zelatsko & Goodwin              4,630       7/31/2004          95.17%          9/15/03
 1.131                                                                                                     100.00%          9/15/03
 1.132       1,960       8/31/2007                                                                          70.86%          9/15/03
 1.133       1,835       1/31/2004   Keith L. Brown & Company                  943       8/31/2004          63.87%          9/15/03
 1.134       2,600       3/31/2004   BB&G Services                             942      12/31/2003          86.71%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.135                                                                                                      73.10%          9/15/03
 1.136                                                                                                     100.00%          9/15/03
 1.137                                                                                                      74.82%          9/15/03
 1.138                                                                                                     100.00%          9/15/03
 1.139                                                                                                      25.92%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.140                                                                                                      91.36%          9/15/03
 1.141       2,501       1/31/2004   Blews and Ritchie Adv                   1,625       1/31/2006          82.46%          9/15/03
 1.142       2,283       9/30/2004   Rteam Nurse Inc                           598      10/30/2005          59.24%          9/15/03
 1.143                                                                                                     100.00%          9/15/03
 1.144                                                                                                      93.51%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.145                                                                                                     100.00%          9/15/03
 1.146                                                                                                     100.00%          9/15/03
 1.147                                                                                                      65.00%          9/15/03
 1.148                                                                                                     100.00%          9/15/03
 1.149                                                                                                      48.76%          9/15/03
------------------------------------------------------------------------------------------------------------------------------------
 1.150         800      12/31/2003   Koltown Props                             660      12/31/2003          41.25%          9/15/03
 1.151                                                                                                      94.31%          9/15/03
 1.152                                                                                                      99.08%          9/15/03
   2        54,624       3/31/2004   National Label Company                 54,386       12/5/2005          98.74%          10/3/03
   3        75,200       1/31/2018   King Soopers                           69,913       7/27/2019         100.00%          8/26/03
------------------------------------------------------------------------------------------------------------------------------------
   4                                                                                                        73.70%          9/30/03
   5                                                                                                        93.56%           1/1/03
   6                                                                                                        93.80%          8/27/03
   7        28,000       1/31/2014   Border's                               21,000       4/30/2022          94.67%         12/12/03
   8        36,380      10/31/2012   Office Max                             31,913      12/21/2012          89.50%         10/22/03
------------------------------------------------------------------------------------------------------------------------------------
   9                                                                                                        93.80%          9/10/03
   10       35,000       3/31/2009   R.E.I.                                 17,175       8/31/2006          96.32%         9/3/2003
   11       61,291       2/28/2013   Ross                                   28,033       1/31/2010          93.10%          11/6/03
   12       62,390      12/31/2012   Ross Stores                            21,544       1/30/2008         100.00%        5/22/2003
   13                                                                                                       99.52%         8/1/2003
------------------------------------------------------------------------------------------------------------------------------------
   14                                                                                                       93.15%         10/22/03
  14.1                                                                                                      93.51%         10/22/03
  14.2                                                                                                      92.27%         10/22/03
  14.3                                                                                                     100.00%         10/22/03
   15                                                                                                       92.50%        8/27/2003
------------------------------------------------------------------------------------------------------------------------------------
   16      532,340       6/30/2010   Roanoke Furniture                     147,771       8/31/2014          85.82%         10/31/03
   17                                                                                                      100.00%         8/1/2003
   18                                                                                                      100.00%         10/20/03
   19       23,560       1/31/2011   Fashion Bug                             8,000       1/31/2008          98.06%        7/28/2003
   20       18,987       9/30/2008   Polk, Scheer & Prober                  16,503       6/30/2009          87.92%           7/1/03
------------------------------------------------------------------------------------------------------------------------------------
   21       20,015       1/31/2013   Party City                             12,500       1/31/2013          91.09%           9/5/03
   22                                                                                                       97.68%          10/7/03
   23                                                                                                      100.00%          10/9/03
  23.1                                                                                                     100.00%          10/9/03
  23.2                                                                                                     100.00%          10/9/03
------------------------------------------------------------------------------------------------------------------------------------
   24       23,375       4/30/2009   Blockbuster                             5,791      12/31/2013          94.01%          7/14/03
   25       23,850       4/30/2013   North County Camera                     7,501       4/30/2008          95.76%           5/6/03
   26        9,289       5/31/2006   1st Continental Mortgage                8,467      12/31/2008          83.12%         10/20/03
   27      191,700      12/31/2009   Cluett Corporation                    145,200       9/14/2007          95.79%        7/22/2003
   28                                                                                                       91.56%          7/15/03
------------------------------------------------------------------------------------------------------------------------------------
   29       14,122      10/31/2011   BB&T                                    8,945      12/31/2007          89.90%          7/11/03
   30       43,988      10/15/2009   Eaton Leonard                          42,766       1/31/2008         100.00%          11/1/03
   31                                                                                                       73.30%          6/12/03
   32                                                                                                       94.90%           7/2/03
   33       13,739       9/30/2009   New York Life                          10,596       3/31/2006          94.63%           8/5/03
------------------------------------------------------------------------------------------------------------------------------------
   34       13,650       2/28/2063   The Avenue                              5,000       1/31/2015         100.00%           9/1/03
   35                                                                                                      100.00%         11/13/03
   36       12,000       2/28/2005   Mac & Lindy's LLC                       6,000      10/31/2012          91.37%           7/3/03
   37       32,500       7/31/2018   Fashion Bug                             8,082       2/28/2005         100.00%           7/1/03
   38                                                                                                       88.00%         10/31/03
------------------------------------------------------------------------------------------------------------------------------------
   39        2,987      12/31/2012   Woods Coffee                            1,480      10/26/2007         100.00%        8/12/2003
   40                                                                                                       90.33%          10/7/03
   41                                                                                                       83.14%           7/9/03
   42                                                                                                       74.05%           7/9/03
   43        2,960       8/31/2006   Homeowners Financial Plus               2,900       4/30/2008          97.73%         8/1/2003
------------------------------------------------------------------------------------------------------------------------------------
   44                                                                                                       97.76%          Various
  44.1                                                                                                      98.48%          10/9/03
  44.2                                                                                                      97.06%          10/8/03
   45                                                                                                       97.74%          Various
  45.1                                                                                                      99.46%          5/31/03
------------------------------------------------------------------------------------------------------------------------------------
  45.2                                                                                                      97.18%          5/31/03
  45.3                                                                                                      98.21%          7/31/03
  45.4                                                                                                      88.46%          7/31/03
   46        4,000       7/31/2007   Kinkos                                  3,800       3/31/2009         100.00%         12/31/02
   47       12,420        2/5/2013   Pier 1 Imports                         10,264       8/31/2012          89.49%          10/7/03
------------------------------------------------------------------------------------------------------------------------------------
   48       10,600        2/2/2008   Dyad Sodality                           9,303       1/31/2007          89.85%         8/1/2003
   49                                                                                                       80.59%          11/1/03
   50       10,685      12/31/2007   Irwin Financial Services                6,435       7/15/2006          95.41%           8/1/03
   51        3,500       7/31/2008   Classic Cuts                            2,855       4/30/2008          92.92%         11/12/03
   52        4,597       2/28/2011   Dance Industry Performing               4,550       7/31/2006          94.47%          7/14/03
------------------------------------------------------------------------------------------------------------------------------------
   53                                                                                                       98.21%        7/31/2003
   54                                                                                                       99.48%          10/7/03
   55                                                                                                       88.46%        5/24/2003
   56          805       7/31/2013                                                                         100.00%           9/1/03
   57                                                                                                       94.09%          10/7/03
------------------------------------------------------------------------------------------------------------------------------------
   58                                                                                                       85.02%         6/1/2003
   59       13,260      10/31/2007   Transtar Industries                     8,779       6/30/2005          89.00%         6/4/2003
   60                                                                                                       81.41%          10/6/03
   61                                                                                                       98.88%          6/30/03
   62                                                                                                       98.80%          6/30/03
------------------------------------------------------------------------------------------------------------------------------------
   63       12,500       1/31/2013                                                                         100.00%        9/15/2003
   64        7,410      10/31/2007   Dr. Martha Rodriguez                    2,649      10/31/2008          99.04%        11/1/2003
   65                                                                                                       81.23%           5/1/03
   66                                                                                                      100.00%          4/15/03
   67        2,700       2/28/2013                                                                         100.00%           6/1/03
------------------------------------------------------------------------------------------------------------------------------------
   68        2,600      12/31/2011                                                                         100.00%           6/1/03
   69        3,420       3/31/2012                                                                         100.00%           6/1/03
   70                                                                                                       85.27%          9/12/03
   71        3,220      12/31/2016                                                                         100.00%          8/12/03
   72                                                                                                       95.24%         8/1/2003
------------------------------------------------------------------------------------------------------------------------------------
   73        5,040      12/31/2011   Panera Bread                            4,750       7/31/2012          90.60%           6/1/03
   74                                                                                                       98.05%         10/14/03
   75                                                                                                       99.41%          8/25/03
   76                                                                                                       81.03%          Various
  76.1                                                                                                      86.73%          8/19/03
------------------------------------------------------------------------------------------------------------------------------------
  76.2                                                                                                      63.54%          8/14/03
   77                                                                                                       92.11%           9/4/03
   78                                                                                                       90.62%           7/1/03
   79                                                                                                       99.19%          7/14/03
   80        5,134      11/30/2006   Peterson Tractor Co.                    5,000       5/31/2006          77.28%        6/12/2003
------------------------------------------------------------------------------------------------------------------------------------
   81                                                                                                       97.22%          9/25/03
   82        6,056      12/31/2007   Dawson & Duncan                         5,478       6/30/2006          92.40%          7/23/03
   83                                                                                                      100.00%         10/31/03
   84                                                                                                      100.00%         11/13/03
   85        3,355      12/31/2007   Emiko's Sushi and Grill                 2,855      10/31/2007         100.00%          9/30/03
------------------------------------------------------------------------------------------------------------------------------------
   86                                                                                                      100.00%          8/14/03
   87       13,300       2/28/2004   Broward Kitchen                         7,000      12/31/2004          97.74%           2/1/03
   88                                                                                                      100.00%         1/1/2004
   89                                                                                                       97.50%           7/1/03
   90                                                                                                      100.00%        9/29/2003
------------------------------------------------------------------------------------------------------------------------------------
   91        4,000      12/31/2006   Horsepower Store                        4,000       5/31/2005          92.59%          7/16/03
   92                                                                                                       83.10%          5/31/03
   93                                                                                                      100.00%         1/1/2004
   94                                                                                                       87.27%          10/7/03
   95                                                                                                       95.51%        6/23/2003
------------------------------------------------------------------------------------------------------------------------------------
   96                                                                                                      100.00%          8/11/03
  96.1                                                                                                     100.00%          8/11/03
  96.2                                                                                                     100.00%          8/11/03
   97                                                                                                       88.89%        9/23/2003
   98                                                                                                       94.76%         10/16/03
------------------------------------------------------------------------------------------------------------------------------------
   99                                                                                                       66.50%          9/30/03
  100        6,031       9/30/2004   Jacobs Associates                       2,998       4/30/2006         100.00%           9/4/03
  101                                                                                                       93.39%          10/7/03
  102                                                                                                       87.40%           9/5/03
  103                                                                                                       83.42%        5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
  104                                                                                                       95.61%          7/23/03
  105       28,200      11/30/2004                                                                          90.81%           8/1/03
  106                                                                                                       88.18%           8/1/03
  107        5,543       4/30/2007   Southern Exposure                       3,841      10/31/2007          93.80%          8/25/03
  108                                                                                                       98.91%          7/31/03
------------------------------------------------------------------------------------------------------------------------------------
  109                                                                                                       92.53%        8/31/2003
  110                                                                                                       95.19%          8/22/03
  111                                                                                                       84.62%          7/21/03
  112                                                                                                       95.08%        6/19/2003
  113        3,855      11/30/2011   Moe's Southwest Grill                   2,793       8/31/2013         100.00%           5/5/03
------------------------------------------------------------------------------------------------------------------------------------
  114       14,330      12/31/2011   Monarch Services                        1,259       3/31/2007         100.00%          9/25/03
  115                                                                                                      100.00%         1/1/2004
  116                                                                                                      100.00%           1/1/04
  117        4,125      11/30/2006   Kentucky Fried Chicken                  2,825       3/31/2007          86.84%          7/14/03
  118                                                                                                       93.55%          7/28/03
------------------------------------------------------------------------------------------------------------------------------------
  119                                                                                                      100.00%           1/1/04
  120       10,310      12/31/2007   Stuart Eye Institute                    8,728      12/31/2004          92.67%           5/1/03
  121                                                                                                      100.00%         1/1/2004
  122                                                                                                       98.15%          9/30/03
 122.1                                                                                                      98.75%          9/30/03
------------------------------------------------------------------------------------------------------------------------------------
 122.2                                                                                                      96.43%          9/30/03
  123                                                                                                       94.59%          7/21/03
  124                                                                                                       81.48%         12/30/02
  125                                                                                                       87.88%       10/29/2003
  126        2,750       4/30/2012   Arapahoe Orthodontics                   2,076       1/31/2007         100.00%          8/31/02
------------------------------------------------------------------------------------------------------------------------------------
  127        3,505        8/1/2010   Payless Shoes                           2,800        6/1/2013         100.00%          6/25/03
  128        6,000      10/14/2004   Hollywood Video                         5,100        1/8/2010         100.00%          7/21/03
  129        4,669       3/31/2006   Dr. Futon                               4,400        3/1/2008         100.00%         9/1/2003
  130        4,117       4/30/2005   First Guaranty Mortgage                 2,944      12/31/2003          92.91%        6/30/2003
  131                                                                                                       97.37%         9/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  132                                                                                                       89.74%          6/30/03
 132.1                                                                                                      92.30%          6/30/03
 132.2                                                                                                      86.91%          6/30/03
  133                                                                                                       93.72%          6/30/03
  134                                                                                                      100.00%          7/31/03
------------------------------------------------------------------------------------------------------------------------------------
  135                                                                                                       84.10%        6/30/2003
  136                                                                                                       85.29%          6/30/03


                UPFRONT                   ONGOING
           ACTUAL REPLACEMENT       ACTUAL REPLACEMENT       UPFRONT         MONTHLY                                    MONTHLY TAX
   ID          RESERVES                  RESERVES             TI/LC           TI/LC                                         ESCROW
------------------------------------------------------------------------------------------------------------------------------------
   1                      -                  54,468          205,965          86,110  318,078 plus a Monthly Non-BofA Tax Component
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
------------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
  1.17
  1.18
  1.19
------------------------------------------------------------------------------------------------------------------------------------
  1.20
  1.21
  1.22
  1.23
  1.24
------------------------------------------------------------------------------------------------------------------------------------
  1.25
  1.26
  1.27
  1.28
  1.29
------------------------------------------------------------------------------------------------------------------------------------
  1.30
  1.31
  1.32
  1.33
  1.34
------------------------------------------------------------------------------------------------------------------------------------
  1.35
  1.36
  1.37
  1.38
  1.39
------------------------------------------------------------------------------------------------------------------------------------
  1.40
  1.41
  1.42
  1.43
  1.44
------------------------------------------------------------------------------------------------------------------------------------
  1.45
  1.46
  1.47
  1.48
  1.49
------------------------------------------------------------------------------------------------------------------------------------
  1.50
  1.51
  1.52
  1.53
  1.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55
  1.56
  1.57
  1.58
  1.59
------------------------------------------------------------------------------------------------------------------------------------
  1.60
  1.61
  1.62
  1.63
  1.64
------------------------------------------------------------------------------------------------------------------------------------
  1.65
  1.66
  1.67
  1.68
  1.69
------------------------------------------------------------------------------------------------------------------------------------
  1.70
  1.71
  1.72
  1.73
  1.74
------------------------------------------------------------------------------------------------------------------------------------
  1.75
  1.76
  1.77
  1.78
  1.79
------------------------------------------------------------------------------------------------------------------------------------
  1.80
  1.81
  1.82
  1.83
  1.84
------------------------------------------------------------------------------------------------------------------------------------
  1.85
  1.86
  1.87
  1.88
  1.89
------------------------------------------------------------------------------------------------------------------------------------
  1.90
  1.91
  1.92
  1.93
  1.94
------------------------------------------------------------------------------------------------------------------------------------
  1.95
  1.96
  1.97
  1.98
  1.99
------------------------------------------------------------------------------------------------------------------------------------
 1.100
 1.101
 1.102
 1.103
 1.104
------------------------------------------------------------------------------------------------------------------------------------
 1.105
 1.106
 1.107
 1.108
 1.109
------------------------------------------------------------------------------------------------------------------------------------
 1.110
 1.111
 1.112
 1.113
 1.114
------------------------------------------------------------------------------------------------------------------------------------
 1.115
 1.116
 1.117
 1.118
 1.119
------------------------------------------------------------------------------------------------------------------------------------
 1.120
 1.121
 1.122
 1.123
 1.124
------------------------------------------------------------------------------------------------------------------------------------
 1.125
 1.126
 1.127
 1.128
 1.129
------------------------------------------------------------------------------------------------------------------------------------
 1.130
 1.131
 1.132
 1.133
 1.134
------------------------------------------------------------------------------------------------------------------------------------
 1.135
 1.136
 1.137
 1.138
 1.139
------------------------------------------------------------------------------------------------------------------------------------
 1.140
 1.141
 1.142
 1.143
 1.144
------------------------------------------------------------------------------------------------------------------------------------
 1.145
 1.146
 1.147
 1.148
 1.149
-----------------------------------------------------------------------------------------------------------------------------------
 1.150
 1.151
 1.152
   2                      -                   9,260        2,400,000          53,264                                         37,977
   3                      -                       -                -               -                                              -
------------------------------------------------------------------------------------------------------------------------------------
   4                      -                       -                -               -                                              -
   5                      -                       -                -               -                                              -
   6                      -                       -                -               -                                              -
   7                      -                   4,173                -          13,352                                         51,212
   8                      -                   7,115                -          20,833                                         34,097
------------------------------------------------------------------------------------------------------------------------------------
   9                      -                   4,567                -               -                                         48,256
   10                52,130                       -          600,000               -                                         28,382
   11                     -                   4,173          750,000           9,514                                         59,156
   12                     -                   3,900                -          20,695                                         29,167
   13                     -                   7,000                -               -                                         30,833
------------------------------------------------------------------------------------------------------------------------------------
   14                     -                  18,445                -               -                                         53,415
  14.1
  14.2
  14.3
   15                     -                       -                -               -                                              -
------------------------------------------------------------------------------------------------------------------------------------
   16                     -                  20,268                -          24,911                                         21,355
   17                     -                   7,600                -               -                                         14,000
   18                     -                   7,084                -           1,064                                          8,729
   19                     -                   1,743                -           7,417                                         24,167
   20                     -                   3,206                -               -                                         20,373
------------------------------------------------------------------------------------------------------------------------------------
   21                     -                   1,208                -           3,422                                          8,264
   22                     -                       -                -               -                                              -
   23                     -                   3,355                -               -                                         20,111
  23.1
  23.2
------------------------------------------------------------------------------------------------------------------------------------
   24                     -                   2,670                -          12,425                                              -
   25                     -                   1,121                -           5,878                                         20,121
   26                     -                   2,715          250,000          13,739                                         29,241
   27                     -                  15,155                -          10,425                                         17,743
   28                     -                   3,208                -               -                                          9,369
------------------------------------------------------------------------------------------------------------------------------------
   29                     -                   1,657                -           1,800                                         16,249
   30                     -                   2,978                -           5,955                                         14,046
   31                     -                   1,495                -               -                                          3,653
   32                     -                   1,095                -               -                                          4,456
   33                     -                   2,105                -           6,522                                         16,026
------------------------------------------------------------------------------------------------------------------------------------
   34                     -                     745                -           2,500                                              -
   35                     -                     672                -               -                                              -
   36                     -                   1,165                -           1,965                                         16,491
   37                     -                   1,520                -           8,335                                         27,765
   38                     -                   1,719                -               -                                          7,071
------------------------------------------------------------------------------------------------------------------------------------
   39                     -                     805                -             405                                              -
   40                     -                       -                -               -                                              -
   41                     -                     807                -               -                                          5,702
   42                     -                     755                -               -                                          5,672
   43                     -                       -                -               -                                              -
------------------------------------------------------------------------------------------------------------------------------------
   44                     -                   2,792                -               -                                         14,109
  44.1
  44.2
   45                     -                   1,845                -               -                                          5,542
  45.1
------------------------------------------------------------------------------------------------------------------------------------
  45.2
  45.3
  45.4
   46                     -                   1,370                -           5,473                                              -
   47                     -                     946           13,154           4,000                                         10,995
------------------------------------------------------------------------------------------------------------------------------------
   48                     -                     986                -           5,134                                          5,741
   49                     -                   2,120                -               -                                          7,410
   50                     -                   1,170          100,000           9,900                                         15,164
   51                     -                     390          169,710           3,135                                          4,667
   52                     -                     950                -           8,480                                         13,096
------------------------------------------------------------------------------------------------------------------------------------
   53                     -                   4,200                -               -                                         15,833
   54                     -                       -                -               -                                              -
   55                     -                   3,490                -               -                                          9,086
   56                     -                     124                -               -                                          7,989
   57                     -                       -                -               -                                              -
------------------------------------------------------------------------------------------------------------------------------------
   58                     -                   5,565                -               -                                         17,673
   59                     -                   2,345                -           4,050                                          7,702
   60                     -                       -                -               -                                              -
   61                     -                   1,113                -               -                                          1,595
   62                     -                   1,038                -               -                                          6,523
------------------------------------------------------------------------------------------------------------------------------------
   63                     -                     460                -             845                                          3,980
   64                     -                     885                -           5,326                                          9,475
   65                     -                   1,155                -               -                                          5,047
   66                     -                       -                -               -                                          7,480
   67                     -                     115                -           1,580                                          2,250
------------------------------------------------------------------------------------------------------------------------------------
   68                     -                      65                -             625                                          1,250
   69                     -                     110                -           1,120                                          2,000
   70                     -thly gross revenue (FF&E)               -               -                                              -
   71                     -                     220                -               -                                              -
   72                     -                   1,262                -               -                                          4,767
------------------------------------------------------------------------------------------------------------------------------------
   73                     -                     375                -           2,495                                          6,000
   74                     -                       -                -               -                                          5,597
   75                     -                       -                -               -                                         11,273
   76                     -                   1,300                -               -                                          3,177
  76.1
------------------------------------------------------------------------------------------------------------------------------------
  76.2
   77                     -                   2,375                -               -                                          8,531
   78                     -                   1,140                -               -                                          2,667
   79                     -                     720                -               -                                          4,092
   80                     -                     795                -           3,575                                          4,318
------------------------------------------------------------------------------------------------------------------------------------
   81                     -                   4,950                -               -                                              -
   82                     -                     740                -           5,000                                         11,189
   83                     -                   1,426                -               -                                          1,917
   84                     -                       -                -               -                                              -
   85                     -                       -                -               -                                              -
------------------------------------------------------------------------------------------------------------------------------------
   86                     -                   1,050                -               -                                              -
   87                     -                   1,130                -           2,920                                          6,594
   88                     -                       -                -               -                                              -
   89                     -                   3,180                -               -                                          1,740
   90                     -                     585                -               -                                          4,100
------------------------------------------------------------------------------------------------------------------------------------
   91                     -                     675                -               -                                          7,507
   92                     -                   5,635                -               -                                          5,442
   93                     -                       -                -               -                                              -
   94                     -                       -                -               -                                              -
   95                     -                   4,005                -               -                                         11,014
------------------------------------------------------------------------------------------------------------------------------------
   96                     -                     350                -               -                                          2,878
  96.1
  96.2
   97                     -                   2,625                -               -                                          9,415
   98                     -                       -                -               -                                         10,561
------------------------------------------------------------------------------------------------------------------------------------
   99                 5,000                   7,125                -               -                                          1,902
  100                     -                     445          100,000           5,000                                          2,992
  101                     -                       -                -               -                                              -
  102                     -                       -                -               -                                          4,161
  103                     -                   1,295                -               -                                          3,593
------------------------------------------------------------------------------------------------------------------------------------
  104                     -                     700                -               -                                          3,232
  105                     -                   2,209           50,000               -                                          3,852
  106                     -                     880                -               -                                          5,117
  107                     -                     430                -           2,275                                          3,776
  108                     -                     765                -               -                                          4,004
------------------------------------------------------------------------------------------------------------------------------------
  109                     -                     750                -               -                                          2,933
  110                     -                       -                -               -                                          2,461
  111                     -                   1,265                -               -                                          7,587
  112                15,240                       -                -               -                                          3,466
  113                     -                     220                -           1,135                                          1,642
------------------------------------------------------------------------------------------------------------------------------------
  114                     -                     849          871,000           4,576                                          3,899
  115                     -                     185                -               -                                              -
  116                     -                       -                -               -                                              -
  117                     -                     615                -           4,275                                          5,893
  118                     -                     605                -               -                                          2,584
------------------------------------------------------------------------------------------------------------------------------------
  119                     -                     232                -               -                                              -
  120                     -                     887                -           6,007                                              -
  121                     -                     185                -               -                                              -
  122                     -                     450                -               -                                          2,482
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123                     -                       -                -               -                                          2,039
  124                     -                     485                -               -                                          9,738
  125                     -                     975                -               -                                          2,500
  126                     -                     255                -           1,320                                          5,566
------------------------------------------------------------------------------------------------------------------------------------
  127                     -                     180                -           1,670                                          2,281
  128                     -                     570                -           1,395                                          2,126
  129                     -                     820                -           3,910                                          6,081
  130                     -                     435                -               -                                          5,192
  131                     -                     450                -               -                                            474
------------------------------------------------------------------------------------------------------------------------------------
  132                10,688                   1,285                -               -                                              -
 132.1
 132.2
  133                     -                       -                -               -                                              -
  134                     -                     370                -               -                                          1,098
------------------------------------------------------------------------------------------------------------------------------------
  135                     -                     470                -               -                                          1,529
  136                     -                     800                -               -                                              -


                                     UPFRONT                ENVIRONMENTAL
         MONTHLY INSURANCE         ENGINEERING                  REPORT                     ENGINEERING                   APPRAISAL
   ID          ESCROW                RESERVE                     DATE                      REPORT DATE                  AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
   1           190,905              2,184,169                   Various                       Various                      Various
  1.1                                                          6/6/2003                      6/6/2003                     5/1/2003
  1.2                                                          6/6/2003                      6/6/2003                     5/2/2003
  1.3                                                          6/3/2003                      6/4/2003                     5/1/2003
  1.4                                                          6/3/2003                      6/4/2003                     5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.5                                                          6/6/2003                      6/6/2003                     6/1/2003
  1.6                                                          6/6/2003                      6/6/2003                     6/1/2003
  1.7                                                          6/6/2003                      6/6/2003                     6/1/2003
  1.8                                                          6/6/2003                      6/6/2003                    4/30/2003
  1.9                                                          6/6/2003                      6/6/2003                    4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.10                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.11                                                         6/6/2003                      6/6/2003                     6/1/2003
  1.12                                                         6/6/2003                      6/6/2003                     6/1/2003
  1.13                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.14                                                         6/6/2003                      6/6/2003                     6/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.15                                                         6/6/2003                      6/6/2003                     6/1/2003
  1.16                                                         6/3/2003                      6/4/2003                    5/16/2003
  1.17                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.18                                                         6/7/2003                      6/4/2003                    5/15/2003
  1.19                                                         6/6/2003                      6/6/2003                     5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.20                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.21                                                         6/3/2003                      6/4/2003                    5/15/2003
  1.22                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.23                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.24                                                         6/6/2003                      6/6/2003                     5/7/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.25                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.26                                                         6/6/2003                      6/6/2003                    5/20/2003
  1.27                                                         6/6/2003                      6/6/2003                    5/21/2003
  1.28                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.29                                                         6/6/2003                      6/6/2003                     5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.30                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.31                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.32                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.33                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.34                                                         6/6/2003                      6/6/2003                     5/8/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.35                                                         6/6/2003                      6/6/2003                     5/9/2003
  1.36                                                         6/6/2003                      6/6/2003                    5/21/2003
  1.37                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.38                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.39                                                         6/6/2003                      6/6/2003                     5/7/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.40                                                         6/3/2003                      6/4/2003                    5/15/2003
  1.41                                                         5/3/2003                      6/4/2003                    5/15/2003
  1.42                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.43                                                         5/3/2003                      6/4/2003                    5/15/2003
  1.44                                                         6/6/2003                      6/6/2003                     5/9/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.45                                                         5/3/2003                      6/4/2003                    5/22/2003
  1.46                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.47                                                         6/6/2003                      6/6/2003                    5/22/2003
  1.48                                                         6/6/2003                      6/6/2003                    5/16/2003
  1.49                                                         6/6/2003                      6/6/2003                    5/15/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.50                                                         6/6/2003                      6/6/2003                    5/14/2003
  1.51                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.52                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.53                                                         6/3/2003                      6/4/2003                    5/14/2003
  1.54                                                         5/3/2003                      6/4/2003                    5/12/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.55                                                         6/6/2003                      6/6/2003                    5/21/2003
  1.56                                                         5/3/2003                      6/4/2003                    5/12/2003
  1.57                                                         6/6/2003                      6/6/2003                     5/8/2003
  1.58                                                         6/6/2003                      6/6/2003                     5/5/2003
  1.59                                                         6/6/2003                      6/6/2003                    5/21/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.60                                                         6/6/2003                      6/6/2003                     5/7/2003
  1.61                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.62                                                         6/6/2003                      6/6/2003                     5/5/2003
  1.63                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.64                                                         6/6/2003                     5/21/2003                    5/16/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.65                                                         6/3/2003                      6/4/2003                    5/19/2003
  1.66                                                         6/3/2003                      6/4/2003                    5/15/2003
  1.67                                                         6/3/2003                      6/4/2003                    5/28/2003
  1.68                                                         5/3/2003                      6/4/2003                    5/15/2003
  1.69                                                         6/6/2003                      6/6/2003                    5/14/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.70                                                         6/6/2003                      6/6/2003                    5/22/2003
  1.71                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.72                                                         6/6/2003                      6/6/2003                     5/1/2003
  1.73                                                         6/3/2003                      6/4/2003                     5/1/2003
  1.74                                                         6/6/2003                      6/6/2003                    5/21/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.75                                                         6/6/2003                      6/6/2003                    5/12/2003
  1.76                                                         6/6/2003                      6/6/2003                    5/20/2003
  1.77                                                         5/3/2003                      6/4/2003                    5/13/2003
  1.78                                                         6/6/2003                      6/6/2003                    5/15/2003
  1.79                                                         6/3/2003                      6/4/2003                    5/20/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.80                                                         6/3/2003                      6/4/2003                    5/15/2003
  1.81                                                         6/6/2003                      6/6/2003                     5/6/2003
  1.82                                                         6/3/2003                      6/4/2003                    5/15/2003
  1.83                                                         6/3/2003                      6/4/2003                    5/19/2003
  1.84                                                         6/6/2003                      6/6/2003                     5/7/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.85                                                         6/3/2003                      6/4/2003                    5/27/2003
  1.86                                                         5/3/2003                      6/4/2003                    4/29/2003
  1.87                                                         5/3/2003                      6/4/2003                    5/14/2003
  1.88                                                         6/3/2003                      6/4/2003                    5/13/2003
  1.89                                                         6/3/2003                      6/4/2003                    5/15/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.90                                                         5/3/2003                      6/4/2003                    5/13/2003
  1.91                                                         5/3/2003                      6/4/2003                    5/13/2003
  1.92                                                         6/6/2003                      6/6/2003                    5/16/2003
  1.93                                                         6/6/2003                      6/6/2003                    5/12/2003
  1.94                                                         5/3/2003                      6/4/2003                    5/10/2003
------------------------------------------------------------------------------------------------------------------------------------
  1.95                                                         5/3/2003                      6/4/2003                    5/11/2003
  1.96                                                         5/3/2003                      6/4/2003                     5/1/2003
  1.97                                                         6/6/2003                      6/6/2003                    5/13/2003
  1.98                                                         6/6/2003                      6/6/2003                     5/8/2003
  1.99                                                         5/3/2003                      6/4/2003                    5/19/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.100                                                         6/6/2003                      6/6/2003                    5/16/2003
 1.101                                                         6/3/2003                      6/4/2003                    5/15/2003
 1.102                                                         5/3/2003                      6/4/2003                    5/17/2003
 1.103                                                         6/6/2003                      6/6/2003                    5/15/2003
 1.104                                                         5/3/2003                      6/4/2003                    5/27/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.105                                                         5/3/2003                      6/4/2003                    5/20/2003
 1.106                                                         5/3/2003                      6/4/2003                    5/15/2003
 1.107                                                         6/3/2003                      6/4/2003                    5/19/2003
 1.108                                                         6/3/2003                      6/4/2003                    5/16/2003
 1.109                                                         6/6/2003                      6/6/2003                    5/13/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.110                                                         6/6/2003                      6/6/2003                     5/6/2003
 1.111                                                         6/6/2003                      6/6/2003                    5/15/2003
 1.112                                                         6/6/2003                      6/6/2003                    5/14/2003
 1.113                                                         6/6/2003                      6/6/2003                    5/12/2003
 1.114                                                         6/6/2003                      6/6/2003                     5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.115                                                         6/6/2003                      6/6/2003                    5/16/2003
 1.116                                                         5/3/2003                      6/4/2003                    5/14/2003
 1.117                                                         6/6/2003                      6/6/2003                    5/16/2003
 1.118                                                         6/6/2003                      6/6/2003                    5/15/2003
 1.119                                                         5/3/2003                      6/4/2003                    5/26/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.120                                                         6/3/2003                      6/4/2003                    5/29/2003
 1.121                                                         6/3/2003                      6/4/2003                    5/12/2003
 1.122                                                         6/3/2003                      6/4/2003                    5/13/2003
 1.123                                                         6/3/2003                      6/4/2003                    5/22/2003
 1.124                                                         6/3/2003                      6/4/2003                    5/26/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.125                                                         6/6/2003                      6/6/2003                    5/15/2003
 1.126                                                         6/6/2003                      6/6/2003                     5/7/2003
 1.127                                                         5/3/2003                      6/4/2003                     5/5/2003
 1.128                                                         5/3/2003                      6/4/2003                    5/20/2003
 1.129                                                         5/3/2003                      6/4/2003                    5/20/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.130                                                         5/3/2003                      6/4/2003                    5/14/2003
 1.131                                                         6/3/2003                      6/4/2003                    5/12/2003
 1.132                                                         5/3/2003                      6/4/2003                    5/19/2003
 1.133                                                         5/3/2003                      6/4/2003                     5/5/2003
 1.134                                                         6/3/2003                      6/4/2003                    5/15/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.135                                                         5/3/2003                      6/4/2003                    5/15/2003
 1.136                                                         6/3/2003                      6/4/2003                    5/19/2003
 1.137                                                         6/3/2003                      6/4/2003                    5/19/2003
 1.138                                                         6/6/2003                      6/6/2003                    5/16/2003
 1.139                                                         6/3/2003                      6/4/2003                     6/1/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.140                                                         6/3/2003                      6/4/2003                    5/12/2003
 1.141                                                         6/6/2003                      6/6/2003                    5/15/2003
 1.142                                                         6/3/2003                      6/4/2003                    5/28/2003
 1.143                                                         6/3/2003                      6/4/2003                    5/19/2003
 1.144                                                         5/3/2003                      6/4/2003                    5/13/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.145                                                         6/6/2003                      6/6/2003                    5/14/2003
 1.146                                                         5/3/2003                      6/2/2003                    5/27/2003
 1.147                                                         6/6/2003                      6/6/2003                    5/21/2003
 1.148                                                         5/3/2003                      6/4/2003                    5/20/2003
 1.149                                                         5/3/2003                      6/4/2003                    5/15/2003
------------------------------------------------------------------------------------------------------------------------------------
 1.150                                                         6/3/2003                      6/4/2003                     6/2/2003
 1.151                                                         6/3/2003                      6/4/2003                    5/19/2003
 1.152                                                         6/6/2003                      6/6/2003                     5/1/2003
   2             7,651                  7,500                  7/9/2003                      7/9/2003                    6/17/2003
   3                 -                      -                 8/13/2003                     8/11/2003                     7/8/2003
------------------------------------------------------------------------------------------------------------------------------------
   4                 -                      -                11/14/2003                    11/17/2003                    11/4/2003
   5                 -                      -                 8/26/2003                     8/27/2003                    8/28/2003
   6                 -                      -                 8/26/2003                     8/27/2003                    8/28/2003
   7             4,388                      -                 8/20/2003                     8/20/2003                    10/1/2004
   8            22,744                542,898                 10/2/2003                     11/5/2003                   10/10/2003
------------------------------------------------------------------------------------------------------------------------------------
   9             4,853                      -                 4/25/2003                     4/25/2003                     5/8/2003
   10            6,506                      -                 8/22/2003                     8/22/2003                    8/23/2003
   11            6,929                 27,875                 8/15/2003                    10/27/2003                     8/8/2003
   12           11,250                162,500                 6/30/2003                     6/27/2003                    6/27/2003
   13            5,375                 57,500                  9/9/2002                     8/30/2002                    8/19/2002
------------------------------------------------------------------------------------------------------------------------------------
   14           11,923                248,995                 6/23/2003                     6/25/2003                    6/24/2003
  14.1                                                        6/23/2003                     6/25/2003                    7/24/2003
  14.2                                                        6/23/2003                     6/25/2003                    6/24/2003
  14.3                                                        6/23/2003                     6/25/2003                    6/24/2003
   15                -                      -                 8/27/2003                     8/23/2003                     9/1/2003
------------------------------------------------------------------------------------------------------------------------------------
   16                -                      -                10/10/2003                    10/10/2003                    10/5/2003
   17            5,500                 34,375                  9/9/2002                     8/30/2002                    8/13/2002
   18            6,890                      -                 9/29/2003                     9/30/2003                    9/11/2003
   19            2,790                  8,938                 9/11/2003                     8/19/2003                    8/13/2003
   20                -                      -                 6/17/2003                     6/18/2003                    6/12/2003
------------------------------------------------------------------------------------------------------------------------------------
   21            2,337                      -                  7/3/2003                      9/5/2003                    11/1/2003
   22                -                      -                 9/18/2003                     9/18/2003                    9/11/2003
   23            3,858                 12,500                   Various                       Various                    8/15/2003
  23.1                                                        8/26/2003                     8/26/2003                    8/15/2003
  23.2                                                         9/5/2003                      9/2/2003                    8/15/2003
------------------------------------------------------------------------------------------------------------------------------------
   24                -                      -                 7/24/2003                     7/25/2003                     8/1/2003
   25            1,787                      -                 4/10/2003                     4/10/2003                     4/8/2003
   26           12,455                 12,500                  9/2/2003                      9/2/2003                    8/22/2003
   27            4,844                241,475                 6/27/2003                     4/25/2003                    4/29/2003
   28                -                      -                  8/1/2003                     7/30/2003                     8/7/2003
------------------------------------------------------------------------------------------------------------------------------------
   29            5,030                 35,000                  6/9/2003                      6/9/2003                    5/29/2003
   30            1,693                      -                 8/29/2003                     8/29/2003                    8/20/2003
   31            1,250                  3,816                 6/18/2003                     6/17/2003                    6/12/2003
   32              635                      -                 6/18/2003                     6/17/2003                     7/2/2003
   33            2,467                      -                  7/7/2003                      7/7/2003                     6/9/2003
------------------------------------------------------------------------------------------------------------------------------------
   34                -                      -                 6/27/2003                     6/26/2003                    7/10/2003
   35                -                      -                 8/11/2003                     8/18/2003                    8/11/2003
   36            5,544                 12,719                  7/2/2003                     6/23/2003                     7/1/2003
   37            2,049                      -                 7/25/2003                      8/5/2003                     8/1/2003
   38            2,229                      -                  6/2/2003                      6/2/2003                    6/12/2003
------------------------------------------------------------------------------------------------------------------------------------
   39                -                      -                 8/14/2003                     8/14/2003                    8/19/2003
   40                -                      -                 9/19/2003                     9/18/2003                    9/10/2003
   41              698                  6,875                 5/28/2003                      6/6/2003                    5/30/2003
   42              587                 10,938                 5/29/2003                      6/6/2003                    6/12/2003
   43                -                      -                10/23/2003                     7/23/2003                    7/24/2003
------------------------------------------------------------------------------------------------------------------------------------
   44            2,475                 81,250                 8/26/2003                      9/2/2003                    8/15/2003
  44.1                                                        8/26/2003                      9/2/2003                    8/15/2003
  44.2                                                        8/26/2003                      9/2/2003                    8/15/2003
   45            1,058                 13,981                   Various                       Various                      Various
  45.1                                                         7/3/2003                      7/3/2003                     7/1/2003
------------------------------------------------------------------------------------------------------------------------------------
  45.2                                                         7/7/2003                      7/3/2003                     7/1/2003
  45.3                                                        8/27/2003                     8/27/2003                    8/25/2003
  45.4                                                        8/27/2003                     8/29/2003                    8/25/2002
   46                -                 31,125                  1/9/2003                      2/6/2003                     1/9/2003
   47              545                      -                  8/7/2003                      8/7/2003                    7/11/2003
------------------------------------------------------------------------------------------------------------------------------------
   48            1,250                      -                  3/7/2003                      3/7/2003                     9/1/2003
   49            3,086                      -                 6/26/2003                     6/17/2003                     6/9/2003
   50            1,889                      -                 7/29/2003                     5/20/2003                    7/25/2003
   51              863                  4,875                 4/15/2003                     4/15/2003                    4/13/2003
   52                -                      -                 7/14/2003                     7/11/2003                     8/1/2003
------------------------------------------------------------------------------------------------------------------------------------
   53            1,333                 20,750                10/28/2003                    10/24/2003                    10/7/2003
   54                -                      -                 9/18/2003                     9/18/2003                    9/10/2003
   55                -                      -                 6/23/2003                     6/25/2003                    6/19/2003
   56              420                 25,000                 4/17/2003                     4/17/2003                    4/15/2003
   57                -                      -                 9/18/2003                     9/18/2003                    9/10/2003
------------------------------------------------------------------------------------------------------------------------------------
   58            7,112                 40,563                 6/24/2003                      6/9/2003                    5/27/2003
   59              383                 45,500                 6/20/2003                     6/20/2003                    7/14/2003
   60                -                      -                 9/19/2003                     9/18/2003                    9/11/2003
   61                -                      -                 7/30/2003                     7/29/2003                     8/6/2003
   62                -                      -                 7/30/2003                     7/29/2003                    8/14/2003
------------------------------------------------------------------------------------------------------------------------------------
   63            1,141                  6,269                  3/6/2003                      3/6/2003                    3/11/2003
   64            3,210                      -                 4/23/2003                     4/21/2003                    4/30/2003
   65              849                 16,875                  7/8/2003                      7/7/2003                     7/7/2003
   66            3,833                      -                 5/20/2003                     5/23/2003                     6/8/2003
   67              656                      -                 7/21/2003                     7/23/2003                    7/21/2003
------------------------------------------------------------------------------------------------------------------------------------
   68              383                      -                 7/24/2003                     7/23/2003                    7/21/2003
   69              625                 11,568                 7/21/2003                     7/23/2003                    7/30/2003
   70                -                  5,250                 7/11/2003                     7/22/2003                    10/1/2003
   71                -                      -                 8/28/2003                     8/28/2003                    8/27/2003
   72              672                      -                 7/16/2003                     7/15/2003                    7/11/2003
------------------------------------------------------------------------------------------------------------------------------------
   73            2,500                 10,423                 7/24/2003                     7/23/2003                    7/17/2003
   74            3,538                310,825                  9/3/2003                      9/2/2003                     9/8/2003
   75                -                      -                 6/18/2003                     6/18/2003                    6/11/2003
   76            1,926                      -                 8/12/2003                     8/13/2003                    7/21/2003
  76.1                                                        8/12/2003                     8/13/2003                    7/21/2003
------------------------------------------------------------------------------------------------------------------------------------
  76.2                                                        8/12/2003                     8/13/2003                    7/21/2003
   77            2,959                  8,206                 9/22/2003                     9/22/2003                    8/20/2003
   78              876                      -                 5/13/2003                     5/14/2003                    5/14/2003
   79              679                      -                  7/8/2003                      7/2/2003                     7/2/2003
   80              639                      -                 6/10/2003                      6/9/2003                     6/3/2003
------------------------------------------------------------------------------------------------------------------------------------
   81                -                 48,551                  8/1/2003                      8/1/2003                     8/8/2003
   82            1,116                150,000                 7/21/2003                     7/18/2003                    7/10/2003
   83            1,123                      -                 10/8/2003                     10/1/2003                    10/1/2003
   84                -                  2,750                10/10/2003                    10/10/2003                   10/21/2003
   85                -                      -                 2/27/2003                    10/18/2002                    3/11/2003
------------------------------------------------------------------------------------------------------------------------------------
   86                -                      -                 8/25/2003                     9/16/2003                    9/10/2003
   87            3,839                 16,156                  4/8/2003                      4/7/2003                     4/1/2003
   88                -                      -                 8/29/2003                     8/27/2003                    8/20/2003
   89            2,104                 40,306                 7/24/2003                     7/24/2003                    5/21/2003
   90              642                      -                  8/4/2003                      8/4/2003                     8/4/2003
------------------------------------------------------------------------------------------------------------------------------------
   91            1,007                      -                 6/20/2003                     6/20/2003                    6/10/2003
   92            1,330                      -                 6/25/2003                     6/25/2003                    6/16/2003
   93                -                      -                 6/10/2003                     6/12/2003                    6/16/2003
   94                -                      -                 9/18/2003                     9/18/2003                     9/2/2003
   95            2,043                      -                 7/11/2003                     7/10/2003                    6/30/2003
------------------------------------------------------------------------------------------------------------------------------------
   96              342                      -                 6/26/2003                       Various                    6/24/2003
  96.1                                                        6/26/2003                     6/26/2003                    6/24/2003
  96.2                                                        6/26/2003                     6/27/2003                    6/24/2003
   97            3,750                 24,375                 8/22/2003                     8/15/2003                    8/13/2003
   98                -                 15,594                 7/25/2003                     7/24/2003                    7/28/2003
------------------------------------------------------------------------------------------------------------------------------------
   99            2,058                      -                 7/18/2003                     6/27/2003                     7/1/2003
  100              464                  1,875                 9/18/2003                     9/18/2003                     9/4/2003
  101                -                      -                 9/18/2003                     9/18/2003                    8/28/2003
  102            1,768                      -                  8/4/2003                      8/4/2003                     8/5/2003
  103              898                      -                  7/8/2003                      7/9/2003                    7/14/2003
------------------------------------------------------------------------------------------------------------------------------------
  104              433                      -                 7/14/2003                     7/14/2003                    7/16/2003
  105            2,244                 20,831                  9/2/2003                      9/2/2003                    8/25/2003
  106            4,277                  4,031                 8/25/2003                     8/20/2003                    8/15/2003
  107              807                      -                 8/12/2003                     8/11/2003                    8/11/2003
  108                -                 29,880                  9/9/2003                      9/9/2003                    9/17/2003
------------------------------------------------------------------------------------------------------------------------------------
  109              451                 25,406                 7/21/2003                     7/17/2003                    7/15/2003
  110            2,914                  9,350                  7/7/2003                     7/11/2003                     7/9/2003
  111              379                      -                 5/30/2003                      6/3/2003                    5/28/2003
  112              857                      -                 6/27/2003                      7/1/2003                    6/24/2003
  113              561                      -                 5/14/2003                      5/9/2003                    5/21/2003
------------------------------------------------------------------------------------------------------------------------------------
  114              778                  1,875                 7/23/2003                     7/23/2003                    8/19/2003
  115                -                      -                 5/13/2003                     5/12/2003                     6/1/2003
  116                -                      -                 7/23/2003                     7/23/2003                    7/21/2003
  117                -                      -                 7/15/2003                     7/11/2003                     8/1/2003
  118              523                      -                 7/15/2003                     7/14/2003                    7/17/2003
------------------------------------------------------------------------------------------------------------------------------------
  119                -                      -                 7/23/2003                     7/24/2003                    7/22/2003
  120                -                      -                  7/7/2003                      7/2/2003                    6/19/2003
  121                -                      -                 5/12/2003                     5/12/2003                     6/1/2003
  122              217                  7,500                 5/14/2003                     5/23/2003                    5/21/2003
 122.1                                                        5/14/2003                     5/23/2003                    5/21/2003
------------------------------------------------------------------------------------------------------------------------------------
 122.2                                                        5/14/2003                     5/23/2003                    5/21/2003
  123                -                      -                 7/22/2003                     7/21/2003                     8/5/2003
  124              768                  3,889                  7/8/2002                      7/8/2002                     2/3/2003
  125              310                      -                10/10/2003                     10/9/2003                     9/5/2003
  126              296                      -                 9/30/2002                     9/30/2002                   10/25/2002
------------------------------------------------------------------------------------------------------------------------------------
  127              780                      -                 7/21/2003                     7/18/2003                    7/22/2003
  128            1,238                  2,500                 8/13/2003                      8/8/2003                    8/12/2003
  129                -                      -                 6/16/2003                     6/11/2003                    5/22/2003
  130              820                 12,375                  7/3/2003                      7/3/2003                     7/1/2003
  131              190                  4,375                 5/14/2003                     5/16/2003                    5/19/2003
------------------------------------------------------------------------------------------------------------------------------------
  132                -                      -                   Various                     8/27/2003                    8/25/2003
 132.1                                                        8/21/2003                     8/27/2003                    8/25/2003
 132.2                                                        8/26/2003                     8/27/2003                    8/25/2003
  133                -                      -                 8/26/2003                     8/27/2003                    8/20/2003
  134                -                      -                 7/30/2003                     7/29/2003                    8/14/2003
------------------------------------------------------------------------------------------------------------------------------------
  135              480                  7,000                 7/15/2003                     7/14/2003                    7/14/2003
  136                -                      -                 8/25/2003                     8/27/2003                    8/15/2003




   ID    SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
   1     American Financial Realty Trust
  1.1
  1.2
  1.3
  1.4
------------------------------------------------------------------------------------------------------------------------------------
  1.5
  1.6
  1.7
  1.8
  1.9
------------------------------------------------------------------------------------------------------------------------------------
  1.10
  1.11
  1.12
  1.13
  1.14
------------------------------------------------------------------------------------------------------------------------------------
  1.15
  1.16
  1.17
  1.18
  1.19
------------------------------------------------------------------------------------------------------------------------------------
  1.20
  1.21
  1.22
  1.23
  1.24
------------------------------------------------------------------------------------------------------------------------------------
  1.25
  1.26
  1.27
  1.28
  1.29
------------------------------------------------------------------------------------------------------------------------------------
  1.30
  1.31
  1.32
  1.33
  1.34
------------------------------------------------------------------------------------------------------------------------------------
  1.35
  1.36
  1.37
  1.38
  1.39
------------------------------------------------------------------------------------------------------------------------------------
  1.40
  1.41
  1.42
  1.43
  1.44
------------------------------------------------------------------------------------------------------------------------------------
  1.45
  1.46
  1.47
  1.48
  1.49
------------------------------------------------------------------------------------------------------------------------------------
  1.50
  1.51
  1.52
  1.53
  1.54
------------------------------------------------------------------------------------------------------------------------------------
  1.55
  1.56
  1.57
  1.58
  1.59
------------------------------------------------------------------------------------------------------------------------------------
  1.60
  1.61
  1.62
  1.63
  1.64
------------------------------------------------------------------------------------------------------------------------------------
  1.65
  1.66
  1.67
  1.68
  1.69
------------------------------------------------------------------------------------------------------------------------------------
  1.70
  1.71
  1.72
  1.73
  1.74
------------------------------------------------------------------------------------------------------------------------------------
  1.75
  1.76
  1.77
  1.78
  1.79
------------------------------------------------------------------------------------------------------------------------------------
  1.80
  1.81
  1.82
  1.83
  1.84
------------------------------------------------------------------------------------------------------------------------------------
  1.85
  1.86
  1.87
  1.88
  1.89
------------------------------------------------------------------------------------------------------------------------------------
  1.90
  1.91
  1.92
  1.93
  1.94
------------------------------------------------------------------------------------------------------------------------------------
  1.95
  1.96
  1.97
  1.98
  1.99
------------------------------------------------------------------------------------------------------------------------------------
 1.100
 1.101
 1.102
 1.103
 1.104
------------------------------------------------------------------------------------------------------------------------------------
 1.105
 1.106
 1.107
 1.108
 1.109
------------------------------------------------------------------------------------------------------------------------------------
 1.110
 1.111
 1.112
 1.113
 1.114
------------------------------------------------------------------------------------------------------------------------------------
 1.115
 1.116
 1.117
 1.118
 1.119
------------------------------------------------------------------------------------------------------------------------------------
 1.120
 1.121
 1.122
 1.123
 1.124
------------------------------------------------------------------------------------------------------------------------------------
 1.125
 1.126
 1.127
 1.128
 1.129
------------------------------------------------------------------------------------------------------------------------------------
 1.130
 1.131
 1.132
 1.133
 1.134
------------------------------------------------------------------------------------------------------------------------------------
 1.135
 1.136
 1.137
 1.138
 1.139
------------------------------------------------------------------------------------------------------------------------------------
 1.140
 1.141
 1.142
 1.143
 1.144
------------------------------------------------------------------------------------------------------------------------------------
 1.145
 1.146
 1.147
 1.148
 1.149
------------------------------------------------------------------------------------------------------------------------------------
 1.150
 1.151
 1.152
   2     Preferred Real Estate Investments Inc
   3     New Plan Excel Realty Trust, Inc., WELP Denver, L.C.
------------------------------------------------------------------------------------------------------------------------------------
   4     LaSalle Hotel Operating Partnership, L.P.
   5     JPMorgan Fleming Asset Management, Gables Residential
   6     JPMorgan Fleming Asset Management, Gables Residential
   7     Diane Oberhelman
   8     Lauricella Land Company
------------------------------------------------------------------------------------------------------------------------------------
   9     Cyril & Lena Barbaccia, Louis Barbaccia, Eva Antonio
   10    Gerald Pharris, Ronald Pharris, Chlell Pharris, Jr.
   11    Passco, William O. Passo
   12    Parviz & Behjat Pashaie, Michael & Shahla Pashaie, Hooshang Pashaie, Jaleh Pashaie Hoorfar
   13    James E. Lindsey, Rutledge Properties, Roy Stanley, Family Limited Partnership, Philip Baer Investments
------------------------------------------------------------------------------------------------------------------------------------
   14    Lane Hill Park Inc., Loeb Partners Realty, Joseph Lesser, Alan Gordon
  14.1
  14.2
  14.3
   15    JPMorgan Fleming Asset Mgmt, Gables Residential
------------------------------------------------------------------------------------------------------------------------------------
   16    Shottenstein Family
   17    James E. Lindsey, Rutledge Properties, Roy Stanley Family Limited Partnership, Philip Baer Investments
   18    Heath Johnston, Craig Pickering
   19    Alan C. Fox
   20    Jaime Sohacheski
------------------------------------------------------------------------------------------------------------------------------------
   21    Terri Sturm, Roland Sturm
   22    Manufactured Home Communities, Inc.
   23    Joel Wiener
  23.1
  23.2
------------------------------------------------------------------------------------------------------------------------------------
   24    Robert S. Folsom, Bobby Kennedy, Haddon Winckler
   25    Alan C. Fox
   26    Steven A. Santolla
   27    Benjamin Braka, David Braka, Ivor Braka, David I. Braka
   28    Jack W. Safar, David L. Brierton, Armand E. Brachman, Paul R. Sween, Mark S. Moorhouse
------------------------------------------------------------------------------------------------------------------------------------
   29    Lat W.Purser III
   30    Michael Cafagna, Mark Mandell
   31    Dan Montanelli
   32    Dan Montanelli
   33    Anthony W. Thompson
------------------------------------------------------------------------------------------------------------------------------------
   34    William W. Hughes, Jr, John B. Potter, HP Marketplace, GP Co, Inc.
   35    Gregg Wasser
   36    Bruce M Jeffery, Roy W Pascal
   37    Frank M. Frattalone, Jeffrey D. Hagen, Fred Chute
   38    Watt Family Properties, Inc., The Warren L. Breslow Trust, The Hirsch Family Trust, The Kest Trust No. #1,
         The Goldrich Trust No. #1
------------------------------------------------------------------------------------------------------------------------------------
   39    Trimark II, LLC (SPE), Trimark IV, LLC (SPE), Trimark XIV, LLC (SPE), Trimark-Lynden, LLC (SPE)
   40    Manufactured Home Communities, Inc.
   41    Richard P. Moran, Jr., James J. McCarthy, Dennis Schraf, F. Andrew Moran
   42    Richard P. Moran, Jr., James J. McCarthy, Dennis Schraf, F. Andrew Moran
   43    Michael Pashaie, David Taban
------------------------------------------------------------------------------------------------------------------------------------
   44    Joel Wiener
  44.1
  44.2
   45    Ann Marie Wiseman, Base Capital, LLC, Richard B. Pratt
  45.1
------------------------------------------------------------------------------------------------------------------------------------
  45.2
  45.3
  45.4
   46    Angelo K. Tsakopoulos
   47    Jeffrey M. Creer, Brett W. Hastings, Neil L. Wall, R. Scott Priest
------------------------------------------------------------------------------------------------------------------------------------
   48    David M. Chalmers
   49    Robert Laks, Mark Laks, Larry Laks, Brian Laks
   50    Mark J. Barati
   51    Frank B. Weiss
   52    Robert S. Folsom, Bobby Kennedy, Haddon Winkler
------------------------------------------------------------------------------------------------------------------------------------
   53    Ramiro Galindo
   54    Manufactured Home Communities, Inc.
   55    William E. Baldridge
   56    Scott D. Kepner, Robert K. Isackson, Scott D. Kepner Revocable Living Trust, Isackson Family Trust
   57    Manufactured Home Communities, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   58    Susan Schweikert, Daniel Dower, William Brewer
   59    Steven M. Sumberg, William Dietch
   60    Manufactured Home Communities, Inc.
   61    Michael Flesch, Robert Flesh
   62    Michael Flesch, Robert Flesh
------------------------------------------------------------------------------------------------------------------------------------
   63    Stewart A. Miller, Gold Family LLC, H&M Cohen Family LLP
   64    Ned L. Siegel, Joanne Moskin, Syndication Partners
   65    James Parker, Brett Smith, Teresa A. Smith
   66    John Adams
   67    Philip Wolman, Eric Sheppard
------------------------------------------------------------------------------------------------------------------------------------
   68    Philip Wolman, Eric Sheppard
   69    Philip Wolman, Eric Sheppard
   70    Bert W. Moyar, Mark G. Laport, Concord Hotel Investors LP, Concord Willoughby Investors, LLC
   71    Richard H. Alterman, Paul J. Alterman, James E. Dorsey
   72    Roger David Cowan, Debra Lynne Cowan
------------------------------------------------------------------------------------------------------------------------------------
   73    Philip Wolman, Eric Sheppard
   74    Thomas R.Butler, Richard Greenberg, Butler Investment Group, LLC
   75    Greater Lakeside Corporation, Jeffrey J. Feil
   76    William G. Frazier, Joan E. Frazier
  76.1
------------------------------------------------------------------------------------------------------------------------------------
  76.2
   77    Dennis M. Gannan, Antoine Abi Raji
   78    Perry Miller, Sabastian Bordonaro
   79    Mark P. Harris, Terry L. Harris
   80    Mark Cranmer, Judith Cranmer
------------------------------------------------------------------------------------------------------------------------------------
   81    William Kritikos, Paul R. Sapan, Peter Ingersoll, Rising Tide Properties, LLC
   82    Webb "Kip" Sowden III, Jeff Berry, Rives Elliott Castleman
   83    Watt Family Properties, Inc., The Warren L. Breslow Trust, The Hirsch Family Trust, The Kest Trust No. #1,
         The Goldrich Trust No. #1
   84    Thomas D. Murray
   85    Inland Retail Real Estate Trust, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   86    Dennis Fuller, Samuel Price, Charles Price
   87    Gary R. Snyder, Roberta J. Snyder, G & R Snyder, Inc.
   88    Mark Rosenbloom, MD
   89    Stanley Douglas, R. Paul Krey, Charles Fehr
   90    Mansour Danesh, Parviz Danesh
------------------------------------------------------------------------------------------------------------------------------------
   91    Robert G. Reid
   92    Sangita Ratnam Patel, Hetal Vijay Patel, Swati Pranav Patel, Hardik R. Patel
   93    Walker, Donant and Company, David W. & Kathleen H. Schulze, Robert C. & B. Jeanette Schulze
   94    Manufactured Home Communities, Inc.
   95    N.A. Real Properties, Inc., CES Properties, Inc., C. Edward Springman, Stanley L. Sidell
------------------------------------------------------------------------------------------------------------------------------------
   96    Brian Chien-Chih Chen, Alan Smolinisky
  96.1
  96.2
   97    Alan Longhurst
   98    Joseph S. Raia, Lawrence A. Raia, Samuel S. Raia
------------------------------------------------------------------------------------------------------------------------------------
   99    Allen & O'Hara, Inc.
  100    Michael Marks, Steven Marks
  101    Manufactured Home Communities, Inc.
  102    Steven H. Cohen
  103    Investec Funding, LP (GP), Investec Funding, LP (LP), Kenneth P. Slaught, Richard L. Ridgway
------------------------------------------------------------------------------------------------------------------------------------
  104    Frank L. Crist III, Crist Family Trust, Frank L. Crist Trustee, Wasserman Family LP, Crist Property Company
  105    James M. Tudor
  106    Robert Lansburgh, Carole Landa, Amy Landa, W. Landa Trust
  107    James P. Roers
  108    Michael B. Flesch, Robert T. Flesch
------------------------------------------------------------------------------------------------------------------------------------
  109    William Brown, dba BRIO Partners, Eugene Taylor, dba Taylor Ausitn Inv
  110    Edward Bessler, George Meyerratken
  111    T. Davis Gordon
  112    Randy Ferreira, Raymond Rairigh, Ronald Roseman
  113    Thomas J Wheeler Jr, Thomas C Kolb, James A Walters
------------------------------------------------------------------------------------------------------------------------------------
  114    Robert F. Andrews, III, Ira J. Jackson, III, Floyd E. McCall, John L. Hughes, Jr., Hugh L. Rice
  115    Thomas L. Bradshaw, Claire Bradshaw, Bradshaw Childrens Trust
  116    Craig M. Ripley
  117    Robert S. Folsom, Bobby Kennedy, Haddon Winckler
  118    Frank L. Crist III, Crist Family Trust, Frank L. Crist, Jr. Trustee, Wasserman Family LP, Crist Property Company
------------------------------------------------------------------------------------------------------------------------------------
  119    Craig M. Ripley
  120    Wayne Kremser, Joan Kremser
  121    Thomas Bradshaw, Claire Bradshaw, Bradshaw Childrens Trust
  122    Brian Fitterer, R. Pat McDaniel
 122.1
------------------------------------------------------------------------------------------------------------------------------------
 122.2
  123    Joseph I. Wolf, Michael Flesch, Robert T. Flesch
  124    Francis W. Gencorelli, Norman Gering, Sheldon Gering
  125    Julio Jaramillo, Kathleen Collins, Thomas E. Morgan
  126    Bridges at Smoky Hill, LLC, Weingarten Realty Investors
------------------------------------------------------------------------------------------------------------------------------------
  127    Eric Gordon, James Leach, Gordon South, LLC
  128    Wayne H. Craycroft
  129    Michael Pashaie, David Taban
  130    Paul E. Leary, Lynn A Leary
  131    Brian Fitterer, Joseph Sherman
------------------------------------------------------------------------------------------------------------------------------------
  132    William D. Schmicker, Dwight W. Davis
 132.1
 132.2
  133    William D. Schmicker, Dwight W. Davis, Edgar Rainin, Judith Rainin
  134    Michael Flesch, Robert Flesh
------------------------------------------------------------------------------------------------------------------------------------
  135    Daniel Braun, Howard Shannon, Gary Braun, Stephen J. Black
  136    William D. Schmicker, Dwight W. Davis, Hal Seibert

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS
-------------------------------------------------------------------------------------

                                                                         % OF                   % OF APPLICABLE
                                                                     INITIAL POOL   LOAN GROUP     LOAN GROUP       # OF
     ID                           PROPERTY NAME                        BALANCE     (ONE OR TWO)     BALANCE      PROPERTIES
------------------------------------------------------------------------------------------------------------------------------
      5       Metropolitan I                                            2.17%           1            2.84%            1
      6       Metropolitan II                                           1.43%           1            1.88%            1
      9       Palma Sorrento Apartments                                 2.74%           2            11.62%           1
     13       Greens at Shawnee                                         1.87%           2            7.94%            1
     14       Park Lane Apartments Portfolio (2)                        1.70%           2            7.21%            3
------------------------------------------------------------------------------------------------------------------------------
    14.1      Park Lane Apartments                                      1.01%           2            4.30%
    14.2      Park Hill Apartments                                      0.66%           2            2.79%
    14.3      Wolfert Apartments                                        0.03%           2            0.13%
     15       West Park Village Apartments                              1.63%           1            2.13%            1
     17       Greens at Springfield                                     1.54%           2            6.52%            1
------------------------------------------------------------------------------------------------------------------------------
     18       Parkway Crossing                                          1.51%           1            1.98%            1
     22       MHC Portfolio - Countryside at Vero Beach                 1.34%           2            5.70%            1
     23       Wiener Portfolio IV (2)                                   1.26%           2            5.32%            2
    23.1      3647 Broadway                                             0.65%           2            2.77%
    23.2      3657 Broadway                                             0.60%           2            2.55%
------------------------------------------------------------------------------------------------------------------------------
     28       Quarry Ridge Apartments                                   1.06%           2            4.48%            1
     38       Surfside Villas                                           0.79%           2            3.33%            1
     40       MHC Portfolio - The Heritage                              0.76%           2            3.21%            1
     44       Wiener Portfolio V (2)                                    0.65%           2            2.74%            2
    44.1      156-08 Riverside Drive                                    0.35%           2            1.49%
------------------------------------------------------------------------------------------------------------------------------
    44.2      775 Riverside Drive                                       0.29%           2            1.25%
     45       Newport News Manufactured Home Community Portfolio (2)    0.62%           2            2.62%            4
    45.1      Denbigh Manufactured Home Community                       0.26%           2            1.09%
    45.2      Twin Pond Manufactured Home Community                     0.25%           2            1.05%
    45.3      Wicomico Villiage I                                       0.08%           2            0.33%
------------------------------------------------------------------------------------------------------------------------------
    45.4      Wicomico Village II                                       0.04%           2            0.15%
     49       Bentsen Grove RV Resort                                   0.60%           2            2.54%            1
     53       Royal Oaks Gardens Apartments                             0.49%           2            2.06%            1
     54       MHC Portfolio - Coralwood                                 0.48%           2            2.04%            1
     55       Brentwood Highlands Apartments                            0.46%           2            1.96%            1
------------------------------------------------------------------------------------------------------------------------------
     57       MHC Portfolio - Colony Park                               0.45%           2            1.91%            1
     58       Vaucluse Apartments                                       0.45%           2            1.90%            1
     60       MHC Portfolio - Sunrise Heights                           0.44%           2            1.85%            1
     61       Samoa Village Mobile Home Park                            0.42%           2            1.80%            1
     62       Starlite MHC                                              0.42%           2            1.80%            1
------------------------------------------------------------------------------------------------------------------------------
     65       Hills Manufactured Home Community                         0.41%           2            1.73%            1
     66       Boardwalk Apartments                                      0.41%           2            1.73%            1
     72       Peachtree Apartments Wellworth                            0.40%           1            0.53%            1
     74       Briarwood Apartments                                      0.39%           2            1.64%            1
     75       Gatehouse Apartments                                      0.39%           2            1.64%            1
------------------------------------------------------------------------------------------------------------------------------
     76       Muncie/Eaton Manufactured Home Community (2)              0.38%           2            1.62%            2
    76.1      Muncie Manufactured Home Community                        0.29%           2            1.22%
    76.2      Eaton Manufactured Home Community                         0.09%           2            0.40%
     77       Emerald Creek Apartments                                  0.38%           1            0.50%            1
     81       Crosby Park Apartments                                    0.35%           2            1.49%            1
------------------------------------------------------------------------------------------------------------------------------
     83       Scherer Park Apartments                                   0.34%           1            0.45%            1
     86       Frog Pond II                                              0.33%           1            0.43%            1
     89       Sandpiper Woods Apartments                                0.31%           2            1.32%            1
     90       Vanowen Court Apartments                                  0.31%           1            0.40%            1
     94       MHC Portfolio - Creekside Estates                         0.29%           2            1.23%            1
------------------------------------------------------------------------------------------------------------------------------
     95       Eagle Point Apartments                                    0.29%           2            1.23%            1
     96       Abbey Road & Pallazo Apartments (2)                       0.29%           1            0.38%            2
    96.1      Abbey Road Apartments                                     0.14%           1            0.19%
    96.2      Pallazo Apartments                                        0.14%           1            0.19%
     97       Nassau Bay                                                0.29%           2            1.21%            1
------------------------------------------------------------------------------------------------------------------------------
     101      MHC Portfolio - All Seasons                               0.27%           2            1.15%            1
     108      Mountain View MHC                                         0.25%           2            1.05%            1
     110      Crestview Lakes Villa MHC                                 0.25%           2            1.04%            1
     122      Parkview/Gold Hill Manufactured Housing Communities (2)   0.20%           2            0.87%            2
    122.1     Parkview Manufactured Housing Community                   0.15%           2            0.64%
------------------------------------------------------------------------------------------------------------------------------
    122.2     Gold Hill Mobile Home Community                           0.05%           2            0.22%
     123      Lakeshore - Conway Circle                                 0.20%           2            0.85%            1
     125      Eastwood Estates MHC                                      0.19%           2            0.80%            1
     131      Carson Highlands Mobile Home Community                    0.12%           2            0.49%            1
     134      Rio Puente Mobile Home Community                          0.08%           2            0.33%            1
------------------------------------------------------------------------------------------------------------------------------

              MORTGAGE         CUT-OFF       GENERAL                 DETAILED
                LOAN            DATE         PROPERTY                PROPERTY
   ID      SELLER (1) (3)      BALANCE       TYPE                    TYPE                    ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
    5           GECC          28,000,000     Multifamily             Conventional            350 Perimeter Center North
    6           GECC          18,500,000     Multifamily             Conventional            350 Perimeter Center North
    9           GACC          35,389,665     Multifamily             Conventional            250 Palm Valley Boulevard
   13           GECC          24,167,939     Multifamily             Conventional            6626 Hedge Lane Terrace
   14           GECC          21,956,805     Multifamily             Conventional            Various
---------------------------------------------------------------------------------------------------------------------------------
  14.1          GECC          13,081,471     Multifamily             Conventional            22 Wards Lane
  14.2          GECC           8,489,450     Multifamily             Conventional            33 and 49 Wards Lane
  14.3          GECC             385,884     Multifamily             Conventional            712 North Pearl Street
   15           GECC          21,000,000     Multifamily             Conventional            10116 Montague Street
   17           GECC          19,847,304     Multifamily             Conventional            3126A East Valley Water Mill Road
---------------------------------------------------------------------------------------------------------------------------------
   18           GACC          19,482,534     Multifamily             Student Housing         1125 South Geneva Road
   22           BOFA          17,346,655     Manufactured Housing    Manufactured Housing    8775 20th Street
   23           GACC          16,212,815     Multifamily             Conventional            Various
  23.1          GACC           8,438,033     Multifamily             Conventional            3647 Broadway
  23.2          GACC           7,774,782     Multifamily             Conventional            3657 Broadway
---------------------------------------------------------------------------------------------------------------------------------
   28           BOFA          13,653,394     Multifamily             Conventional            1728 Quarry Ridge Place Northwest
   38           BOFA          10,150,363     Multifamily             Conventional            7795 Neptune Drive
   40           BOFA           9,781,248     Manufactured Housing    Manufactured Housing    3600 Heritage Lakes Boulevard
   44           GACC           8,341,806     Multifamily             Conventional            Various
  44.1          GACC           4,537,943     Multifamily             Conventional            156-08 Riverside Drive
---------------------------------------------------------------------------------------------------------------------------------
  44.2          GACC           3,803,864     Multifamily             Conventional            775 Riverside Drive
   45           GECC           7,984,599     Manufactured Housing    Manufactured Housing    Various
  45.1          GECC           3,316,402     Manufactured Housing    Manufactured Housing    161 Rodeo Circle
  45.2          GECC           3,190,235     Manufactured Housing    Manufactured Housing    10403 Twin Ponds Drive
  45.3          GECC           1,009,340     Manufactured Housing    Manufactured Housing    2960 Apache Lane
---------------------------------------------------------------------------------------------------------------------------------
  45.4          GECC             468,622     Manufactured Housing    Manufactured Housing    3118 Sandy Hill Court
   49           GECC           7,744,863     Manufactured Housing    Manufactured Housing    810 North Bentsen Palm Drive
   53           GECC           6,269,797     Multifamily             Conventional            4475 Carter Creek Parkway
   54           BOFA           6,200,000     Manufactured Housing    Manufactured Housing    331 Coralwood Road
   55           GECC           5,983,158     Multifamily             Conventional            249 Plumnelly Circle
---------------------------------------------------------------------------------------------------------------------------------
   57           BOFA           5,825,877     Manufactured Housing    Manufactured Housing    3939 Central Avenue
   58           GECC           5,800,000     Multifamily             Conventional            3720 Post Oak Boulevard
   60           BOFA           5,636,095     Manufactured Housing    Manufactured Housing    17801 North 16th Street
   61           GECC           5,482,446     Manufactured Housing    Manufactured Housing    310 East Philadelphia Street
   62           GECC           5,482,446     Manufactured Housing    Manufactured Housing    1045 North Azusa Avenue
---------------------------------------------------------------------------------------------------------------------------------
   65           GECC           5,279,449     Manufactured Housing    Manufactured Housing    105 Skyline Drive
   66           GECC           5,276,290     Multifamily             Conventional            4140 4th Avenue SW
   72           GECC           5,184,336     Multifamily             Conventional            10910 Wellworth Avenue
   74           BOFA           4,989,902     Multifamily             Conventional            4160 North Valentine Avenue
   75           BOFA           4,983,671     Multifamily             Conventional            2500 IH-10 Service Road
---------------------------------------------------------------------------------------------------------------------------------
   76           GECC           4,945,425     Manufactured Housing    Manufactured Housing    Various
  76.1          GECC           3,728,090     Manufactured Housing    Manufactured Housing    10 Dogwood Drive East
  76.2          GECC           1,217,335     Manufactured Housing    Manufactured Housing    600 South Fort Wayne Avenue
   77           BOFA           4,890,864     Multifamily             Conventional            2516 Crossing Circle
   81           GECC           4,525,000     Multifamily             Conventional            5525-5535 NW Cache Road
---------------------------------------------------------------------------------------------------------------------------------
   83           BOFA           4,451,938     Multifamily             Conventional            4676 Long Beach Boulevard
   86           GECC           4,200,000     Multifamily             Student Housing         600 Dixie Drive
   89           GECC           4,014,510     Multifamily             Conventional            919-935 North 19th Street
   90           GECC           3,991,110     Multifamily             Conventional            16537 Vanowen Street
   94           BOFA           3,760,000     Manufactured Housing    Manufactured Housing    5100 Clyde Park Avenue Southwest
---------------------------------------------------------------------------------------------------------------------------------
   95           GECC           3,738,241     Multifamily             Conventional            3913 Gannon Lane
   96           GACC           3,734,847     Multifamily             Student Housing         Various
  96.1          GACC           1,867,423     Multifamily             Student Housing         1352 West 29th Street
  96.2          GACC           1,867,423     Multifamily             Student Housing         1239 West 30th Street
   97           GECC           3,692,924     Multifamily             Conventional            18290 Upper Bay Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   101          BOFA           3,490,811     Manufactured Housing    Manufactured Housing    290 North Redwood Road
   108          GECC           3,193,907     Manufactured Housing    Manufactured Housing    610 & 701 East Pine Avenue
   110          GECC           3,174,743     Manufactured Housing    Manufactured Housing    870 Sharon Drive
   122          GECC           2,636,356     Manufactured Housing    Manufactured Housing    Various
  122.1         GECC           1,952,856     Manufactured Housing    Manufactured Housing    315 West Evans Creek Road
---------------------------------------------------------------------------------------------------------------------------------
  122.2         GECC             683,500     Manufactured Housing    Manufactured Housing    742 Second Avenue
   123          GECC           2,600,000     Manufactured Housing    Manufactured Housing    5326 Kingfish Street
   125          GECC           2,444,955     Manufactured Housing    Manufactured Housing    3700 Harding Highway
   131          GECC           1,489,296     Manufactured Housing    Manufactured Housing    200 James Court
   134          GECC             996,892     Manufactured Housing    Manufactured Housing    6656 East Rosecrans Avenue
---------------------------------------------------------------------------------------------------------------------------------

                                                                                   NET            LOAN PER NET
                                                                                 RENTABLE        RENTABLE AREA            OCCUPANCY
   ID      CITY                     COUNTY           STATE       ZIP CODE       UNITS/PADS       UNITS/PADS (4)             RATE
-----------------------------------------------------------------------------------------------------------------------------------
    5      Atlanta           DeKalb                  GA            30346           435              64,367.82               93.56%
    6      Atlanta           DeKalb                  GA            30346           274              67,518.25               93.80%
    9      San Jose          Santa Clara             CA            95123           274             129,159.36               93.80%
   13      Shawnee           Johnson                 KS            66226           420              57,542.71               99.52%
   14      Menands           Albany                  NY            12204           569              38,588.41               93.15%
-----------------------------------------------------------------------------------------------------------------------------------
  14.1     Menands           Albany                  NY            12204           339              38,588.41               93.51%
  14.2     Menands           Albany                  NY            12204           220              38,588.41               92.27%
  14.3     Menands           Albany                  NY            12204            10              38,588.41              100.00%
   15      Tampa             Hillsborough            FL            33626           320              65,625.00               92.50%
   17      Springfield       Greene                  MO            65803           456              43,524.79              100.00%
-----------------------------------------------------------------------------------------------------------------------------------
   18      Orem              Utah                    UT            84058           170             114,603.14              100.00%
   22      Vero Beach        Indian River            FL            32966           646              26,852.41               97.68%
   23      New York          New York                NY            10031           160             101,330.09              100.00%
  23.1     New York          New York                NY            10031            83             101,663.05              100.00%
  23.2     New York          New York                NY            10031            77             100,971.19              100.00%
-----------------------------------------------------------------------------------------------------------------------------------
   28      Rochester         Olmsted                 MN            55901           154              88,658.40               91.56%
   38      Huntington Beach  Orange                  CA            92648            75             135,338.17               88.00%
   40      North Fort Myers  Lee                     FL            33917           455              21,497.25               90.33%
   44      New York          New York                NY          Various           134              62,252.29               97.76%
  44.1     New York          New York                NY            10032            66              68,756.71               98.48%
-----------------------------------------------------------------------------------------------------------------------------------
  44.2     New York          New York                NY            10032            68              55,939.17               97.06%
   45      Various           Various                 VA          Various           443              18,023.93               97.74%
  45.1     Newport News      Newport News City       VA            23608           184              18,023.93               99.46%
  45.2     Windsor           Isle of Wight           VA            23487           177              18,023.93               97.18%
  45.3     Hayes             Gloucester              VA            23072            56              18,023.93               98.21%
-----------------------------------------------------------------------------------------------------------------------------------
  45.4     Hayes             Gloucester              VA            23072            26              18,023.93               88.46%
   49      Mission           Hidalgo                 TX            78572           850               9,111.60               80.59%
   53      Bryan             Brazos                  TX            77802           168              37,320.22               98.21%
   54      Modesto           Stanislaus              CA            95356           194              31,958.76               99.48%
   55      Brentwood         Davidson                TN            37027           156              38,353.57               88.46%
-----------------------------------------------------------------------------------------------------------------------------------
   57      Ceres             Stanislaus              CA            95307           186              31,321.92               94.09%
   58      Euless            Tarrant                 TX            76040           267              21,722.85               85.02%
   60      Phoenix           Maricopa                AZ            85022           199              28,322.09               81.41%
   61      Ontario           San Bernardino          CA            91761           267              20,533.51               98.88%
   62      Covina            Los Angeles             CA            91772           249              22,017.86               98.80%
-----------------------------------------------------------------------------------------------------------------------------------
   65      Richland          Benton                  WA            99352           277              19,059.38               81.23%
   66      Fargo             Cass                    ND            58103            96              54,961.35              100.00%
   72      Los Angeles       Los Angeles             CA            90024            42             123,436.57               95.24%
   74      Fresno            Fresno                  CA            93722           154              32,401.96               98.05%
   75      Metairie          Jefferson               LA            70001           508               9,810.38               99.41%
-----------------------------------------------------------------------------------------------------------------------------------
   76      Various           Delaware                IN          Various           390              12,680.58               81.03%
  76.1     Muncie            Delaware                IN            47303           294              12,680.58               86.73%
  76.2     Eaton             Delaware                IN            47338            96              12,680.58               63.54%
   77      Traverse City     Grand Traverse          MI            49684           114              42,902.32               92.11%
   81      Lawton            Comanche                OK            73505           216              20,949.07               97.22%
-----------------------------------------------------------------------------------------------------------------------------------
   83      Long Beach        Los Angeles             CA            90805            58              76,757.55              100.00%
   86      Tallahassee       Leon                    FL            32304            36             116,666.67              100.00%
   89      Colorado Springs  El Paso                 CO            80904           120              33,454.25               97.50%
   90      Van Nuys          Los Angeles             CA            91406            35             114,031.71              100.00%
   94      Wyoming           Kent                    MI            49509           165              22,787.88               87.27%
-----------------------------------------------------------------------------------------------------------------------------------
   95      Dallas            Dallas                  TX            75237           156              23,963.08               95.51%
   96      Los Angeles       Los Angeles             CA            90007            12             311,237.24              100.00%
  96.1     Los Angeles       Los Angeles             CA            90007             6             311,237.24              100.00%
  96.2     Los Angeles       Los Angeles             CA            90007             6             311,237.24              100.00%
   97      Nassau Bay        Harris                  TX            77058           126              29,308.92               88.89%
-----------------------------------------------------------------------------------------------------------------------------------
   101     Salt Lake City    Salt Lake               UT            84116           121              28,849.68               93.39%
   108     Lompoc            Santa Barbara           CA            93436           183              17,453.04               98.91%
   110     Florence          Boone                   KY            41042           374               8,488.62               95.19%
   122     Various           Jackson                 OR          Various           108              24,410.70               98.15%
  122.1    Rogue River       Jackson                 OR            97537            80              24,410.70               98.75%
-----------------------------------------------------------------------------------------------------------------------------------
  122.2    Gold Hill         Jackson                 OR            97525            28              24,410.70               96.43%
   123     Orlando           Orange                  FL            32812           111              23,423.42               94.59%
   125     Lima              Allen                   OH            45804           165              14,817.91               87.88%
   131     Carson City       Lyon                    NV            89706            76              19,596.00               97.37%
   134     Paramount         Los Angeles             CA            90723            87              11,458.53              100.00%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    STUDIOS
                                                                             ----------------------------------------------------
            OCCUPANCY     ELEVATOR(S)                      UTILITIES                  #        AVG RENT PER          MAX
   ID       AS-OF DATE     (YES/NO)                      PAID BY TENANT             UNITS         MO. ($)         RENT ($)
---------------------------------------------------------------------------------------------------------------------------------
    5        01/01/03         Yes         Electric, Gas, Water, Sewer
    6        08/27/03         Yes         Electric, Gas, Water, Sewer
    9        09/10/03         Yes         Electric, Gas, Water, Sewer
   13        8/1/2003         No          Electric
   14        10/22/03         No          Electric
---------------------------------------------------------------------------------------------------------------------------------
  14.1       10/22/03                     Electric
  14.2       10/22/03                     Electric
  14.3       10/22/03                     Electric
   15       8/27/2003         No          Electric, Gas, Water, Sewer
   17        8/1/2003         No          Electric, Gas, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
   18        10/20/03         Yes         Electric, Gas
   22        10/07/03         No          Electric, Sewer
   23        10/09/03         Yes         Electric, Gas
  23.1       10/09/03         Yes         Electric, Gas
  23.2       10/09/03         Yes         Electric, Gas
---------------------------------------------------------------------------------------------------------------------------------
   28        07/15/03         Yes         Electric, Gas
   38        10/31/03         No          Electric, Gas
   40        10/07/03         No          Electric
   44         Various         Yes         Electric                                    4             934             1,118
  44.1       10/09/03         Yes         Electric
---------------------------------------------------------------------------------------------------------------------------------
  44.2       10/08/03         Yes         Electric                                    4             934             1,118
   45         Various         No          Various
  45.1       05/31/03                     Electric, Gas, Water, Sewer
  45.2       05/31/03                     Electric, Gas, Water, Sewer
  45.3       07/31/03                     Electric
---------------------------------------------------------------------------------------------------------------------------------
  45.4       07/31/03                     Electric
   49        11/01/03         No          Electric
   53       7/31/2003         Yes         Electric, Water
   54        10/07/03         No          Electric, Gas
   55       5/24/2003         No          Electric, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
   57        10/07/03         No          Electric
   58        6/1/2003         No          Electric                                    6             480              480
   60        10/06/03         No          Electric, Gas
   61        06/30/03         No          Electric, Gas, Water, Sewer
   62        06/30/03         No          Electric, Gas, Water
---------------------------------------------------------------------------------------------------------------------------------
   65        05/01/03         No          Electric, Water, Sewer
   66        04/15/03         Yes         None
   72        8/1/2003         Yes         Electric, Gas                               4            1,050            1,050
   74        10/14/03         No          Electric, Gas
   75        08/25/03         No          Electric                                    6             429              429
---------------------------------------------------------------------------------------------------------------------------------
   76         Various         No          Electric, Gas, Water, Sewer
  76.1       08/19/03                     Electric, Gas, Water, Sewer
  76.2       08/14/03                     Electric, Gas, Water, Sewer
   77        09/04/03         Yes         Electric, Gas
   81        09/25/03         No          Electric
---------------------------------------------------------------------------------------------------------------------------------
   83        10/31/03         Yes         Electric, Gas
   86        08/14/03         No          Electric, Water, Sewer
   89        07/01/03         No          Electric, Gas, Water, Sewer
   90       9/29/2003         Yes         Electric, Gas
   94        10/07/03         No          Electric, Gas
---------------------------------------------------------------------------------------------------------------------------------
   95       6/23/2003         No          Electric
   96        08/11/03         No          Electric, Gas, Water
  96.1       08/11/03         No          Electric, Gas, Water
  96.2       08/11/03         No          Electric, Gas, Water
   97       9/23/2003         No          Electric, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
   101       10/07/03         No          Electric
   108       07/31/03         No          Electric, Gas, Water, Sewer
   110       08/22/03         No          Electric, Gas, Water, Sewer
   122       09/30/03         No          Electric, Gas, Water, Sewer
  122.1      09/30/03                     Electric, Gas, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------
  122.2      09/30/03                     Electric, Gas, Water, Sewer
   123       07/21/03         No          Electric
   125     10/29/2003         No          Electric, Gas, Water, Sewer
   131       9/1/2003         No          Electric, Gas, Water, Sewer
   134       07/31/03         No          Electric, Gas, Water, Sewer
---------------------------------------------------------------------------------------------------------------------------------

                           1 BEDROOM                                                         2 BEDROOM
--------------------------------------------------------------     -----------------------------------------------------------------
                   #              AVG RENT PER             MAX                       #              AVG RENT PER             MAX
   ID            UNITS               MO. ($)            RENT ($)                   UNITS               MO. ($)            RENT ($)
------------------------------------------------------------------------------------------------------------------------------------
    5             251                  973                1,320                     140                 1,481               1,985
    6             137                 1,010               1,338                     105                 1,467               1,720
    9             89                  1,494               2,990                     152                 1,700               3,490
   13             140                  675                 745                      280                  863                 945
   14             259                  677                 775                      281                  859                 980
------------------------------------------------------------------------------------------------------------------------------------
  14.1            195                  660                 710                      132                  849                 980
  14.2            59                   734                 775                      144                  875                 940
  14.3             5                   650                 655                       5                   675                 690
   15             60                   878                1,000                     195                 1,173               1,375
   17             152                  543                 600                      304                  648                 770
------------------------------------------------------------------------------------------------------------------------------------
   18             11                   540                 540                       55                 1,060               1,060
   22
   23             24                   839                1,583                      63                 1,102               2,300
  23.1            12                   785                1,441                      33                  982                2,300
  23.2            12                   892                1,583                      30                 1,234               2,205
------------------------------------------------------------------------------------------------------------------------------------
   28             52                   902                1,021                      78                 1,076               1,168
   38                                                                                31                 1,314               1,600
   40
   44             83                   681                1,554                      47                  769                2,310
  44.1            41                   693                1,323                      25                  791                1,530
------------------------------------------------------------------------------------------------------------------------------------
  44.2            42                   669                1,554                      22                  745                2,310
   45
  45.1
  45.2
  45.3
------------------------------------------------------------------------------------------------------------------------------------
  45.4
   49
   53             120                  647                 735                       48                  760                 835
   54
   55             60                   619                 625                       72                  760                 785
------------------------------------------------------------------------------------------------------------------------------------
   57
   58             88                   520                 520                      173                  624                 680
   60
   61
   62
------------------------------------------------------------------------------------------------------------------------------------
   65
   66             30                   632                1,250                      48                  821                1,750
   72             26                  1,500               1,550                      12                 1,950               2,200
   74             54                   578                 610                      100                  656                 695
   75             181                  510                 517                      220                  675                 753
------------------------------------------------------------------------------------------------------------------------------------
   76
  76.1
  76.2
   77                                                                               114                  673                 683
   81             128                  351                 360                       88                  449                 495
------------------------------------------------------------------------------------------------------------------------------------
   83             58                   975                 975
   86
   89             65                   450                 450                       55                  548                 585
   90              6                  1,050               1,050                      28                 1,400               1,400
   94
------------------------------------------------------------------------------------------------------------------------------------
   95             108                  579                 615                       48                  712                 715
   96                                                                                12                 2,997               3,180
  96.1                                                                               6                  2,913               2,980
  96.2                                                                               6                  3,080               3,180
   97             62                   539                 585                       64                  702                 800
------------------------------------------------------------------------------------------------------------------------------------
   101
   108
   110
   122
  122.1
------------------------------------------------------------------------------------------------------------------------------------
  122.2
   123
   125
   131
   134
------------------------------------------------------------------------------------------------------------------------------------

                        3 BEDROOM                                                              4 BEDROOM
--------------------------------------------------------------        --------------------------------------------------------
                #              AVG RENT PER             MAX                    #              AVG RENT PER             MAX
   ID         UNITS               MO. ($)            RENT ($)                UNITS               MO. ($)            RENT ($)
------------------------------------------------------------------------------------------------------------------------------
    5          44                  1,776               2,455
    6          32                  1,733               1,837
    9          33                  2,100               2,275
   13
   14          29                  1,062               1,155
------------------------------------------------------------------------------------------------------------------------------
  14.1         12                  1,020               1,070
  14.2         17                  1,092               1,155
  14.3
   15          65                  1,386               1,600
   17
------------------------------------------------------------------------------------------------------------------------------
   18          92                  1,490               1,500                   12                 1,200               1,200
   22
   23          21                  1,071               2,300                   52                 1,283               2,396
  23.1         11                  1,194               2,300                   27                 1,512               2,396
  23.2         10                   936                2,126                   25                 1,035               2,200
------------------------------------------------------------------------------------------------------------------------------
   28          24                  1,233               1,265
   38          22                  1,620               1,800                   22                 1,966               2,400
   40
   44
  44.1
------------------------------------------------------------------------------------------------------------------------------
  44.2
   45
  45.1
  45.2
  45.3
------------------------------------------------------------------------------------------------------------------------------
  45.4
   49
   53
   54
   55          24                   925                 925
------------------------------------------------------------------------------------------------------------------------------
   57
   58
   60
   61
   62
------------------------------------------------------------------------------------------------------------------------------
   65
   66          18                   998                1,095
   72
   74
   75          101                  774                 784
------------------------------------------------------------------------------------------------------------------------------
   76
  76.1
  76.2
   77
   81
------------------------------------------------------------------------------------------------------------------------------
   83
   86                                                                          36                 1,580               1,580
   89
   90           1                  1,800               1,800
   94
------------------------------------------------------------------------------------------------------------------------------
   95
   96
  96.1
  96.2
   97
------------------------------------------------------------------------------------------------------------------------------
   101
   108
   110
   122
  122.1
------------------------------------------------------------------------------------------------------------------------------
  122.2
   123
   125
   131
   134
------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES FOR THE ANNEX A-1

1 GECC -- General Electric Capital Corporation, GACC -- German American Capital Corporation, BOFA -- Bank of America, N.A.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first 12 interest payment periods on such mortgage loans. Annual Debt Service, Monthly Debt Service and DSCR for the AFR/Bank of America Portfolio Mortgage Loan are based on an assumed interest rate for such loan, the original principal balance and original amortization term of the related loan.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amount used for the AFR/Bank of America Portfolio Mortgage Loan is the aggregate balance of the pari passu A-Notes of the Senior Companion Loans. With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Underwritten NOI and Underwritten Net Cash Flow do not include income relating to the Shadow Occupied Release Space. If such income were included, Underwritten NOI, Underwritten Net Cash Flow and DSCR would be $55,341,545, $53,645,125, and 2.24x, respectively.

5  Net Rentable Area SF/Units includes square footage for ground lease tenants.


6 Defeasance for the AFR/Bank of America Portfolio Whole Loan is permitted on and after December 23, 2005.

7 For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity, the Cut-off Date Balance is calculated after netting out letters of credit and/or holdback amounts for Shoppes at Grand Prairie (Loan No. 7) ($1,540,000 Holdback), Columbus International Aircenter I (Loan No. 16) ($500,000 LOC) and Eastgate Retail Center (Loan No. 21) ($1,100,000 Holdback).

8  The AFR/Bank of America Portfolio Mortgage Loan interest rate is
   5.489117647%.

9  One loan secured by multiple properties.

10 The related loan documents provide that Diamond Mine Self Storage -- Union
   City (Loan No. 31) and Diamond Mine Self Storage -- Brentwood (Loan No. 32) will be released from cross-collateralization if there is no paydown of the related loan as determined by lender in connection with certain property performance triggers.

11 Devonshire Reseda Shopping Center (Loan No. 10), Muirkirk Business Center
   (Loan No. 59), Mountain View MHC (Loan No. 108) and Lakeshore -- Conway Circle (Loan No. 123) were acquired by GECC after GECC (acting as Origination Agent for the related mortgage lender) had previously underwritten and closed such loans as floating rate loans. The loans were amended and restated as fixed rate loans at the time of acquisition by GECC, at which time GECC re-underwrote the loans, generally in accordance with the underwriting criteria described in the Prospectus Supplement.

12 For purposes of calculating Underwritten Net Cash Flow, Underwritten TI/LC has been included at the individual AFR/Bank of America Portfolio property level.

FOOTNOTES FOR THE ANNEX A-2


1 GECC -- General Electric Capital Corporation, GACC -- German American Capital Corporation, BOFA -- Bank of America, N.A.


2  One mortgage loan secured by multiple properties.


3  Mountain View MHC (Loan No. 108) and Lakeshore -- Conway Circle (Loan No.
   123) were acquired by GECC after GECC (acting as Origination Agent for the related mortgage lender) had previously underwritten and closed such loans as floating rate loans. The loans were amended and restated as fixed rate loans at the time of acquisition by GECC, at which time GECC re-underwrote the loans, generally in accordance with the underwriting criteria described in the Prospectus Supplement.

                                                                      ANNEX A-3

              TYPE OF MORTGAGED PROPERTIES(1)--ALL MORTGAGE LOANS


                                                                                       CUT-OFF DATE
                               NUMBER OF      AGGREGATE                    NUMBER OF   BALANCE PER
                               MORTGAGED    CUT-OFF DATE    % OF INITIAL    UNITS OR    # OF UNITS
PROPERTY TYPE                 PROPERTIES     BALANCE(1)     POOL BALANCE     NRA(3)     OR NRA(3)
-------------                 ----------    ------------    ------------   ---------   ------------
Retail(2) ..................       42        444,639,274        34.45%     3,740,421        138.31
Multifamily Total ..........       58        417,925,276        32.38         11,251     62,694.06
 Multifamily ...............       33        312,429,212        24.20          5,705     76,506.41
 Manufactured Housing ......       25        105,496,064         8.17          5,546     21,788.44
Office .....................      125        155,311,163        12.03      8,074,802        112.37
Industrial .................       10        133,329,816        10.33      3,824,561         63.17
Self Storage ...............       21         66,878,011         5.18      1,459,567         55.05
Hotel ......................        4         59,856,268         4.64            741     90,314.95
Mixed Use ..................       38         12,884,404         1.00        567,601        151.33
                                  ---      -------------       ------      ---------
TOTAL/WEIGHTED AVERAGE .....      298      1,290,824,213       100.00%
                                  ===      =============       ======



                                                        WEIGHTED AVERAGES
                              ----------------------------------------------------------------------
                                            STATED                            CUT-OFF
                              MORTGAGE    REMAINING                          DATE LTV   LTV RATIO AT
PROPERTY TYPE                   RATE     TERM (MOS.)   OCCUPANCY   DSCR(4)   RATIO(4)   MATURITY(4)
-------------                 --------   -----------   ---------   -------   --------   ------------
Retail(2) ..................    5.673%       104          96.25%     1.42x     72.99%       62.21%
Multifamily Total ..........    5.384%        98          94.72%     1.64x     69.57%       61.10%
 Multifamily ...............    5.297%        96          95.48%     1.67x     68.70%       60.41%
 Manufactured Housing ......    5.643%       106          92.48%     1.55x     72.12%       63.15%
Office .....................    5.504%       115          89.07%     1.64x     61.37%       51.51%
Industrial .................    6.086%       118          94.49%     1.33x     74.10%       62.54%
Self Storage ...............    5.809%       117          87.79%     1.67x     66.08%       51.38%
Hotel ......................    5.081%        73          74.90%     3.04x     42.00%       35.29%
Mixed Use ..................    5.657%       120          97.83%     1.54x     64.54%       50.54%
                                -----        ---          -----      ----      -----        -----
TOTAL/WEIGHTED AVERAGE .....    5.581%       104          93.30%     1.60x     68.72%       58.67%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Thirty five of such mortgage loans, representing approximately 33.07% of the Initial Pool Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored," and two mortgage loans, representing approximately 0.43% of the Initial Pool Balance have credit tenant leases.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



                                     A-3-1

                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 1



                                                                                 CUT-OFF DATE
                           NUMBER OF     AGGREGATE                   NUMBER OF   BALANCE PER
                           MORTGAGED   CUT-OFF DATE   % OF INITIAL    UNITS OR    # OF UNITS
PROPERTY TYPE             PROPERTIES      BALANCE     POOL BALANCE     NRA(3)     OR NRA(3)
-------------             ----------   ------------   ------------   ---------   ------------
Retail(2) ..............       42      444,639,274        45.08%     3,740,421        138.31
Office .................      125      155,311,163        15.75%     8,074,802        112.37
Industrial .............       10      133,329,816        13.52%     3,824,561         63.17
Multifamily ............       11      113,435,629        11.50%         1,496     87,814.50
Self Storage ...........       21       66,878,011         6.78%     1,459,567         55.05
Hotel ..................        4       59,856,268         6.07%           741     90,314.95
Mixed Use ..............       38       12,884,404         1.31%       567,601        151.33
                              ---      -----------       ------      ---------     ---------
Total/Weighted Average .      251      986,334,566       100.00%
                              ===      ===========       ======



                                                    WEIGHTED AVERAGES
                          ----------------------------------------------------------------------
                                        STATED                            CUT-OFF
                          MORTGAGE    REMAINING                          DATE LTV   LTV RATIO AT
PROPERTY TYPE               RATE     TERM (MOS.)   OCCUPANCY   DSCR(4)   RATIO(4)   MATURITY(4)
-------------             --------   -----------   ---------   -------   --------   ------------
Retail(2) ..............    5.673%       104          96.25%     1.42x     72.99%       62.21%
Office .................    5.504%       115          89.07%     1.64x     61.37%       51.51%
Industrial .............    6.086%       118          94.49%     1.33x     74.10%       62.54%
Multifamily ............    4.803%        81          95.45%     2.08x     62.51%       57.56%
Self Storage ...........    5.809%       117          87.79%     1.67x     66.08%       51.38%
Hotel ..................    5.081%        73          74.90%     3.04x     42.00%       35.29%
Mixed Use ..............    5.657%       120          97.83%     1.54x     64.54%       50.54%
                            -----        ---          -----      -----     -----        -----
Total/Weighted Average .    5.575%       104          92.94%     1.64x     67.65%       57.51%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Thirty five of such mortgage loans, representing approximately 43.27% of the Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored," and two mortgage loans, representing approximately 0.56% of Loan Group 1 have credit tenant leases.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of the Initial Loan Group 1 Balance.

                                     A-3-2

                 TYPE OF MORTGAGED PROPERTIES(1)--LOAN GROUP 2



                                                                                     CUT-OFF DATE
                               NUMBER OF     AGGREGATE                   NUMBER OF   BALANCE PER
                               MORTGAGED   CUT-OFF DATE   % OF INITIAL    UNITS OR    # OF UNITS
PROPERTY TYPE                 PROPERTIES      BALANCE     POOL BALANCE     NRA(2)     OR NRA(2)
-------------                 ----------   ------------   ------------   ---------   ------------
Multifamily ................      22       198,993,583        65.35%        4.209      70,060.27
Manufactured Housing .......      25       105,496,084        34.65%        5.546      21,788.44
                                  --       -----------       ------
Total/Weighted Average .....      47       304,489,648       100.00%
                                  ==       ===========       ======



                                                          WEIGHTED AVERAGES
                              --------------------------------------------------------------------------
                                             STATED                               CUT-OFF
                              MORTGAGE      REMAINING                            DATE LTV   LTV RATIO AT
PROPERTY TYPE                   RATE     TERM (MOS.)(3)   OCCUPANCY     DSCR       RATIO    MATURITY(3)
-------------                 --------   --------------   ---------     ----     --------   ------------
Multifamily ................    5.578%         104           95.49%      1.44x     72.23%       62.03%
Manufactured Housing .......    5.643%         106           92.48%      1.55x     72.12%       63.15%
Total/Weighted Average .....    5.601%         105           94.45%      1.48x     72.19%       62.42%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.


                                     A-3-3

      RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                              % OF
                                             AGGREGATE      INITIAL
                              NUMBER OF    CUT-OFF DATE       POOL
RANGE OF MORTGAGE RATES         LOANS         BALANCE       BALANCE
-----------------------      -----------  --------------- -----------
4.2000% to 4.9999% .........      12        160,121,092       12.40%
5.0000% to 5.3999% .........      21        214,297,469       16.60
5.4000% to 5.7999% .........      38        484,762,468       37.55
5.8000% to 5.9999% .........      28        168,381,437       13.04
6.0000% to 6.1999% .........      18        136,250,515       10.56
6.2000% to 7.7300% .........      19        127,011,232        9.84
                                  --        -----------      ------
TOTAL/WEIGHTED AVERAGE .....     136      1,290,824,213      100.00%
                                 ===      =============      ======



                                                    WEIGHTED AVERAGES
                             ---------------------------------------------------------------
                                            STATED
                              MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES         RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-----------------------      ---------- ------------- --------- -------------- -------------
4.2000% to 4.9999% .........    4.479%        65         2.63x       51.69%         48.60%
5.0000% to 5.3999% .........    5.256%        98         1.64x       68.65%         59.41%
5.4000% to 5.7999% .........    5.597%       108         1.46x       70.22%         59.50%
5.8000% to 5.9999% .........    5.923%       119         1.38x       72.22%         60.00%
6.0000% to 6.1999% .........    6.088%       117         1.32x       73.08%         60.13%
6.2000% to 7.7300% .........    6.462%       119         1.35x       75.24%         63.63%
TOTAL/WEIGHTED AVERAGE .....    5.581%       104         1.60x       68.72%         58.67%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                            % OF
                                            AGGREGATE       LOAN
                              NUMBER OF   CUT-OFF DATE    GROUP 1
RANGE OF MORTGAGE RATES         LOANS        BALANCE      BALANCE
-----------------------      ----------- -------------- -----------
4.2000% to 4.9999% .........       7      130,807,882       13.26%
5.0000% to 5.3999% .........      12      134,824,764       13.67%
5.4000% to 5.7999% .........      26      377,757,900       38.30%
5.8000% to 5.9999% .........      22      110,864,854       11.24%
6.0000% to 6.1999% .........      16      124,788,543       12.65%
6.2000% to 7.2900% .........      15      107,290,623       10.88%
                                  --      -----------      ------
TOTAL/WEIGHTED AVERAGE .....      98      986,334,566      100.00%
                                  ==      ===========      ======



                                                    WEIGHTED AVERAGES
                             ---------------------------------------------------------------
                                            STATED
                              MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES         RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-----------------------      ---------- ------------- --------- -------------- -------------
4.2000% to 4.9999% .........    4.427%        65         2.86x       47.98%         45.43%
5.0000% to 5.3999% .........    5.248%       104         1.52x       72.01%         61.49%
5.4000% to 5.7999% .........    5.580%       107         1.50x       68.10%         57.59%
5.8000% to 5.9999% .........    5.922%       114         1.42x       71.74%         59.87%
6.0000% to 6.1999% .........    6.094%       117         1.33x       72.54%         59.21%
6.2000% to 7.2900% .........    6.405%       118         1.36x       74.62%         62.54%
TOTAL/WEIGHTED AVERAGE .....    5.575%       104         1.64x       67.65%         57.51%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                            % OF
                                            AGGREGATE       LOAN
                              NUMBER OF   CUT-OFF DATE    GROUP 2
RANGE OF MORTGAGE RATES         LOANS        BALANCE      BALANCE
-----------------------      ----------- -------------- -----------
4.2500% to 4.9999% .........       5       29,313,210        9.63%
5.0000% to 5.3999% .........       9       79,472,706       26.10%
5.4000% to 5.7999% .........      12      107,004,568       35.14%
5.8000% to 5.9999% .........       6       57,516,583       18.89%
6.0000% to 6.1999% .........       2       11,461,972        3.76%
6.2000% to 7.7300% .........       4       19,720,608        6.48%
                                  --      -----------      ------
TOTAL/WEIGHTED AVERAGE .....      38      304,489,648      100.00%
                                  ==      ===========      ======



                                                    WEIGHTED AVERAGES
                             ----------------------------------------------------------------
                                            STATED
                              MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES         RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
-----------------------      ---------- ------------- ---------- -------------- -------------
4.2500% to 4.9999% .........    4.713%        64          1.64x       68.24%         62.71%
5.0000% to 5.3999% .........    5.270%        87          1.86x       62.96%         55.88%
5.4000% to 5.7999% .........    5.655%       111          1.32x       77.71%         66.23%
5.8000% to 5.9999% .........    5.923%       127          1.30x       73.15%         60.26%
6.0000% to 6.1999% .........    6.020%       118          1.20x       79.05%         70.09%
6.2000% to 7.7300% .........    6.773%       125          1.27x       78.60%         69.56%
TOTAL/WEIGHTED AVERAGE .....    5.601%       105          1.48x       72.19%         62.42%

                                      A-3-4

             MORTGAGED PROPERTIES BY STATE(1)--ALL MORTGAGE LOANS



                                                            % OF
                            NUMBER OF      AGGREGATE      INITIAL
                            MORTGAGED    CUT-OFF DATE       POOL
STATE                      PROPERTIES       BALANCE       BALANCE
-----                      ----------   -------------     -------
California ..............       84        408,669,022       31.66%
Southern California .....       54        279,888,655       21.68
Northern California .....       30        128,780,366        9.98
Florida .................       43        117,780,328        9.12
Texas ...................       27         75,312,798        5.83
Colorado ................        5         68,045,233        5.27
New York ................       10         63,693,989        4.93
Georgia .................       11         59,808,258        4.63
Pennsylvania ............        2         59,390,814        4.60
Illinois ................        2         51,783,552        4.01
Louisiana ...............        5         50,243,126        3.89
Virgina .................       15         29,044,265        2.25
Ohio ....................        3         27,688,717        2.15
Utah ....................        5         25,447,731        1.97
Kansas ..................        3         24,415,437        1.89
Minnesota ...............        2         24,053,394        1.86
Nevada ..................        5         23,220,439        1.80
Washington ..............       17         22,809,672        1.77
North Carolina ..........        3         22,022,935        1.71
Missouri ................       14         21,427,639        1.66
Arizona .................       11         19,032,041        1.47
South Carolina ..........        2         13,343,447        1.03
Michigan ................        3         13,033,011        1.01
Maryland ................        4         11,045,510        0.86
New Jersey ..............        1         10,769,893        0.83
North Dakota ............        2          8,517,366        0.66
Idaho ...................        2          7,929,698        0.61
Tennessee ...............        2          6,139,472        0.48
Indiana .................        2          4,945,425        0.38
Oklahoma ................        3          4,762,076        0.37
Arkansas ................        2          3,733,114        0.29
Kentucky ................        1          3,174,743        0.25
Mississippi .............        1          2,832,983        0.22
New Mexico ..............        3          2,772,711        0.21
Oregon ..................        2          2,636,356        0.20
West Virginia ...........        1          1,299,019        0.10
                                --        -----------      ------
TOTAL/WEIGHTED
 AVERAGE ................      298      1,290,824,213      100.00%
                               ===      =============      ======



                                                 WEIGHTED AVERAGES
                          ---------------------------------------------------------------
                                         STATED
                           MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
STATE                        RATE     TERM (MOS.)   DSCR(2)   LTV RATIO(2)   MATURITY(2)
-----                     ---------- ------------- --------- -------------- -------------
California ..............    5.495%       100         1.72x       65.65%         56.35%
Southern California .....    5.487%       100         1.82x       64.33%         54.80%
Northern California .....    5.515%        99         1.51x       68.52%         59.73%
Florida .................    5.368%        90         1.71x       65.60%         58.20%
Texas ...................    5.827%       104         1.48x       72.49%         61.93%
Colorado ................    5.406%       114         1.53x       69.51%         58.17%
New York ................    5.557%        95         1.28x       74.16%         64.53%
Georgia .................    4.457%        68         2.40x       59.14%         56.86%
Pennsylvania ............    6.318%       118         1.32x       77.25%         65.98%
Illinois ................    5.461%        69         1.37x       72.59%         66.62%
Louisiana ...............    5.522%       123         1.86x       68.09%         53.42%
Virgina .................    6.117%       118         1.45x       75.21%         61.56%
Ohio ....................    6.129%       116         1.37x       62.32%         49.14%
Utah ....................    5.829%       122         1.39x       74.29%         62.60%
Kansas ..................    5.935%       130         1.31x       74.09%         60.33%
Minnesota ...............    5.713%       117         1.27x       78.35%         67.29%
Nevada ..................    5.867%       113         1.32x       70.46%         59.50%
Washington ..............    5.574%       118         1.54x       64.89%         54.48%
North Carolina ..........    5.667%       116         1.52x       67.43%         56.26%
Missouri ................    5.907%       129         1.32x       67.99%         55.44%
Arizona .................    5.882%       104         1.61x       61.62%         54.62%
South Carolina ..........    5.572%       174         1.36x       73.16%         52.59%
Michigan ................    6.096%       125         1.27x       77.85%         66.73%
Maryland ................    5.963%       116         1.47x       75.82%         62.11%
New Jersey ..............    5.810%       117         1.36x       79.78%         67.47%
North Dakota ............    5.421%       117         1.48x       73.71%         59.72%
Idaho ...................    6.040%       118         1.27x       76.70%         65.26%
Tennessee ...............    5.773%       117         1.49x       78.95%         66.70%
Indiana .................    5.580%       117         1.42x       79.76%         67.00%
Oklahoma ................    5.756%       120         1.29x       75.22%         59.24%
Arkansas ................    7.242%       116         1.42x       66.77%         54.16%
Kentucky ................    4.250%       117         3.11x       33.70%         20.55%
Mississippi .............    5.630%       235         1.30x       66.50%          0.00%
New Mexico ..............    5.622%       117         1.62x       71.39%         60.08%
Oregon ..................    4.400%        56         1.73x       78.70%         72.28%
West Virginia ...........    6.350%       119         1.37x       73.37%         62.91%
TOTAL/WEIGHTED
 AVERAGE ................    5.581%       104         1.60x       68.72%         58.67%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.


                                     A-3-5

                MORTGAGED PROPERTIES BY STATE(1)--LOAN GROUP 1



                                                                                         WEIGHTED AVERAGES
                                                                  ---------------------------------------------------------------
                                                          % OF
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGED   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
STATE                      PROPERTIES      BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(2)   LTV RATIO(2)   MATURITY(2)
------------------------- ------------ -------------- ----------- ---------- ------------- --------- -------------- -------------
California ..............       75      330,957,523       33.55%     5.495%        99         1.75x       65.39%         55.92%
Southern California .....       49      254,582,601       25.81%     5.496%        99         1.80x       64.89%         55.37%
Northern California .....       26       76,374,923        7.74%     5.493%       102         1.61x       67.06%         57.75%
Florida .................       40       88,052,426        8.93%     5.285%        94         1.86x       61.05%         53.35%
Colorado ................        4       64,030,723        6.49%     5.374%       114         1.54x       69.03%         57.71%
Georgia .................       11       59,808,258        6.06%     4.457%        68         2.40x       59.14%         56.86%
Pennsylvania ............        2       59,390,814        6.02%     6.318%       118         1.32x       77.25%         65.98%
Illinois ................        2       51,783,552        5.25%     5.461%        69         1.37x       72.59%         66.62%
Texas ...................       22       48,066,972        4.87%     5.802%       107         1.46x       71.55%         59.77%
Louisiana ...............        4       45,259,455        4.59%     5.568%       124         1.43x       73.03%         57.19%
Ohio ....................        2       25,243,762        2.56%     6.194%       120         1.37x       60.96%         47.28%
North Carolina ..........        3       22,022,935        2.23%     5.667%       116         1.52x       67.43%         56.26%
Utah ....................        4       21,956,920        2.23%     5.750%       119         1.42x       73.48%         61.52%
Nevada ..................        4       21,731,143        2.20%     5.968%       117         1.30x       70.19%         59.05%
Virginia ................       11       21,059,666        2.14%     6.249%       118         1.47x       73.45%         59.35%
Washington ..............       16       17,530,223        1.78%     5.518%       119         1.60x       64.80%         54.29%
New York ................        3       17,182,563        1.74%     6.137%       117         1.41x       71.34%         59.36%
Arizona .................       10       13,395,946        1.36%     5.824%        98         1.78x       54.15%         47.99%
South Carolina ..........        2       13,343,447        1.35%     5.572%       174         1.36x       73.16%         52.59%
Maryland ................        4       11,045,510        1.12%     5.963%       116         1.47x       75.82%         62.11%
New Jersey ..............        1       10,769,893        1.09%     5.810%       117         1.36x       79.78%         67.47%
Minnesota ...............        1       10,400,000        1.05%     5.940%       117         1.34x       78.20%         69.21%
Michigan ................        2        9,273,011        0.94%     6.002%       118         1.24x       76.98%         65.40%
Idaho ...................        2        7,929,698        0.80%     6.040%       118         1.27x       76.70%         65.26%
Arkansas ................        2        3,733,114        0.38%     7.242%       116         1.42x       66.77%         54.16%
North Dakota ............        1        3,241,076        0.33%     5.960%       118         1.38x       66.83%         51.83%
Mississippi .............        1        2,832,983        0.29%     5.630%       235         1.30x       66.50%          0.00%
New Mexico ..............        3        2,772,711        0.28%     5.622%       117         1.62x       71.39%         60.08%
Missouri ................       13        1,580,335        0.16%     5.489%       119         1.92x       47.24%         39.64%
West Virginia ...........        1        1,299,019        0.13%     6.350%       119         1.37x       73.37%         62.91%
Kansas ..................        2          247,497        0.03%     5.489%       119         1.92x       47.24%         39.64%
Oklahoma ................        2          237,076        0.02%     5.489%       119         1.92x       47.24%         39.64%
Tennessee ...............        1          156,314        0.02%     5.489%       119         1.92x       47.24%         39.64%
                                --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ................      251      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                               ===      ===========      ======

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(2) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.


                                     A-3-6

                MORTGAGED PROPERTIES BY STATE(1)--LOAN GROUP 2



                                                                                         WEIGHTED AVERAGES
                                                                  ----------------------------------------------------------------
                                                          % OF
                            NUMBER OF     AGGREGATE       LOAN                   STATED
                            MORTGAGED   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
STATE                      PROPERTIES      BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
------------------------- ------------ -------------- ----------- ---------- ------------- ---------- -------------- -------------
California ..............       9        77,711,498       25.52%     5.497%       103          1.58x       66.76%         58.20%
Northern California .....       4        52,405,444       17.21%     5.546%        96          1.36x       70.65%         62.61%
Southern California .....       5        25,306,055        8.31%     5.396%       118          2.03x       58.70%         49.05%
New York ................       7        46,511,426       15.28%     5.343%        86          1.24x       75.21%         66.44%
Florida .................       3        29,727,903        9.76%     5.615%        77          1.26x       79.07%         72.54%
Texas ...................       5        27,245,826        8.95%     5.872%        98          1.51x       74.14%         65.74%
Kansas ..................       1        24,167,939        7.94%     5.940%       130          1.30x       74.36%         60.54%
Missouri ................       1        19,847,304        6.52%     5.940%       130          1.27x       69.64%         56.70%
Minnesota ...............       1        13,653,394        4.48%     5.540%       117          1.21x       78.47%         65.83%
Virginia ................       4         7,984,599        2.62%     5.770%       118          1.42x       79.85%         67.39%
Tennessee ...............       1         5,983,158        1.96%     5.780%       117          1.48x       79.78%         67.41%
Arizona .................       1         5,636,095        1.85%     6.020%       118          1.20x       79.38%         70.38%
Washington ..............       1         5,279,449        1.73%     5.760%       116          1.35x       65.18%         55.10%
North Dakota ............       1         5,276,290        1.73%     5.090%       116          1.54x       77.94%         64.56%
Louisiana ...............       1         4,983,671        1.64%     5.105%       117          5.72x       23.18%         19.19%
Indiana .................       2         4,945,425        1.62%     5.580%       117          1.42x       79.76%         67.00%
Oklahoma ................       1         4,525,000        1.49%     5.770%       120          1.26x       76.69%         60.27%
Colorado ................       1         4,014,510        1.32%     5.920%       118          1.28x       77.20%         65.44%
Michigan ................       1         3,760,000        1.23%     6.327%       142          1.36x       80.00%         69.99%
Utah ....................       1         3,490,811        1.15%     6.327%       142          1.20x       79.34%         69.41%
Kentucky ................       1         3,174,743        1.04%     4.250%       117          3.11x       33.70%         20.55%
Oregon ..................       2         2,636,356        0.87%     4.400%        56          1.73x       78.70%         72.28%
Ohio ....................       1         2,444,955        0.80%     5.460%        82          1.35x       76.40%         68.44%
Nevada ..................       1         1,489,296        0.49%     4.400%        56          1.65x       74.46%         66.04%
                                -        ----------      ------
TOTAL/WEIGHTED
 AVERAGE ................      47       304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                               ==       ===========      ======

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-3-7

         RANGE OF REMAINING TERMS TO MATURITY DATE--ALL MORTGAGE LOANS



                                                                                        WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------------
                                                         % OF
                                        AGGREGATE      INITIAL                  STATED
RANGE OF REMAINING       NUMBER OF    CUT-OFF DATE       POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)               LOANS         BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
------------            ----------- ---------------- ----------- ---------- ------------- --------- -------------- -------------
55 - 60 ...............      12        178,873,020       13.86%     4.885%        58         1.81x       67.03%         64.01%
61 - 85 ...............      12        212,898,181       16.49      5.313%        77         1.87x       63.31%         57.08%
86 - 120 ..............     102        817,344,010       63.32      5.770%       117         1.51x       70.06%         58.37%
121 - 235 .............      10         81,709,001        6.33      5.914%       146         1.30x       73.11%         54.17%
                            ---        -----------      ------
TOTAL/WEIGHTED
 AVERAGE ..............     136      1,290,824,213      100.00%     5.581%       104         1.60x       68.72%         58.67%
                            ===      =============      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



            RANGE OF REMAINING TERMS TO MATURITY DATE--LOAN GROUP 1



                                                                                      WEIGHTED AVERAGES
                                                               ---------------------------------------------------------------
                                                       % OF
                                       AGGREGATE       LOAN                   STATED
RANGE OF REMAINING       NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)               LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
------------            ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
57 - 60 ...............       6      134,611,500       13.65%     4.854%        58         1.96x       65.14%         62.73%
61 - 85 ...............       9      157,716,906       15.99%     5.262%        76         2.07x       59.99%         54.07%
86 - 120 ..............      78      669,763,212       67.90%     5.791%       118         1.48x       69.83%         58.01%
121 - 235 .............       5       24,242,948        2.46%     5.638%       176         1.32x       71.10%         37.17%
                             --      -----------      ------                   ---         ----        -----          -----
TOTAL/WEIGHTED
 AVERAGE ..............      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                             ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



            RANGE OF REMAINING TERMS TO MATURITY DATE--LOAN GROUP 2



                                                                                      WEIGHTED AVERAGES
                                                               ----------------------------------------------------------------
                                                       % OF
                                       AGGREGATE       LOAN                   STATED
RANGE OF REMAINING       NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
TERMS (MOS.)               LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
------------            ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
55 - 60 ...............       6       44,261,521       14.54%     4.979%        57          1.36x       72.78%         67.91%
61 - 85 ...............       3       55,181,275       18.12%     5.457%        81          1.32x       72.82%         65.66%
86 - 120 ..............      24      147,580,798       48.47%     5.673%       116          1.65x       71.10%         59.98%
121 - 142 .............       5       57,466,054       18.87%     6.031%       133          1.29x       73.95%         61.34%
                             --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ..............      38      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                             ==      ===========      ======


                                     A-3-8

                     YEARS OF MATURITY--ALL MORTGAGE LOANS


                                                                                      WEIGHTED AVERAGES
                                                               ---------------------------------------------------------------
                                                       % OF
                                      AGGREGATE      INITIAL                  STATED
                       NUMBER OF    CUT-OFF DATE       POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY        LOANS         BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-----------------     ----------- ---------------- ----------- ---------- ------------- --------- -------------- -------------
2008 ................      12        178,873,020       13.86%     4.885%        58         1.81x       67.03%         64.01%
2009 ................       1         47,000,000        3.64      4.605%        61         3.44x       35.07%         30.92%
2010 ................      10        150,088,181       11.63      5.506%        81         1.43x       70.62%         63.93%
2011 ................       2         22,079,797        1.71      6.191%        85         1.36x       77.48%         69.68%
2013 ................      94        731,849,213       56.70      5.750%       117         1.53x       70.08%         58.52%
2014 ................      10        126,580,774        9.81      5.848%       124         1.36x       70.47%         57.14%
2015 ................       3         13,450,811        1.04      6.327%       142         1.28x       79.59%         69.63%
2016 ................       1          2,191,030        0.17      6.010%       155         1.27x       63.88%          0.71%
2018 ................       1         13,184,007        1.02      5.573%       175         1.36x       73.47%         52.75%
2020 ................       1          2,694,396        0.21      5.520%       198         1.18x       66.36%          0.00%
2023 ................       1          2,832,983        0.22      5.630%       235         1.30x       66.50%          0.00%
                           --        -----------      ------
TOTAL/WEIGHTED
 AVERAGE ............     136      1,290,824,213      100.00%     5.581%       104         1.60x       68.72%         58.67%
                          ===      =============      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.


                        YEARS OF MATURITY--LOAN GROUP 1


                                                                                     WEIGHTED AVERAGES
                                                              ---------------------------------------------------------------
                                                      % OF
                                      AGGREGATE       LOAN                   STATED
                        NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY         LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-----------------      ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
2008 .................       6      134,611,500       13.65%     4.854%        58         1.96x       65.14%         62.73%
2009 .................       1       47,000,000        4.77%     4.605%        61         3.44x       35.07%         30.92%
2010 .................       7       94,906,906        9.62%     5.535%        81         1.49x       69.35%         62.92%
2011 .................       1       15,810,000        1.60%     5.580%        84         1.41x       77.88%         69.79%
2013 .................      72      595,063,212       60.33%     5.790%       117         1.49x       69.95%         58.29%
2014 .................       7       78,040,531        7.91%     5.801%       120         1.41x       69.11%         56.01%
2016 .................       1        2,191,030        0.22%     6.010%       155         1.27x       63.88%          0.71%
2018 .................       1       13,184,007        1.34%     5.573%       175         1.36x       73.47%         52.75%
2020 .................       1        2,694,396        0.27%     5.520%       198         1.18x       66.36%          0.00%
2023 .................       1        2,832,983        0.29%     5.630%       235         1.30x       66.50%          0.00%
                            --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .............      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                            ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.


                        YEARS OF MATURITY--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                              ----------------------------------------------------------------
                                                      % OF
                                      AGGREGATE       LOAN                   STATED
                        NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
YEARS OF MATURITY         LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
-----------------      ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
2008 .................       6       44,261,521       14.54%     4.979%        57          1.36x       72.78%         67.91%
2010 .................       3       55,181,275       18.12%     5.457%        81          1.32x       72.82%         65.66%
2011 .................       1        6,269,797        2.06%     7.730%        89          1.24x       76.46%         69.39%
2013 .................      22      136,786,001       44.92%     5.576%       118          1.68x       70.67%         59.54%
2014 .................       3       48,540,243       15.94%     5.924%       129          1.28x       72.65%         58.94%
2015 .................       3       13,450,811        4.42%     6.327%       142          1.28x       79.59%         69.63%

                            --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .............      38      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                            ==      ===========      ======



                                     A-3-9

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE
                                     LOANS


                                                                                          WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------------
                                                           % OF
                                          AGGREGATE      INITIAL                  STATED
RANGE OF DEBT SERVICE      NUMBER OF    CUT-OFF DATE       POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS              LOANS         BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
---------------           ----------- ---------------- ----------- ---------- ------------- --------- -------------- -------------
1.176x to 1.199x ........       1          2,694,396        0.21%     5.520%       198         1.18x       66.36%         0.00%
1.200x to 1.249x ........      11         96,158,441        7.45%     5.736%       100         1.22x       75.64%        66.12%
1.250x to 1.299x ........      18        288,141,440       22.32      5.928%       108         1.28x       75.75%        64.33%
1.300x to 1.399x ........      37        258,807,862       20.05      5.772%       112         1.34x       74.23%        62.30%
1.400x to 1.449x ........      16        172,223,088       13.34      5.674%       102         1.43x       72.58%        62.92%
1.450x to 1.499x ........      11         65,521,389        5.08      5.483%       115         1.47x       75.89%        62.61%
1.500x to 1.549x ........       8         64,351,501        4.99      5.777%       101         1.52x       71.51%        61.78%
1.550x to 1.599x ........       5         65,567,629        5.08      5.454%       117         1.56x       66.98%        54.93%
1.600x to 1.649x ........       2          7,453,766        0.58      5.341%       116         1.62x       75.36%        62.22%
1.650x to 1.699x ........       4         13,141,895        1.02      5.752%       111         1.67x       69.84%        56.33%
1.700x to 5.717x ........      23        256,762,808       19.89      4.886%        89         2.54x       47.78%        42.82%
                              ---      -------------      ------
TOTAL/WEIGHTED
 AVERAGE ................     136      1,290,824,213      100.00%     5.581%       104         1.60x       68.72%        58.67%
                              ===      =============      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.


  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                         WEIGHTED AVERAGES
                                                                  ---------------------------------------------------------------
                                                          % OF
                                          AGGREGATE       LOAN                   STATED
RANGE OF DEBT SERVICE       NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
---------------            ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
1.176x to 1.199x .........       1        2,694,396        0.27%     5.520%       198         1.18x       66.36%         0.00%
1.200x to 1.249x .........       3       26,577,483        2.69%     5.910%       112         1.24x       74.38%        63.23%
1.250x to 1.299x .........      11      204,469,919       20.73%     5.991%       108         1.28x       75.30%        63.55%
1.300x to 1.399x .........      29      173,728,066       17.61%     5.831%       115         1.35x       74.95%        62.18%
1.400x to 1.449x .........      13      156,099,156       15.83%     5.669%       100         1.43x       72.03%        62.63%
1.450x to 1.499x .........      10       59,538,231        6.04%     5.454%       115         1.47x       75.49%        62.13%
1.500x to 1.549x .........       7       59,075,211        5.99%     5.838%       100         1.51x       70.93%        61.53%
1.550x to 1.599x .........       5       65,567,629        6.65%     5.454%       117         1.56x       66.98%        54.93%
1.600x to 1.649x .........       2        7,453,766        0.76%     5.341%       116         1.62x       75.36%        62.22%
1.650x to 1.699x .........       3       11,652,599        1.18%     5.925%       118         1.67x       69.25%        55.09%
1.700x to 3.439x .........      14      219,478,110       22.25%     4.866%        87         2.49x       47.66%        42.97%
                                --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .................      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%        57.51%
                                ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.


  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                         WEIGHTED AVERAGES
                                                                  ----------------------------------------------------------------
                                                          % OF
                                          AGGREGATE       LOAN                   STATED
RANGE OF DEBT SERVICE       NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
COVERAGE RATIOS               LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
---------------            ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
1.200x to 1.249x .........       8       69,580,958       22.85%     5.670%        95          1.21x       76.12%         67.22%
1.250x to 1.299x .........       7       83,671,521       27.48%     5.775%       108          1.27x       76.85%         66.24%
1.300x to 1.399x .........       8       85,079,795       27.94%     5.651%       106          1.34x       72.78%         62.56%
1.400x to 1.449x .........       3       16,123,931        5.30%     5.722%       118          1.42x       77.91%         65.67%
1.450x to 1.499x .........       1        5,983,158        1.96%     5.780%       117          1.48x       79.78%         67.41%
1.500x to 1.549x .........       1        5,276,290        1.73%     5.090%       116          1.54x       77.94%         64.56%
1.650x to 1.699x .........       1        1,489,296        0.49%     4.400%        56          1.65x       74.46%         66.04%
1.700x to 5.717x .........       9       37,284,698       12.24%     5.003%       103          2.80x       48.48%         41.92%
                                --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .................      38      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                                ==      ===========      ======

                                     A-3-10

        RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS




                                                            % OF
                                           AGGREGATE      INITIAL
RANGE OF LTV RATIOS AS      NUMBER OF    CUT-OFF DATE       POOL
OF THE CUT-OFF DATE           LOANS         BALANCE       BALANCE
-------------------        ----------- ---------------- -----------
23.18% to 45.00% .........       9         70,377,275        5.45%
45.01% to 50.00% .........       3         98,691,345        7.65
50.01% to 55.00% .........       3         12,071,807        0.94
55.01% to 60.00% .........       4         69,940,691        5.42
60.01% to 65.00% .........       8         35,482,823        2.75
65.01% to 70.00% .........      24        247,531,336       19.18
70.01% to 75.00% .........      33        250,088,881       19.37
75.01% to 80.00% .........      50        482,184,260       37.35
80.01% to 80.82% .........       2         24,455,796        1.89
                               ---      -------------      ------
TOTAL/WEIGHTED
 AVERAGE .................     136      1,290,824,213      100.00%
                               ===      =============      ======



                                                  WEIGHTED AVERAGES
                           ---------------------------------------------------------------
                                          STATED
RANGE OF LTV RATIOS AS      MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
OF THE CUT-OFF DATE           RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-------------------        ---------- ------------- --------- -------------- -------------
23.18% to 45.00% .........    4.790%        80         3.48x       34.36%         29.32%
45.01% to 50.00% .........    5.228%       106         2.10x       47.41%         41.42%
50.01% to 55.00% .........    5.217%       102         2.21x       53.77%         46.94%
55.01% to 60.00% .........    4.857%        79         2.12x       57.27%         53.00%
60.01% to 65.00% .........    5.335%       119         1.66x       62.57%         47.37%
65.01% to 70.00% .........    5.636%       102         1.45x       67.83%         57.38%
70.01% to 75.00% .........    5.737%       113         1.38x       73.20%         60.92%
75.01% to 80.00% .........    5.816%       106         1.32x       78.13%         67.53%
80.01% to 80.82% .........    5.111%       115         1.50x       80.29%         66.59%
TOTAL/WEIGHTED
 AVERAGE .................    5.581%       104         1.60x       68.72%         58.67%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.


           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                          WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------------
                                                           % OF
                                           AGGREGATE       LOAN                   STATED
RANGE OF LTV RATIOS AS       NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
OF THE CUT-OFF DATE            LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-------------------         ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
26.86% to 45.00% ..........       4       50,257,076        5.10%     4.691%        65         3.43x       34.73%         30.41%
45.01% to 50.00% ..........       3       98,691,345       10.01%     5.228%       106         2.10x       47.41%         41.42%
50.01% to 55.00% ..........       3       12,071,807        1.22%     5.217%       102         2.21x       53.77%         46.94%
55.01% to 60.00% ..........       4       69,940,691        7.09%     4.857%        79         2.12x       57.27%         53.00%
60.01% to 65.00% ..........       7       30,492,921        3.09%     5.300%       119         1.65x       62.97%         46.88%
65.01% to 70.00% ..........      18      169,134,872       17.15%     5.728%       106         1.48x       67.56%         56.13%
70.01% to 75.00% ..........      29      205,024,924       20.79%     5.783%       115         1.40x       73.06%         60.39%
75.01% to 80.00% ..........      28      326,265,135       33.08%     5.834%       105         1.33x       77.70%         67.14%
80.01% to 80.82% ..........       2       24,455,796        2.48%     5.111%       115         1.50x       80.29%         66.59%
                                 --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ..................      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                                 ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.


           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                           % OF
                                           AGGREGATE       LOAN
RANGE OF LTV RATIOS AS       NUMBER OF   CUT-OFF DATE    GROUP 2
OF THE CUT-OFF DATE            LOANS        BALANCE      BALANCE
-------------------         ----------- -------------- -----------
23.18% to 45.00% ..........       5       20,120,199        6.61%
60.01% to 65.00% ..........       1        4,989,902        1.64%
65.01% to 70.00% ..........       6       78,396,465       25.75%
70.01% to 75.00% ..........       4       45,063,957       14.80%
75.01% to 80.00% ..........      22      155,919,125       51.21%
                                 --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ..................      38      304,489,648      100.00%
                                 ==      ===========      ======



                                                   WEIGHTED AVERAGES
                            ----------------------------------------------------------------
                                           STATED
RANGE OF LTV RATIOS AS       MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
OF THE CUT-OFF DATE            RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
-------------------         ---------- ------------- ---------- -------------- -------------
23.18% to 45.00% ..........    5.038%       117          3.63x       33.43%         26.58%
60.01% to 65.00% ..........    5.550%       118          1.73x       60.12%         50.40%
65.01% to 70.00% ..........    5.436%        93          1.38x       68.39%         60.09%
70.01% to 75.00% ..........    5.528%       101          1.29x       73.83%         63.35%
75.01% to 80.00% ..........    5.778%       109          1.30x       79.02%         68.34%
TOTAL/WEIGHTED
 AVERAGE ..................    5.601%       105          1.48x       72.19%         62.42%

                                     A-3-11

  RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--ALL MORTGAGE LOANS



                                                            % OF
RANGE OF LTV RATIOS AS                     AGGREGATE      INITIAL
OF MORTGAGE LOAN            NUMBER OF    CUT-OFF DATE       POOL
MATURITY DATES                LOANS         BALANCE       BALANCE
--------------             ----------- ---------------- -----------
0.00% to 45.00% ..........      17        166,503,845       12.90%
45.01% to 50.00% .........       6         55,190,698        4.28
50.01% to 55.00% .........      13         65,139,323        5.05
55.01% to 60.00% .........      27        214,256,393       16.60
60.01% to 65.00% .........      27        337,483,204       26.14
65.01% to 70.00% .........      39        349,738,898       27.09
70.01% to 73.29% .........       7        102,511,854        7.94
                               ---      -------------      ------
TOTAL/WEIGHTED
 AVERAGE .................     136      1,290,824,213      100.00%
                               ===      =============      ======



                                                  WEIGHTED AVERAGES
                           ---------------------------------------------------------------
RANGE OF LTV RATIOS AS                    STATED
OF MORTGAGE LOAN            MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
MATURITY DATES                RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
--------------             ---------- ------------- --------- -------------- -------------
0.00% to 45.00% ..........    5.222%       106         2.53x       43.27%         33.67%
45.01% to 50.00% .........    5.462%        96         1.91x       56.43%         47.10%
50.01% to 55.00% .........    5.513%       126         1.67x       65.58%         52.32%
55.01% to 60.00% .........    5.413%       104         1.69x       66.60%         56.76%
60.01% to 65.00% .........    5.710%       107         1.38x       72.84%         62.32%
65.01% to 70.00% .........    5.786%       110         1.34x       78.11%         67.32%
70.01% to 73.29% .........    5.501%        65         1.30x       77.49%         72.00%
TOTAL/WEIGHTED
 AVERAGE .................    5.581%       104         1.60x       68.72%         58.67%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--LOAN GROUP 1



                                                                                       WEIGHTED AVERAGES
                                                                ---------------------------------------------------------------
                                                        % OF
                                        AGGREGATE       LOAN                   STATED
RANGE OF LTV RATIOS       NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
AT MATURITY                 LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-----------              ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
0.00% to 45.00% ........      12      146,383,646       14.84%     5.247%       104         2.38x       44.62%         34.64%
45.01% to 50.00% .......       6       55,190,698        5.60%     5.462%        96         1.91x       56.43%         47.10%
50.01% to 55.00% .......      12       60,149,421        6.10%     5.510%       127         1.66x       66.04%         52.48%
55.01% to 60.00% .......      23      182,197,492       18.47%     5.342%       100         1.75x       66.25%         56.81%
60.01% to 65.00% .......      22      259,782,504       26.34%     5.768%       110         1.40x       73.21%         62.54%
65.01% to 70.00% .......      20      215,519,306       21.85%     5.844%       111         1.35x       78.31%         67.23%
70.01% to 72.27% .......       3       67,111,500        6.80%     5.467%        58         1.31x       76.55%         71.72%
                              --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ...............      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                              ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--LOAN GROUP 2



                                                                                       WEIGHTED AVERAGES
                                                                ----------------------------------------------------------------
                                                        % OF
                                        AGGREGATE       LOAN                   STATED
RANGE OF LTV RATIOS       NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
AT MATURITY                 LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
-----------              ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
19.19% to 45.00% .......       5       20,120,199        6.61%     5.038%       117          3.63x       33.43%         26.58%
45.01% to 55.00% .......       1        4,989,902        1.64%     5.550%       118          1.73x       60.12%         50.40%
55.01% to 60.00% .......       4       32,058,901       10.53%     5.823%       125          1.35x       68.56%         56.51%
60.01% to 65.00% .......       5       77,700,700       25.52%     5.515%        98          1.33x       71.60%         61.58%
65.01% to 70.00% .......      19      134,219,592       44.08%     5.693%       108          1.32x       77.80%         67.47%
70.01% to 73.29% .......       4       35,400,354       11.63%     5.565%        79          1.28x       79.28%         72.54%
                              --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ...............      38      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                              ==      ===========      ======


                                     A-3-12

              RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS


                                                                    % OF
                                                   AGGREGATE      INITIAL
RANGE OF CUT-OFF                    NUMBER OF    CUT-OFF DATE       POOL
DATE BALANCES                         LOANS         BALANCE       BALANCE
-------------                      ----------- ---------------- -----------
$778,991 - $4,999,999.............      68        221,430,500       17.15%
$5,000,000 - $9,999,999...........      32        208,329,435       16.14
$10,000,000 - $14,999,999.........      10        119,423,247        9.25
$15,000,000 - $19,999,999.........      11        193,410,698       14.98
$20,000,000 - $24,999,999.........       4         87,124,744        6.75
$25,000,000 - $29,999,999.........       2         57,169,035        4.43
$30,000,000 - $34,999,999.........       2         60,975,044        4.72
$35,000,000 - $39,999,999.........       2         72,389,665        5.61
$40,000,000 - $44,999,999.........       1         42,821,547        3.32
$45,000,000 - $54,999,999.........       2         96,844,943        7.50
$55,000,000 - $75,000,000.........       2        130,905,355       10.14
                                       ---      -------------      ------
TOTAL/WEIGHTED AVERAGE ...........     136      1,290,824,213      100.00%
                                       ===      =============      ======



                                                          WEIGHTED AVERAGES
                                   ---------------------------------------------------------------
                                                  STATED
RANGE OF CUT-OFF                    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
DATE BALANCES                         RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-------------                      ---------- ------------- --------- -------------- -------------
$778,991 - $4,999,999.............    5.784%       118         1.63x       68.64%         54.26%
$5,000,000 - $9,999,999...........    5.693%       107         1.50x       72.29%         61.82%
$10,000,000 - $14,999,999.........    5.796%       124         1.33x       76.01%         63.65%
$15,000,000 - $19,999,999.........    5.385%        93         1.45x       73.84%         65.20%
$20,000,000 - $24,999,999.........    5.527%       107         1.65x       65.80%         55.71%
$25,000,000 - $29,999,999.........    4.904%        70         1.97x       62.25%         58.75%
$30,000,000 - $34,999,999.........    5.928%       101         1.40x       72.16%         63.89%
$35,000,000 - $39,999,999.........    5.488%       101         1.40x       71.31%         61.70%
$40,000,000 - $44,999,999.........    5.455%        58         1.26x       77.89%         72.27%
$45,000,000 - $54,999,999.........    4.983%        90         2.47x       51.46%         43.72%
$55,000,000 - $75,000,000.........    5.857%       119         1.65x       60.46%         51.37%
TOTAL/WEIGHTED AVERAGE ...........    5.581%       104         1.60x       68.72%         58.67%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



                 RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1


                                                                  % OF
                                                  AGGREGATE       LOAN
RANGE OF CUT-OFF                    NUMBER OF   CUT-OFF DATE    GROUP 1
DATE BALANCES                         LOANS        BALANCE      BALANCE
-------------                      ----------- -------------- -----------
$778,991 - $4,999,999.............      52      166,753,868       16.91%
$5,000,000 - $9,999,999...........      18      117,241,359       11.89%
$10,000,000 - $14,999,999.........       8       95,619,490        9.69%
$15,000,000 - $19,999,999.........       8      140,003,925       14.19%
$20,000,000 - $24,999,999.........       2       41,000,000        4.16%
$25,000,000 - $29,999,999.........       2       57,169,035        5.80%
$30,000,000 - $34,999,999.........       2       60,975,044        6.18%
$35,000,000 - $39,999,999.........       1       37,000,000        3.75%
$40,000,000 - $44,999,999.........       1       42,821,547        4.34%
$45,000,000 - $54,999,999.........       2       96,844,943        9.82%
$55,000,000 - $75,000,000.........       2      130,905,355       13.27%
                                        --      -----------      ------
TOTAL/WEIGHTED AVERAGE ...........      98      986,334,566      100.00%
                                        ==      ===========      ======



                                                          WEIGHTED AVERAGES
                                   ---------------------------------------------------------------
                                                  STATED
RANGE OF CUT-OFF                    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
DATE BALANCES                         RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-------------                      ---------- ------------- --------- -------------- -------------
$778,991 - $4,999,999.............    5.869%       119         1.52x       69.24%         53.54%
$5,000,000 - $9,999,999...........    5.700%       111         1.46x       73.06%         61.02%
$10,000,000 - $14,999,999.........    5.867%       125         1.36x       75.25%         63.01%
$15,000,000 - $19,999,999.........    5.315%        93         1.53x       73.74%         65.13%
$20,000,000 - $24,999,999.........    5.202%        88         2.04x       53.38%         46.83%
$25,000,000 - $29,999,999.........    4.904%        70         1.97x       62.25%         58.75%
$30,000,000 - $34,999,999.........    5.928%       101         1.40x       72.16%         63.89%
$35,000,000 - $39,999,999.........    5.640%       120         1.45x       73.27%         61.47%
$40,000,000 - $44,999,999.........    5.455%        58         1.26x       77.89%         72.27%
$45,000,000 - $54,999,999.........    4.983%        90         2.47x       51.46%         43.72%
$55,000,000 - $75,000,000.........    5.857%       119         1.65x       60.46%         51.37%
TOTAL/WEIGHTED AVERAGE ...........    5.575%       104         1.64x       67.65%         57.51%

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



                 RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2


                                                                  % OF
                                                  AGGREGATE       LOAN
RANGE OF CUT-OFF                    NUMBER OF   CUT-OFF DATE    GROUP 2
DATE BALANCES                         LOANS        BALANCE      BALANCE
-------------                      ----------- -------------- -----------
$996,892 - $4,999,999.............      16       54,676,633       17.96%
$5,000,000 - $9,999,999...........      14       91,088,076       29.91%
$10,000,000 - $14,999,999.........       2       23,803,757        7.82%
$15,000,000 - $19,999,999.........       3       53,406,773       17.54%
$20,000,000 - $24,999,999.........       2       46,124,744       15.15%
$35,000,000 - $35,389,665.........       1       35,389,665       11.62%
                                        --       ----------      ------
TOTAL/WEIGHTED AVERAGE ...........      38      304,489,648      100.00%
                                        ==      ===========      ======



                                                          WEIGHTED AVERAGES
                                   ----------------------------------------------------------------
                                                  STATED
RANGE OF CUT-OFF                    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
DATE BALANCES                         RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
-------------                      ---------- ------------- ---------- -------------- -------------
$996,892 - $4,999,999.............    5.524%       115          1.96x       66.82%         56.47%
$5,000,000 - $9,999,999...........    5.684%       101          1.54x       71.29%         62.84%
$10,000,000 - $14,999,999.........    5.511%       118          1.21x       79.09%         66.24%
$15,000,000 - $19,999,999.........    5.569%        93          1.24x       74.09%         65.40%
$20,000,000 - $24,999,999.........    5.816%       124          1.29x       76.83%         63.60%
$35,000,000 - $35,389,665.........    5.330%        81          1.35x       69.26%         61.94%
TOTAL/WEIGHTED AVERAGE ...........    5.601%       105          1.48x       72.19%         62.42%



                                     A-3-13

          RANGE OF CURRENT OCCUPANCY RATES(1)(2)--ALL MORTGAGE LOANS



                                                                                        WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------------
                                                         % OF
                         NUMBER OF      AGGREGATE      INITIAL                  STATED
RANGE OF CURRENT         MORTGAGED    CUT-OFF DATE       POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES         PROPERTIES       BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   MATURITY(3)
---------------        ------------ ---------------- ----------- ---------- ------------- --------- -------------- -------------
0.00% - 70.00% .......       26         12,925,071        1.00%     6.004%       118         1.73x       55.94%         46.41%
70.01% - 75.00% ......        8         58,384,680        4.52      4.742%        72         3.12x       41.32%         35.41%
75.01% - 80.00% ......        9         11,805,042        0.91      5.347%       117         1.78x       53.25%         44.48%
80.01% - 85.00% ......       14         53,236,273        4.12      5.795%       107         1.39x       72.42%         60.37%
85.01% - 90.00% ......       30        183,256,840       14.20      5.667%       121         1.49x       70.28%         57.86%
90.01% - 95.00% ......       47        358,715,953       27.79      5.399%        90         1.62x       69.40%         61.81%
95.01% - 100.00% .....      164        612,500,353       47.45      5.719%       110         1.49x       70.71%         59.68%
                            ---      -------------      ------
TOTAL/WEIGHTED
 AVERAGE .............      298      1,290,824,213      100.00%     5.581%       104         1.60x       68.72%         58.67%
                            ===      =============      ======

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 6.26% of the Initial Pool Balance.



             RANGE OF CURRENT OCCUPANCY RATES(1)(2)--LOAN GROUP 1



                                                                                     WEIGHTED AVERAGES
                                                              ---------------------------------------------------------------
                                                      % OF
                                      AGGREGATE       LOAN                   STATED
RANGE OF CURRENT        NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES           LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   MATURITY(3)
---------------        ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
0.00% - 70.00% .......      25       11,707,736        1.19%     6.048%       118         1.76x       53.47%         44.27%
70.01% - 75.00% ......       8       58,384,680        5.92%     4.742%        72         3.12x       41.32%         35.41%
75.01% - 80.00% ......       9       11,805,042        1.20%     5.347%       117         1.78x       53.25%         44.48%
80.01% - 85.00% ......      11       34,575,866        3.51%     5.782%       101         1.44x       70.74%         58.01%
85.01% - 90.00% ......      22      147,228,729       14.93%     5.707%       124         1.50x       68.55%         55.56%
90.01% - 95.00% ......      39      266,404,037       27.01%     5.349%        87         1.73x       67.38%         60.41%
95.01% - 100.00% .....     137      456,228,475       46.25%     5.749%       112         1.44x       71.38%         59.92%
                           ---      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .............     251      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                           ===      ===========      ======

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.


                                     A-3-14

             RANGE OF CURRENT OCCUPANCY RATES(1)(2)--LOAN GROUP 2



                                                                                     WEIGHTED AVERAGES
                                                              ----------------------------------------------------------------
                                                      % OF
                                      AGGREGATE       LOAN                   STATED
RANGE OF CURRENT        NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
OCCUPANCY RATES           LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
---------------        ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
63.54% - 70.00% ......       1        1,217,335        0.40%     5.580%       117          1.42x       79.76%         67.00%
80.01% - 85.00% ......       3       18,660,408        6.13%     5.818%       117          1.31x       75.55%         64.76%
85.01% - 90.00% ......       8       36,028,111       11.83%     5.503%       108          1.44x       77.33%         67.23%
90.01% - 95.00% ......       8       92,311,916       30.32%     5.543%        98          1.29x       75.23%         65.83%
95.01% - 100.00% .....      27      156,271,878       51.32%     5.631%       106          1.62x       68.76%         58.98%
                            --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE .............      47      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                            ==      ===========      ======

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


           RANGE OF YEARS BUILT/RENOVATED(1)(2)--ALL MORTGAGE LOANS



                                                                                     WEIGHTED AVERAGES
                                                              ---------------------------------------------------------------
                                                      % OF
                       NUMBER OF     AGGREGATE      INITIAL                  STATED
RANGE OF YEARS         MORTGAGED   CUT- OFF DATE      POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED       PROPERTIES      BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   MATURITY(3)
---------------      ------------ --------------- ----------- ---------- ------------- --------- -------------- -------------
1885 to 1969 .......       43         32,992,214       2.56%     5.552%       120         2.45x       55.49%         46.44%
1970 to 1979 .......       52         48,956,495       3.79      5.786%       123         1.61x       66.48%         57.03%
1980 to 1989 .......       57        143,681,267      11.13      5.619%       116         1.52x       69.32%         57.50%
1990 to 1999 .......       63        249,951,735      19.36      5.370%        95         1.66x       67.23%         58.80%
2000 to 2003 .......       83        815,242,502      63.16      5.628%       103         1.56x       69.74%         59.43%
                           --        -----------     ------
TOTAL/WEIGHTED
 AVERAGE ...........      298      1,290,824,213     100.00%     5.581%       104         1.60x       68.72%         58.67%
                          ===      =============     ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21), representing approximately 6.26% of the Initial Pool Balance.


                                     A-3-15

              RANGE OF YEARS BUILT/RENOVATED(1)(2)--LOAN GROUP 1



                                                                                   WEIGHTED AVERAGES
                                                            ---------------------------------------------------------------
                                                    % OF
                                    AGGREGATE       LOAN                   STATED
RANGE OF YEARS        NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED         LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(3)   LTV RATIO(3)   MATURITY(3)
---------------      ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
1885 to 1969 .......      35        6,050,396        0.61%     5.489%       119         1.92x       47.24%         39.64%
1970 to 1979 .......      43       16,674,654        1.69%     5.527%       119         1.76x       55.97%         46.97%
1980 to 1989 .......      52      110,017,518       11.15%     5.619%       122         1.56x       67.55%         54.56%
1990 to 1999 .......      53      197,547,656       20.03%     5.413%       100         1.73x       65.78%         57.18%
2000 to 2003 .......      68      656,044,343       66.51%     5.619%       102         1.62x       68.71%         58.54%
                          --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ...........     251      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                         ===      ===========      ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



              RANGE OF YEARS BUILT/RENOVATED(1)(2)--LOAN GROUP 2



                                                                                   WEIGHTED AVERAGES
                                                            ----------------------------------------------------------------
                                                    % OF
                                    AGGREGATE       LOAN                   STATED
RANGE OF YEARS        NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
BUILT/RENOVATED         LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
---------------      ----------- -------------- ----------- ---------- ------------- ---------- -------------- -------------
1950 to 1969 .......       8       26,941,819        8.85%     5.566%       120          2.57x       57.34%         47.96%
1970 to 1979 .......       9       32,281,841       10.60%     5.920%       125          1.53x       71.91%         62.23%
1980 to 1989 .......       5       33,663,749       11.06%     5.618%        96          1.39x       75.12%         67.10%
1990 to 1999 .......      10       52,404,079       17.21%     5.209%        77          1.40x       72.71%         64.93%
2000 to 2003 .......      15      159,198,160       52.28%     5.667%       109          1.33x       73.98%         63.09%
                          --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ...........      47      304,489,648      100.00%     5.601%       105          1.48x       72.19%         62.42%
                          ==      ===========      ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.


(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.


                                     A-3-16

       PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS



                                                                                        WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------------
                                                         % OF
                                        AGGREGATE      INITIAL                  STATED
PREPAYMENT               NUMBER OF    CUT-OFF DATE       POOL     MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
PROVISION                  LOANS         BALANCE       BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
---------               ----------- ---------------- ----------- ---------- ------------- --------- -------------- -------------
Lockout followed by
 Defeasance ...........     130      1,172,172,602       90.81%     5.667%       109         1.55x       69.27%         58.45%
Lockout followed by
 Yield Maintenance.....       5         97,651,611        7.57      4.823%        61         1.95x       66.52%         63.57%
Lockout followed by
 Open Period ..........       1         21,000,000        1.63      4.300%        58         2.77x       47.95%         47.95%
                            ---      -------------      ------
TOTAL/WEIGHTED
 AVERAGE ..............     136      1,290,824,213      100.00%     5.581%       104         1.60x       68.72%         58.67%
                            ===      =============      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A), representing approximately 6.26% of the Initial Pool Balance.



          PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1



                                                                                      WEIGHTED AVERAGES
                                                               ---------------------------------------------------------------
                                                       % OF
                                       AGGREGATE       LOAN                   STATED
PREPAYMENT               NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE    REMAINING              CUT-OFF DATE   LTV RATIO AT
PROVISION                  LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
---------               ----------- -------------- ----------- ---------- ------------- --------- -------------- -------------
Lockout followed by
 Defeasance ...........      92      867,682,955       87.97%     5.690%       110         1.57x       68.25%         57.06%
Lockout followed by
 Yield Maintenance.....       5       97,651,611        9.90%     4.823%        61         1.95x       66.52%         63.57%
Lockout followed by
 Open Period ..........       1       21,000,000        2.13%     4.300%        58         2.77x       47.95%         47.95%
                             --      -----------      ------
TOTAL/WEIGHTED
 AVERAGE ..............      98      986,334,566      100.00%     5.575%       104         1.64x       67.65%         57.51%
                             ==      ===========      ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for three mortgage loans (identified as Loan Nos. 7, 16 and 21 on Annex A-1 to this prospectus supplement), representing approximately 8.19% of Loan Group 1.



          PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2



                                                                                       WEIGHTED AVERAGES
                                                                ----------------------------------------------------------------
                                                       % OF
                                       AGGREGATE       LOAN                    STATED
PREPAYMENT               NUMBER OF   CUT-OFF DATE     GROUP 2    MORTGAGE    REMAINING               CUT-OFF DATE   LTV RATIO AT
PROVISION                  LOANS        BALANCE       BALANCE      RATE     TERM (MOS.)     DSCR       LTV RATIO      MATURITY
---------               ----------- -------------- ------------ ---------- ------------- ---------- -------------- -------------
Lockout followed by
 Defeasance ........... 38          304,489,648        100.00%     5.601%  105               1.48x       72.19%         62.42%
                        --          -----------        ------
TOTAL/WEIGHTED
 AVERAGE .............. 38          304,489,648        100.00%     5.601%  105               1.48x       72.19%         62.42%
                        ==          ===========        ======



                                     A-3-17

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET
                            ------------------------
                                  $828,209,000
                       (APPROXIMATE OFFERED CERTIFICATES)


                                 $1,290,824,213
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C1
                            ------------------------
                      GENERAL ELECTRIC CAPITAL CORPORATION
                       GERMAN AMERICAN CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                            AS MORTGAGE LOAN SELLERS

                            ------------------------

                            INITIAL PASS-                                                      PRINCIPAL
           APPROX. SIZE        THROUGH            RATINGS         SUBORDINATION       WAL       WINDOW        ASSUMED FINAL
 CLASS        (FACE)             RATE         (S&P / MOODY'S)         LEVELS        (YRS.)       (MO.)      DISTRIBUTION DATE
-------   --------------   ---------------   -----------------   ---------------   --------   ----------   ------------------
   A-1    $112,709,000        [    ]%             AAA/AAA        16.500%           3.50          1-58          11/10/2008
 -----    ------------     ---------------        -------        ------            ----        -------         ----------
   A-2    $280,168,000        [    ]%             AAA/AAA        16.500%           5.90         58-103         8/10/2012
 -----    ------------     ---------------        -------        ------            ----        -------         ----------
   A-3    $380,472,000        [    ]%             AAA/AAA        16.500%           9.66        103-119         12/10/2013
 -----    ------------     ---------------        -------        ------            ----        -------         ----------
    B     $ 38,724,000        [    ]%              AA/AA2        13.500%           9.86        119-119         12/10/2013
 -----    ------------     ---------------        -------        ------            ----        -------         ----------
    C     $ 16,136,000        [    ]%             AA-/AA3        12.250%           9.86        119-119         12/10/2013
 -----    ------------     ---------------        -------        ------            ----        -------         ----------

DEUTSCHE BANK SECURITIES                        BANC OF AMERICA SECURITIES LLC
Co-Lead and Joint Bookrunning Manager    Co-Lead and Joint Bookrunning Manager



CITIGROUP                      JPMORGAN                      MERRILL LYNCH & CO.

Co-Manager                    Co-Manager                              Co-Manager



                                                                 January 5, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

TRANSACTION FEATURES
o Sellers:

------------------------------------------------------------------------------------------
                                                   NO. OF      CUT-OFF DATE
                     SELLERS                        LOANS       BALANCE ($)      % OF POOL
------------------------------------------------------------------------------------------
        General Electric Capital Corporation         93        686,466,030         53.18
        German American Capital Corporation          17        364,891,177         28.27
        Bank of America, N.A.                        26        239,467,007         18.55
------------------------------------------------------------------------------------------
        TOTAL:                                      136      1,290,824,213        100.00
------------------------------------------------------------------------------------------

o  Loan Pool:
    o  Average Cut-off Date Balance: $9,491,355
    o Largest Mortgage Loan or cross-collateralized Loan Group by Cut-off Date Balance: $75,000,000 (Shadow Rated A+/A2/A by S&P, Moody's and Fitch)
    o  Five largest and ten largest loans or cross-collateralized loan groups:
       21.25% and 34.90% of pool, respectively

o  Credit Statistics:
    o  Weighted average underwritten DSCR of 1.60x
    o Weighted average cut-off date LTV ratio of 68.72%; weighted average balloon LTV ratio of 58.67%

o  Property Types:

[GRAPHIC OMITTED]

Retail   Mixed Use    Hotel    Self Storage   Industrial    Office   Multifamily
34.45%    1.00%       4.64%       5.18%         10.33%      12.03%    32.38% (1)



   (1)   Consists of Multifamily (24.20%) and Manufactured Housing (8.17%).


o  Call Protection: (as applicable)
    o 90.81% of the pool (current balance) has a lockout period ranging from 24 to 47 payments from origination, then defeasance.
    o 7.57% of the pool (current balance) has a lockout period ranging from 26 to 47 payments from origination, then yield maintenance.
    o One loan, 1.63% of the pool (current balance) has a lockout period of 26 payments from origination and then is open to prepayment.

o Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

OFFERED CERTIFICATES
--------------------


--------------------------------------------------------------------
                INITIAL CLASS
             CERTIFICATE BALANCE    SUBORDINATION       RATINGS
   CLASS    OR NOTIONAL AMOUNT(1)       LEVELS      (S&P / MOODY'S)
---------- ----------------------- --------------- -----------------
   A-1(4)  $112,709,000            16.500%              AAA/Aaa
---------------------------------------------------------------
   A-2(4)  $280,168,000            16.500%              AAA/Aaa
---------------------------------------------------------------
   A-3(4)  $380,472,000            16.500%              AAA/Aaa
---------------------------------------------------------------
      B    $ 38,724,000            13.500%               AA/Aa2
---------------------------------------------------------------
      C    $ 16,136,000            12.250%              AA-/Aa3
---------------------------------------------------------------



------------------------------------------------------------------------------------
                                                 ASSUMED FINAL          INITIAL
                AVERAGE         PRINCIPAL         DISTRIBUTION       PASS-THROUGH
   CLASS    LIFE (YRS.)(2)   WINDOW (MO.)(2)        DATE(2)        RATE (APPROX.)(3)
------------------------------------------------------------------------------------
   A-1(4)  3.50                   1-58        November 10, 2008           %
------------------------------------------------------------------------------------
   A-2(4)  5.90                  58-103        August 10, 2012            %
------------------------------------------------------------------------------------
   A-3(4)  9.66                 103-119       December 10, 2013           %
------------------------------------------------------------------------------------
      B    9.86                 119-119       December 10, 2013           %
------------------------------------------------------------------------------------
      C    9.86                 119-119       December 10, 2013           %
------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (5)
--------------------


---------------------------------------------------------------------
                 INITIAL CLASS
              CERTIFICATE BALANCE    SUBORDINATION       RATINGS
   CLASS     OR NOTIONAL AMOUNT(1)       LEVELS      (S&P / MOODY'S)
---------------------------------------------------------------------
    X-1(6)  $1,290,824,213           N/A               AAA / Aaa
---------------------------------------------------------------------
    X-2(6)  $1,237,532,000           N/A               AAA / Aaa
---------------------------------------------------------------------
   A-1A(4)  $  304,489,000          16.500%             AAA/Aaa
---------------------------------------------------------------------
      D     $   30,657,000           9.875%               A/A2
---------------------------------------------------------------------
      E     $   14,522,000           8.750%              A-/A3
---------------------------------------------------------------------
      F     $   20,975,000           7.125%            BBB+/Baa1
---------------------------------------------------------------------
      G     $   12,909,000           6.125%             BBB/Baa2
---------------------------------------------------------------------
      H     $   17,749,000           4.750%            BBB-/Baa3
---------------------------------------------------------------------
      J     $    9,681,000           4.000%             BB+/Ba1
---------------------------------------------------------------------
      K     $    9,681,000           3.250%              BB/Ba2
---------------------------------------------------------------------
      L     $    6,454,000           2.750%             BB-/Ba3
---------------------------------------------------------------------
      M     $    8,068,000           2.125%              B+/B1
---------------------------------------------------------------------
      N     $    4,840,000           1.750%               B/B2
---------------------------------------------------------------------
      O     $    3,227,000           1.500%              B-/B3
---------------------------------------------------------------------
      P     $   19,363,213           0.000%              NR/NR
---------------------------------------------------------------------



--------------------------------------------------------------------------------------
                                                   ASSUMED FINAL          INITIAL
                 AVERAGE          PRINCIPAL         DISTRIBUTION       PASS-THROUGH
   CLASS     LIFE (YRS.)(2)   WINDOW (MO.) (2)        DATE(2)        RATE (APPROX.)(3)
----------- ---------------- ------------------ ------------------- ------------------
    X-1(6)        NA                N/A          August 10, 2023            %
--------------------------------------------------------------------------------------
    X-2(6)        NA                N/A                N/A                  %
--------------------------------------------------------------------------------------
   A-1A(4)       7.91              1-119        December 10, 2013           %
--------------------------------------------------------------------------------------
      D          9.87             119-120        January 10, 2014           %
--------------------------------------------------------------------------------------
      E          9.95             120-120        January 10, 2014           %
--------------------------------------------------------------------------------------
      F          9.95             120-120        January 10, 2014           %
--------------------------------------------------------------------------------------
      G          9.95             120-120        January 10, 2014           %
--------------------------------------------------------------------------------------
      H         10.14             120-130       November 10, 2014           %
--------------------------------------------------------------------------------------
      J         10.78             130-130       November 10, 2014           %
--------------------------------------------------------------------------------------
      K         10.78             130-130       November 10, 2014           %
--------------------------------------------------------------------------------------
      L         10.78             130-130       November 10, 2014           %
--------------------------------------------------------------------------------------
      M         10.78             130-130       November 10, 2014           %
--------------------------------------------------------------------------------------
      N         11.40             130-142       November 10, 2015           %
--------------------------------------------------------------------------------------
      O         11.78             142-142       November 10, 2015           %
--------------------------------------------------------------------------------------
      P         13.66             142-235        August 10, 2023            %
--------------------------------------------------------------------------------------

Notes:

(1)   Subject to a permitted variance of plus or minus 10%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, A-2, A-3 and A-1A Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G and H Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage interest rate, (iii) a rate equal to the weighted average net mortgage interest rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage interest rate. The Class J, K, L, M, N, O and P will accrue interest at either (i) a fixed rate, or (ii) a fixed rate subject to a Net WAC Cap.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 98 mortgage loans, representing approximately 76.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 38 mortgage loans, representing approximately 23.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 63.69% of all the mortgage loans secured by multifamily properties and approximately 100.00% of all the mortgage loans secured by manufactured housing properties.

      Generally, the Class A-1, Class A-2 and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata.

(5)   Certificates to be offered privately pursuant to Rule 144A and Regulation
      S.

(6) Each of the properties referred to herein as the AFR/Bank of America Portfolio Mortgage Loan and the Paradise Point Mortgage Loan also secure a subordinate note. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related mortgage loan that is held in the trust. For more information regarding these loans (as well as information regarding other properties which secure subordinate notes that are held outside of the trust), see "Description of the Mortgage Pool -- The AFR/Bank of America Portfolio Mortgage Loan" and "Description of the Mortgage Pool -- The Paradise Point Mortgage Loan" in the Prospectus Supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

I. ISSUE CHARACTERISTICS
   ---------------------



    ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, B and C (the "Offered Certificates").

                                    Private (Rule 144A, Regulation S): Classes X-1, X-2, A-1A, D, E, F, G, H, J, K, L, M, N, O
                                    and P.

    SECURITIES OFFERED:             $828,209,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC Pass-Through
                                    Certificates, consisting of five fixed-rate principal and interest classes (Classes A-1,
                                    A-2, A-3, B and C).

    MORTGAGE POOL:                  The Mortgage Pool consists of 136 Mortgage Loans with an aggregate balance as of the
                                    Cut-Off Date of $1,290,824,213. The Mortgage Loans are secured by 298 properties located throughout 34 states. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group
                                    1" and "Loan Group 2"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily properties and/or manufactured housing properties and (ii) 10 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties. Loan Group 1 is expected to consist of 98 Mortgage Loans, with an aggregate balance as of the Cut-Off Date of $986,334,566. Loan Group 2 will consist of 18
                                    Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 20
                                    Mortgage Loans that are secured by Mortgaged Properties that are manufactured housing properties. Loan Group 2 is expected to consist of 38 Mortgage Loans, with an aggregate balance as of the Cut-Off Date of $304,489,648.

    SELLERS:                        General Electric Capital Corporation (GECC); German American Capital Corporation (GACC); and
                                    Bank of America, N.A. (BOFA)

    CO-LEAD BOOKRUNNING MANAGERS:   Deutsche Bank Securities Inc. and Banc of America Securities LLC

    CO-MANAGERS:                    Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce,
                                    Fenner & Smith, Inc.

    MASTER SERVICER:                Bank of America, N.A.

    SPECIAL SERVICER:               Lennar Partners, Inc., for all Mortgage Loans other than the AFR/Bank of America Portfolio and Paradise Point Mortgage Loans; Midland Loan Services, Inc., for the AFR/Bank of America
                                    Portfolio and Paradise Point Mortgage Loans.

    TRUSTEE:                        Wells Fargo Bank, N.A.

    CUT-OFF DATE:                   January 1, 2004

    EXPECTED CLOSING DATE:          On or about January   , 2004.

    DISTRIBUTION DATES:             The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning on February 2004.

    MINIMUM DENOMINATIONS:          $10,000 for the Offered Certificates and in multiples of $1 thereafter.

    SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest.

    ERISA/SMMEA STATUS:             Classes A-1, A-2, A-3, B and C are expected to be ERISA eligible. No Class of Certificates is SMMEA eligible.

    RATING AGENCIES:                The Offered Certificates will be rated by Standard & Poor's and Moody's.

    RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                    FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE PROSPECTUS.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A, B, C, D, E, F, G and H Certificates are multi-class, sequential-pay REMIC pass-through certificates, which pay monthly distributions. Among the Class A Certificates, Class A-1, A-2 and A-3 generally receive distributions from Loan Group 1 until Class A1-A has been reduced to zero. Class A-1A generally receives distributions from Loan Group 2 until Class A-3 has been reduced to zero. The Class J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a Net WAC Cap. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

[GRAPHIC OMITTED]
                                                Class X-1 X-2(1)
Class A-1 (2)                   AAA / Aaa                             $112.7MM
                                    [ ]%

Class A-2 (2)                   AAA / Aaa                             $280.2MM
                                    [ ]%

Class A-3 (2)                   AAA / Aaa                             $380.5MM
                                    [ ]%

Class A-1A(1)(2)                AAA / Aaa                             $304.5MM
                                    [ ]%

Class B                         AA / Aa2                              $38.7MM
                                    [ ]%

Class C                         AA- / Aa3                             $16.1MM
                                    [ ]%

Class D (1)                       A / A2                              $30.7MM
                                    [ ]%

Class E (1)                      A- / A3                              $14.5MM
                                    [ ]%

Class F(1)                     BBB+ / Baa1                            $21.0MM
                                    [ ]%

Class G(1)                      BBB / Baa2                            $12.9MM
                                    [ ]%

Class H(1)                     BBB- / Baa3                            $17.7MM
                                    [ ]%

Class J(1)                      BB+ / Ba1                             $9.7MM
                                    [ ]%

Class K(1)                       BB / Ba2                             $9.7MM
                                    [ ]%

Class L(1)                      BB- / Ba3                             $6.5MM
                                    [ ]%

Classes M-P(1)             B+ to NR / B1 to NR                        $35.5MM
                                    [ ]%


                            NE = Not Rated



(1)   Offered privately pursuant to Rule 144A and Regulation S.

(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 98 mortgage loans, representing approximately 76.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 38 mortgage loans, representing approximately 23.59% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 63.69% of all the mortgage loans secured by multifamily properties and approximately 100.00% of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2 and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-1A certificates, pro rata.


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

III. FULL COLLATERAL CHARACTERISTICS
     -------------------------------

CUT-OFF DATE BALANCE ($)

                                NO. OF        AGGREGATE
                              MORTGAGE     CUT-OFF DATE       % OF
                                 LOANS      BALANCE ($)       POOL
                            ---------- ---------------- ----------
 778,991 -- 4,999,999            68       221,430,500       17.15
 5,000,000 -- 9,999,999          32       208,329,435       16.14
 10,000,000 -- 14,999,999        10       119,423,247        9.25
 15,000,000 -- 19,999,999        11       193,410,698       14.98
 20,000,000 -- 24,999,999         4        87,124,744        6.75
 25,000,000 -- 29,999,999         2        57,169,035        4.43
 30,000,000 -- 34,999,999         2        60,975,044        4.72
 35,000,000 -- 39,999,999         2        72,389,665        5.61
 40,000,000 -- 44,999,999         1        42,821,547        3.32
 45,000,000 -- 54,999,999         2        96,844,943        7.50
 55,000,000 -- 75,000,000         2       130,905,355       13.27
--------------------------- ---------- --------------      ------
 TOTAL:                         136     1,290,824,213      100.00
--------------------------- ---------- --------------      ------
  Min: 778,991   Max: 75,000,000   Average: 9,491,355

STATE

                               NO. OF        AGGREGATE
                            MORTGAGED     CUT-OFF DATE       % OF
                           PROPERTIES      BALANCE ($)       POOL
                         ------------ ---------------- ----------
 California                    84        408,669,022       31.66
   Southern California         54        279,888,655       21.68
   Northern California         30        128,780,366        9.98
 Florida                       43        117,780,328        9.12
 Texas                         27         75,312,798        5.83
 Colorado                       5         68,045,233        5.27
 Other (a)                    139        621,016,833       48.11
------------------------      ---        -----------      ------
 TOTAL:                       298      1,290,824,213      100.00

(a) Includes 30 states.



PROPERTY TYPE

                                NO. OF        AGGREGATE
                             MORTGAGED     CUT-OFF DATE       % OF
                            PROPERTIES      BALANCE ($)       POOL
                          ------------ ---------------- ----------
 Retail                         42       444,639,274        34.45
 Multifamily Total              58       417,925,276        32.38
   Multifamily                  33       312,429,212        24.20
   Manufactured Housing         25       105,496,064         8.17
 Office                        125       155,311,163        12.03
 Industrial                     10       133,329,816        10.33
 Self Storage                   21        66,878,011         5.18
 Hotel                           4        59,856,268         4.64
 Mixed Use                      38        12,884,404         1.00
-------------------------      ---       -----------       ------
 TOTAL:                        298     1,290,824,213       100.00



MORTGAGE RATE (%)

                        NO. OF        AGGREGATE
                      MORTGAGE     CUT-OFF DATE       % OF
                         LOANS      BALANCE ($)       POOL
                    ---------- ---------------- ----------
 4.2000 -- 4.9999        12       160,121,092       12.40
 5.0000 -- 5.3999        21       214,297,469       16.60
 5.4000 -- 5.7999        38       484,762,468       37.55
 5.8000 -- 5.9999        28       168,381,437       13.04
 6.0000 -- 6.1999        18       136,250,515       10.56
 6.2000 -- 7.7300        19       127,011,232        9.84
-------------------      --       -----------      ------
 TOTAL:                 136     1,290,824,213      100.00
-------------------     ---     -------------      ------
  Min: 4.2000      Max: 7.7300      Wtd Avg: 5.5811

ORIGINAL TERM TO STATED MATURITY (MOS)

                   NO. OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE       % OF
                    LOANS      BALANCE ($)       POOL
               ---------- ---------------- ----------
 60 -- 64           13       225,873,020       17.50
 65 -- 84           11       165,898,191       12.85
 85 -- 120         102       817,344,010       63.32
 121 -- 240         10        81,709,001        6.33
--------------     ---       -----------      ------
 GRAND TOTAL       136     1,290,824,213      100.00
--------------     ---     -------------      ------
  Min: 60         Max: 240         Wtd Avg: 107

REMAINING TERM TO STATED MATURITY (MOS)

                  NO. OF        AGGREGATE
                MORTGAGE     CUT-OFF DATE       % OF
                   LOANS      BALANCE ($)       POOL
              ---------- ---------------- ----------
 55 -- 60          12       178,873,020       13.86
 61 -- 85          12       212,898,181       16.49
 85 -- 120        102       817,344,010       63.32
 121 -- 235        10        81,709,001        6.33
-------------     ---       -----------      ------
 TOTAL:           136     1,290,824,213      100.00
-------------     ---     -------------      ------
  Min: 55         Max: 235         Wtd Avg: 104

LOANS WITH RESERVE REQUIREMENTS (a)

                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)         POOL
                 ----------   --------------   ----------
 Replacement        109       979,696,449          75.90
 Taxes              108       955,612,685          74.03
 Insurance           94       860,356,049          66.65
 TI/LC (b)           48       595,345,940          79.79
 Other (c)           44       534,939,879          41.44
 Engineering         51       510,881,223          39.58

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office and industrial properties.

(c) Generally consists of tenant reserves and holdbacks.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)

                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
                  ---------- ---------------- ---------
 23.18 -- 45.00         9        70,377,275       5.45
 45.01 -- 50.00         3        98,691,345       7.65
 50.01 -- 55.00         3        12,071,807       0.94
 55.01 -- 60.00         4        69,940,691       5.42
 60.01 -- 65.00         8        35,482,823       2.75
 65.01 -- 70.00        24       247,531,336      19.18
 70.01 -- 75.00        33       250,088,881      19.37
 75.01 -- 80.00        50       482,184,260      37.35
 80.01 -- 80.82         2        24,455,796       1.89
-----------------      --       -----------     ------
 TOTAL:               136     1,290,824,213     100.00
-----------------     ---     -------------     ------
  Min: 23.18       Max: 80.82       Wtd Avg: 68.72

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.26% of the pool balance).




LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)       POOL
                  ---------- ---------------- ----------
 0.00 -- 45.00         17       166,503,845       12.90
 45.01 -- 50.00         6        55,190,698        4.28
 50.01 -- 55.00        13        65,139,323        5.05
 55.01 -- 60.00        27       214,256,393       16.60
 60.01 -- 65.00        27       337,483,204       26.14
 65.01 -- 70.00        39       349,738,898       27.09
 70.01 -- 73.29         7       102,511,854        7.94
-----------------      --       -----------      ------
 TOTAL:               136     1,290,824,213      100.00
-----------------     ---     -------------      ------
  Min: 0.00       Max: 73.29       Wtd Avg: 58.67

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.26% of the pool balance).



DEBT SERVICE COVERAGE RATIOS (X) (a)

                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
                  ---------- ---------------- ---------
 1.176 -- 1.199         1         2,694,396       0.21
 1.200 -- 1.249        11        96,158,441       7.45
 1.250 -- 1.299        18       288,141,440      22.32
 1.300 -- 1.399        37       258,807,862      20.05
 1.400 -- 1.449        16       172,223,088      13.34
 1.450 -- 1.499        11        65,521,389       5.08
 1.500 -- 1.549         8        64,351,501       4.99
 1.550 -- 1.599         5        65,567,629       5.08
 1.600 -- 1.649         2         7,453,766       0.58
 1.650 -- 1.699         4        13,141,895       1.02
 1.700 -- 5.717        23       256,762,808      19.89
-----------------      --       -----------     ------
 TOTAL:               136     1,290,824,213     100.00
-----------------     ---     -------------     ------
  Min: 1.176       Max: 5.717       Wtd Avg: 1.599

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (6.26% of the pool balance).

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

IV. LOAN GROUP 1 CHARACTERISTICS
    ----------------------------

CUT-OFF DATE BALANCE ($)

                                NO. OF      AGGREGATE
                              MORTGAGE   CUT-OFF DATE       % OF
                                 LOANS    BALANCE ($)       POOL
                            ---------- -------------- ----------
 778,991 -- 4,999,999           52     166,753,868        16.91
 5,000,000 -- 9,999,999         18     117,241,359        11.89
 10,000,000 -- 14,999,999        8      95,619,490         9.69
 15,000,000 -- 19,999,999        8     140,003,925        14.19
 20,000,000 -- 24,999,999        2      41,000,000         4.16
 25,000,000 -- 29,999,999        2      57,169,035         5.80
 30,000,000 -- 34,999,999        2      60,975,044         6.18
 35,000,000 -- 39,999,999        1      37,000,000         3.75
 40,000,000 -- 44,999,999        1      42,821,547         4.34
 45,000,000 -- 54,999,999        2      96,844,943         9.82
 55,000,000 -- 75,000,000        2     130,905,355        13.27
--------------------------- ---------- -------------- -- ------
 TOTAL:                         98     986,334,566       100.00
--------------------------- ---------- -------------- -- ------
  Min: 778,991    Max: 75,000,000    Average: 10,064,638


STATE

                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE       % OF
                          PROPERTIES    BALANCE ($)       POOL
                        ------------ -------------- ----------
 California                   75      330,957,523       33.55
   Southern California        49      254,582,601       25.81
   Northern California        26       76,374,923        7.74
 Florida                      40       88,052,426        8.93
 Colorado                      4       64,030,723        6.49
 Georgia                      11       59,808,258        6.06
 Pennsylvania                  2       59,390,814        6.02
 Illinois                      2       51,783,552        5.25
 Other(a)                    117      332,311,270       33.69
-----------------------      ---      -----------      ------
 TOTAL:                      251      986,334,566      100.00

(a) Includes 25 states.



PROPERTY TYPE

                        NO. OF        AGGREGATE
                     MORTGAGED     CUT-OFF DATE         % OF
                    PROPERTIES      BALANCE ($)         POOL
                  ------------   --------------   ----------
 Retail                 42        444,639,274         45.08
 Office                125        155,311,163         15.75
 Industrial             10        133,329,816         13.52
 Multifamily            11        113,435,629         11.50
 Self Storage           21         66,878,011          6.78
 Hotel                   4         59,856,268          6.07
 Mixed Use              38         12,884,404          1.31
---------------        ---        -----------        ------
 TOTAL:                251        986,334,566        100.00



MORTGAGE RATE (%)

                        NO. OF      AGGREGATE
                      MORTGAGE   CUT-OFF DATE       % OF
                         LOANS    BALANCE ($)       POOL
                    ---------- -------------- ----------
 4.2000 -- 4.9999        7     130,807,882        13.26
 5.0000 -- 5.3999       12     134,824,764        13.67
 5.4000 -- 5.7999       26     377,757,900        38.30
 5.8000 -- 5.9999       22     110,864,854        11.24
 6.0000 -- 6.1999       16     124,788,543        12.65
 6.2000 -- 7.7300       15     107,290,623        10.88
 4.2000 -- 4.9999       98     986,334,566       100.00
 5.0000 -- 5.3999        7     130,807,882        13.26
 5.4000 -- 5.7999       12     134,824,764        13.67
 5.8000 -- 7.2900       26     377,757,900        38.30
-------------------     --     -----------       ------
 TOTAL:                 22     110,864,854        11.24
-------------------     --     -----------       ------
 Min: 4.2000        Max: 7.2900       Wtd Avg: 5.5751

ORIGINAL TERM TO STATED MATURITY (MOS)

                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS    BALANCE ($)       POOL
              ---------- -------------- ----------
 60 -- 84         15      292,328,406       15.31
 85 -- 120        78      669,763,212       79.59
 121 -- 240        5       24,242,948        5.10
-------------     --      -----------      ------
 TOTAL:           98      986,334,566      100.00
-------------     --      -----------      ------
 Min: 60           Max: 240           Wtd Avg: 106

REMAINING TERM TO STATED MATURITY (MOS)

                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS    BALANCE ($)       POOL
              ---------- -------------- ----------
 57 -- 60          6      134,611,500       13.65
 61 -- 85          9      157,716,906       15.99
 86 -- 120        78      669,763,212       67.90
 121 -- 235        5       24,242,948        2.46
-------------     --      -----------      ------
 TOTAL:           98      986,334,566      100.00
-------------     --      -----------      ------
 Min: 57           Max: 235           Wtd Avg: 104

LOANS WITH RESERVE REQUIREMENTS (a)

                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)         POOL
                 ----------   --------------   ----------
 TI/LC (b)       48           595,345,940          79.79
 Replacement     83           748,272,093          75.86
 Tax             77           703,163,723          71.29
 Insurance       70           644,299,844          65.32
 Other (c)       42           522,670,016          52.99
 Engineering     34           367,304,071          37.24

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office and industrial properties.

(c) Generally consists of tenant reserves and holdbacks.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%) (a)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
                  ---------- -------------- ---------
 26.86 -- 45.00        4       50,257,076       5.10
 45.01 -- 50.00        3       98,691,345      10.01
 50.01 -- 55.00        3       12,071,807       1.22
 55.01 -- 60.00        4       69,940,691       7.09
 60.01 -- 65.00        7       30,492,921       3.09
 65.01 -- 70.00       18      169,134,872      17.15
 70.01 -- 75.00       29      205,024,924      20.79
 75.01 -- 80.00       28      326,265,135      33.08
 80.01 -- 80.82        2       24,455,796       2.48
-----------------     --      -----------     ------
 TOTAL:               98      986,334,566     100.00
-----------------     --      -----------     ------
 Min: 26.8%        Max: 80.82%   Wtd Avg: 67.65%

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (8.19% of the pool balance).




LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)       POOL
                  ---------- -------------- ----------
 0.00 -- 45.00        12      146,383,646       14.84
 45.01 -- 50.00        6       55,190,698        5.60
 50.01 -- 55.00       12       60,149,421        6.10
 55.01 -- 60.00       23      182,197,492       18.47
 60.01 -- 65.00       22      259,782,504       26.34
 65.01 -- 70.00       20      215,519,306       21.85
 70.01 -- 72.27        3       67,111,500        6.80
-----------------     --      -----------      ------
 TOTAL:               98      986,334,566      100.00
-----------------     --      -----------      ------
 Min: 0.00%        Max: 72.27%     Wtd Avg: 57.51%

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (8.19% of the pool balance).



DEBT SERVICE COVERAGE RATIOS (X) (a)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
                  ---------- -------------- ---------
 1.176 -- 1.199        1        2,694,396       0.27
 1.200 -- 1.249        3       26,577,483       2.69
 1.250 -- 1.299       11      204,469,919      20.73
 1.300 -- 1.399       29      173,728,066      17.61
 1.400 -- 1.449       13      156,099,156      15.83
 1.450 -- 1.499       10       59,538,231       6.04
 1.500 -- 1.549        7       59,075,211       5.99
 1.550 -- 1.599        5       65,567,629       6.65
 1.600 -- 1.649        2        7,453,766       0.76
 1.650 -- 1.699        3       11,652,599       1.18
 1.700 -- 3.439       14      219,478,110      22.25
-----------------     --      -----------     ------
 TOTAL:               98      986,334,566     100.00
-----------------     --      -----------     ------
 Min: 1.176       Max: 3.439     Wtd Avg: 1.637

(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (8.19% of the pool balance).

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

V. LOAN GROUP 2 CHARACTERISTICS
   ----------------------------

CUT-OFF DATE BALANCE ($)

                                NO. OF      AGGREGATE
                              MORTGAGE   CUT-OFF DATE       % OF
                                 LOANS    BALANCE ($)       POOL
                            ---------- -------------- ----------
 996,892 -- 4,999,999           16       54,676,633       17.96
 5,000,000 -- 9,999,999         14       91,088,076       29.91
 10,000,000 -- 14,999,999        2       23,803,757        7.82
 15,000,000 -- 19,999,999        3       53,406,773       17.54
 20,000,000 -- 24,999,999        2       46,124,744       15.15
 35,000,000 -- 35,389,665        1       35,389,665       11.62
--------------------------- ---------- --------------    ------
 TOTAL:                         38      304,489,648      100.00
--------------------------- ---------- --------------    ------
 Min: 996,892    Max: 35,389,665    Average: 8,012,885

STATE

                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE       % OF
                          PROPERTIES    BALANCE ($)       POOL
                        ------------ -------------- ----------
 California                   9        77,711,498       25.52
   Northern California        4        52,405,444       17.21
   Southern California        5        25,306,055        8.31
 New York                     7        46,511,426       15.28
 Florida                      3        29,727,903        9.76
 Texas                        5        27,245,826        8.95
 Kansas                       1        24,167,939        7.94
 Other States (a)            22        99,125,055       32.55
-----------------------      --        ----------      ------
 TOTAL:                      47       304,489,648      100.00

(a) Includes 17 states



PROPERTY TYPE

                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE       % OF
                          PROPERTIES    BALANCE ($)       POOL
                        ------------ -------------- ----------
 Multifamily            22           198,993,583        65.35
 Manufactured Housing   25           105,496,064        34.65
----------------------- --           -----------       ------
 TOTAL:                 47           304,489,648       100.00



MORTGAGE RATE (%)

                        NO. OF      AGGREGATE
                      MORTGAGE   CUT-OFF DATE      % OF
                         LOANS    BALANCE ($)      POOL
                    ---------- -------------- ---------
 4.2500 -- 4.9999        5       29,313,210       9.63
 5.0000 -- 5.3999        9       79,472,706      26.10
 5.4000 -- 5.7999       12      107,004,568      35.14
 5.8000 -- 5.9999        6       57,516,583      18.89
 6.0000 -- 6.1999        2       11,461,972       3.76
 6.2000 -- 7.7300        4       19,720,608       6.48
-------------------     --      -----------     ------
 TOTAL:                 38      304,489,648     100.00
-------------------     --      -----------     ------
 Min: 4.2500       Max: 7.7300       Wtd Avg: 5.6005

ORIGINAL TERM TO STATED MATURITY (MOS)

                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS    BALANCE ($)       POOL
              ---------- -------------- ----------
 60 -- 84          9       99,442,795       32.66
 85 -- 120        24      147,580,798       48.47
 121 -- 235        5       57,466,054       18.87
-------------     --      -----------      ------
 TOTAL:           38      304,489,648      100.00
-------------     --      -----------      ------
 Min: 60           Max: 144          Wtd Avg: 109

REMAINING TERM TO STATED MATURITY (MOS)

                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS    BALANCE ($)       POOL
              ---------- -------------- ----------
 55 -- 60          6       44,261,521       14.54
 61 -- 84          3       55,181,275       18.12
 85 -- 120        24      147,580,798       48.47
 121 -- 142        5       57,466,054       18.87
-------------     --      -----------      ------
 TOTAL:           38      304,489,648      100.00
-------------     --      -----------      ------
 Min: 55           Max: 142           Wtd Avg: 105

LOANS WITH RESERVE REQUIREMENTS (a)

                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE         % OF
                      LOANS      BALANCE ($)         POOL
                 ----------   --------------   ----------
 Replacement         26        231,424,356         76.00
 Taxes               31        252,448,962         82.91
 Insurance           24        216,056,204         70.96
 Engineering         17        143,577,152         47.15
 Other (b)            2         12,269,863          4.03

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Generally consists of tenant reserves and holdbacks with respect to Manufactured Housing and holdbacks with respect to Multifamily.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
                  ---------- -------------- ---------
 23.18 -- 45.00        5       20,120,199       6.61
 60.01 -- 65.00        1        4,989,902       1.64
 65.01 -- 70.00        6       78,396,465      25.75
 70.01 -- 75.00        4       45,063,957      14.80
 75.01 -- 80.00       22      155,919,125      51.21
-----------------     --      -----------     ------
 TOTAL:               38      304,489,648     100.00
-----------------     --      -----------     ------
 Min: 23.18         Max: 80.00        Wtd Avg: 72.19

LOAN-TO-VALUE RATIO AT MATURITY (%)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
                  ---------- -------------- ---------
 19.19 -- 45.00        5       20,120,199       6.61
 50.01 -- 55.00        1        4,989,902       1.64
 55.01 -- 60.00        4       32,058,901      10.53
 60.01 -- 65.00        5       77,700,700      25.52
 65.01 -- 70.00       19      134,219,592      44.08
 70.01 -- 73.29        4       35,400,354      11.63
-----------------     --      -----------     ------
 TOTAL:               38      304,489,648     100.00
-----------------     --      -----------     ------
 Min: 19.19        Max: 73.29        Wtd Avg: 62.42

DEBT SERVICE COVERAGE RATIOS (X)

                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)       POOL
                  ---------- -------------- ----------
 1.200 -- 1.249        8       69,580,958       22.85
 1.250 -- 1.299        7       83,671,521       27.48
 1.300 -- 1.399        8       85,079,795       27.94
 1.400 -- 1.449        3       16,123,931        5.30
 1.450 -- 1.499        1        5,983,158        1.96
 1.500 -- 1.549        1        5,276,290        1.73
 1.650 -- 1.699        1        1,489,296        0.49
 1.700 -- 5.717        9       37,284,698       12.24
-----------------      -       ----------      ------
 TOTAL:               38      304,489,648      100.00
-----------------     --      -----------      ------
 Min: 1.200        Max: 5.717        Wtd Avg: 1.479

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1

VI. LARGE LOAN DESCRIPTION
    ----------------------


                   TEN LARGEST LOANS OR CROSSED LOAN GROUP(3)




   LOAN
   NO.                PROPERTY NAME                 CITY        STATE    PROPERTY TYPE
--------- ------------------------------------ -------------- --------- ---------------
      1.  AFR/Bank of America Portfolio (2)        Various     Various  Various
      2.  Lee Park                              Conshohocken      PA    Industrial
      3.  Arapahoe Crossings Shopping Center       Aurora         CO    Retail
      4.  Paradise Point Resort and Spa           San Diego       CA    Hotel
   5/6    Metropolitan Apartments I and II         Atlanta        GA    Multifamily
      7.  Shoppes at Grand Prairie                 Peoria         IL    Retail
      8.  Elmwood Shopping Center                  Harahan        LA    Retail
      9.  Palma Sorrento Apartments               San Jose        CA    Multifamily
     10.  Devonshire Reseda Shopping Center      Northridge       CA    Retail
     11.  Hanford Mall                             Hanford        CA    Retail
          TOTAL/WEIGHTED AVERAGES



                                        % OF
                                     APPLICABLE
   LOAN    CUT-OFF DATE     % OF        LOAN       UNITS/       LOAN PER                CUT-OFF DATE    BALLOON
   NO.        BALANCE       POOL       GROUP         SF         UNIT/SF      DSCR (1)      LTV (1)      LTV (1)
--------- -------------- ---------- ----------- ----------- --------------- ---------- -------------- -----------
      1.   $ 75,000,000      5.81%      7.60%    7,774,995  $      43.73        1.92x       47.24%        39.64%
      2.     55,905,355      4.33%      5.67%      599,807  $      93.21        1.29x       78.19%        67.10%
      3.     49,844,943      3.86%      5.05%      466,106  $     106.94        1.56x       66.91%        55.79%
      4.     47,000,000      3.64%      4.77%          462  $ 101,731.60        3.44x       35.07%        30.92%
    5/6       6,500,000      3.60%      4.71%          708  $  65,677.97        2.53x       56.43%        56.43%
      7.     42,821,547      3.32%      4.34%      333,810  $     128.28        1.26x       77.89%        72.27%
      8.     37,000,000      2.87%      3.75%      457,910  $      80.80        1.45x       73.27%        61.47%
      9.     35,389,665      2.74%     11.62%          274  $ 129,159.36        1.35x       69.26%        61.94%
     10.     30,975,044      2.40%      3.14%      182,599  $     169.63        1.30x       76.01%        64.73%
     11.     30,000,000      2.32%      3.04%      323,269  $      92.80        1.50x       68.18%        63.02%
           $450,436,554     34.90%                                              1.81x       63.09%        55.59%

(1) With respect to the AFR/Bank of America Portfolio Mortgage Loan, the principal balance of the mortgage loan or mortgage loans pari passu with such mortgage loan are included in the calculation of the DSCR and LTV Ratios. With respect to the Paradise Point Mortgage Loan, the principal balance of the Paradise Point B Note is not included in the calculation of the DSCR and LTV Ratios. With respect to the Shoppes at Grand Prairie Mortgage Loan, calculated based on principal loan balance, as of the Cut-off Date or Maturity Date, as applicable, after netting out a cash holdback reserve of $1,540,000.



(2) The Underwritten NCF for the AFR/Bank of America Portfolio Loan does not include income relating to the Shadow Occupied Release Space. If such income were included, the Underwritten DSCR would be 2.24x.



(3) Except for the mortgage loan identified as Loan No. 9 on Annex A-1 to this prospectus supplement, all of the mortgage loans represented in this table are part of loan group 1.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO
                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%


[GRAPHIC OMITTED]


   Jacksonville Center Office Park, Jacksonville, FL


                                            [GRAPHIC OMITTED]

                                     231 South LaSalle Street, Chicago, IL

[GRAPHIC OMITTED]

         1007 Knight Street, Richland, WA




[GRAPHIC OMITTED]


         128 South Washington Street, Albany, GA

[GRAPHIC OMITTED]

         Bank of America Center, Phoenix, AZ



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO


                                                     TMA BALANCE:  $75,000,000
                                                     TMA DSCR:     1.92x
                                                     TMA LTV:      47.2%


                            MORTGAGE LOAN INFORMATION
  LOAN SELLER:              GACC
  LOAN PURPOSE:             Acquisition
  SHADOW RATING (S&P /
    MOODY'S / FITCH):       A+ / A2 / A
  ORIGINAL TMA BALANCE:     $75,000,000
  CUT-OFF TMA BALANCE:      $75,000,000
  % BY INITIAL UPB:         5.81       %
  INTEREST RATE:            5.489117647%
  PAYMENT DATE:             1st of each month
  FIRST PAYMENT DATE:       January 1, 2004
  MATURITY DATE:            December 1, 2013
  AMORTIZATION:             Interest only until June 1, 2005. Thereafter
                            monthly amortization on 27.5 year
                            schedule.
  CALL PROTECTION:          Defeasance permitted on and after
                            December 23, 2005. On and after August
                            1, 2013, prepayment can be made without
                            penalty.
  SPONSORS:                 American Financial Realty Trust ("AFR")
  BORROWER:                 First States Investors 5000A, LLC
  ADDITIONAL FINANCING:     Three pari passu notes with an aggregate
                            principal balance of $265,000,000 and a
                            $100,000,000 subordinate note, held
                            outside the trust.
  LOCKBOX:                  Hard
  INITIAL RESERVES:         Bank of America lease
                            reserve:                     $11,126,072
                            Tax:                         $ 3,201,064
                            Engineering:                 $ 2,184,169
                            Insurance:                   $   637,117
                            Environmental:               $   300,000
                            TI/LC:                       $   205,965

  MONTHLY RESERVES(1):      Tax:                         $   318,078
                            Insurance:                   $   190,905
                            Replacement:                 $    54,468
                            TI/LC:                       $    86,110

-----------------
1.  Third party tenants only -- BofA is NNN lease.


                     FINANCIAL INFORMATION
                                     TRUST
                                   MORTGAGE        FIRST
                                    ASSET(2)      MORTGAGE
                                 ------------   -----------
  LOAN BALANCE / SQ.FT.:         $ 43.73        $ 56.59
  MATURITY BALANCE / SQ.FT.:     $ 36.70        $ 47.46
  LTV:                           47.2%          61.1%
  BALLOON LTV:                   39.6%          51.3%
  DSCR:                          1.92x3         1.49x3


                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:      Portfolio
  PROPERTY TYPE:                 Office buildings, operation
                                 centers and bank branches.
  COLLATERAL:                    138 fee properties, 5 fee and
                                 leasehold properties, 9 leasehold
                                 properties.
  LOCATION:                      The properties are located in 19
                                 states.
  YEARS BUILT:                   Various (1875 -- 1997)
  YEARS RENOVATED:               Various (1960 -- 2003)
  TOTAL PORTFOLIO AREA:          7,774,995 sq. ft.
  PROPERTY MANAGEMENT:           First States Management Corp.,
                                 LLC and sub-managed by
                                 Trammell Crow, Jones Lang and
                                 Lincoln Harris
  PORTFOLIO OCCUPANCY (AS OF
    09/15/03):                   86.39%
  PORTFOLIO UNDERWRITTEN NET
    CASH FLOW:                   $46,007,301(3)
  PORTFOLIO APPRAISED VALUE:     $719,705,000
  APPRAISAL DATES:               Various (4/29/03 -- 6/27/03)

-----------------
2. The subject $75,000,000 loan represents the A-2 note in a total of $340,000,000 investment grade senior note. An A-1, A-3 and A-4 note are not included in the trust and are pari passu with the A-2 note, and a B-note (with a cut-off date loan amount of $100,000,000) is subordinate to the A notes. All Loan Balance/Sq.Ft; LTV; Balloon LTV; and DSCR calculations are based on the senior note.

3. Does not include income relating to the Shadow Occupied Release Space (as defined under "The Properties" below). If such income were included, TMA Underwritten NCF, TMA Underwritten DSCR and First Mortgage DSCR would be $53,645,125, 2.24x and 1.73x, respectively.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO


                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%




THE AFR PORTFOLIO


THE LOAN. The AFR Portfolio Loan is secured by a first mortgage on a 152 property portfolio of office buildings, operation centers and bank branches. The subject $75,000,000 loan is one of four pari passu loans totaling $340,000,000. The remaining three A-notes, totaling $265,000,000, (shadow rated A+, A2 and A by S&P, Moody's and Fitch, respectively) have the same interest rate, maturity date and amortization term as the subject loan and are held outside of the trust. There also exists an investment grade subordinate B-note of $100,000,000 (shadow rated BBB-, Baa3 and BBB- by S&P, Moody's and Fitch, respectively, outside of the trust. The loan provides for monthly payments of interest only until June 1, 2005, and thereafter monthly payments of principal and interest based on a 330 month schedule. Based on the acquisition cost of the portfolio for $752,868,160, the Borrower will have $314,624,356 of hard equity remaining in the deal.


THE BORROWER. The borrower, First States Investors 5000A, LLC, is a single-purpose, bankruptcy-remote entity, for which a non-consolidation option was obtained. The sponsor of the borrower is American Financial Realty Trust. American Financial Realty Trust (NYSE: AFR), headquartered in Jenkintown, Pennsylvania is a newly organized, self-administered and self-managed real estate investment trust (REIT) led by its CEO, Nick Schorsch and its chairman, Lewis Raineri. AFR is engaged in the acquisition of corporate owned real estate assets, primarily multi-tenant office buildings and single-tenant bank branches, leased to financial institutions. AFR provides property management, brokerage, leasing, project management and other services to its properties. AFR's high credit client base includes many of the largest financial institutions in the country including Bank of America, Wachovia Bank, Citibank, Sovereign Bank, and KeyBank as well as other large regional institutions. Including transactions under contract, the Company's portfolio consists of 592 office buildings and bank branches aggregating 16.6 million rentable sq. ft.


As of June 30, 2003 the Company had total assets of $2.032 billion of which total real estate investments consisted of $1.446 billion. AFR had total liabilities of $948.730 million, total shareholder's equity of $1.050 billion and minority interest of $33.521 million for the same period.


THE PROPERTIES. The AFR/Bank of America properties consist of the borrower's fee interests in 138 properties, fee and leasehold interests in five properties and leasehold interest in nine properties, which together contain 7,774,995 sq. ft. of space. The assets consist of 93 office properties, 47 bank branches and 12 operations centers located across the US in 19 states. Approximately 87% of the net cash flow from the properties is from the Bank of America master lease with the balance from various third party tenants. The assets range in size from 10,067 to 1,027,783 sq. ft.. The assets are located in a range of markets across the country. In total, the assets are located in the following 19 states: Arkansas, Arizona, California, Florida, Georgia, Idaho, Illinois, Kansas, Maryland, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas, Virginia and Washington. Approximately 76.8% (5,972,887sf) of the portfolio's space is master leased by Bank of America, N.A. (rated Aa2, A+ and AA by Moody's, S&P and Fitch, respectively).


The AFR/Bank of America Portfolio properties are subject to a twenty-year master lease between the borrower and Bank of America, N.A. The lease commenced on June 30, 2003, and terminates June 30, 2023, subject to six (6) successive renewal periods of five (5) years each. Of the total 5,972,887 sq. ft. covered under the master lease, 5,168,907 sq. ft. is deemed "Leased Premises" and is leased to Bank of America, N.A. for the full term of 20 years under the master lease. Under the terms of the master lease, Bank of America, N.A. is required to pay base rent ("Annual Basic Rent"), plus additional rent consisting of its pro rata share of operating expenses, taxes and insurance, on the Leased Premises. Annual Basic Rent is subject to the following escalations:


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO


                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%




 LEASE YEARS  INCREASE FACTOR   ANNUAL BASIC RENT FACTOR
------------ ----------------- --------------------------
     1-5            NA               $  8.61
     6-10          1.015             $  8.7392
    11-15          1.015             $  8.8703
    16-20          1.015             $  9.0033
    21-25          1.110             $  9.9937
    26-30          1.050             $ 10.4934
    31-35          1.050             $ 11.0181
    36-40          1.050             $ 11.5690
    41-45          1.050             $ 12.1474
    46-50          1.050             $ 12.7548

In addition to the Leased Premises, the master lease provides for approximately 803,980 sq. ft. of "Shadow Occupied Release Space." At any time prior to June 30, 2004, Bank of America may advise the landlord of its election to (i) vacate all or a portion of the Shadow Occupied Release Space as of a date not later than December 31, 2004, (ii) add all or a portion of the Shadow Occupied Release Space to lease as short term expansion space, or (iii) add all or a portion of the Shadow Occupied Release Space to the lease as additional Leased Premises for the balance of the term of the lease. If Bank of America elects to add the Shadow Occupied Space to its Leased Premises, it has the right to surrender up to an additional 125,000 sq. ft. of space to the landlord, subject to certain restrictions. The master lease generally provides Bank of America, N.A. with rights of first refusal to the extent any of the mortgaged properties are sold by the borrower. The cash flow associated with the Shadow Occupied Release Space was not included in the underwritten NCF and underwritten DSCR.


Approximately 9.6% of the space is leased to third party tenants. The overall vacancy rate of the portfolio is 13.6%. The following table shows certain information regarding the ten largest tenants of the AFR/Bank of America Portfolio Properties:



                             TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(3)
                                                                                  % OF TOTAL
                                                                    ANNUALIZED   ANNUALIZED
                                                          % OF       U/W BASE     U/W BASE       RENT/
                TENANT                        SF       TOTAL SF        RENT         RENT         SF       LEASE EXPIRATION
  BANK OF AMERICA(4)                     5,972,887(4)    76.8%(4)  $44,504,289       77.8%   $  8.61        6/30/2023(4)
  CALIFORNIA PACIFIC MEDICAL                77,276        1.0        2,086,452        3.6    $ 27.00        1/31/2012
  CALIFORNIA STATE COMPENSATION FUND        55,043        0.7        1,154,075        2.0    $ 20.97        7/31/2007
  HQ GLOBAL WORKPLACES                      27,666        0.4          672,057        1.2    $ 24.29        3/18/2009
  ODELL ASSOCIATES, INC.                    48,777        0.6          627,272        1.1    $ 12.86        2/28/2014
  CHERRY BAKAERT HOLLAND LLP                23,758        0.3          534,080        0.9    $ 22.48        9/30/2011
  LEMASTER AND DANIELS                      24,866        0.3          472,454        0.8    $ 19.00        5/31/2012
  MOSS ADAMS, LLP                           21,283        0.3          388,037        0.7    $ 18.23        7/31/2011
  MORRIS YORK WILLIAMS                      16,511        0.2          363,244        0.6    $ 22.00        11/10/2006
  POTLACH CORP.                             18,363        0.2          362,637        0.6    $ 19.75        8/31/2007
                                        ----------       -------   -----------       ----    -------
  TOP TEN TOTALS                         6,288,430       80.9%     $51,164,596       89.4%   $  8.14

3. Annualized Underwritten Base Rent excludes vacant space.

4. Includes 803,890 of shadow occupied space. Rent/SF is weighted average of Rent/SF for Leased Premises ($8.61) and Rent/SF for Occupied Release Premises ($9.50).

5. Based on markets rents from CB Richard Ellis appraisals.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%

The following table shows certain information regarding the five largest properties of the AFR/Bank of America Portfolio Properties:

                                          FIVE LARGEST ASSETS BASED ON SQUARE FOOTAGE
                                                                                                        NRSF      APPROXIMATE %
                                                                                                     LEASED TO   OF NRSF LEASED
                                                                       YEAR(S) BUILT /     OVERALL    BANK OF      TO BANK OF
              PROPERTY NAME                 LOCATION         NRSF         RENOVATED      OCCUPANCY    AMERICA       AMERICA
 JACKSONVILLE CENTER OFFICE PARK     Jacksonville, FL     1,217,260     1990 / NAP          94.5%   1,149,685         94.4%
 BANK OF AMERICA CENTER              Chicago, IL          1,027,783   1923 / ongoing        87.3%     871,131         84.8%
 BANK OF AMERICA CENTER -- PHOENIX   Phoenix, AZ            507,559  1989, 1995 / NAP       75.5%     383,076         75.5%
 VAN NESS & MARKET                   San Francisco, CA      481,064     1959 / 1989         85.3%     277,524         57.7%
 525 N. TRYON ST-ODELL BUILDING      Charlotte, NC          413,407     1996 / NAP         100.0%     271,335         65.6%
                                                          ---------                        -----                      ----
 TOTAL / WTD. AVERAGE:                                    3,367,073                         89.2%   2,952,751         80.9%

JACKSONVILLE CENTER OFFICE PARK, JACKSONVILLE, FLORIDA (1,217,260 SQ. FT.; 15.66% OF PORTFOLIO)

              PROPERTY NAME                PROPERTY TYPE         SQ. FT.        # OF STORIES
 JACKSONVILLE OPS. CENTER #100               Office             233,311            10
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #200               Office             122,666            5
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #300               Office             113,861            5
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #400               Office             172,511            5
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #500               Office             116,749            2
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #600               Office             295,895            2
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER #700               Office             118,963            5
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER SCHOOL             Office              21,879            1
-------------------------------------------------------------------------------------
 JACKSONVILLE OPS. CENTER DAY CARE           Office              21,425            1
-------------------------------------------------------------------------------------
 TOTAL                                                        1,217,260
-------------------------------------------------------------------------------------


PROPERTY INFORMATION

The Jacksonville Center is an office park located at 9000 Southside Boulevard in Jacksonville, Florida. Bank of America is the fourth largest private employer in Jacksonville. The office park consists of six Class A office buildings (#100, 200, 300, 400, 500, and 700), one operations center, a one-story daycare center, a one story preschool and a parking garage which are 99% leased to Bank of America. The office complex serves as Bank of America's regional operations center for the State of Florida. The office complex was built in 1990, and is comprised of 90.08 acres of land.

The six office buildings contain approximately 878,061 sq. ft. The operations center contains approximately 295,895 sq. ft.; the daycare center building (operated by Bright Horizons Daycare) contains approximately 21,425 sq. ft; and the preschool building (preschool/school facility operated by Duval county) contains approximately 21,879 sq. ft. The buildings and office park are well designed to accommodate multiple tentants.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%




MARKET


The properties are included in the Southside submarket of Jacksonville. The Southside market has the largest inventory of office space and comprises 55% of the market's total supply. For the 1st Quarter 2003, occupancy for the Jacksonville office market was 80.6% and occupancy for the Southside submarket was 80.1%. Comparable office properties have an average occupancy of 88.4%. The office market supply has increased by over 3.7 million sq. ft. over the past three years and vacancies in the overall market have been increasing from a rate of 14.05% in 2000 to the current level of 19.37%. The Southside submarket has historically had the strongest levels of leasing, absorption and construction. The Southside submarket has posted positive absorption for the past six years and this trend is expected to continue.


Based on the appraisal's survey of most comparable properties, rental rates ranged from $16.50 to $19.00 psf on a gross basis with an average of $17.42 psf. The subject is leased on a triple net basis and the appraisal's triple net market rent is approximately $11.00 psf. All of the properties under the BofA master lease pay rent equal to $8.61 per square foot.


231 S. LASALLE STREET, (BANK OF AMERICA CENTER), CHICAGO, ILLINOIS (1,027,783 SQ. FT.; 13.22% OF PORTFOLIO)

PROPERTY INFORMATION

The Bank of America Center is a 23-story, 1,027,783 sq. ft. office building located in the Central Loop at 231 South LaSalle Street in Chicago, Illinois. The building is 85% occupied by Bank of America and has an overall occupancy rate of 87.30%. The building can be easily converted into multi-tenant space. The ground level retail arcade runs through the entire building with entrances on Clark, Jackson, and LaSalle Street. The building was built in 1923 and has been renovated several times, including an extensive renovation in 1999.


The building is situated on a 1.38 acre parcel with frontage along LaSalle Street to the west, Jackson Street to the south, Clark Street to the east, and Quincy Street to the north. The subject is located in the Central Loop with neighborhood access provided by the "L" train, one block northwest of the subject; the Northwestern Train Station and Union Station; and freeway access via Congress Parkway, where the I-290, I-90/94 interchange is located.


MARKET


The Property is included within the Central Loop submarket of Chicago. The Central Loop submarket has the largest inventory of office space and comprises 40.89% of the Chicago central business district market total supply. Comparable office properties have an average occupancy of 86.15%. Vacancy rates have been increasing since 2001 due to expanding office supply combined with business consolidations and a slowdown in the economy. Three new buildings are under construction in the market. However within the Central Loop submarket there has been only one recent development, the 1.4 million sq. ft. Dearborn Center completed in 2002.


Based on the appraisal's survey of comparable properties, rental rates range from $25.00 to $30.00 psf on a gross basis. Since the subject is structured as triple net, the appraisal's concluded market rent of $15.00 psf is lower to adjust for expenses that are separately reimbursed. All of the properties under the BofA master lease pay rent equal to $8.59 psf. Per the appraisal, retail rental rates for the subject are estimated at $40 psf.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%



BANK OF AMERICA CENTER (PHOENIX, AZ) (507,559 SQ. FT.; 6.53% OF PORTFOLIO)


                  PROPERTY NAME                   PROPERTY TYPE        SQ. FT.        # OF STORIES
--------------------------------------------------------------------------------------------------
 CATALINA -- BANK OF AMERICA CENTER                 Office            170,151            2
--------------------------------------------------------------------------------------------------
 MARICOPA -- BANK OF AMERICA CENTER                 Office             62,482            3
--------------------------------------------------------------------------------------------------
 MCDOWELL -- BANK OF AMERICA CENTER                 Office             62,469            3
--------------------------------------------------------------------------------------------------
 SOUTH MOUNTAIN -- BANK OF AMERICA CENTER           Office            150,000            2
--------------------------------------------------------------------------------------------------
 CAMELBACK -- BANK OF AMERICA CENTER                Office             62,457            3
--------------------------------------------------------------------------------------------------
 TOTAL                                                                507,559
--------------------------------------------------------------------------------------------------

PROPERTY INFORMATION

The Bank of America Center is a five building office campus located at 1825 East Buckeye Road in Phoenix, Arizona. The buildings were built between 1989 and 1995. The entire campus parcel is generally rectangular in shape and has frontage on the south side of Buckeye Road.

The campus is less than one mile from I-10, I-17 and Route 51, granting access from the entire metropolitan area. The Phoenix Sky Harbor International Airport is adjacent to the property. Ingress and egress is available to the site via curb cuts along Buckeye Road and Sky Harbor Circle. The campus is encumbered by a 65-year ground lease with the City of Phoenix that commenced July 1, 1988. The ground rent through June 30, 2008 is $0.26 psf and increases to $0.52 psf for the remainder of the term.

MARKET

The Property is located in the Airport Area submarket as defined by the appraiser. The submarket includes 42 office buildings in excess of 10,000 sq. ft. and a total leaseable area of nearly 3.4 million sq. ft. The total submarket vacancy at year-end 2002 was 20.2%, representing a decrease from the year-end 2001 level of 21.4%. Based on the appraisal's survey of comparable properties, rental rates range from $15.00 to $21.50 psf on a gross basis and the market average is approximately $19.00 psf. The subject properties are leased on a triple net lease basis and the appraisals concluded that the triple net market rent is approximately $12.00 psf. All of the properties under the BofA master lease pay rent equal to $8.61 psf. The market survey performed revealed that leases generally range from three to ten years, market wide, with an average of approximately five years.


VAN NESS & MARKET, SAN FRANCISCO, CALIFORNIA (481,064 SQ. FT.; 6.19% OF
PORTFOLIO)

PROPERTY INFORMATION

Van Ness & Market is a 481,064 sq. ft., eight-story urban office building built in 1959 and renovated in 1989. The asset is situated on a 1.49 acre site at the intersection Van Ness and Market Street in the San Francisco central business district. Van Ness is a major north-south roadway running through the San Francisco central business district; Market Street is the major roadway running northeast to southwest through the San Francisco central business district.

Currently the building is 85.30% leased by five tenants including: Bank of America, California Pacific Medical Center (one of the largest private, not-for-profit, academic medical center in Northern California and an affiliate of Sutter Health), State Compensation Insurance, George's Sundries and Jitters and Shakes. The largest tenant is Bank of America, occupying 57.7% of the building, or 277,524 sq. ft. Of the net rentable square footage, 4,539 sq. ft. is retail (0.9% of total NRA and located on the first floor).

MARKET

The property is located within the central business district of San Francisco at the nexus of numerous thorough-fares, which allow for easy access to I-80 and US 101 and the BART transit system (actual stop is 2.5 blocks away on Market St).

The San Francisco office market currently consists of approximately 79 million sq. ft. and had a vacancy rate of 18.7% in the first quarter 2003. The Class A vacancy rate in San Francisco is currently 19.9%. The San Francisco office market had an

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%



average Class A asking rate of $26.84 psf gross during the first quarter 2003. Rent comparables indicate rents in the range of $20.00 psf to $35.04 psf gross. Recently signed leases at the subject have an average asking rent of $23.96 psf gross. All of the properties under the BofA master lease pay rent equal to $8.61 psf. Retail vacancy rates are in the 5% - 15% range with ground floor rents between $20.00 psf and $50.00 psf on leased on a triple-net basis.


525 NORTH TRYON STREET, THE ODELL BUILDING, CHARLOTTE, NORTH CAROLINA (413,407 SQ. FT.; 5.32% OF PORTFOLIO)

PROPERTY INFORMATION

The Odell Building is a twenty-story, 413,407 square foot Class A office building located at 525 North Tryon Street in Charlotte, North Carolina. Tryon Street is one of the two primary streets in downtown and the subject is located in a strong portion of the street in terms of quality of surroundings, traffic and appeal. The Charlotte central business district is the city's largest office submarket representing approximately 40% of the office market supply. BofA leases approximately 65.6% of the building's net rentable area and is Charlotte's fourth largest employer. Approximately 100% of the building is leased to BofA and other tenants including: Odell Associates, Inc., a nationally recognized architectural firm which designed the building, and Alliance National, a national operator of executive office suites.

MARKET

Charlotte's economy is driven by a number of industries including: consumer services, retail, and financial services. There has been a continued, strong increase in the area population during the last two decades, which is projected to continue. During the ten year period between 1990 and 2000 the Charlotte MSA population grew by 29.05%.

The subject property is located in the Charlotte central business district where there is almost no vacant land available for construction. The city of Charlotte is located in central Mecklenburg County. Average to excellent quality office buildings in the Class A and B categories surround the subject. The Charlotte central business district has expanded primarily along College and Tryon Streets. These streets have been improved with most of the high quality Class A office development.

For the first quarter of 2003, occupancy for the Downtown submarket was 90.7% and the mean asking rent was $22.24 psf, with base year expense stops. Based on the appraisal survey of most comparable properties, rental rates ranged from $16.00 to $25.00 psf with most clustering in the $20.00 to $23.00 psf range. These leases were on a base year expense reimbursement method where the tenant reimburses the landlord for taxes, insurance, and general operating expenses over a base year stop.

PROPERTY MANAGEMENT. The properties are managed by First States Management Corp., LLC and sub-managed by Trammell Crow, Jones Lang and Lincoln Harris.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $100,000,000 investment grade B-Note held outside of the trust. See "Description of the Mortgage Pool -- The AFR/Bank of America Portfolio Loan," in the Prospectus Supplement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

RELEASE PROVISIONS. At any time during the term of the loan, the borrower may obtain the releases of one or more of 13 designated AFR/Bank of America Portfolio Properties, as described in the table below. If the release occurs after December 23, 2003, the borrower is required to defease with U.S. Treasuries. Any such prepayments will be allocated pro rata to the AFR/Bank of America Portfolio Mortgage Loan, the AFR/Bank of America Portfolio Senior Companion Loans, and the AFR/Bank of America Portfolio B Note, other than upon an event of default, after which all principal payments will be applied pro rata to the AFR/Bank of America Portfolio Loan and the AFR/Bank of America Portfolio Senior Companion Loans, and the AFR/Bank of America Portfolio B Note will not receive any such principal repayments.

At any time after December 23, 2003, the borrower may obtain a release of any of the AFR/Bank of America Portfolio properties, subject to confirmation that after giving effect to such release, the debt service coverage ratio for the AFR/Bank of America Portfolio Whole Loan will not be less than the greater of
(A) 1.54x and (B) the sum of (1) 1.54x plus (2) 70% of the

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%


positive difference, if any, between (x) the debt service coverage ratio on the applicable release date and (y) 1.54x, and after giving effect to such property release, the aggregate release amounts may not exceed $150,000,000, unless the borrower delivers confirmation from each of the rating agencies that such defeasance will not result in the downgrade, qualification or withdrawal of any rating then assigned to a class of certificates by such rating agency.


The release price that is required to be paid for any release property with an allocated loan amount will be:




                                          RELEASE PRICE
 TOTAL AMOUNT PREPAID/DEFEASED     (% OF ALLOCATED LOAN AMOUNT)
-------------------------------   -----------------------------
      $60,000,000 or less         110.0%
   $60,000,000 - $100,000,000     117.5%
     more than $100,000,000       125.0%

The release price that is required to be paid for any release property that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the closing date appraisal value of the release property.


Designated Release Property List:

                                                              ALLOCATED LOAN        RELEASE
           PROPERTY                  CITY        STATE           AMOUNT            PRICE
 ONE SOUTH VAN NESS         San Francisco         CA      $43.9MM              $48.3MM
 500 ELLINWOOD WAY          Pleasant Hill         CA       $3.5MM               $3.9MM
 5875 N.W. 163RD STREET     Miami Lakes           FL       $9.3MM              $10.2MM
 18305 BISCAYNE BLVD.       N. Miami Beach        FL       $3.1MM               $3.4MM
 801 MAIN STREET            Lynchburg             VA       $1.3MM               $1.4MM
 204 EAST RUSH              Harrison              AR       $0.6MM               $0.7MM
 606 BROAD STREET           South Boston          VA       $0.4MM               $0.5MM
 11755 BISCAYNE BLVD.       N. Miami              FL       $1.1MM               $1.2MM
 128 S. WASHINGTON ST.      Albany                GA       $0.7MM               $0.8MM
 102 E. FRONT ST.           Port Angeles          WA       $0.6MM               $0.7MM
 7680 GIRARD AVENUE         La Jolla              CA       $3.0MM               $3.3MM
 231 S. RIDGEWOOD DR.       Sebring               FL       $0.6MM               $0.7MM
 3415/17 EASTERN AVE.       Baltimore             MD       $0.5MM               $0.6MM
                                                          -------              -------
 TOTAL                                                    $55.0MM              $60.0MM



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          AFR/BANK OF AMERICA PORTFOLIO

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%



[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                    LEE PARK

                                                       TMA BALANCE:  $75,000,000
                                                       TMA DSCR:     1.92x
                                                       TMA LTV:      47.2%

[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                    LEE PARK
                                                           BALANCE:  $56,000,000
                                                           DSCR:     1.29x
                                                           LTV:      78.2%



                    MORTGAGE LOAN INFORMATION
  LOAN SELLER:                  GACC
  LOAN PURPOSE:                 Acquisition
  ORIGINAL PRINCIPAL BALANCE:   $56,000,000
  CUT-OFF PRINCIPAL BALANCE:    $55,905,355
  % BY INITIAL UPB:             4.33%
  INTEREST RATE:                6.350%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           December 1, 2003
  MATURITY DATE:                November 1, 2013
  AMORTIZATION:                 360 months
  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after
                                August 1, 2013, prepayment can be made without
                                penalty.
  SPONSOR:                      Preferred Real Estate Investments, Inc.
  BORROWER:                     Lee Park Investors, L.P.
  ADDITIONAL FINANCING:         None
  LOCKBOX:                      Hard
  INITIAL RESERVES:             Tax:                $198,529
                                Boiler House:       $93,750
                                Debt Service(2):    $2,200,000
                                Insurance:          $22,953
                                TI/LC(1):           $2,400,000
                                Engineering:        $7,500

  MONTHLY RESERVES:             Tax:                $37,977
                                TI/LC:              $53,264
                                Replacement:        $9,260
                                Insurance:          $7,651
                                Cash Flow Sweep(3): $250,000
                                Ground Rent:        $5,100

-----------------
(1) Upfront TI/LC reserve taken for leases set to expire prior to or on 12/31/04 for DEP and Synergy. After 12/31/04 any amounts remaining in this reserve will go to the primary rollover reserve.

(2) Debt service reserve taken for six months principal and interest payments.

(3)   Cash flow sweep for tenants vacating prior to 12/31/04.








            FINANCIAL INFORMATION
  LOAN BALANCE / SQ.FT.:      $93.21
  BALLOON BALANCE /           $79.99
  LTV:                        78.2  %
  BALLOON LTV:                67.1  %
  DSCR:                       1.29 x


                            PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Industrial
  COLLATERAL:                     Fee & Leasehold interest in an office and
                                  warehouse / distribution facility.
  LOCATION:                       Conshohocken, PA
  YEAR BUILT / RENOVATED:         1928 / 2002
  TOTAL AREA:                     599,807 sq. ft.
  PROPERTY MANAGEMENT:            Preferred Asset Management
                                  LLC, an affiliate of the Borrower.
  OCCUPANCY (AS OF 10/03/03):     98.74%
  UNDERWRITTEN NET CASH FLOW:     $5,412,075
  APPRAISED VALUE:                $71,500,000
  APPRAISAL DATE:                 6/17/03



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                    LEE PARK


                                                           BALANCE:  $56,000,000
                                                           DSCR:     1.29x
                                                           LTV:      78.2%


THE LEE PARK LOAN

THE LOAN. The Lee Park loan is secured by a first mortgage on the fee and leasehold interest in a 4-building, 599,807 sq. ft., office and warehouse/distribution facility located in the town of Conshohocken (Whitemarsh Township), Pennsylvania, approximately 2.8 miles northwest of Philadelphia. The collateral for the loan includes the borrower's fee simple interest in 26.8 acres improved with three buildings totaling 593,238 square feet and the borrower's leasehold interest in 8.4 acres improved with a 7,000 square foot building.

THE BORROWER. The borrower, Lee Park Investors, L.P., is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The sponsor of the loan is Preferred Real Estate Investment, Inc., a suburban Philadelphia based real estate investment and management company that specializes in the redevelopment and adaptive re-use of existing buildings. The key principals are Michael O`Neill and Erik Kolar, CEO and President of the sponsor, respectively. Formed in 1992, Preferred is one of the largest privately held real estate companies in the Mid-Atlantic region. It currently owns 30 commercial and industrial properties totaling 7.0 million sq. ft. of space.

Preferred Real Estate Investments, Inc. is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The collateral for the loan includes the fee simple interest in three buildings totaling 593,238 sq. ft. and the leasehold interest in a 7,000 sq. ft. building. The ground lease expires in 2032 and has two renewal terms (one for 18 years and one for 15 years) which can extend the expiration date until 2065 at lessee/sponsor's option.

The sponsor purchased the property in 1990 and converted the industrial buildings to attractive office and warehouse space. Since acquisition, the sponsor has aggressively reconfigured and renovated the existing spaces to match market demand and maximize rents and the sponsor's total basis in the property is now $61.3MM. In its most recent effort to maximize the property's income producing potential, a $14 million renovation began in early 2002, which included the removal of one building, the substantial renovation of another, the conversion of a portion of flex/warehouse space to office space, and the conversion of a portion of warehouse space to flex space. The renovation also included upgrades to bathrooms, common area lobbies and conference rooms, facade and window repair/replacement, and general site work and landscaping. The improvements now consist of (i) a 4-story, 402,171 sq. ft. office building known as the Lee Building (ii) a three-story 17,000 sq. ft. building known as the Boiler House Building (iii) a one-and two-story, 174,067 sq. ft. warehouse building called the Pavillion, and (iv) three story building called the Mansion (7,000 sq. ft.), a converted residence that is occupied by a law firm. The buildings offer a variety of floorplans and can accommodate both large and small space users.

GROUND LEASE. The loan is partially secured by a leasehold mortgage on the borrower's interest under a ground lease. All standard covenants, representations and warranties were made in the mortgage and the ground lease with respect to the leasehold interest. The ground lease term expires in 2065.

SIGNIFICANT TENANTS. The buildings are occupied by a variety of tenants ranging from large corporate users to small service-related firms that cater to the local population (approximately 80 tenants overall excluding two tenants that lease antenna space). Approximately 69.0% of NRA and 89.6% of GPR is represented by office space, 29.7% of NRA and 12.8% of gross potential rent ("GPR") is represented by warehouse/storage space, and 1.3% of NRA and 0.13% of GPR is represented by retail space. The largest tenants are (1) The Department of Environmental Protection (70,668sf (office); 11.78% of NRA; 15.23% of GPR),
(2) Synygy (54,624sf (office); 9.10% of NRA; 11.72% of GPR), (3) National Label Company (54,386sf (warehouse); 9.10% of NRA; 2.16% of GPR, and (4) Library Video (45,781sf; (warehouse); 7.63% of NRA; 1.65% of GPR). None of the remaining tenants occupy more than 5.27% of NRA nor contribute more than 4.78% to GPR.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                    LEE PARK

                                                           BALANCE:  $56,000,000
                                                           DSCR:     1.29x
                                                           LTV:      78.2%

THE MARKET. Lee Park is located in Conshohocken (Whitemarsh Township), Montgomery County, Pennsylvania. According to the appraiser, Montgomery County is the second most affluent (after Bucks County) of the eight counties that comprise the Philadelphia Metropolitan Statistical Area with an average household income in Montgomery County of $108,949 in 2003, significantly higher than the metropolitan average of $84,932. Situated approximately 10 miles northwest of the Philadelphia central business district, the subject is located in the desirable suburban bedroom community of Conshohocken, which has a large employment base. According to the appraiser, the Philadelphia metropolitan area covers nearly 3,600 square miles and has a 2003 estimated population of 5.2 million, a 5.2% increase over the 1988 population (4.922 million). According to the appraiser, Montgomery County experienced a faster rate of growth during this same 15-year period with population increasing 14.7%, from 673,300 to 772,100 and is predicted to continue to grow at a faster rate than that of the metropolitan area (1.8% vs. 1.1%).


The subject enjoys excellent transportation linkages via Interstates 76 and 476 and PA Route 23. Interstate 76 provides access to the Pennsylvania Turnpike, Interstate 476 provides access to Interstate 95, while PA Route 23 is the local highway serving points within the immediate area. The area is well served by public transportation (SEPTA). A commuter rail station (Spring Mill) is located across E. Hector Street from the subject, linking the market area with downtown Philadelphia as well as other points in the metro area.


According to the appraiser, as of the second quarter 2003, Class B office space in the subject's Conshohocken/Plymouth Meeting/Blue Bell sub-market totaled approximately 2.0 million square feet, exhibited a vacancy rate of 11.7% and rental rates averaged $21.77 psf. Also according to the appraiser, the subject's sub-market for warehouse/flex contained approximately 4.0 million sq. ft. as of the second quarter 2003; the vacancy rate was 13.5% and the average rental rate was $12.33 psf.


PROPERTY MANAGEMENT. The property is leased and managed by Preferred Asset Management, LLC, a subsidiary of Preferred Real Estate Investment, Inc. Preferred Property Management currently manages 30 office and industrial properties totaling 7.0 million sq. ft. and is presently not a third party manager for other property owners.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                    LEE PARK

                                                           BALANCE:  $56,000,000
                                                           DSCR:     1.29x
                                                           LTV:      78.2%



[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER
                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%

[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER

                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%


                     MORTGAGE LOAN INFORMATION
  LOAN SELLER:                    BOFA
  LOAN PURPOSE:                   Refinance
  ORIGINAL PRINCIPAL BALANCE:     $50,000,000
  CUT-OFF PRINCIPAL BALANCE:      $49,844,943
  % BY INITIAL UPB:               3.86%
  INTEREST RATE:                  5.340000%
  PAYMENT DATE:                   1st of each month
  FIRST PAYMENT DATE:             November 1, 2003
  MATURITY DATE:                  October 1, 2013
  AMORTIZATION:                   360 Months
  CALL PROTECTION:                Lockout for 24 months from
                                  securitization date, then
                                  defeasance permitted. On and
                                  after August 1, 2013, prepayment
                                  can be made without penalty.
  BORROWER:                       Arapahoe Crossings, L.P., a
                                  special purpose, bankruptcy
                                  remote entity with at least two
                                  independent directors.
  LOCKBOX:                        Hard
  RESERVES:                       None(1)

--------
(1) Initial and monthly reserves were waived by lender due to the age of the subject property and the financial strength of the borrower principal. Tax and Insurance Reserves are required following an Event of Default. An Excess Cash Reserve is required during a Lockbox Cash Flow Sweep Period.


             FINANCIAL INFORMATION
  LOAN BALANCE / SQ.FT.:         $106.94
  BALLOON BALANCE / SQ.FT.:      $89.18
  LTV:                           66.9  %
  BALLOON LTV:                   55.8  %
  DSCR:                          1.56 x


                         PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Anchored Retail
  LOCATION:                       Aurora, CO
  YEAR BUILT / RENOVATED:         1997 / 2001
  THE COLLATERAL:                 14 buildings plus 10 leased
                                  outparcels.
  TOTAL AREA:                     466,106 sq.ft.
  PROPERTY MANAGEMENT:            New Plan Excel Realty Trust, Inc.
  OCCUPANCY (AS OF 10/31/03):     100.0%
  UNDERWRITTEN NET CASH FLOW:     $5,217,661
  APPRAISED VALUE:                $74,500,000
  APPRAISAL DATE:                 July 8, 2003



                                 MAJOR TENANTS
           TENANT                 % NRSF        RENT PSF        LEASE EXPIRATION
 KOHL'S                       18.6%         $  9.00               1/29/20
-------------------------------------------------------------------------
 COLORADO CINEMA HOLDINGS     16.1%         $ 19.80               1/31/18
-------------------------------------------------------------------------
 KING SOOPERS                 15.0%         $  7.50               7/27/19
-------------------------------------------------------------------------
 MARSHALLS                     6.6%         $ 10.50               3/31/10
-------------------------------------------------------------------------
 ROSS DRESS FOR LESS           6.5%         $ 10.25               1/31/12
-------------------------------------------------------------------------
 LINENS 'N THINGS              6.4%         $ 14.50               1/31/13
-------------------------------------------------------------------------
 BORDERS BOOKS                 6.0%         $ 14.00               4/30/22
-------------------------------------------------------------------------
 OLD NAVY                      5.4%         $ 14.25               1/31/07
-------------------------------------------------------------------------
 OFFICEMAX                     5.1%         $ 10.75               1/31/16
-------------------------------------------------------------------------



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER
                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%

THE ARAPAHOE CROSSINGS SHOPPING CENTER LOAN

THE LOAN. The Arapahoe Crossings Shopping Center loan is secured by a first mortgage on 14 one-story retail buildings plus ten leased outparcels located in Aurora, Colorado.

THE BORROWER. The borrower is Arapahoe Crossings, L.P., a Delaware limited partnership and a special-purpose, bankruptcy- remote entity with at least two independent directors for which borrower's legal counsel has delivered a non-consolidation opinion. Equity interest in the borrower is held 1% by Arapahoe Crossings SPE Corp. ("ACC"), a Delaware corporation, as the General Partner, 30% by New Plan Excel Realty Trust, Inc. ("NXL"), a Maryland corporation, as a Limited Partner and 69% by UST XII Aurora, Ltd. ("UST"), a Florida limited partnership, as a Limited Partner. UST holds 100% equity interest in ACC. The borrower principals are NXL and WELP Denver, L.C.

UST is a private limited partnership controlled by Lothar Estein, a real estate investor based in Orlando, Florida. UST paid $15,400,000 cash to NXL and received a $35,000,000 credit for the balance of the purchase price based on 70% of the outstanding loan amount at closing. Mr. Estein and a group of associated investors control UST's general partner, WELP Denver, L.C.

THE PROPERTY. Arapahoe Crossings Shopping Center is a retail power center located in Aurora, Colorado. NXL acquired the property in 2001 for $61.6 million and subsequently spent $7.1 million for an expansion. The property was built in phases from 1997 to 2002 and is situated on 47.61 acres. The shopping center consists of 14 one-story buildings containing a total of 466,106 net rentable square feet plus ten leased outparcels. There are 2,903 surface parking spaces, resulting in a parking ratio of 6.2 spaces per 1,000 square feet. The property is 100% occupied by 9 anchor (85.7% of total space) and 20 in-line tenants. The anchors are Kohl's (S&P/Moody's rated A-/A3), King Soopers (unit of Kroger Co., S&P/Moody's rated BBB/Baa3), Marshalls (unit of The TJX Companies, Inc., S&P/Moody's rated A/A3), Ross Stores (S&P rated BBB), Linens 'n Things, Borders Books, Old Navy (unit of Gap, Inc., S&P/Moody's rated BB+/Ba3), OfficeMax and a 16-screen Colorado Cinema Holdings movie theater.

SIGNIFICANT TENANTS. The property is 100% leased. Significant tenants include:

Kohl's (rated A-/A3 by S&P/Moody's) occupies 86,584 square feet (18.6%) at $9.00 per square foot on a 20-year lease maturing in 2020, with rental rate step-ups every five years beginning in 2009 at $9.70 per square foot. Kohl's operated 480 department stores in 34 states as of April 1, 2003. For fiscal year-end February 1, 2003, the company generated net sales of $9.1 billion and net income of $643 million. The subject store sales have increased from $201 per square foot in 2000 to $264 per square foot in 2002.

Colorado Cinema Holdings occupies a 75,200 square feet (16.1%) freestanding building at $19.80 per square foot on a 20-year lease maturing in 2018 with four five-year renewal options. The rental rate steps up to $21.78 per square foot in 2008 and $23.96 per square foot in 2013. Colorado Cinema Holdings is a 16-screen movie theater with stadium seating that generated revenue of $591,000/screen in 2002 versus $502,000/screen in 2001. The company is a Denver-based cinema operator with 11 Denver-area movie theaters totaling 96 screens.

King Soopers occupies 69,913 square feet (15.0%) at $7.50 per square foot on a 20-year lease maturing in 2019 with five five-year renewal options. The rental rate steps up to $7.88 per square foot in 2004 and $8.27 per square foot in 2009. King Soopers has 126 stores and is owned by Cincinnati-based Kroger Co. (S&P/Moody's rated BBB/Baa3). For fiscal year-end February 1, 2003, Kroger Co. generated revenues of $51.8 billion and net income of $1.2 billion. Kroger Co. operated 2,488 grocery stores in 32 states under different banners, including Kroger, Fred Meyer, Fry's Marketplace, Food 4 Less, Ralph's, Dillions and Smith's. Kroger Co. also operated 784 convenience stores/gas stations in 16 states and 441 fine jewelry stores in 34 states.

Marshalls, a unit of TJX Companies (S&P/Moody's rated A/A3), occupies 30,824 square feet (6.6%) at $10.50 per square foot on a 10-year lease maturing in 2010 with three five-year renewal options. The first renewal period rental rate is $11.55 per

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER
                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%

square foot. For fiscal year-end January 25, 2003, TJX operated seven discount apparel and homewares retail divisions, including TJ Maxx - 713 stores in 47 states and Marshalls - 629 stores in 42 states. The company generated net sales of $11.98 billion and net income of $578 million.

Ross Dress for Less occupies 30,187 square feet (6.5%) at $10.25 per square foot on a 10-year lease maturing in 2012. The rental rate steps up to $10.50 per square foot in 2006. For fiscal year-end February 1, 2003, the company, a discount apparel chain rated BBB by S&P, operated 507 stores in 23 states, generating sales of $3.5 billion and net income of $201 million. Ross reported 2002 sales of $200 per square foot at the subject store.

Linens 'n Things occupies 30,000 square feet (6.4%) at $14.50 per square foot on a 10-year lease maturing in 2014 with three five-year renewal options. The rental rate steps up to $15.95 per square foot in 2009 and $17.55 per square foot for the first renewal period in 2014. For fiscal year-end January 4, 2003, the company, a leading homewares chain, operated 391 stores in 45 states and four provinces, generating net sales of $2.18 billion and net income of $69.2 million.

Borders Books occupies 28,000 square feet (6.0%) at $14.00 per square foot on a 20-year lease maturing in 2022 with four five-year renewal options. The rental rate steps up to $15.25 per square foot in 2007 and $16.50 per square foot in 2012. For fiscal year-end January 26, 2003, the company operated 434 Borders Books and 778 Waldenbooks stores, generating net sales of $3.5 billion and net income of $112 million.

Old Navy occupies 25,000 square feet (5.4%) at $14.25 per square foot on a five-year lease maturing in 2007 with two five-year renewal options at the same rent. The company is a division of Gap, Inc., rated BB+/Ba3 by S&P/Moody's. For fiscal year-end February 1, 2003, the company operated 4,252 apparel stores worldwide, including 842 Old Navy stores, generating net sales of $14.5 billion and net income of $477 million. Old Navy reported 2002 sales of $230 per square foot at the subject store.

OfficeMax occupies 23,522 square feet (5.1%) at $10.75 per square foot on a 16-year lease maturing in 2016 with four five-year renewal options. The rental rate steps up to $11.25 per square foot in 2005 and $11.75 per square foot in 2010. For fiscal year-end January 25, 2003, the company operated 970 office supplies stores, generating net sales of $4.8 billion and net income of $74 million.

Non-anchor in-line tenants include Bath & Body Works, Christopher & Banks, Famous Footwear, Payless Shoes, Pearle Vision, Radio Shack, Starbucks and Subway, among others.

Outparcel tenants located on leased pads include Applebee's, Chevy's, Chili's, Conoco, Just Brakes, McDonald's, Schlotzsky's Deli and Taco Bell.

THE MARKET. The subject is located in the southeastern quadrant of the Denver Metropolitan Statistical Area ("MSA") in a newly developing area of Aurora, Arapahoe County, Colorado. The MSA population exhibited strong growth from 1992 to 2002, expanding by 464,400 or 27% to 2,195,400. The MSA population is projected to grow by an additional 108,500 by 2006. Per Reis third quarter 2003, the Denver retail market (531 properties - 43.3 million square feet) occupancy was 95.0%.

The subject property is located more particularly in the East Suburban submarket at the intersection of South Parker and East Arapahoe Roads, two major commercial arterial highways that connect within 3 to 5 miles to Interstates 25 and 225 and E-470. This highway network is supporting the area's development and growing population base. Daily traffic count on South Parker Road alone is 95,000 vehicles. Per Reis third quarter 2003, submarket neighborhood and community shopping centers (162 properties - 12.4 million square feet) were at an average occupancy of 94.2%. An appraisal survey of five comparable submarket power centers plus the subject property (2.7 million square feet) reported a 99.3% occupancy rate.

The appraisal concluded that the subject property's rents are at or below market rents. The market rental rate for the major anchor spaces was estimated at $10.00 per square foot versus in-place rents of $9.00 per square foot and $7.50 per square foot for Kohl's and King Soopers, respectively. Market rent for the sub-anchor spaces was estimated at $15.00 per square foot versus in-place rents of $10.25 per square foot for Ross, $10.50 per square foot for Marshalls, $10.75 per square foot for OfficeMax, $14.00 per square foot for Borders Books, $14.25 per square foot for Old Navy and $14.50 per square foot for

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER
                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%

Linens 'n Things. Market rent for the 16-screen movie theater operated by Colorado Cinema Holdings was estimated at $20.00 per square foot or $94,000 per screen versus in-place rent of $19.80 per square foot or $93,060 per screen. Market rent for the larger in-line stores of 7,550 to 10,000 square feet was estimated at $19.00 per square foot versus in-place rents of $16.00 to $21.00 per square foot. Market rent for the smaller in-line tenants was estimated at $25.00 per square foot versus in-place rents of $23.00 to $28.00 per square foot.


DEMOGRAPHICS. Within the subject property's 5-mile radius trade zone, selected demographics include population of approximately 160,000, with 60,000 households and an average household income of $110,000.


PROPERTY MANAGEMENT. New Plan Excel Realty Trust, Inc. ("NXL") manages the property. NXL is a major publicly traded retail REIT with a current market capitalization of $4.2 billion. As of June 30, 2003, NXL operated 398 retail properties located across 35 states totaling 55.7 million square feet. The portfolio consisted 95% of neighborhood, community and power shopping centers (373 properties), with the balance comprised of single-tenant retail (20 properties) and enclosed malls/specialty retail (5 properties). Five of the shopping centers totaling 1.2 million square feet are located in the Denver MSA. NXL's portfolio is at 91% occupancy, and the company estimated its portfolio debt service coverage ratio at 2.65x. For the six-month period ending June 30, 2003, the company generated revenues of $242.9 million, net income of $67.7 million and funds from operations of $102.8 million.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine financing shall be permitted provided that the combined loan amount (subject original loan amount plus mezzanine loan amount) does not result in a loan-to-value ratio greater than the underwritten loan-to-value ratio (67.1%). A higher loan-to-value ratio shall be permitted provided that it will not result in a rating downgrade, qualification or withdrawal of the then current rating of the Securities issued in connection with the Securitization from the Rating Agencies. Mezzanine financing shall also be subject to a minimum debt service coverage ratio of 1.40x based on the greater of a 9.75% loan constant or the then current loan constant applied by the Rating Agencies. Underwritten cash flow shall be based on criteria as reasonably determined by the lender. The mezzanine financing may be secured by a pledge of 100% of the beneficial interests in the borrower. All documents and instruments evidencing or securing the mezzanine loan, in particular a subordination and intercreditor agreement, shall be in form and substance reasonably satisfactory to lender.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                       ARAPAHOE CROSSINGS SHOPPING CENTER

                                                         BALANCE:    $49,844,943
                                                         DSCR:       1.56x
                                                         00V:        66.9%

[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          PARADISE POINT RESORT AND SPA

                                                    A-NOTE BALANCE:  $47,000,000
                                                    A-NOTE DSCR:     3.44x
                                                    A-NOTE LTV:      35.1%


[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



[GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          PARADISE POINT RESORT AND SPA
                                                    A-NOTE BALANCE:  $47,000,000
                                                    A-NOTE DSCR:     3.44x
                                                    A-NOTE LTV:      35.1%



                            MORTGAGE LOAN INFORMATION
  LOAN SELLER:               GECC
  LOAN PURPOSE:              Refinance
  SHADOW RATING
    (S&P/MOODY'S):           AAA, Aa3
  ORIGINAL A-NOTE BALANCE:   $47,000,000
  CUT-OFF A-NOTE BALANCE:    $47,000,000
  % BY INITIAL UPB:          3.64  %
  INTEREST RATE:             4.6051%
  PAYMENT DATE:              1st of each month
  FIRST PAYMENT DATE:        February 1, 2004
  MATURITY DATE:             February 1, 2009
  AMORTIZATION:              300 Months
  CALL PROTECTION:           Lockout for 24 months from
                             securitization closing date, then defeasance
                             is permitted. On and after September 1, 2008,
                             prepayment can be made without penalty.
  SPONSOR:                   LaSalle Hotel Properties
  BORROWER:                  LHO Mission Bay Hotel, L.P.
  SUBORDINATE DEBT:          $18MM B-Note, shadow rated BBB-/Baa3
                             (S&P/Moody's) included in trust1
  LOCKBOX:                   Soft
  INITIAL RESERVES:          Tax:                 $600,471(2)
                             Insurance:           $185,501(2)
  MONTHLY RESERVES:          FF&E:                Triggered(3)
                             Liquidity Reserve:   Triggered(4)

--------
1. The subject $47,000,000 represents the A-Note in a $65,000,000 loan. The B-Note (with cut-off date loan amount of $18MM), is subordinate to the A-Note and is included in the trust but does not back any certificates other than Class PARADISE certificates.

2. Represents six months of the estimated annual costs. Borrower may deliver a cash deposit or LOC.

3. For any period during which the DSCR is below 1.4, borrower is required to fund a FF&E reserve equal to 4% of the total revenues plus all excess cashflow remaining after payment of debt service and operating expenses capped at the balance that would have been achieved had borrower been making deposits of 4% (less any expenditures actually made).

4. For any period during which the DSCR is below 1.25, borrower is required to deposit into a reserve, cash flow remaining after payment of debt service and operating expenses until 3 months worth of debt service has been accumulated, with no cap if the DSCR falls below 1.15 until the DSCR reaches 1.20.


                    FINANCIAL INFORMATION
                                 A-NOTE(1)    FIRST MORTGAGE
                              -------------   --------------
  LOAN BALANCE / ROOM:        $101,732        $140,693
  BALLOON BALANCE / ROOM:     $89,692         $125,439
  LTV:                           35.1%           48.5%
  BALLOON LTV:                   30.9%          43.25%
  DSCR:                          3.44x           2.33x
  SHADOW RATING (S/M):        AAA / Aa3          BBB- / Baa3


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:     Single Asset
  PROPERTY TYPE:                Hotel
  COLLATERAL:                   462-Room Full Service Luxury Resort
  LOCATION:                     San Diego, CA
  YEAR BUILT / RENOVATED:       1962 / 2003
  UNITS:                        462 Rooms
  PROPERTY MANAGEMENT:          Noble House San Diego, Ltd.
  OCCUPANCY (TRAILING 12        73.7%
    MONTHS AS OF 9/30/03):
  UNDERWRITTEN NET CASH FLOW:   $ 10,898,094

  APPRAISED VALUE:              $134,000,000
  APPRAISAL DATE:               November 4, 2003





                   2001        2002        20031
  OCCUPANCY     72.1  %     73.0  %     73.7  %
------------- --------    --------    --------
  ADR         $ 194.27    $ 190.38    $ 195.87
------------- --------    --------    --------
  REVPAR      $ 140.07    $ 138.98    $ 144.31

1. Trailing 12 months through September 2003

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          PARADISE POINT RESORT AND SPA
                                                    A-NOTE BALANCE:  $47,000,000
                                                    A-NOTE DSCR:     3.44x
                                                    A-NOTE LTV:      35.1%


PARADISE POINT RESORT AND SPA LOAN

THE LOAN. The Paradise Point Resort and Spa Loan is secured by a first mortgage on the Paradise Point Resort and Spa, a 462-room luxury hotel and resort, constructed in 1962, renovated from 1998 to 2003, and located on an island in Mission Bay in San Diego, CA. The first mortgage also secures a subordinate $18MM B-Note mortgage loan.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose managing member is also a single-purpose, bankruptcy-remote entity with two independent directors. LaSalle Hotel Properties (NYSE: LHO), the primary sponsor, is a REIT focusing primarily on luxury and upscale full service hotels, diversified by location, and in convention, resort, and business oriented markets. LaSalle Hotel Properties has leasing and franchise relationships with leading hotel operation companies including: Noble House, Marriott International, Radisson Hotels, and Hyatt Hotels. LaSalle Hotel Properties is strictly an owner of hotels and does not provide hotel management and related services. An affiliate of Noble House, the manager and operating lesee, has a 4.9% ownership interest in Paradise Point.

LaSalle Properties owns interests in 17 upscale and luxury full-service hotels, totaling approximately 5,600 guest rooms in 12 markets in 10 states and the District of Columbia. As of September 30, 2003, it had $685MM in assets and $289MM in liabilities.

LaSalle Properties is a repeat borrower for GECC.

THE PROPERTY. The Paradise Point Resort and Spa consists of 462 rooms on 44 acres on an island in Mission Bay with full amenities including five pools, spa, full-service marina with water-sports rentals, 18-hole grass putting course, lighted tennis courts, over 33,000 sq. ft. of meeting space, two restaurants, sub-tropical botanical park, and over a mile of white sand beach on Mission Bay in San Diego, CA. The guestroom configuration is as follows:
King (136 rooms), Queen (27 rooms), Queen/Queen (202 rooms), Studio Suites (27 rooms), One Bedroom Suites (60 rooms), Hospitality Suites (8 rooms), Presidental/Govenor Suite (2 rooms). Many of the rooms have semi-private beaches.

The resort was originally constructed in 1962 and underwent a $30,204,000 renovation from 1998 to early 2003 that included renovations of guestrooms, meeting spaces, recreational facilities, restaurants, and lobby.

69% of the hotel's guests are reported to be leisure travelers and 31% group travelers, with the majority of demand coming from "drive to" sources within a 5-hour radius. Peak months are July and August, when the property exceedes 85% occupancy.

Paradise Point Resort and Spa is located proximate to many of the area's primary generators of lodging demand including Sea World, the San Diego Convention Center, and the San Diego Zoo. The San Diego Airport is approximately seven miles away.

THE MARKET. San Diego is one of the nation's major tourist destinations with a strong drive-to and short-haul flight market. According to the appraisal, 85% of visitors that come to San Diego are leisure travelers and 70% of the overnight visitors live in the western United States. From 1997 to 2002 the number of overnight visitors increased at an average annual compounded rate of 0.9% to 15MM and visitor spending increased at an average annual compounded rate of 2.9% to $5,038MM.

The appraiser reported hotel occupancy rates in the Mission Bay submarket as 73.3% with RevPAR at $121.23. Comparable properties occupancy rates ranged from 68% to 77% with RevPAR at $102.24 to 142.45. Paradise Point Resort and Spa's occupancy rate and RevPAR were 74.7% and $139.04, respectively, for the same period.

PROPERTY MANAGEMENT. Paradise Point Resort and Spa is operated by Noble House Hotels and Resorts, a privately owned third party hotel management company. Noble House was founded in 1979 and operates 12 hotels and resorts in the US that include: LaPlaya Beach & Golf Resort in Naples, Ocean Key Resort in Key West, Hilton Daytona Beach Oceanfront Resort in Daytona Beach, Grove Isle Resort in Miami, and Little Palm Island in Torch Key -- all in Florida; The Adolphus in Dallas; The Edgewater in Seattle, WA; Inn & Spa at Loretto in Santa Fe, NM; The Portofino Hotel & Yacht Club in Redondo Beach and Paradise Point Resort & Spa in San Diego -- both in California; SunBurst Resort in Scottsdale, AZ; and The Hotel Viking in Newport, RI. An affiliate of Noble House has a 4.9% ownership interest in Paradise Point.

B-NOTE. The Paradise Point Resort and Spa A-Note Loan and the Paradise Point Resort and Spa B-Note Loan are subject to a co-lender agreement that provides, among other things that, payments of interest and principal will be made on both loans,

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          PARADISE POINT RESORT AND SPA
                                                    A-NOTE BALANCE:  $47,000,000
                                                    A-NOTE DSCR:     3.44x
                                                    A-NOTE LTV:      35.1%


based on their respective interest rates and amortization terms. For as long as a monetary event of default or other material event of default exists with respect to the loans, payments of principal and interest due on the Paradise Point Resort and Spa B-Note Loan will be subordinate to the payment of principal and interest due on the Paradise Point Resort and Spa Loan.


GROUND LEASE. Paradise Point Resort and Spa is subject to a long-term ground lease from the City of San Diego which expires in 2050. The resort pays the greater of the base rent of $1.59MM per year or amounts due under a percentage rent formula.


CURRENT MEZZANINE. None


FUTURE MEZZANINE.  None

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                          PARADISE POINT RESORT AND SPA
                                                    A-NOTE BALANCE:  $47,000,000
                                                    A-NOTE DSCR:     3.44x
                                                    A-NOTE LTV:      35.1%


[GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        METROPOLITAN APARTMENTS I AND II
                                                           BALANCE:  $46,500,000
                                                           DSCR:     2.53x
                                                           LTV:      56.4%

[GRAPHIC OMITTED]



[GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        METROPOLITAN APARTMENTS I AND II
                                                           BALANCE:  $46,500,000
                                                           DSCR:     2.53x
                                                           LTV:      56.4%


           MORTGAGE LOAN INFORMATION
  LOAN SELLER:                 GECC
  LOAN PURPOSE:                Refinance
  SHADOW RATING
    (S&P/MOODY'S)              BBB-/Baa3
                               Metro
                               I:   $28,000,000
  CUT-OFF PRINCIPAL BALANCE:   Metro
                               II:  $18,500,000
                               Total:
                               $46,500,000(1)
  % BY INITIAL UPB:            3.60%
  INTEREST RATE:               Metro I:  4.20%
                               Metro II: 4.25%
  PAYMENT DATE:                1st of each month
  FIRST PAYMENT DATE:          December 1, 2003
  MATURITY DATE:               November 1, 2008
  AMORTIZATION:                Interest Only
  CALL PROTECTION:             Lockout for 24 months from securitization
                               closing date, then prepayment is permitted
                               upon payment of yield maintenance penalty.
                               On and after September 1, 2008, prepayment
                               can be made without penalty.
  SPONSOR:                     JP Morgan Chase Bank as Trustee for its
                               Commingled Pension Trust Fund and
                               Gables Residential Trust (NYSE: GBP)
  BORROWER:                    Metro
                               I:  Metropolitan
                               LLC
                               Metro
                               II: Metropolitan
                               II LLC
  ADDITIONAL FINANCING:        None
  LOCKBOX:                     None
  INITIAL RESERVES:            None
  MONTHLY RESERVES:            None

--------
(1) The Metropolitan Apartments I and II loans are cross-collateralized and cross-defaulted and no partial releases are permitted.








                    FINANCIAL INFORMATION
  LOAN BALANCE / UNIT:     Metro I           $64,516
                           Metro II:         $67,518
                           Total:            $65,678
  LTV:                     Metro I:            57.2%
                           Metro II:           55.3%
                           Wtd. Average:       56.4%
  DSCR:                    Metro I:            2.49x
                           Metro II:           2.57x
                           Wtd. Average:       2.53x


                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset (each loan secures
                                  one phase)
  PROPERTY TYPE:                  Multifamily
  COLLATERAL:                     Secured by fee simple interest in
                                  a Class A Multifamily property
                                  built in two phases and located in
                                  Atlanta, Georgia. Metropolitan I,
                                  built in 1999, contains 434 units.
                                  Metropolitan II, built in 2002,
                                  contains 274 units.
  LOCATION:                       Atlanta, GA
  YEAR BUILT / RENOVATED:         Metro I:  1999
                                  Metro II: 2002
  TOTAL UNITS:                    Metro I:  434 Units
                                  Metro II: 274 Units
  PROPERTY MANAGEMENT:            Gables Realty Limited
                                  Partnership, an affiliate of the
                                  Borrower.
  OCCUPANCY:
  METROPOLITAN I - 8/27/03        Metro I:  93.6%
  METROPOLITAN II - 8/27/03       Metro II: 93.8%
                                  Wtd. Average: 93.7%
  UNDERWRITTEN NET CASH FLOW:     Total: $5,040,358
  APPRAISED VALUE:                Total: $82,400,000
  APPRAISAL DATES:                August 28, 2003





             UNIT DESCRIPTION METROPOLITAN APARTMENTS I AND II COMBINED
       UNIT TYPE        NO. OF UNITS    SQ. FT. PER UNIT    AVERAGE RENT (PER MONTH)
  ONE BEDROOM              388                833         $  986
--------------------       ---              -----         ------
  TWO BEDROOM              244              1,387         $1,475
--------------------       ---              -----         ------
  THREE BEDROOM             76              1,628         $1,758
--------------------       ---              -----         ------
  TOTAL / WTD. AVG         708              1,110         $1,238



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        METROPOLITAN APARTMENTS I AND II
                                                           BALANCE:  $46,500,000
                                                           DSCR:     2.53x
                                                           LTV:      56.4%

THE METROPOLITAN APARTMENTS I AND II LOANS

THE LOAN. The Metropolitan I Apartment Loan is secured by a first mortgage on a Class A 434-unit apartment community located in Atlanta, Georgia and constructed in 1999. The Metropolitan II Apartment Loan is secured by a first mortgage on a 274-unit apartment community, adjacent to Metropolitan I and was constructed in 2002. The Metropolitan Apartments I and II loans are cross-collateralized and cross-defaulted and there are no partial releases permitted.

THE BORROWER. The borrowing entities for both loans are each single-purpose bankruptcy-remote entities whose common sole member is a single-purpose bankruptcy-remote entity. The Sponsor of both borrowers is JP Morgan Chase Bank as Trustee for its commingled Pension Trust Fund and Gables Residential Trust.

JP Morgan Fleming Asset Management is a global investment manager providing global investment management products from traditional cash management, equity, fixed income and asset allocation to alternative asset classes such as private equity and real estate. As a major real estate investor for over 30 years, JP Morgan Fleming Asset Management's Real Estate Investment Group is one of the largest real estate investment advisors with $22.4 Billion in total equity real estate assets, as of December 31, 2002. The group average $3.5 Billion in combined acquisition and disposition transactions annually.

Gables Residential (NYSE: GBP; rated BBB by S&P) is a fully integrated real estate company focused on apartment community management, development, construction, acquisition and disposition businesses. Gables owns upscale Class A apartment communities primarily in Atlanta, Houston, South Florida, Austin, Dallas, Tampa and Washington, D.C. Organized as a real estate investment trust, Gables has been public since 1994, but its experience dates back to 1982 as a private entity. As of July 8, 2003, the company managed 52,860 apartment homes in 188 communities, owned 85 communities with 23,768 stabilized apartment homes and had an additional 9 communities with 2,388 apartment homes under development or lease-up.

The Metropolitan Apartments I and II Sponsors are also affiliated with the West Park Village loan, which is Shadow Rated (S&P/Moody's) BBB/Baa2.

JP Morgan is a repeat borrower for GECC.

THE PROPERTY. The collateral for Metropolitan Apartments I and II is situated on a 20.74-acre parcel in unincorporated DeKalb County, Atlanta, Georgia and contains a total of 708 apartment units that were developed in two phases. The property is located in an affluent area, along Perimeter Center North, just east of Ashford-Dunwoody Road and approximately 13 miles north of the Atlanta CBD. The first phase of the development, Metropolitan I, consists of 5 four-story buildings containing a total of 434 units that are 93.6% leased. The second Phase, Metropolitan II, consists of 3 buildings with up to six levels containing a total of 274 units that are 93.8% leased.

All units provide ceramic tile entries, ceiling heights from nine to twelve feet and crown molding; Phase I of the development also provides trey ceilings in the dining room. According to the appraisal, 65 units in Phase I of the development provide double-sided fireplaces. Typical kitchen finishes consist of range/oven, frost-free refrigerators equipped with icemaker, dishwasher and garbage disposal and washer and dryer hookup. Tenancy is approximately 60% adult, 30% families, and 10% seniors.

Amenities at the property are extensive and are shared by both phases of the development and include the Metropolitan Club, which consists of two lighted tennis courts, swimming pool, putting green, exercise facility, beauty salon, tanning facility, billiards room, and media room. Additional features at the property include a conference/business center, a car wash, laundry facilities and a leasing/management office on site.

According to the engineering report, there are a total of 1,250 parking spaces provided at the property for both phases, which equates to 1.8 spaces per unit. Parking for Metropolitan I consists of 46 attached single car garages, 16 detached single car garages, 310 outdoor spaces, a multi-level garage that provides parking for 396 cars. The Metropolitan II property parking consists of 110 outdoor parking spaces and a multi-level garage that provides parking for 372 cars.

Security at the property includes controlled entry access gates with the property improvements encircled by perimeter fencing. Each apartment unit is equipped with an individual intrusion alarm with monitoring at the option of the tenant. The property improvements are fully sprinklered.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        METROPOLITAN APARTMENTS I AND II
                                                           BALANCE:  $46,500,000
                                                           DSCR:     2.53x
                                                           LTV:      56.4%

THE MARKET. Land use in the property's immediate area is diverse, primarily consisting of office, retail and residential uses. According to the appraiser, the immediate area is highly developed with limited amount of unimproved land in the neighborhood that is suitable for future development. The greatest concentration of development in the neighborhood is located in the area surrounding the Interstate 285 -- Ashford Dunwoody Road Interchange and primarily consists of a high concentration of office and retail uses. The Central Perimeter submarket has the largest inventory of office space in the Atlanta metropolitan area.


The appraiser reports that highway accessibility for the immediate area and the property is good with Interstate 285, Atlanta's circumferential highway, located just south of the property. Interstate 285 connects with numerous other major roadways in the area, including Interstate 85, Interstate 75 and Georgia Highway 400, which provide access to areas throughout the Atlanta metropolitan area.


The Atlanta MSA is a 20 county region that includes the state capital and the state's largest city, Atlanta. Total population has grown in the Atlanta MSA to 4,112,198 as of 2000, a 39% increase over the 1990 census figures. According to the appraiser, the one-mile and three-mile ring study average household income in 2002 was reported to be $111,969 and $114,126 respectively.


The property is located in the Sandy Spring/Dunwoody submarket. The overall average occupancy level in the submarket was reported to be 91% in mid-2003. The mid-year 2003 reported occupancy rates reflected increases in all sectors, marking the first increase since 2000. Rental concessions have been prevalent in the market and actual concessions at the property have been reflected in the underwriting. The appraiser reported that many renters in the submarket are trading up as a result of these concessions, increasing the demand for Class A properties. Absorption in the property's submarket is reported to be strong. The appraiser reported that Metropolitan Apartments phase II absorption averaged 20 units per month from construction start to property stabilization.


Overall asking rents in the Sandy Spring/Dunwoody submarket for mid-year 2003 were reported to be $922 per month before concessions. Mid-year 2003 asking rents for Class A and B properties were $1,051 and $900 per month, respectively, before concessions.


PROPERTY MANAGEMENT. Gables Realty Limited Partnership, an affiliate of the Borrower.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        METROPOLITAN APARTMENTS I AND II
                                                           BALANCE:  $46,500,000
                                                           DSCR:     2.53x
                                                           LTV:      56.4%

[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            SHOPPES AT GRAND PRAIRIE
                                                           BALANCE:  $42,821,547
                                                           DSCR:     1.26x
                                                           LTV:      77.9%

[GRAPHIC OMITTED]


[GRAPHIC OMITTED]


[GRAPHIC OMITTED]



[GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            SHOPPES AT GRAND PRAIRIE

                                                           BALANCE:  $42,821,547
                                                           DSCR:     1.26x
                                                           LTV:      77.9%

                       MORTGAGE LOAN INFORMATION
  LOAN SELLER:                  GACC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $42,910,000
  CUT-OFF PRINCIPAL BALANCE:    $42,821,547
  % BY INITIAL UPB:             3.32%
  INTEREST RATE:                5.455%
  PAYMENT DATE:                 First of each month
  FIRST PAYMENT DATE:           December 1, 2003
  MATURITY DATE:                November 1, 2008
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from
                                securitization date, then prepayment
                                premitted with yield maintenance. Prior
                                to this time, a portion of the loan may
                                be prepaid in connection with an option
                                to purchase held by Bergner's
                                Department Store. On and after August
                                1, 2008, prepayment can be made
                                without penalty.
  SPONSOR:                      Culllinan Properties
  BORROWER:                     Grand Prairie Lot 6a, L.P.
  ADDITIONAL FINANCING:         None
  LOCKBOX:                      Hard
  INITIAL RESERVES:             Tax:                      $204,847
                                Insurance:                $39,492
                                Percentage Rent
                                Holdback(1):                $1,540,000

  MONTHLY RESERVES:             Tax:                      $51,212
                                Insurance:                $4,388
                                Replacement:              $4,173
                                TI/LC:                    $13,352

--------
1. A $1.54 million reserve was established at closing to address the fact that, due to the subject's current lease-up status, certain income other than base rent (primarily percentage rent) has not commenced.Release of any portion of the reserve is subject to i) a minimum DSCR of 1.25x, and ii) a maximum LTV ratio of 80%.








             FINANCIAL INFORMATION
  LOAN BALANCE / SQ. FT.:        $  128
  BALLOON BALANCE / SQ. FT.:     $  119
  LTV:                           77.9%(2)
  BALLOON LTV:                   72.3%(2)
  DSCR:                          1.26x(2)


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Anchored Retail
  COLLATERAL:                     Fee simple interest in an
                                  anchored retail center.
  LOCATION:                       Peoria, IL
  YEAR BUILT / RENOVATED:         2001-2002 / NAP
  TOTAL AREA:                     333,810 sq. ft.
  PROPERTY MANAGEMENT:            An affiliate of the Borrower,
                                  Cullinan Properties, Ltd.
  OCCUPANCY (AS OF 12/12/03):     94.7%
  UNDERWRITTEN NET CASH FLOW:     $3,535,494
  APPRAISED VALUE:                $53,000,000(3)
  APPRAISAL DATE:                 October 1, 2004(3)

2. Calculated after netting out cash holdback reserve of $1,540,000.

3. "As Stabilized" appraised value and appraisal date.





                                            ANCHOR TENANTS
       TENANT              SF        % NRSF       RENT PSF       LEASE EXPIRATION       RATINGS (F/M/S)
 BERGNER'S            180,000     53.9%        $  6.00             03/31/18            BB- / B1 / BB(4)
-------------------   -------     ----         -------             --------          ------------------
 LINENS 'N THINGS      28,000      8.4%        $ 11.00             01/31/14                  --
-------------------   -------     ----         -------             --------                  --
 BORDER'S              21,000      6.3%        $ 12.00             04/30/22                  --
-------------------   -------     ----         -------             --------                  --
 OLD NAVY              15,000      4.5%        $ 10.00             07/31/18           BB- / Ba2 / BB+(5)

4. Ratings of parent company, Saks Incorporated.

5. Ratings of parent company, The Gap Inc.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            SHOPPES AT GRAND PRAIRIE
                                                           BALANCE:  $42,821,547
                                                           DSCR:     1.26x
                                                           LTV:      77.9%

SHOPPES AT GRAND PRAIRIE LOAN

THE LOAN. The Shoppes at Grand Prairie Loan is secured by a first mortgage on The Shoppes at Grand Prairie, a 333,810 sq. ft. portion of a larger, newly built 488,349 sq. ft. open--air lifestyle center located in Peoria, IL.

THE BORROWER. The Borrower is a single-purpose entity for which a non-consolidation opinion was obtained. The loan sponsor is The Cullinan Properties, Ltd., founded in 1988. Cullinan has extensive experience in developing, acquiring, and managing retail, multifamily and office properties. The Peoria Association of Realtors has recognized the sponsor's founder and majority shareholder, Diane Cullinan-Oberhelman, as one of the top 10 business leaders in Central Illinois. As of 06/03, Ms. Cullinan-Oberhelman had a stated net worth of $31.65 million. The Borrower includes limited partners, none of which, individually, own more than 20% interest in the subject.

Ms. Cullinan-Oberhelman is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Shoppes at Grand Prairie is a 333,810 sq. ft. portion of a larger, newly built 488,720 sq. ft. open--air center located in Peoria, IL, approximately 171 miles southwest of Chicago and 175 miles northeast of St. Louis. The retail center is located in Peoria's rapidly growing northwest corridor, and is part of a larger retail development totaling 1 million square feet located in immediate proximity to the subject. The subject has been open for business since April 2003 and is anchored by Bergner's, Linen's 'N Things, Border's Books and Old Navy and has 26 in-line tenants. The property is shadow-anchored by a 65,000 sq. ft. Galyan's Trading Co. (sporting/outdoor goods) and is located within several hundred yards of a 95,000sf Home Depot. Additionally, located less than one mile southeast of the subject is Simon Property Group's Northwoods Mall, the dominant mall in Peoria.

Shoppes at Grand Prairie is located at the corner of two of Peoria's major traffic arteries, U.S. Route 150 and Illinois Route 6. Route 150, also known as War Memorial Drive, is the main east-west thoroughfare in central Peoria County; Route 6 is a north-south extension of Interstate 474, the major beltway around the Peoria metro area. The center has excellent access to these roadways and good visibility. Built in 2001, the subject consists of eight contiguous buildings that feature an attractive exterior finish with a decorative brick facade and ornamental accents. On-site parking totals 2,590 cars of which the subject's pro rata share is 1,722 spaces (5.16 spaces per 1,000 sq. ft.). Shoppes at Grand Prairie is the area's first new, large-scale retail development in over 30 years and the focal point of what is commonly referred to as the Grand Prairie development. When completed this commercial hub is projected to contain one million square feet of retail space comprised of the subject and adjacent retail parcels in addition to restaurants, Class A multifamily developments, a 90-room hotel and an 18-screen stadium seating movie theatre. The additional 500,000 sq. ft. of retail space includes the following: (1) The Plaza at Grand Prairie (approximately 230,600 sq. ft.) is planned to be a power center (approximately 25% built-out) that when completed is projected to feature national big box retailers; (2) Grand Prairie Commons (184,645 sq. ft.), located at the same intersection as the subject, is currently open and contains an established mix of national retail and restaurant tenants, including Home Depot, Pier 1 Imports, Gander Mountain (an outdoor gear retailer), Java Jo's and Famous Dave's BBQ; and (3) Prairie Place (60,000sf), a strip center comprised of local and regional retailers.

SIGNIFICANT TENANTS. The loan collateral is 92.13% occupied by four anchors and 26 in-line tenants. The four anchor tenants are: Bergner's Department Store (a subsidiary of Saks Incorporated), Linen's N Things, Border's Bookstore and Old Navy. Anchor tenants represent 73.1% of Net Rentable Area ("NRA") and 46.3% of Gross Potential Rent ("GPR"). In addition, the subject is occupied by 28 national and regional in-line tenants including Dress Barn (NASDAQ: DBRN; 7,871sq. ft.; 2.4% NRA; 3.7% GPR), Ann Taylor Loft (5,145 sq. ft.; 1.5% NRA;
2.7% GPR) and Sharper Image (NASDAQ: SHRP; 4,500 sq. ft.; 1.3% NRA; 2.8% of
GPR). In addition, the subject is shadow-anchored by Galyan's Trading Co. (NASDAQ: GLYN; 65,000 sq. ft.), a sporting goods and outdoor products retailer.


BERGNER'S DEPARTMENT STORE occupies 180,000 sq. ft. (36.9% of collateral area) under a lease with a rent of $6.00 psf expiring in March 2018. Bergner's Department Stores have been in business for over 100 years and is owned by parent company Saks Department Group Inc. (NYSE: SKS, Ratings: BB-, B1 and BB by Fitch, Moody's and S&P, respectively, with 14 stores located in Illinois, Indiana, and Wisconsin. Bergner's Department Stores specialize in merchandise consisting of a

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            SHOPPES AT GRAND PRAIRIE
                                                           BALANCE:  $42,821,547
                                                           DSCR:     1.26x
                                                           LTV:      77.9%

large assortment of apparel and accessories for men, women, teens, children, and special sizes, plus a full line of home furnishings. Saks Department Stores Group operates 241 department stores in 24 states. Saks Incorporated posted sales of $1,381.9MM for first quarter ending 2003.


LINEN'S 'N THINGS occupies 28,000 sq. ft. (5.7% of collateral area) under a lease with a rent of $11.00 psf expiring in January 2014. Linens 'N Things (NYSE:LIN) is a national large-format retailer of home textiles, housewares and home accessories operating 391 stores in 45 states (as of 1/03). For the 26 weeks ended 7/5/03, Linen's 'N Things posted net sales of $1 billion and net income of $7.8 million.


RELEASE PROVISIONS. The borrower has the right to obtain a release of the Bergner's Department Store parcel in connection with Bergner's exercise of its option to purchase this parcel for $12,000,000, less certain costs related to the sale (the "Purchase Price"). Upon such sale, (i) Bergner's has agreed to deposit the Purchase Price with lender, (ii) the borrower is required to deposit with lender $12,000,000 (less any amounts deposited by Bergner's) and
(iii) lender is required to release the parcel from the lien of the mortgage. The lender is required to apply up to $9,600,000 (which amount will be reduced based on the then current outstanding principal balance of the loan) to partially prepay the loan, at which time the amortization schedule will be recast. The remaining amounts will be held by the lender as additional collateral for the loan.


THE MARKET. The center draws shoppers from a 10-county market area representing over 600,000 people. The City of Peoria, IL is situated within the Peoria-Pekin MSA, encompassing the three counties of Peoria, Tazewell, and Woodford, approximately 171 miles southwest of Chicago and 175 miles northeast of St. Louis. A well-designed network of roadways and rail lines (including Amtrak) serve the area. Additionally, the City of Peoria and the State of Illinois Department of Transportation are improving the road and accessibility infrastructure of the subject property at a cost of approximately $14.7 million. A major renovation and expansion project is planned for Interstate 74 through the downtown area over the next six years, which should increase the traffic along Interstate 474 and Illinois Route 6 and increase traffic in the vicinity of the subject property. Peoria is the largest city in the MSA with a population of 112,936, representing 32.5% of the overall MSA population. The median household income for The Peoria-Pekin MSA is $47,462, which is near the U.S. average of $47,532.


The Shoppes at Grand Prairie will be the first new, large-scale retail development in over 30 years. According to the appraiser, vacancy rates for most of the area's newer stabilized centers is typically ranging from 0% to 5%. According to the appraiser, retail growth in the market is continuing, with residential growth moving in a north and northwesterly direction from the city's central business district, placing the subject directly in line with this growth. According to the appraiser occupancies at comparable mall properties in the market ranged from 81.6% to 98.3% and market rents ranged from $10 to $14 psf for anchor space, $24 to $32 psf for spaces from 3,000 sq. ft. to 10,000 sq. ft., $28 to $40 psf for spaces between 1,201 sq. ft. and 3,000 sq. ft., and $40 to $65 psf for spaces less than 1,200 sq. ft.. Rents at the Shoppes at Grand Prairie fall within the market range, with anchor space ranging from $6 to $10 psf, $18 to $32.40 psf for 3,000 sq. ft. to 10,000 sq. ft., $25.50 - $38.18 psf for spaces between 1,201 sq. ft. and 3,000 sq. ft. and $21 to $59.70 psf for spaces less than 1,200 sq. ft.


PROPERTY MANAGEMENT.  Cullinan Properties, Ltd., an affiliate of the Borrower.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            SHOPPES AT GRAND PRAIRIE
                                                           BALANCE:  $42,821,547
                                                           DSCR:     1.26x
                                                           LTV:      77.9%


[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                             ELMWOOD SHOPPING CENTER
                                                           BALANCE:  $37,000,000
                                                           DSCR:     1.45x
                                                           LTV:      73.3%


[GRAPHIC OMITTED]



[GRAPHIC OMITTED]


[GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                             ELMWOOD SHOPPING CENTER
                                                           BALANCE:  $37,000,000
                                                           DSCR:     1.45x
                                                           LTV:      73.3%



                            MORTGAGE LOAN INFORMATION
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $37,000,000
  CUT-OFF PRINCIPAL BALANCE:    $37,000,000
  % BY INITIAL UPB:             2.87%
  INTEREST RATE:                5.640%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           February 1, 2004
  MATURITY DATE:                January 1, 2014
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from
                                securitization closing date, then
                                defeasance is permitted. On and after
                                December 1, 2013, prepayment can be
                                made without penalty.
  SPONSORS:                     Lauricella Land Company
  BORROWER:                     568 Broadway Holdings,
                                LLC
  ADDITIONAL FINANCING:         None
  LOCKBOX:                      None
  INITIAL RESERVES:             Tax:                        $68,194
                                Insurance:                  $159,206
                                Holdback(1):                $3,770,000
                                Engineering:                $542,898
  MONTHLY RESERVES:             Tax:                        $34,097
                                Insurance:                  $22,744
                                TI/LC(2):                   $20,833
                                Replacement:                $7,115

--------
1. Cash or LOC required to remain in place until reconfiguration of space for TJ Maxx is completed ($1,200,000 estimated cost) and additional 45,850 sq. ft. is refit ($2,570,000 estimated cost). Release is based on pro rata share of costs for each new tenant space and receipt of leases and certificates of occupancy.

2. Capped at $750,000 if no event of default has occurred. A LOC can be delivered in lieu of reserve.


            FINANCIAL INFORMATION
  LOAN BALANCE / SQ.FT.:         $80.80
  BALLOON BALANCE / SQ.FT.:      $67.79
  LTV:                           73.3  %
  BALLOON LTV:                   61.5  %
  DSCR:                          1.45 x


                       PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Anchored Retail
  COLLATERAL:                     Fee simple interest in a retail
                                  anchored shopping center.
  LOCATION:                       Harahan, LA
  YEAR BUILT / RENOVATED:         1977 / 1998 & 2003
  TOTAL AREA:                     457,910 sq.ft.
  PROPERTY MANAGEMENT:            Lauricella Management Company
  OCCUPANCY (AS OF 10/22/03):     89.5% (includes TJ Maxx space
                                  being built out)
  UNDERWRITTEN NET CASH FLOW:     $ 3,703,376

  APPRAISED VALUE:                $50,500,000
  APPRAISAL DATE:                 October 10, 2003



            TENANTS            % NRSF       RENT PSF       LEASE EXPIRATION       RATING (S/M)       2002 SALES PSF
 ELMWOOD FITNESS CENTER     17.8%        $  5.16            12/31/2007             -- / --               NA
-------------------------   ----         -------            ----------         ----------------         ----
 MARSHALLS                   7.9%        $ 12.00            10/31/2012            A / A3(3)             $311
-------------------------   ----         -------            ----------         ----------------         ----
 OFFICEMAX                   7.0%        $ 14.50            12/21/2012           BB / Ba2(4)             NA
-------------------------   ----         -------            ----------         ----------------         ----
 TJ MAXX(5)                  6.6%        $ 10.00             5/14/2014             A / A3                NA
-------------------------   ----         -------            ----------         ----------------         ----

3. TJ Maxx, the parent of Marshalls.

4. Boise Cascade, the parent of OfficeMax.

5. Lease to TJ Maxx has been fully executed, with tenant projected to take occupancy in May 2004.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                             ELMWOOD SHOPPING CENTER
                                                           BALANCE:  $37,000,000
                                                           DSCR:     1.45x
                                                           LTV:      73.3%


THE ELMWOOD SHOPPING CENTER LOAN

THE LOAN. The Elmwood Shopping Loan is secured by a first mortgage on Elmwood Shopping Center, a 457,910 sq. ft. anchored retail center, constructed in 1977, and expanded in 1979, 1998, 1999 and 2003, and located in Harahan, LA, a suburb of New Orleans.

THE BORROWER. The borrower is 568 Broadway Holdings, LLC, a single-purpose, bankruptcy-remote entity, whose managing member is also a single-purpose, bankruptcy-remote entity with an independent director. Lauricella Land Company, the sponsor of the borrower, was founded in the 1940's and has extensive land holdings in Harahan, LA. Its managing members are Francis (Hank) Lauricella and John (Jay) Lauricella, II, both high net worth individuals. The company owns ten shopping centers, office buildings, hotels, and apartment buildings.

THE PROPERTY. The Elmwood Shopping Loan is secured by 457,910 sq. ft. community shopping center located in Harahan, LA, a suburb of New Orleans. It is located on Clearview Parkway, a primary thoroughfare, convenient to the major traffic arteries serving the metropolitan New Orleans area.

SIGNIFICANT TENANTS. The property is 89.5% leased by 6 anchor tenants (including TJ Maxx, for whom space is being built out) and 38 in-line tenants. The anchor tenants, OfficeMax, Marshalls, PetsMart, TJ Maxx, Michaels, and Party City, are approximately 34% of the GLA and 33% of the property's rental income. In 2002 Marshalls reported $311 psf in sales, PetsMart $259 psf in sales, Michael's $120 psf in sales, and Party City $120 psf in sales. The center is shadow-anchored by Home Depot and Kmart which are not part of the subject collateral. The largest in-line tenant is Elmwood Fitness Center.

Elmwood Fitness Center occupies 81,361 sq. ft. (17.8% of total space) under a lease with a rent of $5.16 psf expiring December 31, 2007. With 15,000 members, it is the 49th largest fitness center in the country and is owned and operated by Alton Ochsner Medical Foundation, one of the largest health care facilities in the region and located across the street from Elmwood Shopping Center. US News and World Report has named Ochsner one of America's Best Hospitals seven times since 1990. The mission of Elmwood Fitness Center is to enhance the health and quality of life of the populations they serve by promoting fitness and wellness as forms of preventive care.

Marshalls occupies 36,380 sq. ft. (7.9% of total space) under a lease with a rent of $12.00 psf expiring October 31, 2012. During 2002 Marshalls expanded from 30,366 sq. ft. to its current square footage. Marshalls, a discount name brands department store, is a subsidiary of the TJX Companies (NYSE: TJX; rated A by S&P and A3 by Moody's). Incorporated in 1962 and headquartered in Framingham, MA, TJX Companies has 629 Marshalls stores in 42 states and 14 stores in Puerto Rico. For the 12 months ending January 25, 2003, TJX reported total revenue of $11.98 billion (an increase of 12% from the prior year), net operating income of $578.4 million, and as of that date, had total assets of $3.94 billion, and shareholders' equity of $1.41 billion.

OfficeMax, Inc. occupies 31,913 sq. ft. (7.0% of total space) under a lease with a rent of $14.50 psf expiring December 21, 2012. OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs and has operations in the U.S., Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. OfficeMax offers office products at high-volume and deep discount. The company features CopyMax and FurnitureMax store-within-a-store modules devoted exclusively for print-for-pay and office furniture. OfficeMax was recently acquired by Boise Cascade Corp (NYSE: BCC; rated BB by S&P and Ba2 by Moody's). Through Boise Cascade's third quarter that ended October 30, 2003, sales were $5.893 billion vs. $5.611 billion over the same period the previous year.

TJ Maxx has leased 30,095 sq. ft. (6.6% of total space) under a lease with a rent of $10.00 psf expiring May 14, 2014. TJ Maxx opened its first store on March 1977 and has grown to be the largest off-price apparel retailer in the United States with over 700 stores in 47 states. TJ Maxx sells brand name and designer fashions at up to 60% less than department and specialty store prices. TJ Maxx is a subsidiary of TJX Companies which is described above. Approximately $1,220,000 will be reserved (or a LOC will be delivered in lieu thereof) for the reconfiguration of this space.

THE MARKET. Elmwood Shopping Center is located in Harahan, LA, a suburb of New Orleans, LA. According to the appraisal, within a 3-mile radius of the Center the population was 102,635 and reported average household income was $53,880, in 2002.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                             ELMWOOD SHOPPING CENTER
                                                           BALANCE:  $37,000,000
                                                           DSCR:     1.45x
                                                           LTV:      73.3%


The region's economy has developed a diverse economic base over the past two decades, and is now comprised of six major sectors: oil/gas, maritime/port, tourism, shipbuilding & aerospace manufacturing, federal government & military operations, and retail trade.


The appraiser reported occupancy rates for comparable properties as 98% to 100%. It was noted that in the New Orleans metropolitan area there are few vacant stores in shopping centers. Additionally, the Elmwood neighborhood is 95% built-out with an average occupancy for class "A" centers of 96.1%.


Rent comparables ranged from $12.65 to $20.00 psf for anchors and $18.00 to $30.00 psf for in-line with actual terms for spaces in Elmwood Shopping Center ranging from $7.13 to $14.50 psf for anchors and $4.25 to $38.00 psf for in-line.


PROPERTY MANAGEMENT. The property is managed by Lauricella Management Company, which maintains an office at the center.


PROPERTY RELEASE. The property presently includes a vacant theater and related parking which the borrower has the right to redevelop. These parcels may be released from the Elmwood Shopping Center collateral as long as appropriate cross easements are in place.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                             ELMWOOD SHOPPING CENTER
                                                           BALANCE:  $37,000,000
                                                           DSCR:     1.45x
                                                           LTV:      73.3%


[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                           PALMA SORRENTO APARTMENTS
                                                           BALANCE:  $35,389,665
                                                           DSCR:     1.35x
                                                           LTV:      69.3%


[GRAPHIC OMITTED]

[GRAPHIC OMITTED]


[GRAPHIC OMITTED]


[GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            PALMA SORRENTO APARTMENTS
                                                           BALANCE:  $35,389,665
                                                           DSCR:     1.35x
                                                           LTV:      69.3%



                  MORTGAGE LOAN INFORMATION
  LOAN SELLER:              GACC
  LOAN PURPOSE:             Refinance
  ORIGINAL PRINCIPAL
    BALANCE:                $35,500,000
  CUT-OFF PRINCIPAL
    BALANCE:                $35,389,665
  % BY INITIAL UPB:         2.74%
  INTEREST RATE:            5.330%
  PAYMENT DATE:             1st of each month
  FIRST PAYMENT DATE:       November 1, 2003
  MATURITY DATE:            October 1, 2010
  AMORTIZATION:             360 months
  CALL PROTECTION:          Lockout for 24 months from securitization
                            date, then defeasance is permitted. On
                            and after July 1, 2010, prepayment can
                            be made without penalty.
  SPONSOR:                  Barbaccia, LP
  BORROWER:                 Barbaccia Properties - Palma Sorrento LLC
  ADDITIONAL FINANCING:     None
  LOCKBOX:                  Soft at Closing, Springing Hard
  INITIAL RESERVES:         Tax:                   $386,047
                            Insurance:             $4,853
  MONTHLY RESERVES:         Tax:                   $48,256
                            Insurance:             $4,853
                            Replacement(1):        $4,567

-----------------
1. Increases to $5,708 in Year 4 of the loan.


             FINANCIAL INFORMATION
  LOAN BALANCE / UNIT:        $129,159
  BALLOON BALANCE / UNIT:     $115,516
  LTV:                        69.3%
  BALLOON LTV:                61.9%
  DSCR:                       1.35x


                          PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:   Single Asset
  PROPERTY TYPE:              Multifamily
  COLLATERAL:                 Fee Simple interest in a 274-unit
                              multi-family development
  LOCATION:                   San Jose, CA
  YEAR BUILT / RENOVATED:     2001 / NAP
  UNITS:                      274
  PROPERTY MANAGEMENT:        E&S Ring Management Corporation
  PORTFOLIO OCCUPANCY (AS
    OF 05/08/03):             93.8%
  PORTFOLIO UNDERWRITTEN
    NET CASH FLOW:            $3,202,482
  APPRAISED VALUE:            $51,100,000
  APPRAISAL DATE:             5/08/03


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            PALMA SORRENTO APARTMENTS
                                                           BALANCE:  $35,389,665
                                                           DSCR:     1.35x
                                                           LTV:      69.3%


THE PALMA SORRENTO LOAN


THE LOAN. The Palma Sorrento loan is secured by a first mortgage on the fee interst in a multifamily apartment community located in San Jose, California. The collateral consists of 11 recently built three-story buildings and contains 274 Class A residential units.


THE BORROWER. The borrower, Barbaccia Properties -- Palma Sorrento LLC, is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The loan sponsors are all partners of Barbaccia, LP, a private commercial real estate firm founded in 1965 and located in San Jose. The loan sponsors' real estate portfolio includes 1,098 apartment units, 688 mobile home pads, 80,000 sf of office space and 150 acres of vacant land for future development. The loan sponsors have combined net worth of over $91 million, including liquidity of $11.8 million.


THE PROPERTY. Palma Sorrento Apartments is a recently constructed, Class A, Mediterranean style apartment development consisting of 11 three-story buildings containing 274 residential units. The subject is the second phase of Palm Valley Apartments which is comprised of three separate communities. The 11 buildings that comprise this phase are located along the perimeter of the property and encircle a central courtyard and pool area. Improvements were built in stages between 2001 and 2002 on an 11.39-acre site which has been owned by the sponsor since 1945 and are constructed of conventional wood frame, painted stucco with wood trim and pitched roofs with Spanish-style clay tiles. Unit mix consists of 89 one-bedroom units, 152 two-bedroom units and 33 three-bedroom units. Unit amenities include refrigerator with ice maker, dishwasher, garbage disposal, self-cleaning electric range oven, microwave, washer/dryer, balcony or patio, nine foot ceilings, crown molding, individual storage areas and advanced wiring for telecommunication and computer equipment. In addition, the units feature maple finish cabinetry in the kitchen, and marble countertops and wainscotting in the bathrooms. Select units feature a gas fireplace in the living room. Community amenities consist of clubhouse with leasing office, swimming pool and spa area, and a fitness center. Each unit includes either a shared garage with an automatic opener or a carport space. Parking is provided for 476 vehicles (1.7 spaces per unit) 232 of which are garage spaces, 46 of which are carport spaces and 198 of which are open spaces.



THE MARKET. The appraisal reported that as of first quarter 2003, Santa Clara County had an overall occupancy rate of 94.2%, the San Jose multifamily market had an overall occupancy rate of 92.9%, and the average occupancy rate among comparable properties is 94.4%. According to the appraiser, monthly rents for comparable one-bedroom units range from $1,151 to $1,775; the average monthly rent for subject one-bedroom units is $1,381. Monthly rents for comparable two-bedroom units range from $1,385 to $2,270; the average monthly rent for subject two-bedroom units is $1,696. Monthly rents for comparable three-bedroom units range from $1,800 to $2,645; the average monthly rent for subject three-bedroom units is $2,204.


The subject property is located in the south-central portion of San Jose in the planning area known as Edenvale. San Jose is consistently ranked highly in overall quality of life. Adjacent from the subject development, to the south, is a community park. The subject is one block from IBM and in close proximity to Kaiser Hospital, both large employers in the area. The area offers convenient access to Highway 85 and the Light Rail System.


PROPERTY MANAGEMENT. The subject will be managed by Barbaccia Management Company, an affiliate of the borrower, and by E&S Ring Management Corporation, a third-party management company. E&S Ring is a private commercial real estate firm based in Culver City, California. The company was founded in 1988 to provide asset management, development and consulting expertise to apartment owners, investors and financial institutions. The company also manages approximately 6,000 residential units located primarily in Northern California.



CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None.


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                            PALMA SORRENTO APARTMENTS
                                                           BALANCE:  $35,389,665
                                                           DSCR:     1.35x
                                                           LTV:      69.3%


[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        DEVONSHIRE RESEDA SHOPPING CENTER
                                                           BALANCE:  $30,975,044
                                                           DSCR:     1.30x
                                                           LTV:      76.0%




[GRAPHIC OMITTED]




[GRAPHIC OMITTED]




[GRAPHIC OMITTED]


[GRAPHIC OMITTED]





[GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        DEVONSHIRE RESEDA SHOPPING CENTER
                                                           BALANCE:  $30,975,044
                                                           DSCR:     1.30x
                                                           LTV:      76.0%



                      MORTGAGE LOAN INFORMATION
  LOAN SELLER:             GECC
  LOAN PURPOSE:            Refinance
  ORIGINAL PRINCIPAL
    BALANCE:               $31,000,000
  CUT-OFF PRINCIPAL
    BALANCE:               $30,975,044
  % BY INITIAL UPB:        2.40%
  INTEREST RATE:           6.11%
  PAYMENT DATE:            1st of each month
  FIRST PAYMENT DATE:      January 1, 2004
  MATURITY DATE:           December 1, 2013
  AMORTIZATION:            360 Months
  CALL PROTECTION:         Lockout for 24 months from securitization
                           closing date, then defeasance is
                           permitted. On and after October 1, 2013,
                           prepayment can be made without penalty.
  SPONSORS:                Gerald Pharris, Ronald Pharris,
                           Chlell Pharris, Jr.
  BORROWER:                Devonshire Reseda, LLC
  ADDITIONAL FINANCING:    Future mezzanine debt permitted up to
                           80% of appraised value
  LOCKBOX:                 None
  INITIAL RESERVES:        Tax:                            $85,146
                           Insurance:                      $91,082
                           Engineering:                    $52,130
                           LA Fitness LOC(1):              $341,000
                           Up Front Tenant Reserve(2):     $569,215
                           TI/LC & Replacement(3):         $600,000
  MONTHLY RESERVES:        Tax:                            $28,382
                           Insurance:                      $6,506
                           TI/LC(3):                         $14,565
                           Replacement(3):                   $2,285

--------
1. Required to remain in place until LA Fitness has paid its first 36 months of rental payments.

2. Allocated to four new leases. Funds will be disbursed accordingly when each tenant accepts possession of its leased space, two months rent is received and all tenant improvements and leasing costs associated with each tenant's lease have been paid in full.

3. In lieu of monthly reserves for TI/LC and Replacement, the borrower has deposited $600,000 into escrow with a one time option to substitute with a $600,000 LOC. Upon any draw from the LOC the borrower will make monthly deposits of $14,565 for TI/LC and $2,285 for Replacement.


              FINANCIAL INFORMATION
  LOAN BALANCE / SQ.FT.:         $169.63
  BALLOON BALANCE / SQ.FT.:      $144.47
  LTV:                           76.0%
  BALLOON LTV:                   64.7%
  DSCR:                          1.30x


                           PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Retail
  COLLATERAL:                     Fee simple interest in a grocery
                                  anchored community shopping
                                  center.
  LOCATION:                       Northridge, Los Angeles County,
                                  CA
  YEAR BUILT / RENOVATED:         1970 / 2002
  TOTAL AREA:                     182,599 sq.ft.
  PROPERTY MANAGEMENT:            The Remm Group
  OCCUPANCY (AS OF 09/03/03):     96.3%
  UNDERWRITTEN NET CASH FLOW:     $2,933,054
  APPRAISED VALUE:                $40,750,000
  APPRAISAL DATE:                 August 23, 2003



      TENANTS      % NRSF      RENT PSF      LEASE EXPIRATION       RATING (S/M/F)      2002 SALES PSF
 LA FITNESS      25.4%       $ 18.84           02/28/2022               --                   NA
 ALBERTSONS      19.2%       $  7.44           03/31/2009        BBB / Baa2 / BBB           $341
 R.E.I.           9.4%       $ 18.00           08/31/2006               --                  $289
 WALGREEN'S       8.3%       $ 19.80           08/31/2066          A+ / Aa3 / --             NA


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        DEVONSHIRE RESEDA SHOPPING CENTER
                                                           BALANCE:  $30,975,044
                                                           DSCR:     1.30x
                                                           LTV:      76.0%


THE DEVONSHIRE RESEDA SHOPPING CENTER LOAN

THE LOAN. The Devonshire Reseda Shopping Loan is secured by a first mortgage on Devonshire Reseda Shopping Center, a 182,599 sq. ft. anchored community retail center, constructed in 1970, extensively remodeled in 2002, and located in Northridge, CA.

THE BORROWER. The borrower is Devonshire Reseda LLC, a single-purpose, bankruptcy-remote entity whose managing member is also a single-purpose, bankruptcy-remote entity with an independent director. Ronald, Gerald, and Chlell Pharris are the sponsors of the borrower. The Pharris brothers are high net worth individuals who own the Lyte Development Company, which is developing over 3,000 acres in San Bernardino County.

THE PROPERTY. The Devonshire Reseda Shopping Loan is secured by 182,599 sq. ft. community shopping center located in Northridge, CA, 20 miles northwest of downtown Los Angeles. The shopping center is located at the intersection of Devonshire Street and Reseda Boulevard, both of which are major traffic arteries. Northridge is a stable, primary residential community that is largely built out and has little vacant land for new development.

The center was originally constructed in 1970 but was extensively remodeled in 2002.

SIGNIFICANT TENANTS. The property is 96.3% occupied by 4 anchor tenants and 24 in-line tenants. The anchor tenants, L.A. Fitness, Albertsons, REI, and Walgreen's, are approximately 62% of the GLA and 54% of the property's rental income. There are three pad spaces, totaling 18,187 sq. ft., which are leased to Outback Steakhouse, Carrow's Restaurant, and Washington Mutual.

L.A. Fitness occupies 46,415 sq. ft. (25.4% of total space) under a lease with a rent of $18.84 psf expiring February 28, 2022. L.A. Fitness was founded in 1984 and maintains 45 health and fitness clubs throughout California. Approximately 180,000 members pay monthly membership fees that contribute to $48.6 million in annual sales. Amenities at this location include a basketball court, cardiovascular center, racquetball court, sauna, steam room, heated 4-lane lap pool, smoothie/juice bar and rooms for aerobics and spinning classes.

Albertsons (NYSE: ABS; rated BBB/Baa2/BBB by S/M/F) occupies 35,000 sq. ft. (19.2% of total space) under a lease with a rent of $7.44 psf expiring March 31, 2009. The lease also contains one 4-year option and one 5-year option. Albertsons reported $341 psf in sales in 2002, representing a 3.2% occupancy cost. As of January 31, 2003, Albertsons operated 2,287 stores consisting of 1,313 combination food-drug stores, 708 standalone drugstores and 266 conventional and warehouse stores. The Company's stores operate under the banners Albertsons, Savon, Jewel, Jewel-Osco, Acme, Osco Drug, and Super Saver Foods.

REI occupies 17,175 sq. ft. (9.4% of total space) under a lease with a rent of $18.00 psf expiring August 31, 2006. REI reported $289 psf in sales in 2002, representing a 8.3% occupancy cost. Recreational Equipment, Inc. was founded in 1938 and retails sporting goods sportswear. The Company has 73 retail stores in the US that include a variety of facilities for testing equipment including bike test trails, climbing pinnacles and camp stove demonstration tables. In 2002, REI had over $735 million in sales.

Walgreen's (NYSE: WAG; rated A+/Aa3 by S/M) occupies 15,120 sq. ft. (8.3% of total space) with a ground lease of $19.80 psf expiring August 31, 2066. Walgreen's is a national drugstore chain and as of 9/13/03 has 4,224 drugstores in 44 states and Puerto Rico. The drugstores are engaged in the retail sale of prescription and nonprescription drugs, and carry additional product lines such as general merchandise, cosmetics, toiletries, household items, food and beverage.

THE MARKET. Devonshire Reseda Shopping Center is located in Northridge, CA, 20 miles northwest of downtown Los Angeles. According to the appraisal, within a 3-mile radius of the Center the population was 142,143 and reported household income was $76,834, in 2002.

The appraiser reported occupancy rates for comparable properties as 98% to 100%. Furthermore, it was noted the Center's immediate neighborhood is nearly 100% built out with projections of minimal new supply in the foreseeable future. Vacancy for west San Fernando Valley community shopping centers is approximately 2%.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        DEVONSHIRE RESEDA SHOPPING CENTER
                                                          BALANCE:  $30,975,044
                                                           DSCR:     1.30x
                                                           LTV:      76.0%

Rent comparables for in-line space ranged from $24.00 to $42.00 per sq. ft. with actual terms for spaces in Devonshire Reseda ranging from $24.60 to $38.19 psf. Rent comparable data for anchors ranged from $11.16 to $18.00 psf, with actual terms for these space in Devonshire Reseda being $7.44 psf for Albertsons, $18.00 psf for REI, $18.84 for L.A. Fitness, and $19.80 for Walgreens. The Albertsons rent is considered below market.


PROPERTY MANAGEMENT. The property is managed by The Remm Group, which has a management portfolio of over $1 billion of assets.


CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None


FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt secured by partnership interests permitted up to 80% of appraised value with lender approval of mezzanine lender and loan documents and rating agency confirmation.



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                        DEVONSHIRE RESEDA SHOPPING CENTER
                                                           BALANCE:  $30,975,044
                                                           DSCR:     1.30x
                                                           LTV:      76.0%


[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                  HANFORD MALL
                                                           BALANCE:  $30,000,000
                                                           DSCR:     1.50x
                                                           LTV:      68.2%

[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



[GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                  HANFORD MALL
                                                         BALANCE:  $30,000,000
                                                         DSCR:     1.50x
                                                         LTV:      68.2%


               MORTGAGE LOAN INFORMATION
  LOAN SELLER:            GACC
  LOAN PURPOSE:           Acquisition
  ORIGINAL PRINCIPAL
    BALANCE:              $30,000,000
  CUT-OFF PRINCIPAL
    BALANCE:              $30,000,000
  % BY INITIAL UPB:       2.32  %
  INTEREST RATE:          5.7400%
  PAYMENT DATE:           1st of each month
  FIRST PAYMENT DATE:     January 1, 2004
  MATURITY DATE:          December 1, 2010
  AMORTIZATION:           The first eighteen months are
                          interest-only, thereafter the
                          loan amortizes based on a 360-month
                          schedule.
  CALL PROTECTION:        Lockout for 24 months from
                          securitization date, then
                          defeasance is permitted. On
                          and after September 1, 2010,
                          prepayment can be made without
                          penalty.
  SPONSOR:                Passco Real Estate Enterprises,
                          Inc. and William O. Passo
  BORROWERS:              Passco HM, LLC, Passco
                          Diversified II HM, LLC as tenants-
                          in-common
  ADDITIONAL FINANCING:   None
  LOCKBOX:                Hard
  INITIAL RESERVES:       Tax:               $236,625
                          Insurance:         $13,857
                          TI/LC:             $750,000
                          Engineering:       $27,875
  MONTHLY RESERVES:       Tax:               $59,156
                          Insurance:         $6,929
                          Replacement:       $4,173
                          TI/LC:             $9,514




             FINANCIAL INFORMATION
  LOAN BALANCE / SQ.FT.:         $92.80
  BALLOON BALANCE / SQ.FT.:      $85.78
  LTV:                           68.2%
  BALLOON LTV:                   63.0%
  DSCR:                          1.50x


                        PROPERTY INFORMATION
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Anchored Retail
  COLLATERAL:                     Fee simple interest in an
                                  anchored retail property
  LOCATION:                       Hanford, CA
  YEAR BUILT / RENOVATED:         1993 / 2001
  TOTAL AREA:                     323,269 square feet
  PROPERTY MANAGEMENT:            Passco Property Management
                                  Inc.
  OCCUPANCY (AS OF 11/06/03):     93.10%
  UNDERWRITTEN NET CASH FLOW:     $3,158,208
  APPRAISED VALUE:                $44,000,000
  APPRAISAL DATE:                 8/8/2003




                                                    MAJOR TENANTS
                                                                      SALES
              TENANT                 NRSF    % NRSF    RENT PSF   (TTM 08/03)    LEASE EXPIRATION     RATINGS (S/M/F)
 SEARS                            75,852   23.5%     $  4.28         $187           7/1/2014       BBB / Baa1 / BBB+
--------------------------------- ------   ----      -------         ----          ---------       ------------------
 JC PENNEY                        61,291   19.0%     $  4.53         $ 99          2/28/2013         BB+ / Ba3 / BB
--------------------------------- ------   ----      -------         ----          ---------       ------------------
 ROSS DRESS FOR LESS              28,033    8.7%     $  9.00         $201          1/31/2010         BBB / -- / --
--------------------------------- ------   ----      -------         ----          ---------       ------------------
 MOVIES 8 (CINEMARK USA, INC.)(1) 20,266    6.3%     $ 13.02         $ 87          3/31/2013          B+ / -- / --

1. Ratings of parent company, Cinemark USA, Inc.






                                                  OCCUPANCY COST AS A %
                         TTM 8/03 SALES PSF            OF SALES
  IN-LINE TENANTS              $315                     10.84%



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                  HANFORD MALL
                                                         BALANCE:  $30,000,000
                                                         DSCR:     1.50x
                                                         LTV:      68.2%

THE HANFORD MALL LOAN

THE LOAN. The Hanford Mall Loan is secured by a first mortgage on Hanford Mall, a 484,414 sq. ft. regional mall located in Hanford, California, midway between the cities of Los Angeles and San Francisco, and approximately 35 miles south of Fresno. The loan was used to acquire the property at a cost of $43 million.

THE BORROWER. The borrower is comprised of multiple single-purpose, bankruptcy-remote U.S. entities (owning the subject as tenants-in-common) whose sole purpose is to acquire, own and operate Hanford Mall. The loan documents permit each tenant in common borrower to transfer portions of their interest in the mortgaged property to up to 20 additional tenant-in-common borrowers. The loan sponsor is Passco Real Estate Enterprises, Inc. whose key principal is William O. Passo. Mr. Passo has directed the formation of over 86 private and public liability companies and limited partnerships and has been involved with the acquisition, disposition and management of over 200 properties since 1978. As of July 2003, Mr. Passo had a stated net worth of $10 million including $981,000 in liquid assets. Passco Real Estate Enterprises, Inc. is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Hanford Mall is a 484,414 sq. ft. regional mall located in Hanford, California. The mall is modern and attractive, nicely landscaped, and has large skylights providing abundant natural lighting. Hanford Mall is anchored by Sears, JC Penney, Gottschalk's and Mervyn's. Junior anchors include Ross Dress for Less and an eight-screen movie theater, Movies 8 (Cinemark USA, Inc.). Gottschalk's and Mervyn's (159,565 sq. ft.) own their own stores and sites and are not part of the collateral.

Excluding Gottschalk's and Mervyn's, Hanford Mall is currently occupied by 57 tenants including five pad site tenants. The four largest tenants include Sears, JC Penney, Ross Dress for Less and Movies 8. Remaining tenants range in size from 474 sq. ft. to 8,500 sq. ft. and include a mix of national, regional and local tenants including Applebee's Restaurant, Denny's, Footaction USA, B. Dalton Bookstore and GNC. Applebee's and Denny's were build-to-suit structures, and both the land and buildings are owned in a fee simple by the Borrower. Additionally, the mall experiences little rollover over the term of the loan, as the weighted average lease term for the tenants is 12 years and the average annual roll over the term of the loan is only 3.5% of NRA per year. Hanford Mall was constructed in 1993, the Sears store was added in 1999 (75,852 sq. ft.) and the Ross Dress for Less store was constructed in 2000 (28,033 sq. ft.). On-site parking totals 2,180 spaces of which the subject's pro rata share is 1,463 spaces (a ratio of 4.5 spaces per 1,000 sq. ft. of NRA). The mall is located at the intersection of two major roadways and has visibility from such roadways.

THE MARKET. According to the appraiser, Hanford Mall is the dominant retail development center in both the city of Hanford and Kings County. It benefits from having few competitive or alternative malls to the west, east and south. The appraiser identified four area malls (the closest competitor is fifteen miles away), for which the occupancy rate averaged 93.2%. Market rental rates are typically wide, and thus the appraiser divided the subject's space in 14 different categories to compare to similar spaces in competitive malls. Based on this comparison, the subject's rents are either at or below market for all but two categories and are within 10% of market rents.

According to the appraiser, the population in the subject's primary trade area (estimated to be within a 7-mile radius) was 75,954, with a 2002 average household income of $42,849. In close proximity to the subject are a Home Depot Store and a retail center anchored by a Wal-Mart store and a Food Co. discount grocery store. Wal-Mart is expected to close this store and open a Super Wal-Mart south of the subject. Additionally, there is a 28-acre parcel that is proposed for development of a 360,000 sq. ft. community retail center to be anchored by Target. The first phase of this project (approximately 260,000 sq. ft.) is expected to break ground in late 2003. According to the appraiser, Hanford Mall is expected to benefit from recent (such as Home Depot) and future retail construction. This is projected to enhance the subject's position as the most dominant retail development in the area by increasing traffic to the area and by reinforcing the area's retail position.

PROPERTY MANAGEMENT. The property is managed by Passco Property Management Inc., an affiliate of the loan sponsor, Passco Real Estate Enterprises Inc. Based in Santa Ana, California, Passco Property Management Inc. currently has over 3.0 million square feet of space under management.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $828,209,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                   GE 2004-C1
                              COLLATERAL TERM SHEET


                                  HANFORD MALL
                                                         BALANCE:  $30,000,000
                                                         DSCR:     1.50x
                                                         LTV:      68.2%

[GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

PROSPECTUS


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (DEPOSITOR)

                                ----------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                 The date of this Prospectus is January 5, 2004

                                TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and Each Accompanying
 Prospectus Supplement ...................................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................    14
 Limited Liquidity of Your Certificates ..................................................    14
 Limited Assets of Each Trust Fund .......................................................    14
 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
   Yield Considerations ..................................................................    15
 Limited Nature of Ratings ...............................................................    16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................    17
 Borrowers May Be Unable to Make Balloon Payments ........................................    19
 Credit Support Limitations ..............................................................    19
 Leases and Rents ........................................................................    20
 Environmental Risks .....................................................................    20
 Special Hazard Losses ...................................................................    21
 Some Certificates May Not Be Appropriate for ERISA Plans ................................    21
 Certain Federal Tax Considerations Regarding Residual Certificates ......................    21
 Certain Federal Tax Considerations Regarding Original Issue Discount ....................    22
 Bankruptcy Proceedings Entail Certain Risks .............................................    22
 Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........    23
 Delinquent and Non-Performing Mortgage Loans ............................................    23
DESCRIPTION OF THE TRUST FUNDS ...........................................................    24
 General .................................................................................    24
 Mortgage Loans ..........................................................................    24
 MBS .....................................................................................    28
 Certificate Accounts ....................................................................    29
 Credit Support ..........................................................................    29
 Cash Flow Agreements ....................................................................    29
YIELD AND MATURITY CONSIDERATIONS ........................................................    30
 General .................................................................................    30
 Pass-Through Rate .......................................................................    30
 Payment Delays ..........................................................................    30
 Certain Shortfalls on Collections of Interest ...........................................    30
 Yield and Prepayment Considerations .....................................................    31
 Weighted Average Life and Maturity ......................................................    32
 Controlled Amortization Classes and Companion Classes ...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    34
THE DEPOSITOR ............................................................................    36
USE OF PROCEEDS ..........................................................................    36
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    37
 Distributions of Interest on the Certificates ...........................................    38
 Distributions of Principal on the Certificates ..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................    40
 Allocation of Losses and Shortfalls .....................................................    40
 Advances in Respect of Delinquencies ....................................................    40
 Reports to Certificateholders ...........................................................    41

 Voting Rights ...........................................................   42
 Termination .............................................................   42
 Book-Entry Registration and Definitive Certificates .....................   43
DESCRIPTION OF THE POOLING AGREEMENTS ....................................   45
 General .................................................................   45
 Assignment of Mortgage Loans; Repurchases ...............................   45
 Representations and Warranties; Repurchases .............................   46
 Collection and Other Servicing Procedures ...............................   47
 Sub-Servicers ...........................................................   47
 Special Servicers .......................................................   48
 Certificate Account .....................................................   48
 Modifications, Waivers and Amendments of Mortgage Loans .................   51
 Realization Upon Defaulted Mortgage Loans ...............................   51
 Hazard Insurance Policies ...............................................   53
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   54
 Servicing Compensation and Payment of Expenses ..........................   54
 Evidence as to Compliance ...............................................   55
 Certain Matters Regarding the Master Servicer and the Depositor .........   55
 Events of Default .......................................................   56
 Rights Upon Event of Default ............................................   57
 Amendment ...............................................................   57
 List of Certificateholders ..............................................   58
 The Trustee .............................................................   58
 Duties of the Trustee ...................................................   58
 Certain Matters Regarding the Trustee ...................................   59
 Resignation and Removal of the Trustee ..................................   59
DESCRIPTION OF CREDIT SUPPORT ............................................   60
 General .................................................................   60
 Subordinate Certificates ................................................   60
 Cross-Support Provisions ................................................   61
 Insurance or Guarantees with Respect to Mortgage Loans ..................   61
 Letter of Credit ........................................................   61
 Certificate Insurance and Surety Bonds ..................................   61
 Reserve Funds ...........................................................   61
 Credit Support with Respect to MBS ......................................   62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................   63
 General .................................................................   63
 Types of Mortgage Instruments ...........................................   63
 Leases and Rents ........................................................   63
 Personalty ..............................................................   64
 Foreclosure .............................................................   64
 Bankruptcy Laws .........................................................   67
 Environmental Risks .....................................................   70
 Due-on-Sale and Due-on-Encumbrance ......................................   72
 Subordinate Financing ...................................................   72
 Default Interest and Limitations on Prepayments .........................   72
 Applicability of Usury Laws .............................................   73
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   73
 Type of Mortgaged Property ..............................................   73
 Americans with Disabilities Act .........................................   74

 Forfeitures In Drug, RICO and Money Laundering Violations .......................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..........................................     75
 Federal Income Tax Consequences for REMIC Certificates ..........................     75
 Taxation of Regular Certificates ................................................     78
 Taxation of Residual Certificates ...............................................     85
 Taxes That May Be Imposed on the REMIC Pool .....................................     92
 Liquidation of the REMIC Pool ...................................................     93
 Administrative Matters ..........................................................     93
 Limitations on Deduction of Certain Expenses ....................................     93
 Taxation of Certain Foreign Investors ...........................................     94
 Backup Withholding ..............................................................     95
 Reporting Requirements ..........................................................     95
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is
   Made ..........................................................................     97
 Standard Certificates ...........................................................     97
 Stripped Certificates ...........................................................    100
 Reporting Requirements and Backup Withholding ...................................    103
 Taxation of Certain Foreign Investors ...........................................    103
STATE AND OTHER TAX CONSIDERATIONS ...............................................    104
CERTAIN ERISA CONSIDERATIONS .....................................................    105
 General .........................................................................    105
 Plan Asset Regulations ..........................................................    105
 Administrative Exemptions .......................................................    106
 Insurance Company General Accounts ..............................................    106
 Unrelated Business Taxable Income; Residual Certificates ........................    106
LEGAL INVESTMENT .................................................................    107
METHOD OF DISTRIBUTION ...........................................................    109
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ................................    110
LEGAL MATTERS ....................................................................    111
FINANCIAL INFORMATION ............................................................    111
RATING ...........................................................................    111
INDEX OF PRINCIPAL DEFINITIONS ...................................................    112

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

--------------------------------------------------------------------------------
                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.........   Mortgage pass-through certificates, issuable
                                 in series.

DEPOSITOR.....................   GE Capital Commercial Mortgage Corporation is
                                 a wholly-owned subsidiary of General Electric
                                 Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services,
                                 Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

MASTER SERVICER...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

THE TRUST ASSETS..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots,
                                    mixed use or various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    other types of income-producing properties described in this prospectus or unimproved land.

                                 Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                                 o may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                                 o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT........   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. CREDIT SUPPORT.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support Limitations",
                                 "Description of the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

DESCRIPTION OF CERTIFICATES...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o  provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate
--------------------------------------------------------------------------------
                                    at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.


DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 contingencies described in this prospectus and in the related prospectus supplement. See
                                 "Risk Factors-- Prepayment Considerations;
                                 Variability in Average Life of Offered
                                 Certificates; Special Yield Considerations",
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES.................   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

ADVANCES......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

TERMINATION...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 the Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of the
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

CERTAIN ERISA CONSIDERATIONS...  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

RATING........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.


--------------------------------------------------------------------------------

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o  that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.


RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o  Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.


LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of the trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

     2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the

Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA "), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular

Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust (a "FASIT") for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.


Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular

        Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular

Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.


Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable

Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

        (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

       (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.


Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.


Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a REIT will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a FASIT will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).


Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code

Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES


General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.


Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of

Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange

Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                           PAGE
                                          -----
1998 Policy Statement .................    108
401(c) Regulations ....................    106
Accrual Certificates ..................     38
ADA ...................................     74
ARM Loans .............................     27
Bankruptcy Code .......................     65
Cash Flow Agreement ...................     29
Certificate Owner .....................     43
Code ..................................     42
Cooperatives ..........................     24
CPR ...................................     33
Definitive Certificates ...............     37
Depositor .............................     24
Determination Date ....................     30
Disqualified Organization .............    107
disqualified organizations ............     76
Distribution Date Statement ...........     41
DOL ...................................    105
DTC ...................................     37
Due Dates .............................     26
EDGAR .................................    110
Equity Participation ..................     27
Exemptions ............................    106
FAMC ..................................     28
FHLMC .................................     28
FNMA ..................................     28
Garn Act ..............................     72
GNMA ..................................     28
Indirect Participants .................     43
Insurance and Condemnation
   Proceeds ...........................     49
L/C Bank ..............................     61
Liquidation Proceeds ..................     49
Mark to Market Regulations ............     92
MBS ...................................     24
MBS Agreement .........................     28
MBS Issuer ............................     28
MBS Servicer ..........................     28
MBS Trustee ...........................     28
Mortgage Asset Seller .................     24
Mortgage Notes ........................     24
Mortgaged Properties ..................     24
Mortgages .............................     24
NCUA ..................................    108
Net Leases ............................     25

                                           PAGE
                                          -----
Nonrecoverable Advance ................     40
Non-SMMEA Certificates ................    107
Non-U.S. Person .......................     94
OCC ...................................    108
OID Regulations .......................     78
Participants ..........................     43
Parties in Interest ...................    105
Pass-Through Entity ...................     89
Permitted Investments .................     48
Plans .................................    105
Pooling Agreement .....................     45
Prepayment Assumption .................     79
Prepayment Interest Shortfall .........     30
Prepayment Premium ....................     27
PTCE 95-60 ............................    106
Random Lot Certificates ...............     78
Record Date ...........................     38
Reform Act ............................     78
Registration Statement ................    110
Regular Certificates ..................     75
Related Proceeds ......................     40
Relief Act ............................     73
REMIC .................................     13
REMIC Certificates ....................     75
REMIC Pool ............................     75
REMIC Regulations .....................     75
REO Property ..........................     47
Residual Certificateholders ...........     85
Securities Act ........................    109
Senior Certificates ...................     37
Servicing Standard ....................     47
SMMEA .................................    107
SPA ...................................     33
Standard Certificates .................     97
Startup Day ...........................     76
Stripped Certificateholder ............    101
Stripped Certificates .................     97
Subordinate Certificates ..............     37
Sub-Servicing Agreement ...............     47
Title V ...............................     73
Treasury ..............................     75
Type IV securities ....................    108
U.S. Person ...........................     91
Warranting Party ......................     46

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC2004-C1." The spreadsheet file "GECMC2004-C1" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.


NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.



----------

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                  --------------------------------------------

                                TABLE OF CONTENTS



PROSPECTUS SUPPLEMENT                                 PAGE
Summary of Certificates ..........................     S-8
Summary of Terms .................................    S-10
Risk Factors .....................................    S-33
Description of the Mortgage Pool .................    S-60
Description of the Certificates ..................    S-93
Servicing of the Mortgage Loans ..................    S-123
Yield and Maturity Considerations ................    S-154
Certain Federal Income Tax Consequences ..........    S-160
Method of Distribution ...........................    S-161
Legal Matters ....................................    S-162
Ratings ..........................................    S-162
Legal Investment .................................    S-163
ERISA Considerations .............................    S-163
Index of Principal Definitions ...................    S-166

PROSPECTUS

Summary of Prospectus ............................     6
Risk Factors .....................................    14
Description of the Trust Funds ...................    24
Yield and Maturity Considerations ................    30
The Depositor ....................................    36
Use of Proceeds ..................................    36
Description of the Certificates ..................    37
Description of the Pooling Agreements ............    45
Description of Credit Support ....................    59
Certain Legal Aspects of Mortgage Loans ..........    63
Certain Federal Income Tax Consequences ..........    75
State and Other Tax Considerations ...............   104
Certain ERISA Considerations .....................   105
Legal Investment .................................   107
Method of Distribution ...........................   109
Incorporation of Certain Information By
   Reference .....................................   110
Legal Matters ....................................   111
Financial Information ............................   111
Rating ...........................................   111
Index of Principal Definitions ...................   112

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
      , 2004.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           $828,209,000 (APPROXIMATE)



                                 GE COMMERCIAL
                              MORTGAGE CORPORATION

                                  (DEPOSITOR)


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C1







                 CLASS A-1 CERTIFICATES ......... $112,709,000
                 CLASS A-2 CERTIFICATES ......... $280,168,000
                 CLASS A-3 CERTIFICATES ......... $380,472,000
                 CLASS B CERTIFICATES ........... $ 38,724,000
                 CLASS C CERTIFICATES ........... $ 16,136,000

                             -----------------------
                              PROSPECTUS SUPPLEMENT
                             -----------------------


                         DEUTSCHE BANK SECURITIES INC.


                         BANC OF AMERICA SECURITIES LLC


                                   CITIGROUP


                                    JPMORGAN


                              MERRILL LYNCH & CO.





                                JANUARY   , 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------